Exhibit 10.2

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

December 21, 2012

among

NEWPAGE CORPORATION,

The other Credit Parties Party Hereto,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Collateral Agents

GOLDMAN SACHS LENDING PARTNERS LLC,

as Syndication Agent

BARCLAYS BANK PLC and

UBS SECURITIES LLC,

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC,

GOLDMAN SACHS LENDING PARTNERS LLC,

WELLS FARGO BANK, NATIONAL ASSOCIATION, and

BARCLAYS BANK PLC

as Joint Bookrunners and Joint Lead Arrangers

i

CREDIT AGREEMENT dated as of December 21, 2012 (as it may be amended or modified from time to time, this “Agreement”) among NEWPAGE CORPORATION, a Delaware corporation (the “Borrower”), the other Credit Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., as Co-Collateral Agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Collateral Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, including in the preamble, exhibits and schedules hereto, the following terms have the meanings specified below:

“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in Cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future earn-out payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required to be established in conformity with GAAP at the time of such Permitted Acquisition in respect thereof by Holdings or such Subsidiary.

“ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Pledge and Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any determination of clause (c) of the definition of the term “Alternate Base Rate”, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Credit Documents and any successor administrative agent appointed pursuant to Article IX.

“Administrative Incumbency Certificate” as defined in Section 3.01(b), and as updated or supplemented from time to time in writing by an Authorized Officer.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” has the meaning assigned to such term in Article IX.

“Aggregate Payments” has the meaning assigned to such term in Section 7.02.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate for a one-month interest period appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Swingline Loans, a percentage equal to a fraction (i) the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate Commitments or (ii) if the Commitments have terminated or expired, the numerator of which is such Lender’s Revolving Exposure and the denominator of which is the Aggregate Revolving Exposures at that time; and (b) with respect to Protective Advances, a percentage equal to a fraction the numerator of which is the sum of such Lender’s Credit Exposure and its unused Commitment and the denominator of which is the sum of the Aggregate Credit Exposure and the unused Commitments of all Lenders; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment or Revolving Exposure or Credit Exposure, as applicable, shall be disregarded in the calculations of the Applicable Percentage under clauses (a) and (b) above.

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the letter of credit fee payable pursuant to Section 2.12(b)(i), as the case may be, the applicable rate per annum set forth below under the caption “Revolver ABR Spread” and “Revolver Eurodollar Spread and Letter of Credit Fee “, as the case may be, based upon the Borrower’s average daily Availability for the immediately preceding calendar quarter, provided that through and including the last day of the first two (2) full calendar quarters ending after the Effective Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Average Daily Availability	Revolver ABR Spread	Revolver Eurodollar Spread and Letter of Credit Fee
Category 1 > $218,750,000	0.75%	1.75%
Category 2 < 218,750,000 but > 87,500,000	1.00%	2.00%
Category 3 < 87,500,000	1.25%	2.25%

For purposes of the foregoing, (a) the Applicable Rate with respect to any calendar quarter shall be determined as of the end of the immediately preceding calendar quarter of the Borrower based upon average daily Availability for such immediately preceding calendar quarter, as calculated by the Administrative Agent as of the last day of such calendar quarter and (b) each change in the Applicable Rate resulting from a change in the average daily Availability shall be made on a quarterly basis and shall be effective on the first day of each calendar quarter, provided that the average daily Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the Borrowing Base Certificate pursuant to Section 5.01(n)(i) during the period from the expiration of the time for delivery thereof until one Business Day after such Borrowing Base Certificate is delivered.

“Approved Fund” has the meaning assigned to such term in Section 10.04.

“Arrangers” means each of J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Wells Fargo Bank, National Association and Barclays Bank PLC

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than Holdings, Borrower or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Holdings’ Subsidiaries, other than (i) Inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), (ii) sales, leases or licenses out of obsolete, worn out or surplus assets, (iii) the unwinding of any Hedge Agreement, (iv) the lapse of or abandonment in the ordinary course of business of any registrations or applications for registration of any Intellectual Property that are immaterial to the business of the Credit Parties and their respective Subsidiaries, taken as a whole, (v) dispositions of accounts receivable in connection with the collection or compromise thereof other than in connection with a financing transaction, (vi) sales, leases or licenses out of other assets for aggregate consideration of less than $15,000,000 in the aggregate during any Fiscal Year, and (vii) the issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer, chief accounting officer or treasurer of such Person; provided that the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate Commitments and (ii) the Borrowing Base minus (b) the Aggregate Revolving Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination in full of the Commitments.

“Available Commitment” means, at any time, with respect to any Lender, the aggregate Commitments of such Lender minus the Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Banking Services” means each and any of the following bank services provided to any Credit Party by a Banking Services Provider: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Provider” means a Person that is a Lender or an Affiliate of a Lender on the Effective Date or, if the applicable Banking Services are established later, on the date such Banking Services are established, and that has provided by the tenth (10th) Business Day after the later of (i) the Effective Date or (ii) the date that such Banking Services are established or the party providing them becomes a Lender (or is an Affiliate), a written notice to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, that is acknowledged and agreed to by the Borrower and the Administrative Agent, that obligations arising from the applicable Banking Services constitute “Banking Services Obligations” for purposes of this Agreement and the other Credit Documents (and may designate such Banking Services Obligations as constituting “Priority Banking Services Obligations”, in which case such notice shall also specify the maximum amount of such Priority Banking Services Obligations for purposes of this Agreement and the other Credit Documents (such maximum amount, the “Maximum Banking Services Priority Amount”), and in the case of any Affiliate of a Lender, that has entered into an agreement to be bound by the provisions of Article IX hereof as though such Affiliate were a Lender in form and substance reasonably satisfactory to the Administrative Agent.

“Banking Services Obligations” of the Credit Parties means any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services; provided, that Banking Services Obligations shall not include any of the foregoing obligations that constitute secured obligations under the Term Credit Agreement.

“Banking Services Reserves” means all Reserves which the Co-Collateral Agents from time to time establish in their Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” has the meaning assigned to such term in the definition of the term “Chapter 11 Case”.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficiary” means each Lender Party, Banking Services Provider and Designated Hedge Provider.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, or (c) a Protective Advance.

“Borrowing Base” means, at any time, the sum of:

(a) the product of (i) 85% multiplied by (ii) the Eligible Accounts of the Borrower and the Borrowing Base Guarantors at such time, plus

(b) the lesser of (i) the product of (x) 75% multiplied by (y) Eligible Inventory of the Borrower and Borrowing Base Guarantors, valued at the lower of cost, determined on a first-in-first-out basis, or market value at such time and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Co-Collateral Agents multiplied by the Eligible Inventory of the Borrower and Borrowing Base Guarantors, valued at the lower of cost, determined on a first-in-first-out basis, or market value, minus

(c) Reserves.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(n)(i) of the Agreement.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by an Authorized Officer of the Borrower, in substantially the form of Exhibit B or another form which is acceptable to the Administrative Agent and the Co-Collateral Agents in their discretion.

“Borrowing Base Guarantor” means any Guarantor that is a wholly-owned subsidiary of the Borrower which may be approved by the Administrative Agent and the Co-Collateral Agents in their Permitted Discretion and which (a) is organized in a State within the United States, (b) is currently able to prepare all collateral reports in a comparable manner to the Borrower’s reporting procedures and (c) has executed and delivered to the Administrative Agent a Joinder Agreement and such other joinder agreements, contribution and set-off agreements and other collateral documents as the Administrative Agent has reasonably requested so long as the Administrative Agent has received and approved, in its reasonable discretion, (i) a collateral audit conducted by the Co-Collateral Agents or their designee and inventory appraisal conducted by an independent appraisal firm reasonably acceptable to the Co-Collateral Agents and (ii) all UCC search results necessary to confirm the first priority lien on all Revolving Collateral of such Borrowing Base Guarantor, subject to Permitted Revolving Collateral Liens. As of the Effective Date, the Borrowing Base Guarantors shall be Escanaba Paper Company, Luke Paper Company, Rumford Paper Company, Wickliffe Paper Company LLC, NewPage Consolidated Papers Inc. and NewPage Wisconsin System Inc.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBO Rate or any Eurodollar Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Canadian Dollars” means the lawful money of Canada.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person. Anything in this Agreement to the contrary notwithstanding, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not or would not be required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP as in effect on the Effective Date shall not be required to be treated as a capital lease as a result of the adoption of future changes, if any, in GAAP.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Dominion Period” means a period commencing on any date on which (a) an Event of Default has occurred or (b) Availability is less than the greater of (i) $35,000,000 and (ii) 10% of the aggregate Commitments then in effect (any such event or circumstances described in clause (a) or clause (b), a “Cash Dominion Trigger”) and continuing until, in the case of a Cash Dominion Period commenced under clause (a), no such Event of Default exists for 30 consecutive days and, in the case of a Cash Dominion Period commenced under clause (b), Availability is greater than or equal to the greater of (i) $35,000,000 and (ii) 10% of the aggregate Commitments then in effect for 30 consecutive days.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $2,500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iv) above.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law) after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“CFC Subsidiary” means any Subsidiary which is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change of Control” means (i) at any time prior to the consummation of a Qualified IPO, any Person or group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership or control of 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors of Parent; (ii) at any time after the consummation of a Qualified IPO, (a) any Person or group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall have acquired beneficial ownership or control of 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election to such board of directors or whose nomination for election was approved by a vote of a majority of the members of the board of directors of Parent, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Parent; (iii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in Borrower; or (iv) Parent shall cease to beneficially own and control 100% on a fully diluted basis of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings; or (v) any “change of control” or similar event under the Term Credit Agreement or any document governing any Refinancing Indebtedness shall occur.

“Chapter 11 Cases” means Chapter 11 Cases commenced by Borrower and certain of Borrower’s existing Domestic Subsidiaries (collectively, the “Debtors”) on September 7, 2011, which were administratively consolidated as Chapter 11 Case No. 11-12804 (KG), by filing separate voluntary petitions for reorganization under the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances.

“Co-Collateral Agent” means each of JPMorgan Chase Bank, N.A., in its capacity as co-collateral agent hereunder and under the other Credit Documents, and Wells Fargo Bank, National Association, in its capacity as co-collateral agent hereunder and under the other Credit Documents and any successor co-collateral agent appointed pursuant to Article IX.

“Collateral” means , collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Secured Obligations.

“Collateral Documents” means the Pledge and Security Agreement, the Intercreditor Agreement and any other intercreditor agreement entered into by the Administrative Agent in accordance with this Agreement, the Mortgages, the Intellectual Property Security Agreements, the Deposit Account Control Agreements, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Administrative Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Secured Obligations.

“Collateral Questionnaire” means a certificate in form reasonably satisfactory to the Administrative Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Collateral Deposit Account” has the meaning assigned to such term in the Pledge and Security Agreement.

“Collection Account” has the meaning assigned to such term in the Pledge and Security Agreement.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower. The Commercial LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 10.04, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $350,000,000.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, for any period, the Consolidated Net Income of Holdings and its consolidated Subsidiaries on a consolidated basis for such period plus, without duplication (including without duplication of any amounts previously adjusted for in determining Consolidated Net Income):

(a) an amount equal to any extraordinary loss minus any net gain or plus any net loss realized by Holdings or any of its consolidated Subsidiaries in connection with an asset sale, to the extent such gains or losses were deducted in computing such Consolidated Net Income; plus

(b) provision for Taxes based on income or profits of Holdings and its consolidated subsidiaries for such period, to the extent that such provision for Taxes was deducted in computing such Consolidated Net Income; plus

(c) the consolidated interest expense of Holdings and its consolidated Subsidiaries for such period, to the extent that such consolidated interest expense was deducted in computing such Consolidated Net Income; plus

(d) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid Cash expenses that were paid in a prior period) and other non-Cash expenses (excluding any such non-Cash expense to the extent that it represents an accrual of or reserve for Cash expenses in any future period or amortization of a prepaid Cash expense that was paid in a prior period, provided that this exclusion shall not apply to adjustments for curtailment, settlement or termination benefits in respect of pension or other employee or retiree benefits) of Holdings and its consolidated Subsidiaries for such period to the extent that such depreciation, amortization and other non-Cash expenses were deducted in computing such Consolidated Net Income; plus

(e) (i) non-Cash nonrecurring costs, charges or expenses (x) for executive severance or workforce reduction severance or (y) made or incurred in connection with any integration or restructuring, including in connection with plant closings, or the permanent shutdown or transfer of machinery and equipment (including any production continuation, remediation, relocation, severance and benefits continuation costs, lease termination costs, contract termination costs, materials buy-out costs, and reduction charges) (all such nonrecurring costs, charges, and expenses referred to in clause (x) or (y), regardless of whether Cash or non-Cash, are collectively referred to herein as the “Restructuring Charges”) to the extent deducted in computing such Consolidated Net Income, and (ii) Cash Restructuring Charges or extraordinary, unusual or non-recurring fees, charges and expenses (including for any executive severance or workforce reduction severance) to the extent deducted in computing such Consolidated Net Income and not to exceed in any period of twelve consecutive months the greater of (x) $25,000,000 or (y) 15% of Consolidated Adjusted EBITDA (without giving effect to this clause (e)) in such period; plus

(f) fees, costs, charges, commissions and expenses incurred during such period in connection with (i) the Chapter 11 Cases, the insolvency proceedings under the Companies’ Creditors Arrangement Act (Canada), the Reorganization Plan and the transactions contemplated by the foregoing, including, without limitation, the Existing Credit Agreement not to exceed in any period of twelve consecutive months $110,000,000, (ii) the Credit Documents or the Credit Documents (as defined in the Term Credit Agreement) or any amendment thereto, (iii) permitted Investments, Permitted Acquisitions and permitted dispositions, whether or not consummated (with respect to unsuccessful Investments, acquisitions and dispositions, not to exceed in any period of twelve consecutive months $5,000,000), or (iv) customary and reasonable transaction costs incurred in connection with an initial public offering or other registration of securities; plus

(g) all goodwill impairment charges, to the extent such charges were deducted in computing such Consolidated Net Income; plus

(h) the non-Cash effects of adjustments (including the effects of such adjustments relating to the Borrower or its Subsidiaries) in any line item in Holdings’ financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the transactions contemplated hereby and by the Related Agreements, any acquisition or any joint venture investments or the amortization or write off of any amounts thereof, net of Taxes; plus

(i) non-Cash impairment charges, asset write offs and write downs, including impairment charges, asset write offs and write downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP; plus

(j) accruals and reserves that are established or adjusted, in each case within 12 months of any subject transaction, as a result of the transactions contemplated hereby and by the Related Agreements, or any acquisition, Investment, asset disposition, write down or write off (including the related Tax benefit) in accordance with GAAP, including any adjustment of estimated payouts on earn-outs, or charges as a result of the adoption or modification of accounting policies, so long as such policies are in accordance with GAAP; plus

(k) non-Cash compensation charges or other non-Cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards to directors, officers or employees of Holdings and its consolidated Subsidiaries, to the extent such charges and expenses were deducted in computing such Consolidated Net Income; minus

(l) non-Cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP. For purposes of calculating Consolidated Adjusted EBITDA for any period of twelve consecutive months including months ended at least 30 days prior to the Effective Date, Consolidated Adjusted EBITDA shall be deemed to be the following amounts:

Calendar Month	Consolidated Adjusted EBITDA
October 2011	$27,556,820
November 2011	$27,275,710
December 2011	$41,604,500
January 2012	$20,341,980
February 2012	$20,631,630
March 2012	$25,207,700
April 2012	$18,327,740
May 2012	$12,433,800
June 2012	$26,100,980
July 2012	$13,225,590
August 2012	$27,254,770
September 2012	$17,303,200
October 2012	$15,732,260

The calculation of Consolidated Adjusted EBITDA as of any measurement date for purposes other than the determination of Fixed Charge Coverage Ratio (including, without limitation, for the purpose of determining Fixed Charge Coverage Ratio under Section 6.16 or the applicable condition in the definition of the term “Payment Conditions”; it being understood that Fixed Charge Coverage Ratio will be determined for the purposes of the applicable condition in the definition of the term “Payment Conditions” by giving effect to a Permitted Investment or Permitted Junior Payment, as applicable, in accordance with the terms of the definition of the term “Payment Conditions”) will be made on a pro forma basis, giving effect to any permitted Investments, dispositions or discontinuations of lines of business, issuances or repayments of indebtedness, designations of Restricted Subsidiaries or Unrestricted Subsidiaries, or similar permitted transactions during the twelve consecutive months immediately preceding such measurement date and any interim period up to and including such measurement date, and giving effect to factually supportable and reasonably identifiable cost savings and other cost synergies expected by the company to be realized based upon actions to be taken within twelve months of the date of each such permitted transaction, which shall be set forth in an officer’s certificate delivered by Borrower; provided that the amount of such cost savings and cost synergies shall not exceed 20% of pro forma Consolidated Adjusted EBITDA (without giving effect to such pro forma cost savings and cost synergies adjustments) in such period.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items, or which should otherwise be capitalized, reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include any expenditures (i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with Net Insurance/Condemnation Proceeds invested pursuant to Section 2.11(b) of the Term Credit Agreement or with Net Asset Sale Proceeds invested pursuant to Section 2.11(a) of the Term Credit Agreement or (ii) which constitute a Permitted Acquisition permitted under Section 6.07.

“Consolidated Net Income” means, for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that the following shall be excluded to the extent otherwise included in such calculation: (a) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest or any Person that is an Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person or any Unrestricted Subsidiary accrued prior to the date it becomes a Subsidiary of Holdings or is redesignated a Restricted Subsidiary, as applicable, or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries, (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (e) the income (or loss) attributable to the early extinguishment of Indebtedness, (f) (1) non-Cash compensation charges and expenses, including any such charges and expenses arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights or equity incentive programs and (2) non-Cash deemed finance charges in respect of any pension liabilities or other provisions, (g) to the extent otherwise included in net income and to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that (1) such coverage is not denied by the applicable carrier or indemnifying party in writing within 180 days and (2) such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), losses, charges, expenses, accruals and reserves with respect to liability or casualty events or business interruption, (h) to the extent otherwise included in net income, losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or asset disposition, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), (i) non-Cash or unrealized gains or losses in respect of obligations under Hedge Agreements or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of obligations under Hedge Agreements, (j) deferred Tax expenses associated with Tax deductions or net operating losses arising as a result of the transactions contemplated hereby and by the Related Agreements, or the release of any valuation allowance related to such item and (k) (to the extent not included in clauses (a) through (j) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Total Assets” means, with respect to Holdings or any of its Subsidiaries, as of any date of determination, the total assets of such Person reflected on the consolidated balance sheet of Holdings and its Subsidiaries as of the end of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b), as applicable, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)) determined on a consolidated basis in accordance with GAAP, minus (b) the lesser of (i) the aggregate amount of Unrestricted Cash included in the consolidated balance sheet of Holdings and its Subsidiaries as of such date and (ii) $40,000,000.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” has the meaning assigned to such term in Section 7.02.

“Credit Documents” means this Agreement (including the Guaranty), any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, and all other agreements, instruments, documents and certificates identified in Section 3.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other documents, instruments or agreements whether heretofore, now or hereafter executed by or on behalf of any Credit Party and delivered to the Administrative Agent, any Co-Collateral Agent, any Issuing Bank or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Credit Document to a Credit Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Credit Document as the same may be in effect at any and all times such reference becomes operative.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure, plus (b) an amount equal to a product of (i) the aggregate principal amount of Protective Advances outstanding multiplied by (ii) a fraction (x) the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate Commitments or (y) if the Commitments have terminated or expired, the numerator of which is such Lender’s Revolving Exposure and the denominator of which is the Aggregate Revolving Exposures at that time.

“Credit Parties” means the Borrower and the Guarantors.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtors” has the meaning assigned to such term in the definition of the term “Chapter 11 Case”.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified the Borrower or any Lender Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a Loan under this Agreement (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Lender Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Deposit Account Control Agreement” has the meaning assigned to such term in the Pledge and Security Agreement.

“Designated Hedge Agreement” means any Hedge Agreement between a Credit Party and a Designated Hedge Provider.

“Designated Hedge Obligations” of a Credit Party means any and all obligations of such Credit Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Designated Hedge Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Designated Hedge Agreement; provided, that Designated Hedge Obligations shall not include any of the foregoing obligations that constitute secured obligations under the Term Credit Agreement.

“Designated Hedge Provider” means a Person that is a Lender or an Affiliate of a Lender on the Effective Date or, if the applicable Hedge Agreement is established later, on the date such Hedge Agreement is entered into (in each case regardless of whether such Person subsequently ceases to be Lender or an Affiliate of a Lender, as the case may be) and that has provided by the tenth (10th) Business Day after the later of (i) the Effective Date or (ii) the date that such Hedge Agreement is entered into or the party to it becomes a Lender (or is an Affiliate), a written notice to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, that is acknowledged and agreed by the Borrower and the Administrative Agent, that obligations arising from the applicable Hedge Agreement constitute “Designated Hedge Obligations” for purposes of this Agreement and the other Credit Documents (and may designate such Designated Hedge Obligations as constituting “Priority Hedge Obligations”, in which case such notice shall also specify the maximum amount of such Priority Designated Hedge Obligations for purposes of this Agreement and the other Credit Documents (such maximum amount, the “Maximum Hedge Priority Amount”), and in the case of any Affiliate of a Lender, that has entered into an agreement to be bound by the provisions of Article IX hereof as though such Affiliate were a Lender in form and substance reasonably satisfactory to the Administrative Agent.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in Cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations).

“Disqualified Lender” means any Person (i) identified by Borrower to the Lenders in writing on or prior to the Effective Date (the “Initial Disqualified Lenders”) or (ii) identified by Borrower to the Lenders in writing following such date to the extent such Person is identified by name and in the case of clause (ii), is (a) an affiliate of an Initial Disqualified Lender or (b) directly engaged in substantially similar business operations as Borrower or any of its Subsidiaries; provided that neither Administrative Agent nor any Arranger shall have any responsibility for monitoring compliance with any provisions of this Agreement with respect to Disqualified Lenders.

“Disregarded Entity” means an entity that is treated as disregarded from its sole owner under U.S. Treasury Regulations Sections 301.7701-2 and -3.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia, except for any Subsidiary that is directly or indirectly owned by a CFC Subsidiary.

“Earn Out Indebtedness” has the meaning assigned to such term in Section 6.01(c).

“Effective Date” means the date on which the conditions specified in Section 3.01 are satisfied (or waived in accordance with Section 10.02).

“Effective Date Certificate” means an Effective Date Certificate substantially in the form of Exhibit F-1.

“Effective Date Mortgaged Property” has the meaning assigned to such term in Section 3.01(g)(i).

“Eligible Accounts” means (without limiting the Administrative Agent’s discretion provided herein), on any date of determination of the Borrowing Base, all of the Accounts owned by the Borrower or any Borrowing Base Guarantor, as applicable, and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent, except any Account:

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b) which is subject to any Lien other than Permitted Revolving Collateral Liens;

(c) which is not owned by the Borrower or any Borrowing Base Guarantor;

(d) which is due from a Foreign Account Debtor; provided, however, that up to $20,000,000 of the aggregate face amount of such Accounts due from Foreign Account Debtors shall not be deemed ineligible under this clause (d), so long as such Accounts would otherwise be Eligible Accounts but for this clause (d);

(e) which is payable in any currency other than (i) Dollars, (ii) with respect to any Account Debtor domiciled in Canada or organized under the laws of Canada or any political subdivision thereof, Canadian Dollars or (iii) any other foreign currency approved by the Administrative Agent in its Permitted Discretion, unless such Account is supported by an irrevocable letter of credit in form and substance satisfactory to Administrative Agent, issued by a financial institution satisfactory to Administrative Agent and which has been duly transferred to Administrative Agent (together with sufficient documentation to permit direct draws by Administrative Agent thereon);

(f) which does not arise from the sale of goods or the performance of services by Borrower or such Borrowing Base Guarantor in the ordinary course of its business;

(g) which does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority (including any Account due from an Account Debtor located in the States of Minnesota or New Jersey unless Borrower or the applicable Borrowing Base Guarantor (at the time the Account was created and at all times thereafter) (A) had filed and has maintained effective a current notice of business activities report with the appropriate office or agency of such States, as applicable, or (B) was and has continued to be exempt from filing such report and has provided the Administrative Agent with satisfactory evidence thereof);

(h) (A) upon which either Borrower’s or any Borrowing Base Guarantor’s, as applicable, right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied or (B) as to which either Borrower or any Borrowing Base Guarantor, as applicable, is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or (C) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to Borrower’s or Borrowing Base Guarantor’s, as applicable, completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(i) which is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(j) with respect to which an invoice or other electronic transmission constituting a request for payment in form used on the Effective Date or otherwise reasonably acceptable to Administrative Agent in form and substance, has not been sent on a timely basis to the applicable Account Debtor according to the normal invoicing and timing procedures of Borrower or Borrowing Base Guarantor, as applicable;

(k) which arises from a sale to any director, officer, other employee or Affiliate of Borrower or any Borrowing Base Guarantor, or to any entity that has any common officer with Borrower or any Borrowing Base Guarantor;

(l) to the extent Borrower or any Restricted Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Restricted Subsidiary but only to the extent of the potential offset;

(m) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(n) (A) not paid within 90 days following its original invoice date or that is more than 60 days past due according to its original terms of sale; or (B) with respect to which the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or (C) with respect to which a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors other than post-petition Accounts if post-petition financing is available to the Account Debtor and is approved by the Administrative Agent in its Permitted Discretion;

(o) that is the obligation of an Account Debtor (other than an individual) if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the criteria set forth in clause (n) above;

(p) as to which any of the representations or warranties in the Credit Documents are untrue;

(q) to the extent it is evidenced by a judgment, instrument or chattel paper;

(r) which is owing by an Account Debtor whose issuer long-term rating is BBB- or better as rated by S&P or Baa3 or better as rated by Moody’s to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrower and Borrowing Base Guarantors exceeds 25% of the aggregate Eligible Accounts or which are owing by any other Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrower and the Borrowing Base Guarantors exceeds 20% of the aggregate Eligible Accounts, except in each case as may be permitted in the Administrative Agent’s Permitted Discretion;

(s) to the extent it exceeds any credit limit established by Administrative Agent, in its Permitted Discretion, following prior notice of such limit by Administrative Agent to Borrower;

(t) that portion (A) in respect of which there has been, or should have been, established by Borrower or any Borrowing Base Guarantor a contra account, whether in respect of contractual allowances with respect to such Account, audit adjustment, anticipated discounts or otherwise, or (B) of which is due from an Account Debtor to whom Borrower or any Borrowing Base Guarantor owes a trade payable, but only to the extent of such trade payable or (C) of which Borrower or any Borrowing Base Guarantor knows is subject to the exercise by an Account Debtor of any right of recession, set-off, recoupment, counterclaim or defense; or

(u) on which the Account Debtor is a Governmental Authority, unless Borrower or any Borrowing Base Guarantor, as applicable, has assigned its rights to payment of such Account to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Account. The Administrative Agent may, in its Permitted Discretion, from time to time adjust or establish additional standards of eligibility; provided that in the case of any adjustment or establishment of additional standards of eligibility that would result in less credit availability, (i) the Administrative Agent shall have given three (3) Business Days’ prior notice thereof to the Borrower and (ii) the effect of such adjustment or establishment of additional standards of eligibility shall have a reasonable relationship as determined by the Administrative Agent in its Permitted Discretion to the event, condition or other matter that is the basis therefor.

“Eligible Inventory” means (without limiting the Administrative Agent’s discretion provided herein), on any date of determination of the Borrowing Base, all of the Inventory owned by the Borrower and each Borrowing Base Guarantor, as applicable, and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Co-Collateral Agents and the Administrative Agent, except any Inventory:

(v) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(w) which is subject to any Lien other than Permitted Revolving Collateral Liens;

(x) (A) is stored at a location not owned by Borrower or a Borrowing Base Guarantor where the aggregate value of Inventory exceeds $750,000 unless Administrative Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory Landlord Personal Property Collateral Access Agreement has been delivered to Administrative Agent or (y) Reserves reasonably satisfactory to Administrative Agent but in no event to exceed the aggregate of three (3) months’ rent with respect to each such location have been established with respect thereto or (B) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $750,000 unless either (x) a reasonably satisfactory, acknowledged bailee waiver letter has been received by Administrative Agent or (y) Rent Reserve rent with respect to each such location have been established with respect thereto, or (C) is located at an owned location subject to a mortgage in favor of a lender other than Administrative Agent where the aggregate value of Inventory exceeds $750,000 unless either (x) a reasonably satisfactory mortgagee waiver has been delivered to Administrative Agent or (y) Reserves reasonably satisfactory to Co-Collateral Agents have been established with respect thereto;

(y) is placed on consignment, unless a valid consignment agreement which is reasonably satisfactory to Administrative Agent is in place with respect to such Inventory;

(z) is covered by a negotiable document of title, unless such document has been delivered to Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of Administrative Agent and landlords, carriers, bailees and warehousemen if clause (c) above has been complied with;

(aa) is to be returned to suppliers;

(bb) is obsolete, unsalable, shopworn, damaged or unfit for sale;

(cc) consists of display items, samples or packing or shipping materials, manufacturing supplies, work-in-process Inventory, replacement parts or chemicals; it being understood that nothing in this clause (h) shall be construed to exclude pulp and chemicals (provided such chemicals are sealed in unopened containers) from Eligible Inventory;

(dd) is not of a type held for sale in the ordinary course of Borrower’s or any Borrowing Base Guarantor’s, as applicable, business;

(ee) breaches any of the representations or warranties pertaining to Inventory set forth in the Credit Documents;

(ff) consists of Hazardous Material or goods that can be transported or sold only with licenses that are not readily available;

(gg) is not covered by casualty insurance maintained as required by Section 5.06;

(hh) is subject to any licensing arrangement the effect of which would be to limit the ability of Administrative Agent, or any Person selling the Inventory on behalf of Administrative Agent, to sell such Inventory in enforcement of Administrative Agent’s Liens, without further consent or payment to the licensor or other; or

(ii) is not located in the United States of America or Canada.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. The Administrative Agent may, in its Permitted Discretion, from time to time adjust or establish additional standards of eligibility; provided that in the case of any adjustment or establishment of additional standards of eligibility that would result in less credit availability, (i) the Administrative Agent shall have given three (3) Business Days’ prior notice thereof to the Borrower and (ii) the effect of such adjustment or establishment of additional standards of eligibility shall have a reasonable relationship as determined by the Administrative Agent in its Permitted Discretion to the event, condition or other matter that is the basis therefor.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed by, Holdings or any of its ERISA Affiliates, or with respect to which Holdings or any of its ERISA Affiliates has any obligation or liability.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, binding judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) solely for purposes of Section 302 of ERISA or Section 412 of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan when due; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan, in either case, resulting in liability to Holdings or any of its Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Holdings or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, respectively, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings or any of its ERISA Affiliates of fines, penalties, Taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or

Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings or any of its ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or pursuant to a violation of Section 436 of the Internal Revenue Code; (xii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); or (xiii) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” means each of the conditions or events set forth in Article VIII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Credit Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the Guaranty of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof)

“Excluded Taxes” means with respect to any Lender (a) Taxes measured by net income or profits (including branch profits Taxes) and franchise Taxes imposed in lieu of net income Taxes, in each case imposed on any Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Credit Document); (b) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes that are attributable to the failure by any Lender to deliver the documentation required to be delivered pursuant to Section 2.17(f), and (d) any United States federal withholding taxes imposed under FATCA.

“Existing Commitments” has the meaning assigned to such term in Section 2.23(b).

“Existing Credit Agreement” means that certain Amended and Restated Superpriority Debtor-In-Possession Credit and Guaranty Agreement, dated as of September 23, 2011, among Borrower, NewPage Holding Corporation, NewPage Group Inc. and certain subsidiaries of Borrower, certain lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended).

“Existing Indebtedness” means Indebtedness and other obligations outstanding under the Existing Credit Agreement.

“Existing Letters of Credit” means Letters of Credit under (and as defined in) the Existing Credit Agreement that are issued and outstanding on the Effective Date and that are listed on Exhibit G.

“Extended Maturity Date” has the meaning assigned to such term in Section 2.23(a).

“Extended Commitments” has the meaning assigned to such term in Section 2.23(b).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” has the meaning assigned to such term in Section 2.23(f).

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” has the meaning assigned to such term in Section 7.02.

“Fair Share Contribution Amount” has the meaning assigned to such term in Section 7.02.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if

such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or chief accounting officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.01(h).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness (including scheduled Capital Lease payments) and mandatory prepayments from excess cash flow in respect of Indebtedness, plus dividends, distributions, buy-back redemptions and similar payments made in cash and in any event including, without duplication, distributions made by Holdings to Parent in cash pursuant to the last proviso of Section 6.04, plus mandatory cash contributions to any Pension Plan (to the extent not deducted in calculating Consolidated Adjusted EBITDA), plus cash payments of Earn Out Indebtedness, plus expense for taxes paid in cash (to the extent not deducted in calculating Consolidated Adjusted EBITDA), all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated Adjusted EBITDA minus the unfinanced portion of Consolidated Capital Expenditures to (b) Fixed Charges, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Fixed Charge Coverage Testing Period” means a period (a) commencing on the date that Availability is less than the greater of (i) 10.0% of the aggregate Commitments then in effect and (ii) $35,000,000 (such greater amount, the “Financial Covenant Trigger”) and (b) continuing until the date when Availability has been equal to or greater than the Financial Covenant Trigger for 30 consecutive days.

“Flood Hazard Property” means any Real Estate Asset subject to a Mortgage in favor of Collateral Agent, for the benefit of Secured Parties, and having improvements thereon in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Foreign Pass-Through Subsidiary” means any Foreign Subsidiary which is not treated as an corporation under U.S. Treasury Regulations Section 301.7701-2 and -3.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Foreign Account Debtor” means any Account Debtor that is domiciled in a country other than the United States or Canada or (if not a natural Person) organized under the laws of a country other the United States or Canada or any political subdivision thereof and which country is in each case acceptable to Administrative Agent in its Permitted Discretion.

“Funding Account” has the meaning assigned to such term in Section 3.01(v).

“Funding Guarantor” has the meaning assigned to such term in Section 10.02.

“GAAP” means, subject to the provisions of Section 1.04, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guaranteed Obligations” has the meaning assigned to such term in Section 7.01.

“Guarantor” means each of (i) Holdings and (ii) each Domestic Subsidiary of Borrower party to this Agreement as a Guarantor on the Effective Date or that becomes a party to this Agreement as a Guarantor after the Effective Date pursuant to Section 5.10.

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means Article VII of this Agreement.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority because of its potential to pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement.

“Historical Financial Statements” means as of the Effective Date, (i) the audited financial statements of Borrower and its subsidiaries, for the immediately preceding three Fiscal Years, consisting of consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Borrower and its Subsidiaries as of September 30, 2012, consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the nine-month period ending on such date.

“Holdings” means NewPage Investment Company LLC, a Delaware limited liability company.

“Immaterial Subsidiary” means any Subsidiary of Borrower (including any Foreign Subsidiary) that has been designated by Borrower as an “Immaterial Subsidiary” for purposes of this Agreement in a written certificate delivered to the Administrative Agent and executed by an Authorized Officer of Holdings; provided that at no time shall (A) (i) the Consolidated Total Assets of any Immaterial Subsidiary (as determined as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), as applicable (or prior to the first such delivery, as of December 31, 2012)) equal or exceed 5% or, together with all other Immaterial Subsidiaries and their Subsidiaries, 10% of the Consolidated Total Assets of Holdings and its Subsidiaries at such date, or (ii) the consolidated gross revenues of such Subsidiary for the four Fiscal Quarter period ending on the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), as applicable (or prior to the first such delivery, as of December 31, 2012) equal or exceed 5% or, together with all other Immaterial Subsidiaries and their Subsidiaries, 10% of the consolidated gross revenues of Holdings and its Subsidiaries for such period, in each case determined in accordance with GAAP, or (B) any Immaterial Subsidiary own any Material Real Estate Asset; provided, that on the Effective Date, Chillicothe Paper Inc., NewPage Energy Services LLC, Upland Resources, Inc. and Rumford GIPOP Inc. shall be Immaterial Subsidiaries.

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP (but subject to the definition of “Capital Leases” herein); (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding any such obligations incurred under ERISA); provided that no such earn-out obligation shall constitute Indebtedness except to the extent it has become a liability on the balance sheet of such Person in accordance with GAAP; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Interest Rate Agreement or Currency Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Intellectual Property” has the meaning assigned to such term in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any Intellectual Property.

“Intellectual Property Security Agreements” has the meaning assigned to such term in the Pledge and Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit K evidencing Indebtedness owed among Credit Parties.

“Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit N.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Borrower and its Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each calendar quarter and the Maturity Date and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Maturity Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or nine or twelve months if the Lenders agree) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Guarantor Subsidiary), of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes or otherwise. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Inventory” has the meaning assigned to such term in the Pledge and Security Agreement.

“Issuing Bank” means (i) JPMCB, Wells Fargo Bank, National Association or any other Lender reasonably satisfactory to the Administrative Agent in such capacity as provided in Section 2.06(i) and (ii) with respect to any Existing Letter of Credit, JPMCB, Wells Fargo Bank, National Association or any other Lender that is the issuing bank thereof. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means an agreement in substantially the form of Exhibit L.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Personal Property Collateral Access Agreement substantially in the form of Exhibit J with such amendments or modifications as may be approved by the Administrative Agent.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the Extended Maturity Date, in each case as extended in accordance with this Agreement from time to time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property.

“Lender Parent” means, with respect to any Lender, the Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Party” means the Administrative Agent, any Co-Collateral Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means the Existing Letters of Credit and any other letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans and Protective Advances.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect with respect to (i) the assets, financial position, shareholders’ equity or results of operations of Holdings and its Subsidiaries taken as a whole; (ii) the ability of a Borrower, individually, or the Credit Parties, taken as a whole, to fully and timely perform its or their Obligations; or (iii) the legality, validity, binding effect or enforceability against a Borrower, individually, or the Credit Parties, taken as a whole, of a Credit Document to which it is or they are a party.

“Material Contract” means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset” means (i) on the Effective Date, any Real Estate Asset listed on Schedule 3.01(g) hereto and (ii) with respect to any Real Estate Assets acquired after the Effective Date, any Real Estate Asset having a fair market value in excess of $10,000,000 as of the date of the acquisition thereof; provided that Material Real Estate Asset shall not include any (a) fee-owned Real Estate Asset that does not include significant capital improvements (“Unimproved Real Property”) so long as, together with any Unimproved Real Property that is adjacent thereto (or group of adjacent Unimproved Real Properties), such Real Estate Asset has a fair market value (as reasonably determined by the Borrower in good faith) less than $10,000,000 as of (1) the Effective Date, with respect to any such Real Estate Assets owned by the Credit Parties on the Effective Date and (2) the date of the acquisition thereof, with respect to any such Real Estate Asset acquired after the Effective Date, or (b) Leasehold Property.

“Maturity Date” means, except to the extent extended pursuant to Section 2.23, the fifth anniversary of the Effective Date or any earlier date on which the aggregate Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a Mortgage substantially in the form of Exhibit I, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for a Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Restricted Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs and expenses incurred in connection with such Asset Sale, including (a) income or gains Taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Restricted Subsidiaries in connection with such Asset Sale, (d) discounts and commissions paid to any broker in connection with such Asset Sale and (e) the reasonable fees and expenses of attorneys, accountants and other professional advisors in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Net Equity Proceeds” means an amount equal to any Cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, Holdings or any of its Subsidiaries (other than pursuant to any employee stock or stock option compensation plan), net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable fees and expenses of attorneys, accountants and other professional advisors in connection with such issuance of Equity Interests.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds (other than the proceeds of any business interruption or similar “event” insurance) received by Holdings or any of its Restricted Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual costs incurred by Holdings or any of its Restricted Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Restricted Subsidiary in respect thereof, (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income Taxes payable as a result of any gain recognized in connection therewith, and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the assets or property that is the subject of such event in question and that is required to be repaid under the terms thereof as a result of such event.

“Net Leverage Ratio” means the ratio as of the date of determination of (i) Consolidated Total Net Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on the last day of the last Fiscal Quarter prior to the date of determination for which financial statements are required to have been delivered to Administrative Agent pursuant to Section 5.01(a) or 5.01(b), as applicable.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that date).

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Co-Collateral Agents, net of all costs of liquidation thereof.

“New Term Loan” has the meaning assigned to such term in the Term Credit Agreement as in effect on the Effective Date.

“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(d).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Borrower or its Affiliates or their Securities.

“Non-Public Lenders” means Lenders that wish to receive Non-Public Information with respect to Holdings, its Subsidiaries or their Securities.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Credit Parties to the Lenders or to any Lender, the Administrative Agent, Co-Collateral Agent, any Issuing Bank or any indemnified party arising under the Credit Documents.

“Obligee Guarantor” has the meaning assigned to such term in Section 7.07

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such Organizational Document shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document) that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Parent” means NewPage Holdings Inc., a Delaware corporation.

“Parent Consolidated Net Income “ means, for any period, the net income (or loss) of Parent and its subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP and calculated in the same manner as the Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for such period.

“Parent Consolidated Total Assets” means, for any period and with respect to Parent or any of its subsidiaries, as of any date of determination, the total assets of such Person reflected on the consolidated balance sheet of Parent and its subsidiaries as of the end of such period, determined on a consolidated basis in accordance with GAAP and calculated in the same manner as the Consolidated Total Assets of Holdings and its Subsidiaries.

“PATRIOT Act” as defined in Section 3.1(s).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Participant” has the meaning assigned to such term in Section 10.04(c).

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Payment Conditions” means:

(a) with respect to any Permitted Acquisition and any Investment pursuant to Section 6.06(l) (each a “Permitted Investment”), each of the following conditions: (i) no Default or Event of Default exists or would result from such Permitted Investment and either (ii)(A) Availability, immediately before and after giving effect to such Permitted Investment, shall be at least equal to the greater of (x) 17.5% of the aggregate Commitments then in effect and (y) $61,250,000 or (B)(1) Availability, immediately before and after giving effect to such Permitted Investment, shall be at least equal to the greater of (x) 15.0% of the aggregate Commitments then in effect and (y) $52,500,000 and (2) the Fixed Charge Coverage Ratio for the most recent four Fiscal Quarter period for which financial statements are available calculated on a pro forma basis after giving effect to such Permitted Investment shall be at least 1.0 to 1.0; and the Administrative Agent shall have received a certificate of the Borrower, with supporting detail reasonably acceptable to Administrative Agent certifying that on the date on which a Permitted Investment shall occur, the Borrower has satisfied the conditions set forth in this clause (a); and

(b) with respect to any Restricted Junior Payment pursuant to Section 6.04(i) (“Permitted Junior Payments”), each of the following conditions: (i) no Default or Event of Default exists or would result from such Permitted Junior Payment and either (ii)(A) Availability, immediately before and after giving effect to such Permitted Junior Payment, shall be at least equal to the greater of (x) 22.5% of the aggregate Commitments then in effect and (y) $78,750,000 or (B)(1) Availability, immediately before and after giving effect to such Permitted Junior Payment, shall be at least equal to the greater of (x) 17.5% of the aggregate Commitments then in effect and (y) $61,250,000 and (2) the Fixed Charge Coverage Ratio for the most recent four Fiscal Quarter period for which financial statements are available calculated on a pro forma basis after giving effect to such Permitted Junior Payment (and calculated in the case of Permitted Junior Payments consisting of Restricted Junior Payments described in clause (vi) of the definition of the term “Restricted Junior Payments (exclusive of such Permitted Junior Payments that do not exceed $10,000,000 in the aggregate in any calendar year) as if such Permitted Junior Payments are Fixed Charges) shall be at least 1.0 to 1.0; and the Administrative Agent shall have received a certificate of the Borrower, with supporting detail reasonably acceptable to Administrative Agent certifying that on the date on which a Permitted Junior Payment shall occur, the Borrower has satisfied the conditions set forth in this clause (b).

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Sections 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA.

“Permitted Acquisition” means any acquisition, directly or indirectly, by Borrower or any of its wholly-owned Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided,

(a) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(b) in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued, directly or indirectly, by such Person or any newly formed Restricted Subsidiary of Borrower in connection with such acquisition shall be owned, directly or indirectly, 100% by Borrower or a Guarantor Subsidiary thereof, and subject to clause (d) below, Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(c) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which Borrower and/or its Subsidiaries are engaged as of such date or similar or related businesses; and

(d) (i) the aggregate amount of Acquisition Consideration for Permitted Acquisitions from the Effective Date to the date of determination, is less than $25,000,000 or (ii) the Payment Conditions shall have been satisfied after giving effect to such Permitted Acquisition and any Indebtedness incurred in connection therewith; provided, in respect of acquisition targets (x) not domiciled within the United States or (y) which are Persons that will not become Guarantor Subsidiaries or assets that will not be acquired by Borrower or a Guarantor Subsidiary, the consideration for such targets shall not exceed in Subsidiaries other than wholly-owned Guarantor Subsidiaries, more than $10,000,000 per Fiscal Year.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted First Priority Refinancing Debt” has the meaning assigned to such term in the Term Credit Agreement as in effect on the Effective Date.

“Permitted Junior/Unsecured Incremental Debt” has the meaning assigned to such term in the Term Credit Agreement as in effect on the Effective Date.

“Permitted Junior Debt Conditions” means that such applicable debt (i) is not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (ii) does not have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred, (iii) is not at any time guaranteed by any Subsidiaries other than Guarantor Subsidiaries, (iv) has no financial maintenance covenants, (v) does not contain any provisions that cross-default to any Default or Event of Default hereunder (other than cross defaults relating to payment obligations and cross acceleration provisions), and (vi) has covenants, default and remedy provisions and other terms and conditions (other than interest, fees, premiums and funding discounts, optional prepayment provisions, or covenants or other provisions applicable only to periods after the Latest Maturity Date) that are not more favorable, when taken as a whole, to the investors providing such debt than those set forth in this Agreement.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.02.

“Permitted Pari Incremental Amount” has the meaning assigned to such term in the Term Credit Agreement as in effect on the Effective Date.

“Permitted Refinancing Indebtedness” means any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses), (b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) the terms and conditions of such Permitted Refinancing Indebtedness shall be no less favorable, taken as a whole, to the Lenders or obligors thereunder as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees, than the Indebtedness being Refinanced, (e) at the time of incurrence and after giving effect thereto, no Default or Event of Default shall exist, and (f) such Indebtedness shall not be secured by any assets that did not secure the Indebtedness being refinanced.

“Permitted Revolving Collateral Liens” means the Liens described in clauses (a), (b), (c), (d) with respect to Liens on cash and cash deposit only, (i), (j), (k), (o) and (t) of Section 6.02.

“Permitted Second Priority Refinancing Debt” has the meaning assigned to such term in the Term Credit Agreement as in effect on the Effective Date.

“Permitted Unsecured Refinancing Debt” has the meaning assigned to such term in the Term Credit Agreement as in effect on the Effective Date.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” has the meaning assigned to such term in Section 5.01(o).

“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Borrower and each Guarantor substantially in the form of Exhibit H, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate at its offices at 270 Park Avenue in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Priority Banking Services Obligations” means Banking Services Obligations which are designated in a notice by the applicable Banking Services Provider contemplated by the definition of the “Banking Services Provider” as constituting “Priority Banking Services Obligations”. The aggregate amount of all Maximum Banking Services Priority Amounts that are designated for all Priority Banking Services Obligations may not exceed $20,000,000 at any time minus that portion, if any, of the aggregate amount of Maximum Hedge Priority Amounts designated for all Priority Hedge Obligations at such time that exceeds $20,000,000.

“Priority Hedge Obligations” means Designated Hedge Obligations which are designated in a notice by the applicable Designated Hedge Provider contemplated by the definition of the “Designated Hedge Provider” as constituting “Priority Hedge Obligations”. The aggregate amount of all Maximum Hedge Priority Amounts that are designated for all Priority Hedge Obligations may not exceed $40,000,000 at any time minus the aggregate amount of all Maximum Banking Services Priority Amounts designated for all Priority Banking Services Obligations at such time.

“Projections” has the meaning assigned to such term in Section 3.01(p).

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to Holdings, its Subsidiaries or their Securities.

“Qualified IPO” means the issuance by Holdings or any direct or indirect parent company of Holdings of its common Equity Interests (and the contribution of any proceeds of such issuance to Borrower) in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission (or any Governmental Authority succeeding to any of its principal functions) in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and such Equity Interests are listed on a nationally-recognized stock exchange in the United States.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Co-Collateral Agent, (c) any Lender and (d) any Issuing Bank.

“Refinancing Indebtedness” has the meaning assigned to such term in the Term Credit Agreement as in effect on the Effective Date.

“Register” has the meaning assigned to such term in Section 10.04.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation FD” means Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Agreements” means, collectively, the Term Credit Agreement and the Reorganization Plan.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Rent Reserve” means, with respect to any store, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located, a reserve equal to three (3) months’ rent at such store, warehouse distribution center, regional distribution center or depot.

“Reorganization Plan” means that certain Fourth Amended Joint Chapter 11 Plan for the Debtors (together with all exhibits, schedules, annexes, supplements and other attachments thereto) confirmed by the Bankruptcy Court pursuant to an order entered on December 14, 2012.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Borrower and Borrowing Base Guarantors from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports will be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Aggregate Credit Exposure and unused Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and unused Commitments.

“Reserves” means any and all reserves which the Co-Collateral Agents deem necessary, in their Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, dilution reserves, Banking Services Reserves, volatility reserves, Rent Reserves and reserves for consignee’s, warehousemen’s and bailee’s charges, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Designated Hedge Obligations, reserves for contingent liabilities of any Credit Party, reserves for uninsured losses of any Credit Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Credit Party. The Co-Collateral Agents may, in their Permitted Discretion, from time to time, adjust or establish Reserves provided that in the case of any adjustment or establishment of Reserves that would result in less credit availability, (i) the Co-Collateral Agents shall have given three (3) Business Days’ prior notice thereof to the Borrower (provided that no such notice shall be required with respect to adjustments in certain Reserves such as Banking Services Reserves or Reserves for Designated Hedge Obligations, for rent at locations leased by any Credit Party and other similar Reserves resulting solely by virtue of calculations of the amount of such Reserve in accordance with the methodology of calculation previously utilized), (ii) a Reserve shall not be established to the extent it is duplicative of any other reserves or items that are otherwise excluded through eligibility criteria and (iii) the amount of any such Reserve so established shall have a reasonable relationship as determined by the Co-Collateral Agents in their Permitted Discretion to the event, condition or other matter that is the basis therefor.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings, Borrower or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Borrower or any of their respective Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Borrower or any of their respective Subsidiaries now or hereafter outstanding; (iv) management or similar fees payable to equityholders; (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or any Earn Out Indebtedness and (vi) any principal payment on or redemption, repurchase, defeasance or other acquisition or retirement for value, in each case other than any scheduled repayment, mandatory prepayment, sinking fund payment or payment required to be made at maturity, with respect to any Indebtedness under the Term Credit Agreement or any Refinancing Indebtedness in respect thereof other than with the proceeds of any refinancing of the Term Credit Agreement in accordance with Section 6.01(m) or the proceeds of any Refinancing Indebtedness in accordance with Section 6.01(r).

“Restricted Subsidiary” means any subsidiary other than an Unrestricted Subsidiary; provided that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Loan Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Second Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than First Priority Liens to secure the Indebtedness under the Term Credit Agreement and any other Permitted Lien.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Designated Hedge Obligations.

“Secured Parties” has the meaning assigned to such term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Settlement” has the meaning assigned to such term in Section 2.05(c).

“Settlement Date” has the meaning assigned to such term in Section 2.05(c).

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit F-2.

“Solvent” means, with respect to the Credit Parties, that as of the date of determination, both (i) (a) the sum of such Credit Parties’ debt (including contingent liabilities), calculated on a consolidated basis, does not exceed the present fair saleable value of the Credit Parties’ present assets, calculated on a consolidated basis, (b) the Credit Parties’ capital, calculated on a consolidated basis, is not unreasonably small in relation to the Credit Parties business as conducted on, or proposed to be conducted following, such date and (c) the Credit Parties have not, on a consolidated basis, incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts and liabilities (including contingent liabilities) beyond their ability to pay such debts and liabilities as they become due (whether at maturity or otherwise); and (ii) the Credit Parties are, on a consolidated basis, “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No.5).

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding standby Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower. The Standby LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means (i) Permitted Second Priority Refinancing Debt and (ii) other Indebtedness of Borrower and its Subsidiaries that is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and that meets the Permitted Junior Debt Conditions.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Subsidiary” means, unless the context otherwise requires, a Restricted Subsidiary of Borrower (or, if so indicated, of Holdings or any other Credit Party).

“Supermajority Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposure and unused Commitments representing at least 66 2/3% of the sum of the Aggregate Revolving Exposure and unused Commitments.

“Swingline Exposure” means, at any time, the principal amount of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, by any Governmental Authority, imposed, levied, collected, withheld or assessed.

“Term Loan” has the meaning assigned to such term in the Term Credit Agreement as in effect on the Effective Date.

“Term Loan Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Term Administrative Agent” means Barclays Bank PLC, in its capacity as the administrative agent under the Term Credit Agreement and related collateral documents, and any successor administrative agent permitted pursuant to the terms thereof, hereof and in the Intercreditor Agreement.

“Term Collateral Agent” means Barclays Bank PLC, in its capacity as the collateral agents under the Term Credit Agreement and related collateral documents, and any successor collateral agent permitted pursuant to the terms thereof, hereof and in the Intercreditor Agreement.

“Term Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of the Effective Date, by and among Borrower, Holdings, certain subsidiaries of Borrower, as guarantors, the lenders party thereto from time to time, the Term Administrative Agent, and the other parties thereto, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, exchanged, refinanced, restated, restructured or replaced (in whole or in part and including any agreements with, to or in favor of any other agent, lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt (as defined in the Intercreditor Agreement) or that adds any new or additional Subsidiaries or Affiliates of a Credit Party, and whether or not increasing the amount of indebtedness that can be incurred thereunder), in each case, in accordance with the terms of the Intercreditor Agreement.

“Title Policy” as defined in Section 3.01(g)(iii).

“Transaction Costs” means the fees, costs and expenses payable by Holdings, Borrower or any of Borrower’s Subsidiaries on or before the Effective Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

“Transactions” means the execution, delivery and performance by the Credit Parties of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Cash” means the aggregate amount of Cash and, to the extent readily monetized, Cash Equivalents held in accounts on the consolidated balance sheet of Borrower and the Guarantors to the extent that the use of such Cash and Cash Equivalents for application to payment of the Obligations or other Indebtedness is not prohibited by law or any contract or other agreement and such Cash and Cash Equivalents are free and clear of all Liens (other than Liens in favor of the Administrative Agent and the Term Collateral Agent).

“Unrestricted Subsidiary” means any subsidiary of Borrower designated by the board of directors (or similar governing body) of Borrower as an Unrestricted Subsidiary pursuant to Section 5.17 subsequent to the date hereof. Borrower may designate any subsidiary of Borrower (including any existing subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Borrower or any subsidiary of Borrower (other than any subsidiary of the subsidiary to be so designated); provided that each of (A) the subsidiary to be so designated and (B) its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Borrower or any Restricted Subsidiary.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Weekly Reporting Period” means any period commencing on any date on which Availability is less than the greater of (i) $35,000,000 and (ii) 10% of the aggregate Commitments (such greater amount, the “Collateral Reporting Trigger”) for the preceding three (3) or more consecutive Business Days and continuing until, during the preceding consecutive 30 days, Availability is greater than the Collateral Reporting Trigger.

“Withholding Agent” means any Credit Party and the Administrative Agent.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03 Terms Generally. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (c) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to the definition of the term “Fixed Charge Coverage Ratio” (or any of the component terms thereof as such component terms are used in the definition of the term “Fixed Charge Coverage Ratio”) or to the definition of the term “Borrowing Base” (or any of the component terms thereof) to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any such definition for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such definition shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such definition amended in accordance herewith (it being understood and agreed that any amendment to any such definition to eliminate the effect of such change in GAAP pursuant to this Section 1.04 shall not be subject to any amendment fee). In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrower will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect of the components of the Borrowing Base and make such other adjustments (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base) to its parameters for including the components of the Borrowing Base as the Administrative Agent shall reasonably require in its Permitted Discretion based upon such modifications. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party at “fair value”, as defined therein.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Commitment or (ii) the Aggregate Revolving Exposure exceeding the lesser of (x) the aggregate Commitments of all the Lenders and (y) the Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05, respectively.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower or by telephone not later than (a) in the case of a Eurodollar Borrowing, 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:

(i) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make

Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 10.03) and other sums payable under the Credit Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed 5.0% of the aggregate Commitments then in effect and no Protective Advance shall remain outstanding for more than thirty (30) consecutive Business Days after the date made; provided further that, the aggregate amount of outstanding Protective Advances plus the Aggregate Revolving Exposure shall not exceed the aggregate Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 3.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 3.02 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

(b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

SECTION 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000 or (ii) the sum of the Aggregate Revolving Exposures exceeding the lesser of the aggregate Commitments and the Borrowing Base; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than 2 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the

Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the Funding Account (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Administrative Agent to be distributed to the Lenders) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(b) The Swingline Lender may by written notice given to the Administrative Agent not later than noon, New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(c) With respect to any Swing Line Loans which have not been voluntarily prepaid by the Borrower pursuant to Section 2.13, the Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or more frequently on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 1:00 p.m. New York City time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline

Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 3:00 p.m. New York City time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 3.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and an Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent prior to 11:00 a.m., New York City time (i) at least three Business Days (in the case of standby Letters of Credit) or (ii) at least five Business Days (in the case of commercial Letters of Credit) prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $200,000,000 and (ii) the Aggregate Revolving Exposure shall not exceed the lesser of the aggregate Commitments and the Borrowing Base.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that a Letter of Credit with a one-year tenor may provide for renewals thereof for additional one-year periods; provided, further, that no Letter of Credit shall be renewed beyond the date referred to in clause (ii) above unless such renewal is consented to by the Issuing Lender thereof and the Administrative Agent in their sole discretion and such Letter of Credit has been fully cash collateralized in accordance with Section 2.06(j) prior to any renewal thereof beyond the date referred to in clause (ii) above.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon, New York City time, on the Business Day immediately following the date that the Borrower shall have received notice that such LC Disbursement is made; provided that, if such LC Disbursement is greater than or equal to $250,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement or Addition of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, which shall be a Lender reasonably acceptable to an Administrative Agent, and any Lender reasonably satisfactory to the Administrative Agent may be designated as an additional Issuing Bank hereunder by written agreement among the Borrower, the Administrative Agent, and such Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank and any such addition of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement or addition, (i) the successor Issuing Bank and the additional Issuing Bank, as applicable, shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require, and to such additional Issuing Bank, as applicable. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders or the applicable Issuing Bank, as the case may be (the “LC Collateral Account”), an amount in cash equal to 105% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account; provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(1) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(2) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(3) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(4) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as a Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, all Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent) equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon.

(c) The Borrower may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the lesser of the aggregate Commitments and the Borrowing Base.

(d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of one or more specified refinancing events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earliest of (A) the Maturity Date, (B) within one (1) Business Day following demand by the Administrative Agent and (C) the thirtieth (30th) consecutive Business Day after the date such Protective Advance was made.

(b) At all times that a Cash Dominion Period is in effect pursuant to Section 10.3 of the Pledge and Security Agreement, on each Business Day, the Administrative Agent (subject to Section 2.18(b) if an Event of Default commenced a Cash Dominion Period) shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances that may be outstanding and second to prepay the Revolving Loans (including Swing Line Loans) and to cash collateralize outstanding LC Exposure.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b) In the event and on such occasion that the Aggregate Revolving Exposure exceeds the lesser of (A) the aggregate Commitments and (B) the Borrowing Base, the Borrower shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds are received by or on behalf of any Credit Party or a Restricted Subsidiary during a Cash Dominion Period, then such Credit Party shall (and shall cause such Restricted Subsidiary to), subject to the Intercreditor Agreement, within three Business Days of receipt thereof, deposit such Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds in a Collateral Deposit Account for application to the Obligations in accordance with Section 2.10(b).

(d) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder not later than (i) 11:00 a.m., New York City time, (A) in the case of prepayment of a Eurodollar Revolving Borrowing, three Business Days before the date of prepayment, (B) in the case of prepayment of an ABR Revolving Borrowing, one Business Day before the date of prepayment or (ii) noon, New York City time, on the date of prepayment, in the case of prepayment of a Swingline Loan. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate equal to 0.375% per annum on the average daily amount of the Available Commitment of such Lender (calculated by excluding the Swingline Exposure of such Lender) during the period from and including the Effective Date to but excluding the date on which the Lenders’ Commitments terminate. Accrued commitment fees shall be payable in arrears on the first day of each January, April, July and October and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Banks a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first day of each January, April, July and October following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, Arrangers and certain other Persons fees payable in the amounts and at the times separately agreed upon between the Borrower, the Administrative Agent, Arrangers and such Persons.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Loans plus 2%.

(d) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default under clause (a), (f) or (g) of Article VIII, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(1) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(2) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(3) subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes and (B) Other Connection Taxes on gross or net income, profits or receipts (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Eurodollar Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such

Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17 Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by any Credit Party under this Agreement shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Credit Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payments. As soon as practicable after any payment of any Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent of such deduction, withholding or payment and the remittance thereof to the relevant taxing or other authority.

(d) Indemnification by the Borrower. The Credit Parties shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Credit Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within 30 days after the Recipient delivers to any Credit Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to the Borrower shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a tax certificate substantially in the form of Exhibit F-1 to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a tax certificate substantially in the form of Exhibit F-2 on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Issuing Bank. For purposes of Section 2.17(e) and (f), the term “Lender” includes any Issuing Bank.

SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Credit Documents (which shall be applied as specified by the Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account during the Cash Dominion Period when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b), unless, if an Event of Default commenced a Cash Dominion Period, the immediately succeeding clause (ii) applies), (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct or (iii) in any event, after Obligations have been accelerated (so long as such acceleration has not been rescinded), such funds shall be applied ratably:

first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Banks from the Borrower (other than in connection with Banking Services or Designated Hedge Obligations), second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services or Designated Hedge Obligations),

third, to pay interest due in respect of the Protective Advances,

fourth, to pay the principal of the Protective Advances,

fifth, to pay interest then due and payable on the Loans (other than the Protective Advances) ratably,

sixth, to pay principal on the Loans (other than the Protective Advances) and unreimbursed LC Disbursements ratably,

seventh, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Priority Banking Services Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 but in no event in excess of the Maximum Banking Priority Amount designated for such Priority Banking Services Obligations and Designated Hedge Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 but in no event in excess of the Maximum Hedge Priority Amount designated for such Priority Hedge Obligations, ninth to payment of any other amounts owing with respect to Banking Services Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 (including the amounts of Priority Banking Services Obligations in excess of the Maximum Banking Services Amount) and other Designated Hedge Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 (including the amounts of Priority Hedge Obligations in excess of the Maximum Hedge Priority Amounts), and tenth, to the payment of any other Secured Obligation due to the Administrative Agent or any Secured Party by the Borrower.

Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. As between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 10.03), and other sums payable under the Credit Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any Deposit Account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Credit Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 10.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable, and (ii) the Administrative Agent to charge any Deposit Account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Credit Documents.

(d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 10.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Supermajority Lenders have taken or may take any action hereunder;

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and participating interests in any such newly made Swingline Loan or newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to the Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Banks or the Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit and the Swingline Lender shall not be required to fund any Swingline Loan, unless such Issuing Banks or the Swingline Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank or the Swingline Lender, as the case may be, to defease any risk in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender agrees (such agreement not to be unreasonably withheld or delayed) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22 Banking Services and Designated Hedge Agreements. Each Banking Services Provider providing Banking Service for, and each Designated Hedge Provider having Designated Hedge Agreements with, any Credit Party shall deliver to the Administrative Agent, promptly after the Closing Date or entering into such Banking Services or Designated Hedge Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Designated Hedge Obligations of such Credit Party to such Banking Services Provider or Designated Hedge Provider (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Designated Hedge Provider shall furnish the Administrative Agent, following the end of each calendar month, a summary of the amounts due or to become due in respect of such Designated Hedge Obligations and each such Banking Services Provider shall furnish the Administrative Agent from time to time after a significant change therein or upon request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Designated Hedge Obligations will be placed.

SECTION 2.23 Extensions of Commitments.

(a) Borrower may from time to time, pursuant to the provisions of this Section 2.23, agree with one or more Lenders holding Commitments of any Class to extend the maturity date and to provide for other terms consistent with this Section 2.23 (each such modification, an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by Borrower to all Lenders that is proposed to be extended under this Section 2.23, in each case on a pro rata basis (based on the relative Commitments of each Lender in such Class) and on the same terms to each such Lender. In connection with each Extension, Borrower will provide notification to the Administrative Agent (for distribution to the Lenders), no later than 30 days prior to the maturity of the applicable Class or Classes to be extended of the requested new single maturity date for the extended Commitments (an “Extended Maturity Date”) and the due date for Lender responses. In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof in a form reasonably satisfactory to Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. In connection with any Extension, Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, Administrative Agent to accomplish the purposes of this Section 2.23.

(b) After giving effect to any Extension, the Commitments so extended shall cease to be a part of the Class that they were a part of immediately prior to the Extension and shall be a new Class hereunder; provided that at no time shall there be more than two different Classes of Commitments; provided further, (i) all borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Lenders, based on the relative amounts of their Commitments, until (A) with respect to borrowings, the relevant Maturity Date of the non-extended Commitments and (B) with respect to payments, the repayment of the Loans attributable to the non-extended Commitments on the relevant Maturity Date, (ii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan as between the Commitments of such new “Class” and the remaining Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Commitments has occurred, (iii) no termination of Extended Commitments and no repayment of Extended Loans accompanied by a corresponding permanent reduction in Extended Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Revolving Loans and Existing Commitments (or all Existing Commitments of such Class and related Existing Loans shall have otherwise been terminated and repaid in full) and (iv) with respect to Letters of Credit and Swingline Loans, the Maturity Date with respect to the Commitments may not be extended without the prior written consent of the Issuing Banks and the Swingline Lender. If the Aggregate Revolving Exposure exceeds the aggregate Commitments as a result of the occurrence of the Maturity Date with respect to any Class of Commitments while an extended Class of Commitments remains outstanding, Borrower shall make such payments as are necessary in order to eliminate such excess on such Maturity Date.

(c) The consummation and effectiveness of each Extension shall be subject to the following:

(i) Required Lenders shall have consented to such Extension and agreed to extend their Commitments;

(ii) the Commitments of any Lender extended pursuant to any Extension (“Extended Commitment”) shall have the same terms as the Class of Commitments subject to the related Extension Amendment (“Existing Commitments”); except (A) the final maturity date of any Extended Commitments of a Class to be extended pursuant to an Extension shall be later than the Maturity Date at the time of such extension; (B) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Commitments may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Commitments; (C) the revolving credit commitment fee rate with respect to the Extended Commitments may be higher or lower than the revolving credit commitment fee rate for Existing Commitments, in each case, to the extent provided in the applicable Extension Amendment; (D) no repayment of any Extended Commitments shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Revolving Loans (including previously extended Revolving Loans) (or all earlier maturing Revolving Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full); (E) the Extended Commitments may contain a “most favored nation” provision for the benefit of Lenders holding Extended Commitments; and (F) the other terms and conditions applicable to Extended Commitments may be terms different than those with respect to the Existing Commitments so long as such terms and conditions only apply after the Latest Maturity Date; provided further, each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and Borrower, to give effect to the provisions of this Section 2.23, including any amendments necessary to treat the applicable Commitments of the extending Lenders as a new “Class” of loans and/or commitments hereunder; provided however, no Extension Amendment may provide for any Class of Extended Commitments to be secured by any Collateral or other assets of any Credit Party that does not also secure the Existing Loans;

(iii) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by Borrower generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to Administrative Agent; and

(iv) no Extension shall become effective unless, on the proposed effective date of such Extension, (x) no Default or Event of Default shall exist on such date before or after giving effect to such Extension, (y) both before and after giving effect to such Extension, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of such date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and (z) Administrative Agent shall have received a certificate certifying as to the conditions set forth in the foregoing clauses (x) and (y) dated the applicable date of such Extension and executed by an Authorized Officer of Borrower.

(d) For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.18 and Section 10.02 will not apply to Extensions of Commitments pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.23, including to any payment of interest or fees in respect of any Extended Commitments that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans of any other Class, in each case as is set forth in the relevant Extension Amendment.

(e) No Lender who rejects any request for an Extension shall be deemed a Non-Consenting Lender for purposes of Section 10.02(d); provided, however, that if so requested by Borrower in an Extension Offer, Required Lenders may approve an amendment to have such Lenders be deemed Non-Consenting Lenders and subject to the terms and conditions of Section 10.02(d).

(f) The Lenders hereby irrevocably authorize Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Credit Documents as may be necessary in order to establish new Classes of Commitments created pursuant to an Extension, in each case on terms consistent with this Section 2.23. All such Extension Amendments entered into with Borrower by Administrative Agent that has been consented by the Required Lenders hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extension, (i) the appropriate Credit Parties shall

(at their expense) amend (and Administrative Agent is hereby directed to amend) any Mortgage (or any other Credit Document that Administrative Agent or Co-Collateral Agents reasonably requests to be amended to reflect an Extension) that has a maturity date prior to the latest Extended Maturity Date so that such maturity date is extended to the then latest Extended Maturity Date and (ii) Borrower shall deliver board resolutions, secretary’s certificates, officer’s certificates and other documents consistent with those delivered on the Effective Date as shall reasonably be requested by the Administrative Agent in connection therewith and, to the extent reasonably requested by the Administrative Agent, a legal opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby and (ii) to the effect that such Extension Amendment, including without limitation, the Extended Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 10.02.

(g) Promptly following the consummation and effectiveness of any Extension, Administrative Agent shall furnish to each Lender a copy of the fully executed Extension Amendment.

ARTICLE III

CONDITIONS.

SECTION 3.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) Credit Agreement and Credit Documents. The Administrative Agent (or its counsel) shall have received (i) from each applicable Credit Party either (A) a counterpart of this Agreement signed on behalf of such Credit Party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies (which may include facsimile or other electronic transmission of executed signature pages) of each other Credit Document to be entered into on the Effective Date, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender.

(b) Organizational Documents; Incumbency. Administrative Agent and each Arranger shall have received, in respect of each Credit Party, a certificate of such Credit Party executed by the secretary or assistant secretary of such Credit Party and attaching: (i) a copy of each Organizational Document of such Credit Party certified as of the Effective Date or a recent date prior thereto by the appropriate Governmental Authority (or other evidence satisfactory to the Administrative Agent), to the extent applicable; (ii) signature and incumbency certificates of the officers of such Credit Party; (iii) resolutions of the board of directors or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the

Effective Date by such secretary or assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation and in each material jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated the Effective Date or a recent date prior thereto; and (v) signature and incumbency certificates of one or more officers of Borrower who are authorized to execute this Agreement and the other Credit Documents (the “Administrative Incumbency Certificate”).

(c) Organizational and Capital Structure. The organizational structure and capital structure of Borrower and its Subsidiaries, after giving effect to the transactions contemplated by this Agreement and the Related Agreements to occur on the Effective Date, shall be as set forth on Schedule 4.01.

(d) Bankruptcy Matters.

(i) All documents and agreements relating to the Reorganization Plan or the consummation thereof (collectively, the “Plan Documents”) shall be in form and substance reasonably satisfactory to each of the Arrangers (it being acknowledged by each of the Arrangers that the draft Reorganization Plan delivered to the Arrangers on October 28, 2012 at 3:50 p.m., New York City time, is satisfactory to each Arranger), and no provision of the Reorganization Plan or any Plan Document shall have been waived, amended, supplemented or otherwise modified in any respect that is materially adverse to the rights and interest of any or all of the Arrangers, the Administrative Agent and the Lenders and their respective affiliates (as determined in good faith by each of the Arrangers) unless each of the Arrangers have so consented in writing; provided, however, in order to pay the First Lien Notes Cash (as defined in the Reorganization Plan), the Credit Parties shall have no less than $20,000,000 of Unrestricted Cash on hand (without giving effect to any draw hereunder) after taking into consideration the funding of the Term Loans under the Term Credit Agreement and the payment of such First Lien Notes Cash.

(ii) The Bankruptcy Court shall have entered a final and non-appealable order (the “Confirmation Order”) confirming the Reorganization Plan for Borrower and the Guarantors that are Debtors, which Confirmation Order shall be in form and substance reasonably acceptable to each of the Arrangers and shall not contain any terms and conditions that are materially adverse to the rights and interest of any or all of the Arrangers, the Administrative Agent, the Lenders and their respective affiliates (as determined in good faith by each of the Arrangers) unless each of the Arrangers have so consented in writing; provided, however, upon receipt of (i) a written request of the Debtors and (ii) a certification, as of a specified time immediately prior to the effective date of the Reorganization Plan, from the Debtors specifying whether any notice of appeal in respect of the Confirmation Order has been filed and recorded on the docket of the Bankruptcy Court (and, if applicable, describing any such notice of appeal that has been filed and docketed), each of the Arrangers shall waive the condition precedent set forth in this sentence unless they determine in their good faith discretion, and inform the Borrower in writing, that the grant of any appeal that has been filed or could be filed with respect to any objection asserted at the hearing on the confirmation of the Reorganization

Plan (other than objections to the amount or terms of the monetary consideration (including, without limitation, Cash, debt, equity, or trust interests) to be distributed pursuant to the Reorganization Plan to any of the Arrangers, the Administrative Agent, the Lenders or their respective affiliates on account of their prepetition claims against any of the Debtors) could materially adversely affect the rights or interests of any or all of the Arrangers, the Administrative Agent, the Lenders and their respective affiliates.

(iii) The Confirmation Order shall approve the funding of the Loans and the issuance of the Letters of Credit and all other transactions contemplated by this Agreement, shall be in full force and effect and shall not have been stayed, reversed or vacated, or otherwise amended or modified in any manner that the Arrangers determine in good faith is materially adverse to the rights or interests of any or all of the Administrative Agent and Lenders or their respective affiliates unless the Arrangers have so consented in writing.

(iv) All conditions precedent to the effectiveness of the Reorganization Plan (other than (i) the occurrence of the Effective Date and any other conditions that are to be satisfied simultaneously with the occurrence of the Effective Date and (ii) any other conditions precedent that are waived in accordance with the terms of the Reorganization Plan so long as any such waiver does not materially adversely affect the rights and interest of any or all of the Administrative Agent and the Lenders in their capacities as such (as determined in good faith by the Arrangers) unless the Arrangers have so consented in writing) shall have been satisfied, and the Reorganization Plan shall have, or contemporaneously with the funding of the Loans the Reorganization Plan shall, become effective, and all transactions contemplated by the Reorganization Plan to be consummated on the effective date of the Reorganization Plan (other than any transactions that do not materially adversely affect the rights and interest of any or all of the Administrative Agent and the Lenders in their capacities as such (as determined in good faith by the Arrangers)) shall have been substantially consummated.

(e) Consummation of Transactions Contemplated by Related Agreements.

(i) The Administrative Agent and the Arrangers shall each have received evidence reasonably satisfactory to the Administrative Agent that the transactions contemplated by the Term Credit Agreement have closed and the loans under the Term Credit Agreement shall have been, or substantially concurrently with the effectiveness of this Agreement will be, made available to the Borrower and its Subsidiaries.

(ii) The Administrative Agent and the Arrangers shall each have received a fully executed or conformed copy of each Related Agreement, the Intercreditor Agreement and any material documents executed in connection therewith.

(f) Existing Indebtedness. On the Effective Date, Holdings and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness and any other pre-existing indebtedness of Borrower and its Subsidiaries to the extent required to be repaid pursuant to the Reorganization Plan or the Confirmation Order, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to the Administrative Agent copies of all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Effective Date, and (iv) made arrangements reasonably satisfactory to the Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of letters of credit to support the obligations of Holdings and its Subsidiaries with respect thereto.

(g) Real Estate Assets. Subject to Section 5.18, in order to create in favor of the Administrative Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority security interest in certain Real Estate Assets, the Administrative Agent shall have received from Borrower and each applicable Guarantor:

(i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.01(g) (each, a “Effective Date Mortgaged Property”);

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in each state in which an Effective Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(iii) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to the Administrative Agent with respect to each Effective Date Mortgaged Property (each, a “Title Policy”), in amounts not less than the fair market value of each Effective Date Mortgaged Property, together with copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Administrative Agent and (B) evidence satisfactory to the Administrative Agent that such Credit Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp Taxes (including mortgage recording and intangible Taxes) payable in connection with recording the Mortgages for each Effective Date Mortgaged Property in the appropriate real estate records; and

(iv) (A) a completed Flood Certificate with respect to each Effective Date Mortgaged Property, which Flood Certificate shall (x) be addressed to the Administrative Agent and (y) otherwise comply with the Flood Program; (B) if such Flood Certificate states that such Effective Date Mortgaged Property has improvements located in a Flood Zone, the Borrower’s written acknowledgment of receipt of written notification from the Administrative Agent (x) as to the existence of such Effective Date Mortgaged Property and (y) as to whether the community in which each Effective Date Mortgaged Property is located is participating in the Flood Program; and (C) if such Effective Date Mortgaged Property has improvements located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the Borrower has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Program.

(h) Personal Property Collateral. In order to create in favor of the Administrative Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Credit Party shall have delivered to Administrative Agent:

(i) UCC financing statements and originals of securities, instruments and chattel paper, in each case, to the extent required to be delivered on the Effective Date pursuant to the Pledge and Security Agreement;

(ii) a completed Collateral Questionnaire dated the Effective Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby;

(iii) satisfactory results of lien searches against each Credit Party;

(iv) fully executed Intellectual Property Security Agreements, in proper form for filing or recording in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, memorializing and recording the encumbrance of the Intellectual Property Assets listed in Schedule 5.2 to the Pledge and Security Agreement; and

(v) evidence that each Credit Party shall have delivered to the Term Collateral Agent any intercompany notes (including the Intercompany Note) evidencing Indebtedness permitted to be incurred pursuant to Section 6.01(b)).

(i) [Reserved].

(j) Financial Statements. The Administrative Agent and each Arranger shall have received from Holdings (i) the Historical Financial Statements (it being acknowledged by Administrative Agent and the Arrangers that the Historical Financial Statements referred to in clause (i) of the definition thereof have been received prior to the Effective Date) and (ii) customary pro forma financial statements (it being acknowledged by Administrative Agent and the Arrangers that all required pro forma financial statements required hereunder have been received prior to the Effective Date).

(k) Evidence of Insurance. The Administrative Agent shall have received a certificate from the applicable Credit Party’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.05 is in full force and effect, together with endorsements naming the Administrative Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.05.

(l) Opinions of Counsel to Credit Parties. Subject to Section 5.18, the Administrative Agents shall have received an executed copy of the favorable written opinions of counsel for Credit Parties addressed to the Lender Parties as to such matters as Administrative Agent may reasonably request, dated as of the Effective Date and in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to the Administrative Agent).

(m) Fees. Borrower shall have paid to each Agent the fees payable on or before the Effective Date referred to in Section 2.08 and all expenses payable pursuant to Section 10.03 which have accrued to the Effective Date and invoiced to Borrower reasonably prior to the Effective Date.

(n) Solvency Certificate. On the Effective Date, Administrative Agent and each Arranger shall have received a Solvency Certificate from the chief financial officer of Borrower in form, scope and substance reasonably satisfactory to Administrative Agent, and demonstrating that after giving effect to the consummation of the transactions contemplated by this Agreement and the Related Agreements on the Effective Date and any rights of contribution, the Credit Parties and their Subsidiaries are and will be, on a consolidated basis, Solvent.

(o) Effective Date Certificate. Holdings and Borrower shall have delivered to Administrative Agent an executed Effective Date Certificate, together with all attachments thereto.

(p) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(q) Projections. The Administrative Agent shall have received the projected income statement, balance sheet and cash flows of Holdings and its Subsidiaries, together with projected Availability for the period of Fiscal Year 2013 through and including Fiscal Year 2016 (on a month-to-month basis for the Fiscal Year 2013 and on a year-to-year basis thereafter) (the “Projections”).

(r) Letter of Direction. Administrative Agent shall have received a duly executed letter of direction from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Effective Date of the proceeds of the Loans made on such date, but only to the extent any Loans are made on the Effective Date.

(s) At least 5 days prior to the Effective Date, to the extent requested by the Arrangers 10 days prior to the Effective Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), and, in any event, Borrower shall have furnished to the Lenders, no later than 5 days prior to the Effective Date, a list setting forth the identity of each Person that will own more than 20% of the issued and outstanding Equity Interests in Parent on the Effective Date.

(t) No Default. As of the Effective Date, no event shall have occurred and be continuing or would result from the consummation of the Transactions to be consummated on the Effective Date that would constitute an Event of Default or a Default.

(u) Accuracy of Representations. As of the Effective Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of the Effective Date (both immediately prior to and after giving effect to the funding of the initial Loans and Letters of Credit that are issued and/or that are to be outstanding on the Effective Date) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(v) Funding Account. The Administrative Agent shall have received a notice setting forth the Deposit Account of the Borrower (the “Funding Account”) to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(w) Control Agreements. The Administrative Agent shall have received each Deposit Account Control Agreement required to be provided pursuant to Section 4.2(a) of the Pledge and Security Agreement.

(x) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the most recent calendar month completed immediately preceding the Effective Date and Availability after giving effect to the initial Loans to be made and Letters of Credit to be issued or outstanding on the Effective Date.

(y) Maximum Usage. If (x) the holders of First Lien Notes Claims (as defined in the Reorganization Plan) receive a cash payment from the Debtors on the Effective Date, then no Borrowings may be made and no Letters of Credit may be issued on the Effective Date (other than the Letters of Credit in an aggregate face amount not to exceed $85,000,000, including the face amount of any Existing Letters of Credit outstanding on the Effective Date) and (y) the holders of First Lien Notes Claims do not receive a cash payment from the Debtors on the Effective Date, the aggregate amount of Borrowings, together with the aggregate face of amount of the Letters of Credit, including the face amount of any Existing Letters of Credit outstanding on the Effective Date, may not exceed $120,000,000 on the Effective Date.

(z) Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable) if the issuance of a Letter of Credit will be required on the Effective Date.

(aa) Tax Withholding. The Administrative Agent shall have received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Credit Party.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on February 28, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 3.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability is not less than zero.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans, an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit and the Swingline Lender may, but shall have no obligation to, continue to make, Swingline Loans for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or Swingline Loans or issuing or causing to be issued any such Letter of Credit is in the best interests of the Lenders.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Lenders that:

SECTION 4.01 Organization; Requisite Power and Authority; Qualification. Each Credit Party and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization which on the Effective Date is identified in

Schedule 4.01, (b) has all requisite power and authority (i) to own and operate its properties, (ii) to carry on its business as now conducted and as proposed to be conducted and (iii) to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where any material portion of its assets are located and wherever such qualification is necessary to carry out its business and operations, in each case (other than clause (a) with respect to Borrower and Borrowing Base Guarantors and clause (b)(iii)), except where the failure to do so could not be reasonably expected to have a Material Adverse Effect.

SECTION 4.02 Equity Interests and Ownership. The Equity Interests of each Credit Party and its Subsidiaries and Unrestricted Subsidiaries have been duly authorized and validly issued and are, to the extent such concept is applicable, fully paid and non-assessable. Except as set forth on Schedule 4.02, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Credit Party or any of its Subsidiaries or Unrestricted Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of any Credit Party or any of its Subsidiaries or Unrestricted Subsidiaries outstanding which upon conversion or exchange would require, the issuance by such Credit Party or such Subsidiary or Unrestricted Subsidiary of any additional membership interests or other Equity Interests of such Credit Party or such Subsidiary or Unrestricted Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Credit Party or any of its Subsidiaries or Unrestricted Subsidiaries. Schedule 4.02 correctly sets forth the ownership interest of such Credit Party and each of its Subsidiaries in their respective Subsidiaries as of the Effective Date both before and after giving effect the consummation of the transactions contemplated by this Agreement and the Related Agreements to occur on the Effective Date.

SECTION 4.03 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

SECTION 4.04 No Conflict. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to such Credit Party, (ii) any of the Organizational Documents of such Credit Party, or (iii) any order, judgment or decree of any court or other agency of government binding on such Credit Party, except with respect to this clause (iii) to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of the Administrative

Agent, for the benefit of the Secured Parties or Liens created under any of the Credit Documents (as defined in the Term Credit Agreement)); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.05 Governmental Consents. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (a) registrations, consents, approvals, notices and other actions which have been duly obtained, taken, given or made and are in full force and effect, (b) those registrations, consents, approvals, notices and other actions, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect and (c) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing and/or recordation, as of the Effective Date.

SECTION 4.06 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 4.07 Historical Financial Statements. The Historical Financial Statements were prepared (a) in the case of Historical Financial Statements referred to in clause (i) of the definition thereof, in conformity with GAAP and (b) in the case of Historical Financial Statements referred to in clause (ii) of the definition thereof, subject to Schedule 4.07, in conformity with GAAP, and fairly present, subject, in the case of this clause (b), to Schedule 4.07, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the Persons described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

SECTION 4.08 Projections. On and as of the Effective Date, the Projections have been prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time such Projections were furnished to the Lenders, it being understood and agreed that Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Credit Parties, and as such, such Projections are not a guarantee of financial performance and actual results may differ from such Projections and such differences may be material.

SECTION 4.09 No Material Adverse Effect. Since December 31, 2011, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect other than (a) those events that would reasonably be expected to result from the filing or commencement of the Chapter 11 Cases or the announcement of the filing or commencement of the Chapter 11 Cases, (b) any action approved by the Bankruptcy Court prior to the Effective Date, (c) events set forth in the disclosure statement relating to the Reorganization Plan (provided that changes in the underlying facts or related events may constitute a Material Adverse Effect), (d) changes in general economic conditions or changes affecting the industries and markets in which the Borrower or any of its Subsidiaries operates (except to the extent that such changes have a disproportionately adverse effect on the Borrower and its Subsidiaries, taken as a whole), and (e) macroeconomic factors, interest rates, currency exchange rates, general financial market conditions, acts of God, war, terrorism or hostilities (except to the extent that such developments have a disproportionately adverse effect on the Borrower and its Subsidiaries, taken as a whole).

SECTION 4.10 Adverse Proceedings, Etc.. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Subsidiary of a Credit Party is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.11 Payment of Taxes. Except as set forth on Schedule 4.11 or as otherwise permitted under Section 5.03, (a) all U.S. federal, and material foreign, state and local income Tax returns and reports and all other material Tax returns and reports required to be filed by or on behalf of the Credit Parties and their respective Subsidiaries and Unrestricted Subsidiaries required to be filed by any of them have been timely filed, (b) all Taxes (including real property Taxes) and other charges shown on such Tax returns to be due and payable have been timely paid, and (c) all U.S. federal income taxes and all other material Taxes, assessments, fees and other governmental charges upon the Credit Parties and their respective Subsidiaries and Unrestricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. There is no Tax assessment against the Credit Parties or their respective Subsidiaries of which the Credit Parties have been notified in writing which is not being actively contested by the Credit Parties in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

SECTION 4.12 Properties. (a) Title. Each of the Credit Parties and their respective Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) to the knowledge of the Credit Parties, valid licensed rights in (in the case of licensed intellectual property that is material to the conduct of the business of the Credit Parties and their Subsidiaries) and (iv) good title to (in the case of all other personal property), all of their respective material properties and assets necessary in the ordinary conduct of its business, in each case except for assets disposed of in the ordinary course of business or as otherwise permitted under Section 6.07. Except as otherwise permitted by this Agreement, all such properties and assets are free and clear of Liens except for minor defects in title that do not materially impair any Credit Party’s or any such Subsidiary’s ability to conduct its business or utilize such assets for their intended purposes.

(b) Real Estate. As of the Effective Date, Schedule 4.12 contains a true, accurate and complete list, in all material respects, of (i) all fee-owned Real Estate Assets, (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions thereof) with respect to any material leasehold Real Estate Assets pursuant to which any Credit Party is the tenant and (iii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions thereof) with respect to any Material Real Estate Assets pursuant to which any Credit Party is the landlord. Each agreement listed in clause (ii) or clause (iii) of the immediately preceding sentence that is material to the conduct of the business of the Credit Parties and their Subsidiaries is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles. As of the Effective Date, Annex A to Schedule 3.01(g) contains a true, accurate and complete list of all fee-owned Real Estate Assets of the Credit Parties located at, adjacent to or within the vicinity of each Mill (as defined on Schedule 3.01(g)) other than any Excluded Real Estate Assets (as defined on Schedule 3.01(g)); provided that a breach of this representation shall not constitute a Default or Event of Default unless the Credit Parties fail to deliver the documentation required by Section 5.11 with respect to the applicable Real Estate Assets within sixty (60) days following the Effective Date (or such later date agreed to by the Administrative Agent).

SECTION 4.13 Environmental Matters. Except as set forth on Schedule 4.13 or except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity; and

(b) neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law and, to each of Holdings’ and its Subsidiaries’ knowledge, no Facility is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or included on any similar list maintained by any Governmental Authority including any such list relating to petroleum; and

(c) there are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities, or at, under or from any Facility, which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries; and

(d) Holdings, its Subsidiaries, and any of their respective Facilities or operations holds or has applied for all permits required under applicable Environmental Law (“Environmental Permits”) and is in compliance with the terms and conditions of their respective Environmental Permits; and

(e) no Lien has been recorded under any Environmental Law with respect to any Facility; and

(f) to each of Holdings’ and its Subsidiaries’ knowledge, no person with an indemnity or contribution obligation to Holdings or its Subsidiaries relating to compliance with or liability under Environmental Law is in default with respect to such obligation; and

(g) Holdings and its Subsidiaries have made available all final (including final internal, non-privileged) environmental audits and reports in its possession that were prepared in the four years prior to the date hereof and which materially bear on Holdings’ and each of its Subsidiaries’ compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at any Facility.

SECTION 4.14 No Defaults.

(a) No Credit Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

(b) No Default has occurred and is continuing.

SECTION 4.15 Material Contracts. Schedule 4.15 contains a true, correct and complete list of all the Material Contracts in effect on the Effective Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults exist thereunder as of the Effective Date.

SECTION 4.16 Governmental Regulation. No Credit Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Credit Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

SECTION 4.17 Federal Reserve Regulations.

(a) None of Holdings, Borrower or any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No portion of the proceeds of any Loan shall be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof.

SECTION 4.18 Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

SECTION 4.19 Employee Benefit Plans. Except as would not reasonably be expected to have a Material Adverse Effect, Holdings and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter or opinion letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. Except as would not reasonably be expected to have a Material Adverse Effect, no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is reasonably expected to be incurred by Holdings or any of its ERISA Affiliates. Except as could not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings or any of its ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings or any of its ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings and its ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to

Section 4221(e) of ERISA have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. Holdings and its ERISA Affiliates are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

SECTION 4.20 Certain Fees. Except as set forth on Schedule 4.20 or pursuant to the Reorganization Plan, no broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Related Agreements, except as payable to Agents and Lenders.

SECTION 4.21 Solvency. The Borrower and its Subsidiaries on a consolidated basis are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, on a consolidated basis, Solvent.

SECTION 4.22 [Reserved].

SECTION 4.23 Compliance with Statutes, Etc. Each Credit Party and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (other than any Environmental Laws, which are the subject of Section 4.13), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.24 Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby on or prior to the Effective Date contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. As of the Effective Date, there are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 4.25 PATRIOT Act. To the extent applicable, each Credit Party and Unrestricted Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 4.26 Insurance. Schedule 4.26 sets forth a description of all insurance maintained by or on behalf of the Credit Parties and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Each of the Borrower and Holdings believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

SECTION 4.27 Security Interest in Collateral. The provisions of this Agreement and the other Credit Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and so long as such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the filings of appropriate financing statements with the office of the Secretary of State of the state of organization of each Credit Party, the filing of the Intellectual Property Security Agreements with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the proper recordation of Mortgages and fixture filings with respect to Material Real Estate Assets, in each case in favor of the Administrative Agent and the delivery to the Administrative Agent (or to the Term Collateral Agent as bailee for the Administrative Agent pursuant to the Intercreditor Agreement) of any Pledged Debt (as defined in the Pledge and Security Agreement) and any Pledged Equity Interest (as defined in the Pledge and Security Agreement) required to be delivered pursuant to the applicable Collateral Documents), such Liens constitute perfected and continuing Liens on the Collateral (to the extent that a Lien thereon can be perfected by the foregoing actions), securing the Secured Obligations, enforceable against the applicable Credit Party and all third parties, and (a) in the case of Revolving Loan Priority Collateral, having priority over all other Liens on such Revolving Loan Priority Collateral except Permitted Revolving Collateral Liens to the extent any such Permitted Revolving Collateral Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) in the case of Term Loan Priority Collateral, having Second Priority on such Term Loan Priority Collateral except Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or any applicable intercreditor agreement (including the Intercreditor Agreement), and, in the case of each clause (a) and clause (b) above, except Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

ARTICLE V

AFFIRMATIVE COVENANTS.

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated or have been cash-collateralized or supported by a back up standby letter of credit in accordance with the other provisions of this Agreement and all LC Disbursements have been reimbursed, each Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Article V.

SECTION 5.01 Financial Statements; Borrowing Base and Other Information. Holdings will deliver to the Administrative Agent and Lenders (and in addition, in the case of Section 5.01(n), to Co-Collateral Agents consistent with past practices):

(a) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the first such Fiscal Quarter ending after the Effective Date, the consolidated balance sheet of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and accompanied by a comparison to the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of the Fiscal Year ending December 31, 2012 and 90 days after the end of each Fiscal Year thereafter, commencing with the Fiscal Year in which the Effective Date occurs, (i) (A) the consolidated (and unaudited consolidating for Holdings and its Subsidiaries (including Unrestricted Subsidiaries) as a group) balance sheet of Parent and its subsidiaries as at the end of such Fiscal Year and the related consolidated (and unaudited consolidating for Holdings and its Subsidiaries (including Unrestricted Subsidiaries) as a group) statements of income, stockholders’ equity and cash flows of Parent and its subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and accompanied by a comparison to the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto and (B) if (x) (1) the positive Parent Consolidated Net Income (excluding the Consolidated Net Income of Holdings and its Subsidiaries (including Unrestricted Subsidiaries)) is greater than $10 million and (2) the Consolidated Net Income of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) for such Fiscal Year is less than 97.5% of the Parent Consolidated Net Income for such Fiscal Year or (y) the Consolidated Total Assets of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) as of the last day of such Fiscal Year is less than 97.5% of the Parent Consolidated Total Assets as of the last day of such Fiscal Year, the consolidated balance sheet of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and accompanied by a comparison to the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to each such consolidated financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Parent, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its subsidiaries and, if applicable, the consolidated financial position of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c) Compliance Certificate. Together with each delivery of financial statements pursuant to Sections 5.01(a) and 5.01(b), a duly executed and completed Compliance Certificate (which shall, among other things, set forth reasonably detailed calculations of Fixed Charge Coverage Ratio (whether or not a Financial Covenant Trigger has occurred) and if applicable, demonstrate compliance with Sections 6.16);

(d) [Reserved];

(e) Notice of Default. Promptly upon any officer of Holdings or Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Borrower with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in clause (b) of Article VIII; or (iii) of the occurrence of any event or change that has caused, either individually or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

(f) Notice of Litigation. Promptly upon any officer of Holdings or Borrower obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Borrower to enable Lenders and their counsel to evaluate such matters;

(g) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(h) Financial Plan. As soon as practicable and in any event no later than January 30 of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the four immediately subsequent Fiscal Years (or portion thereof), in each case, to the extent ending prior to the final maturity date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) for each such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) for each month of such Fiscal Year and each Fiscal Quarter of each other Fiscal Year;

(i) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a certificate from Borrower’s insurance broker(s) in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by Holdings and its Subsidiaries;

(j) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days (i) after any Material Contract with respect to Indebtedness of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or (ii) any new Material Contract with respect to Indebtedness is entered into, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Holdings or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.01(j));

(k) Information Regarding Collateral. (a) Borrower will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. Borrower agrees to, within 10 days following any change referred to in the preceding sentence, make all filings under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents;

(l) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(b), Borrower shall deliver to Collateral Agent a certificate of its Authorized Officer either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section 5.01 and/or identifying such changes;

(m) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its equity holders, bondholders or holders of any other of its securities acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any other Governmental Authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent;

(n) Borrowing Base Certificates, Collateral Monitoring Reports and Supporting Documents and Information.

(i) As soon as available but in any event within 15 days of the end of each calendar month and within 4 Business Days after the last Business Day of each week during any Weekly Reporting Period, and at such other times as may be necessary to re-determine Availability for purposes of determining satisfaction of the Payment Conditions in connection with any Permitted Investment or Permitted Junior Payment, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect thereto, as the Administrative Agent may reasonably request and as shall be reasonably satisfactory to Administrative Agent in its Permitted Discretion;

(ii) As soon as available but in any event within 15 days of the end of each calendar month and within 4 Business Days after the end of each calendar week during any Weekly Reporting Period (with weekly updates for Accounts but monthly totals for Inventory), as of the period then ended (all delivered electronically in a text formatted file reasonably acceptable to the Administrative Agent):

(1) a trial balance for the applicable period showing Accounts outstanding aged from statement date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by a comparison to the prior period’s trial balance and such supporting detail and documentation as shall be reasonably satisfactory to Administrative Agent in its Permitted Discretion; and

(2) a summary of Inventory by location and type accompanied by such supporting detail and documentation as shall be reasonably requested by Administrative Agent in its Permitted Discretion;

(iii) (1) Together with each delivery of financial statements pursuant to Sections 5.01(a) and 5.01(b), a reconciliation of the Accounts trial balance and quarter-end Inventory reports of Borrower and Borrowing Base Guarantors to the general ledger of such Credit Party, in each case, accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its Permitted Discretion; and (2) such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as any Co-Collateral Agent shall from time to time request in its Permitted Discretion;

(iv) as soon as available but in any event within 15 days of the end of each calendar quarter, as of the quarter then ended, and at such other times as may be requested by the Administrative Agent, an updated customer list for the Borrower and the Borrowing Base Guarantors, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file reasonably acceptable to the Administrative Agent and certified as true and correct by an Authorized Officer of the Borrower; and

(v) prompt (but in any event within any time period that may be specified below) written notice of the following:

(1) any Lien (other than Permitted Revolving Collateral Liens) asserted against Revolving Loan Priority Collateral since the date of the last Borrowing Base Certificate delivered pursuant to Section 5.01(n)(i) which would cause more than $5,000,000 of Accounts and/or Inventory in the aggregate to be ineligible pursuant to clause (b) of the definition of the term “Eligible Accounts” and/or clause (b) of the definition of the term “Eligible Inventory”;

(2) any loss, damage, or destruction to Revolving Loan Priority Collateral in the amount of $5,000,000 or more, whether or not covered by insurance; and

(3) within five Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Inventory with the aggregate value in excess of $5,000,000 is located.

(o) Certification of Public Information. Holdings, Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Holdings or Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. Each of Holdings and Borrower agrees to clearly designate all information provided to Administrative Agent by or on behalf of Holdings or Borrower which contains Non-Public Information. If Holdings or Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to Holdings, its Subsidiaries and their Securities.

Information required to be delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(m) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov or on the website of the Borrower (provided, in each case, that the Borrower has notified the Administrative Agent that such information is available on such website and, if requested by the Administrative Agent, shall have provided hard copies to the Administrative Agent). Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

SECTION 5.02 Existence. Except as otherwise permitted under Section 6.07, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its legal existence and take all reasonable action to preserve all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Borrower or a Borrowing Base Guarantor with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if (a) such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person or (b) with respect to any Immaterial Subsidiary, the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03 Payment of Taxes. Each Credit Party will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon; provided, no such Tax need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries and Unrestricted Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Holdings or any of its Subsidiaries and Unrestricted Subsidiaries).

SECTION 5.04 Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

SECTION 5.05 Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses operating in similar locations, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Program, in each case in compliance with any applicable regulations of the Board of Governors, and (b) replacement value property insurance on the

Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Administrative Agent, for the benefit of the Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each property insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent, for the benefit of the Secured Parties, as the loss payee thereunder and Credit Parties shall use commercially reasonable efforts to cause such endorsement to provide for at least thirty days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy; provided that, in the event that such endorsement does not provide for such notice to the Administrative Agent, the Borrower shall provide for at least thirty days’ prior written notice to Administrative Agent of any modification or cancellation of such policy.

SECTION 5.06 Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries, in accordance with customary practices for Persons engaged in similar businesses, shall be made of all material financial dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by the Administrative Agent, Co-Collateral Agents (or, if an Event of Default has occurred and is continuing, any Lender) (including employees of the Administrative Agent or Co-Collateral Agents or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent or the Co-Collateral Agents) to:

(i) visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to conduct at the Credit Party’s premises, field examinations of the Credit Party’s assets, liabilities, books and records contemplated by Section 5.13 or Section 5.14, to inspect, copy and take extracts from its and their financial and accounting records; provided that in the case of an inspection (other than an inspection in connection with a field examination contemplated by Section 5.13 or inventory appraisal contemplated by Section 5.14 which inspections shall be subject to the limitations set forth in such Section 5.13 and 5.14, respectively) (a) unless an Event of Default has occurred and is continuing, the Credit Parties shall bear the expense of not more than one (1) such inspection in any Fiscal Year and (b) the Credit Parties and the Administrative Agent (or, as applicable, the Lender) shall each cooperate so that such inspection does not materially disrupt the normal operations of the Credit Parties and their respective Subsidiaries; and

(ii) discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

Notwithstanding the foregoing, neither the Credit Parties nor their respective Subsidiaries shall have any obligation to disclose (1) materials that are subject to attorney-client privilege or attorney work product or (2) materials the disclosure of which would violate any confidentiality obligations of any Credit Party or any such Subsidiary entered into in the ordinary course of business. The Credit Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Credit Parties’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07 Lenders Calls and Meetings. Holdings and Borrower will, upon the request of Administrative Agent or Required Lenders, participate in a telephonic conference call with Administrative Agent and Lenders once during each Fiscal Quarter (or more often during the continuance of an Event of Default) at such time as may be agreed to by Borrower and Administrative Agent (and, in any event, during normal business hours). Holdings and Borrower will, upon the request of Administrative Agent or Required Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year (or more often during the continuance of an Event of Default) to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent (and, in any event, during normal business hours).

SECTION 5.08 Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all applicable Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09 Environmental.

(a) Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following Holdings’ or its Subsidiaries’ receipt thereof, copies of all environmental audits, investigations and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims that, in each case, would reasonably be expected to result in costs to Holdings or any of its subsidiaries in excess of $10,000,000;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release by Holdings or any of its subsidiaries required to be reported to any Governmental Authority under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (3) Holdings or Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could reasonably be expected to cause such Facility or any part thereof to be subject to any applicable material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all material written communications, but with respect to privileged communications shall provide only such portion of that material that is not subject to any applicable privilege (including without limitation any final data collected or samples taken), with respect to (1) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to give rise to a Material Adverse Effect, (2) any Release by Holdings or any of its subsidiaries required to be reported to any Governmental Authority under any applicable Environmental Laws, and (3) any request for information from any Governmental Authority that indicates such Governmental Authority is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to result in costs to Holdings or any of its subsidiaries in excess of $10,000,000; and

(iv) except to the extent set forth in the Financial Plan for the applicable Fiscal Year, prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) adversely and materially affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws that could reasonably be expected to result in costs to Holdings or any of its subsidiaries in excess of $10,000,000.

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person as a result of such Environmental Claim where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that nothing herein shall be construed to preclude any Credit Party or its subsidiaries from contesting or challenging such Environmental Claim.

SECTION 5.10 Subsidiaries. In the event that any Person becomes a Domestic Subsidiary or a Foreign Pass-Through Subsidiary of Borrower (other than an Immaterial Subsidiary or an Unrestricted Subsidiary) or any Unrestricted Subsidiary is converted into a Restricted Subsidiary that is a Domestic Subsidiary or Foreign Pass-Through Subsidiary (other than an Immaterial Subsidiary), in each case, after the Effective Date, Borrower shall (a) promptly cause such Domestic Subsidiary or Foreign Pass-Through Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Joinder Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by Administrative Agent, in each case, to the extent applicable, similar to those described in Section 3.01. In the event that any Person becomes a CFC Subsidiary of Borrower (other than an Immaterial Subsidiary or an Unrestricted Subsidiary) or any Unrestricted Subsidiary is converted into a Restricted Subsidiary that is a CFC Subsidiary (other than an Immaterial Subsidiary) after the Effective Date, and the ownership interests of such CFC Subsidiary are owned by Borrower or by any Subsidiary (other than an Immaterial Subsidiary or an Unrestricted Subsidiary) thereof, Borrower shall, or shall cause such Subsidiary to, deliver all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b), and Borrower shall take, or shall cause such Subsidiary to take, all of the actions referred to in Section 3.01(h)(i) necessary to grant and to perfect a Second Priority Lien in favor of Administrative Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in stock representing (i) 65% of the total combined voting power of the issued and outstanding voting stock or other voting equity interests and (ii) 100% of the non-voting stock or other equity interests in such CFC Subsidiary. With respect to each such Subsidiary described in the previous two sentences, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower or was converted into a Restricted Subsidiary, as applicable, and (ii) all of the data required to be set forth in Schedules 4.01 and 4.02 with respect to all Subsidiaries of Borrower; and such written notice shall be deemed to supplement Schedule 4.01 and 4.02 for all purposes hereof. Notwithstanding anything to the contrary herein or any other Credit Document, (a) neither Holdings nor any of its Subsidiaries shall be required to grant a security interest in (i) the Equity Interests of any Unrestricted Subsidiary or (ii) any Excluded Assets (as defined in the Pledge and Security Agreement), (b) in no case shall stock or other Equity Interests representing more than 65% of the total combined voting power of a CFC Subsidiary be pledged directly or indirectly to secure the Secured Obligations (including by virtue of a pledge of Equity Interests in a Disregarded Entity that owns a CFC Subsidiary) (c) no CFC Subsidiary (or Disregarded Entity that is a direct or indirect subsidiary of such CFC Subsidiary) shall guaranty directly or indirectly the Secured Obligations and (d) no asset of any CFC Subsidiary (or Disregarded Entity that is a direct or indirect Subsidiary of such CFC Subsidiary), including any Equity Interests in its Subsidiaries and including the assets of any Subsidiary shares of which are owned by a CFC Subsidiary, shall directly or indirectly serve as security for the obligations under the Credit Documents.

SECTION 5.11 Additional Material Real Estate Assets In the event that (w) any Credit Party acquires a Material Real Estate Asset, (x) a Real Estate Asset owned on the Effective Date becomes a Material Real Estate Asset, (y) Borrower failed to deliver the documentation required by, and otherwise comply with, Section 3.01(g) with respect to a Material Real Estate Asset owned on the Effective Date, or (z) any Unrestricted Subsidiary that owns a Material Real Estate Asset is converted into a Restricted Subsidiary after the Effective Date and such interest in such Material Real Estate Asset has not otherwise been made subject to the Lien of the Collateral Documents in favor of Administrative Agent, for the benefit of Secured Parties, then such Credit Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, (a) mortgages, opinions, title policies and certificates similar to those described in Section 3.01(g) and (b) all final (including final internal, non-privileged) environmental audits and reports in such Credit Party’s possession that were prepared in the four years prior to the date of the acquisition of, or conversion into, such material Real Estate Asset by any Credit Party, and which materially bears on such Credit Party’s compliance with or liability under Environmental Law in connection with such Material Real Estate Asset, including those concerning the actual or suspected existence of Hazardous Material at any such Material Real Estate Asset so acquired or converted by any Credit Party after the Effective Date, in each case with respect to each such Material Real Estate Asset that Administrative Agent shall reasonably request to create in favor of Administrative Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected Second Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Administrative Agent, deliver, from time to time, but not more often than once in any 24-month period (unless an Event of Default has occurred and is continuing), to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets, if any, with respect to which Administrative Agent has been granted a Lien.

SECTION 5.12 Use of Proceeds. The proceeds of the Loans will be used only for working capital needs and for other general corporate purposes of the Credit Parties and their respective Subsidiaries in the ordinary course of business. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations

SECTION 5.13 Field Examinations. At any time that the Co-Collateral Agents request, the Co-Collateral Agents or their designee may conduct, and the Credit Parties shall permit the Co-Collateral Agents or their designee to conduct, a field examination of the Credit Parties’ Accounts, Inventory and related working capital matters and of the Credit Parties’ related data processing and other systems, provided, however, that the Credit Parties shall bear the expense of not more than one (1) such field examination during any period of 12 consecutive months; provided, further, however, that in the event that at any time Availability is less than the greater of (i) 20.0% of the aggregate Commitments then in effect and (ii) $70,000,000 (such greater amount, the “Exam and Appraisal Trigger”), the Credit Parties shall bear the expense of not more than two (2) such field examinations during the 12 consecutive month period following the occurrence of such Exam and Appraisal Trigger, provided, further, however, that there shall be no limitation on the number of field examinations that are at the expense of the Credit Parties if an Event of Default shall have occurred and be continuing.

SECTION 5.14 Appraisals. At any time that the Co-Collateral Agents request, the Credit Parties shall provide the Co-Collateral Agents with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agents, and prepared on a basis satisfactory to the Co-Collateral Agents such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that the Credit Parties shall bear the expense of not more than one (1) such appraisal during any period of 12 consecutive months; provided, further, however, that in the event that at any time an Exam and Appraisal Trigger has occurred, the Credit Parties shall bear the expense of not more than two (2) such appraisals during the 12 consecutive month period following the occurrence of such Exam and Appraisal Trigger, provided, further, however, that there shall be no limitation on the number of appraisals that are at the expense of the Credit Parties if an Event of Default shall have occurred and be continuing.

SECTION 5.15 Depository Banks.

(a) The Borrower and each other Credit Party shall maintain with one or more of the Lenders as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other Deposit Accounts for the conduct of its business. If at any time any such Person that is a principal depository bank is no longer a Lender, the Credit Parties shall cause another Lender or another financial institution reasonably acceptable to the Administrative Agent (it being understood that Wells Fargo Bank, National Association is reasonably acceptable to the Administrative Agent) to be the Credit Parties’ principal depository bank as soon as is practicable, and in any event, within 120 days after such Person ceases to be a Lender (or such later date that may be agreed in writing by the Administrative Agent in its Permitted Discretion).

(b) Each Credit Party will maintain such cash management systems and banking arrangements, including the establishment of Deposit Account Control Agreements, as required by Section 10 of the Pledge and Security Agreement.

SECTION 5.16 Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent may reasonably request from time to time to ensure that the Secured Obligations are guaranteed by the Guarantors and are secured by substantially all of the Collateral.

SECTION 5.17 Designation of Subsidiaries. The board of directors (or similar governing body) of Borrower may at any time designate any Restricted Subsidiary or any newly formed or acquired Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Net Leverage Ratio shall not exceed 1.75:1.00, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Subordinated Indebtedness, the Term Credit Agreement or any Refinancing Indebtedness, (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (v) neither Borrower nor any Borrowing Base Guarantor may be designated as an Unrestricted Subsidiary, (vi) Borrower shall deliver to Administrative Agent at least five Business Days prior to such designation a certificate of an Authorized Officer of Borrower, demonstrating compliance with the foregoing clauses (i) through (v) of this Section 5.17 and, if applicable, certifying that such subsidiary meets the requirements of an “Unrestricted Subsidiary” and (vi) at least three days prior to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, with respect to such subsidiary (to the extent requested at least five days prior to the designation). The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Borrower therein at the date of designation in an amount equal to the fair market value of Borrower’s Investment therein; provided that upon a redesignation of such subsidiary as a Restricted Subsidiary, if such newly redesignated Restricted Subsidiary is not a wholly-owned Guarantor Subsidiary, for purposes of Section 6.06(d), Borrower shall be deemed to continue to have an Investment in such newly redesignated Restricted Subsidiary in an amount (if positive) equal to (i) the lesser of (A) the fair market value of Investments of Borrower and its Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of Investments of Borrower and its Subsidiaries made in connection with the designation of such Subsidiary as an Unrestricted Subsidiary minus (ii) the portion (proportionate to Borrower’s and its Subsidiaries’ Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. On the Effective Date, Consolidated Water Power Co. shall be an Unrestricted Subsidiary.

SECTION 5.18 Post-Closing Obligations.

(a) Promptly but in any event within sixty (60) days following the Effective Date (or such later date agreed to by the Administrative Agent), the Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent executed Landlord Personal Property Collateral Access Agreements with respect to the Leasehold Properties located at 8540 Gander Creek Drive, Miamisburg, Ohio and 1101 Perimeter Drive, Suite 475, Schaumburg, Illinois.

(b) Promptly but in any event within five (5) Business Days following the Effective Date (or such later date agreed to by the Administrative Agent), the Borrower shall deliver to the Administrative Agent the opinions of counsel in the states of Wisconsin and Michigan described in Sections 3.01(g)(ii) and 3.01(l).

(c) Promptly but in any event on or prior to December 31, 2012 (or such later date agreed to by the Administrative Agent), the Borrower shall deliver to the Administrative Agent the Title Policies and related documentation described in Section 3.01(g)(iii) and opinions described in Section 3.01(g)(ii) with respect to the each Effective Date Mortgaged Property.

ARTICLE VI

NEGATIVE COVENANTS.

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Credit Document have been paid in full and all Letters of Credit have expired or terminated or have been cash-collateralized or supported by a back-up standby letter of credit in accordance with the other provisions of this Agreement and all LC Disbursements have been reimbursed, each Credit Party executing this Agreement shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Article VI.

SECTION 6.01 Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness of any Subsidiary to Borrower or to any other Subsidiary, or of Borrower to any Subsidiary; provided, (i) all such Indebtedness (x) among Credit Parties shall be evidenced by the Intercompany Note, and, (y) if owed by a Subsidiary that is not a Credit Party to a Credit Party, shall be evidenced by an intercompany note in form and substance substantially similar to the Intercompany Note, which Intercompany Note or intercompany note shall be subject to a Second Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Secured Obligations pursuant to the terms of the Intercompany Note or otherwise agreed to by Administrative Agent (iii) any payment by any Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Guarantor Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made and (iv) such Indebtedness is permitted as an Investment under Section 6.06(d);

(c) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including Indebtedness consisting of the deferred purchase price of property acquired in a Permitted Acquisition, “Earn Out Indebtedness”), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

(d) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(e) Banking Services Obligations, “Cash Management Obligations” as defined in, and as permitted under Section 6.1(e) of, the Term Credit Agreement as in effect on the Effective Date and other Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(f) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;

(g) guaranties by Borrower of Indebtedness of a Guarantor Subsidiary or guaranties by a Guarantor Subsidiary of Indebtedness of Borrower or another Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01; provided, that if the Indebtedness that is being guaranteed is unsecured and/or subordinated to the Secured Obligations, the guaranty shall also be unsecured and/or subordinated to the Secured Obligations;

(h) Permitted Junior/Unsecured Incremental Debt to the extent permitted under Section 6.1(h) of the Term Credit Agreement as in effect on the Effective Date as long as (i) if secured, such Indebtedness is subordinated to the Secured Obligations and Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations pursuant to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent and (ii) both immediately prior to and after giving effect to the incurrence thereof, no Default or Event of Default shall exist or result therefrom;

(i) Indebtedness described in Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) Permitted Refinancing Indebtedness in respect thereof;

(j) Indebtedness of Borrower or its Subsidiaries with respect to Capital Leases in an aggregate amount not to exceed at any time $50,000,000;

(k) purchase money Indebtedness of Borrower or its Subsidiaries in an aggregate amount not to exceed at any time $50,000,000; provided, any such Indebtedness (i) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not less than 75% of the aggregate consideration paid with respect to such asset and any Permitted Refinancing Indebtedness in respect thereof;

(l) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Borrower or any of its Subsidiaries, in each case after the Effective Date as the result of a Permitted Acquisition, in an aggregate amount not to exceed the greater of (x) $25,000,000 and (y) such amount as would not cause the Net Leverage Ratio as of such date (calculated pro forma after giving effect to the incurrence of the applicable Indebtedness) to exceed 2.00:1.00 at any one time outstanding, provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Holdings or any Subsidiary (other than by any such person that so becomes a Subsidiary), and (ii) Permitted Refinancing Indebtedness in respect thereof;

(m) subject to the Intercreditor Agreement, (i) Indebtedness in respect of the Term Credit Agreement and any amendments, modifications, supplements, extensions, renewals, exchanges, refinancings, restatements, restructurings or replacements thereof permitted under the Intercreditor Agreement, in an aggregate principal amount not to exceed at any time $550,000,000, as such amount is reduced by the amount of repayments of any such Indebtedness plus (ii) the principal amount of New Term Loans not to exceed the Permitted Pari Incremental Amount funded in accordance with the Term Credit Agreement as in effect on Effective Date;

(n) (i) Indebtedness under any Designated Hedge Agreements entered into in the ordinary course of business and not for speculative purposes; provided, that any Designated Hedge Agreement that could result in any uncovered short positions with respect to commodities shall not be permitted pursuant to this clause (n) and (ii) Indebtedness under any “Hedge Agreements” as defined in, and as permitted under Section 6.1(n) of, the Term Credit Agreement as in effect on the Effective Date;

(o) obligations on account of (i) current liabilities of the Credit Parties or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (x) the borrowing of money or (y) the obtaining of credit except for credit on an open account basis customarily extended in connection with purchases of goods and services in the ordinary course of business and (ii) non-current accounts payable which the applicable Credit Party or Subsidiary is contesting in good faith and by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP;

(p) Indebtedness in respect of (i) Taxes, to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.03 and (ii) other assessments, governmental charges or levies or claims for labor, materials and supplies in the ordinary course of business to the extent such assessments, governmental charges or levies or claims are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as an adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor;

(q) other Indebtedness of Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $50,000,000; and

(r) Refinancing Indebtedness to the extent permitted under Section 6.1(r) of, the Term Credit Agreement as in effect on the Effective Date; provided that (A) no Default or Event of Default shall exist before or after giving effect to the incurrence of such Refinancing Indebtedness, (B) in the case of a Refinancing Indebtedness constituting Permitted First Priority Refinancing Debt, the holders of such Indebtedness (or their representative) and Administrative Agent shall be party to a customary intercreditor agreement reasonably acceptable to the Administrative Agent, (C) in the case of a Refinancing Indebtedness constituting Permitted Second Priority Refinancing Debt the holders of such Indebtedness (or their representative) and Administrative Agent shall be party to a customary intercreditor agreement reasonably acceptable to the Administrative Agent and such Indebtedness meets the Permitted Junior Debt Conditions, (D) in the case of a Refinancing Indebtedness constituting Permitted Unsecured Refinancing Debt, such Indebtedness meets the Permitted Junior Debt Conditions; (E) Borrower shall deliver to Administrative Agent at least five Business Days prior to the incurrence of such Refinancing Indebtedness (i) a certificate of an Authorized Officer certifying (a) that such Indebtedness constitutes Refinancing Indebtedness, (b) compliance with clause (A) of this proviso, and (G) Borrower shall deliver to Administrative Agent no later than ten Business Days after the incurrence of such Refinancing Indebtedness an Authorized Officer certifying that attached thereto are true, correct and complete copies of the material documents governing such Refinancing Indebtedness.

SECTION 6.02 Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures except:

(a) Liens in favor of the Administrative Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen, suppliers and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any Cash earnest money deposits or escrow or similar arrangements made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of Borrower or such Subsidiary;

(l) Liens described in Schedule 6.02 (and, to the extent any Indebtedness underlying such Liens is refinanced with Permitted Refinancing Indebtedness, Liens securing such Permitted Refinancing Indebtedness) or on a title report delivered pursuant to Section 3.01(g)(iii);

(m) Liens securing Indebtedness permitted pursuant to Section 6.01(j) and 6.01(k); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) Liens securing Indebtedness permitted by Section 6.01(l), provided any such Lien shall encumber only those assets which secured such Indebtedness at the time such assets were acquired by Borrower or its Subsidiaries;

(o) subject to the Intercreditor Agreement, Liens in favor of the Term Collateral Agent securing Indebtedness permitted pursuant to Section 6.01(m);

(p) customary security deposits under operating leases in the ordinary course of business;

(q) customary rights of first refusal, “tag-along” and “drag-along” rights, and put and call arrangements under joint venture agreements;

(r) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.07, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(s) other Liens securing Indebtedness in an aggregate amount not to exceed $20,000,000 at any time outstanding; and

(t) in each case subject to the applicable intercreditor agreement, Liens on the Collateral securing (i) Indebtedness permitted by Section 6.01(h), (ii) Permitted First Priority Refinancing Debt to the extent such Indebtedness is permitted by Section 6.01(r) or (iii) Permitted Second Priority Refinancing Debt to the extent such Indebtedness is permitted by Section 6.01(r).

SECTION 6.03 No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a sale or other disposition of assets permitted hereunder, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) restrictions and conditions imposed by any Credit Document, the Intercreditor Agreement, the Revolving Facility Credit Agreement and other documentation entered into in connection therewith, (d) restrictions and conditions existing on the date hereof identified on

Schedule 6.03, and amendments, modifications, extensions and renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or refinancing of any Indebtedness containing such restriction or condition); provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (e) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(k) or 6.0(l); provided, that such restrictions and conditions apply only to the assets securing such Indebtedness, (f) restrictions and conditions imposed by agreements binding on any Subsidiary (or on any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) in existence at the time such Subsidiary became a Subsidiary (or at the time of such merger or consolidation); provided, that such restrictions and conditions apply only to such Subsidiary (or, in the case of any such merger or consolidation, the Persons party thereto), and amendments, modifications, extensions or renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or, in the case of any such agreement relating to Indebtedness, refinancing of such agreement); provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (g) in connection with the sale of any Equity Interests in a Subsidiary or any other assets, customary restrictions and conditions contained in agreements relating to such sale pending the completion thereof; provided, that such restrictions and conditions apply only to the Subsidiary or the other assets to be sold and such sale is permitted under Section 6.07, (h) restrictions and conditions contained in agreements and documents governing Indebtedness of any Subsidiary permitted hereunder that is not, and is not required to become, a Credit Party hereunder; provided, that such restrictions and conditions apply only to such Subsidiary, and (i) restrictions in any Refinancing Indebtedness as long as, in the case of this clause (i), any restrictions on the creation or assumption of any Lien upon any of Credit Party’s properties or assets, whether now owned or hereafter acquired, to secure the Secured Obligations in Refinancing Indebtedness shall not be less favorable to the Secured Parties, when taken as a whole, than any such restrictions in the Refinanced Debt, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Secured Obligations.

SECTION 6.04 Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates that are controlled by Holdings or any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a) Any Subsidiary of Borrower may declare and pay dividends or make other distributions ratably to its equity holders;

(b) payments of reasonable and customary Earn Out Indebtedness will be permitted; provided that both immediately prior to and after giving effect to the incurrence thereof, no Default or Event of Default shall exist or result therefrom;

(c) Borrower may make Restricted Junior Payments to Holdings (i) in an aggregate amount not to exceed $2,000,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses, so long as no Default or Event of

Default shall have occurred and be continuing or shall be caused thereby, and (ii) in an amount not to exceed the lesser of (A) the Taxes that would have been payable by the Borrower and/or its Subsidiaries as a stand-alone group and (B) the actual Tax liability of Holdings’ consolidated, combined, unitary or affiliated group (or, if Holdings is not the parent of the actual group, the Taxes that would have been paid by Holdings, the Borrower and/or the Borrower’s Subsidiaries as a stand-alone group);

(d) Holdings or any of its Subsidiaries may declare and pay dividends with respect to its respective Equity Interests payable solely in additional Equity Interests (other than Disqualified Equity Interests);

(e) Holdings may make repurchases of its Equity Interests deemed to occur upon the “Cashless exercise” of stock options, stock appreciation rights, warrants or similar equity or equity-based incentives or upon the vesting of restricted stock units, restricted stock or similar equity or equity-based incentives, if such Equity Interests represent the exercise price of such options, stock appreciation rights, warrants or similar equity or equity-based incentives or represent withholding Taxes due upon such exercise or vesting;

(f) Holdings may make, and Borrower may make Restricted Junior Payments to Holdings to permit Holdings to make, Cash payments in lieu of the issuance of fractional shares representing insignificant interests in Holdings in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Holdings;

(g) Holdings may make, and Borrower may make Restricted Junior Payments to Holdings to permit Holdings to make, Restricted Junior Payments in connection with the implementation of or pursuant to any retirement, health, stock option and other benefit plans, bonus plans, carried interest programs, performance-based incentive plans, “promote” fee arrangements and other similar forms of compensation for the benefit of the directors, officers and employees of Holdings and its Subsidiaries;

(h) so long as no Event of Default has occurred and is continuing, Holdings may make, and Borrower may make Restricted Junior Payments to Holdings to permit Holdings to make, Restricted Junior Payments to repurchase or redeem Equity Interests of Holdings held by directors, officers, employees or consultants of Holdings or any of its Subsidiaries or former directors, officers, employees, or consultants (or their transferees, estates or beneficiaries under their estates) of Holdings or any of its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate amount of Cash consideration paid for all such redemptions and payments shall not exceed, in any Fiscal Year, the sum of $10,000,000 plus the net Cash proceeds of any “key-man” life insurance policies of Holdings and its Subsidiaries; provided, further, that the aggregate unused amounts in any Fiscal Year may be carried over to succeeding Fiscal Years;

(i) Borrower may (i) make Restricted Junior Payments to Holdings so that Holdings may make Restricted Junior Payments to its equity holders or the equity holders of any parent company of Holdings, (ii) make payments or prepayments of principal of, premium, if any, or interest on, or redeem, purchase, retire, defease (including in-substance or legal defeasance), or make similar payments (including on account of any sinking fund) with respect to, any Subordinated Indebtedness, or (iii) Restricted Junior Payments with respect to the Indebtedness under the Term Credit Agreement or any Refinancing Indebtedness, in each case as long as at the time such Restricted Junior Payments are made and immediately after giving effect thereto, the Payment Conditions are satisfied;

(j) after a Qualified IPO, Borrower may make Restricted Junior Payments to Holdings so that Holdings may make Restricted Junior Payments to its equity holders or the equity holders of any direct or indirect parent company of Holdings in an aggregate amount not exceeding 6.0% per annum of the Net Equity Proceeds received by Borrower from such Qualified IPO; provided that immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(k) to the extent constituting Restricted Junior Payments, payments or distributions to be made on the Effective Date in accordance with the Reorganization Plan to fund, in part, the repayment of the Existing Indebtedness of the Credit Parties, to pay fees, commissions and expenses in connection therewith, to pay distributions pursuant to the Reorganization Plan, in each case reflected in the funds flow delivered to Administrative Agent on the Effective Date;

provided that any amount permitted to be distributed to Holdings pursuant to the foregoing clauses (c), (f), (g) or (h) shall be permitted to be distributed by Holdings to Parent for such payment.

SECTION 6.05 Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by (A) Section 6.01(j), 6.01(k) or 6.01(l) (but only, in the case of Section 6.01(l), to the extent such restrictions apply solely to the Person becoming a Subsidiary as a result of such Permitted Acquisition) that impose restrictions on the property so acquired, (B) Sections 6.01(h) as long as, in each case, the scope of any such restrictions on the above described abilities of any Subsidiary of Borrower in any agreement evidencing Indebtedness permitted by Section 6.01(h) shall not be less favorable to the Secured Parties, when taken as a whole, than any such restrictions in the Term Credit Agreement as in effect on the Effective Date, (C) Section 6.01(m) as long as, in each case, the scope of any such restrictions on the above described abilities of any Subsidiary of Borrower in any agreement evidencing Indebtedness permitted by Section 6.01(m) shall not be less favorable to the Secured Parties, when taken as a whole, than any such restrictions in the Term Credit Agreement as in effect on the Effective Date, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement or (iv) described on Schedule 6.05, and amendments, modifications, extensions and renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or refinancing of any Indebtedness containing such restriction or condition); provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (v) restrictions and conditions imposed by agreements binding on any Subsidiary (or on any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) in existence at the time such Subsidiary became a Subsidiary (or at the time of such merger or consolidation); provided, that such restrictions and conditions apply only to such Subsidiary (or, in the case of any such merger or consolidation, the Persons party thereto), and amendments, modifications, extensions or renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or, in the case of any such agreement relating to Indebtedness, refinancing of such agreement); provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof and (vi) restrictions and conditions contained in agreements and documents governing Indebtedness of any Subsidiary that is not, and is not required to become, a Credit Party hereunder; provided, that such restrictions and conditions apply only to such Subsidiary.

SECTION 6.06 Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Effective Date in any Subsidiary and Investments made after the Effective Date in Borrower and any wholly-owned Guarantor Subsidiary of Borrower;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d) intercompany loans to the extent permitted under Section 6.01(b) and other Investments in Subsidiaries which are not wholly-owned Guarantors, provided that such Investments (including through intercompany loans and any Permitted Acquisition) in Subsidiaries other than wholly-owned Guarantor Subsidiaries of Borrower shall not exceed at any time an aggregate amount $25,000,000;

(e) (i) loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business and (ii) payroll, travel and similar advances to directors, officers and employees of Holdings or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of Holdings or such Subsidiary for accounting purposes and that are made in the ordinary course of business, in the case of (i) and (ii), in an aggregate principal amount not to exceed $2,500,000;

(f) Permitted Acquisitions permitted pursuant to Section 6.07;

(g) Investments described in Schedule 6.06;

(h) Designated Hedge Agreements which constitute Investments and “Hedge Agreements” as defined in, and as permitted under Section 6.6(h) of, the Term Credit Agreement as in effect on the Effective Date;

(i) extensions of credit to customers or advances, deposits and payments to or with suppliers, lessors or utilities or for workers’ compensation, in each case, in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Borrower and its Restricted Subsidiaries prepared in accordance with GAAP;

(j) Investments constituting non-Cash consideration received by Borrower or any of its Restricted Subsidiaries in connection with Asset Sales and other sales and dispositions permitted under Section 6.07;

(k) other Investments in an aggregate amount not to exceed at any time (i) $75,000,000 less (ii) the aggregate amount of Investments in Subsidiaries which are not wholly-owned Guarantors outstanding pursuant to Section 6.06(d); and

(l) other Investments as long as the Payment Conditions are satisfied.

SECTION 6.07 Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) (i) any Subsidiary of Borrower may be merged with or into Borrower or any Guarantor Subsidiary, or may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary; provided, in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person and (ii) any non-Guarantor Subsidiary of Borrower may be merged with or into any other non-Guarantor Subsidiary of Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other non-Guarantor Subsidiary;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds), when aggregated with the proceeds of all other Asset Sales during the term of this Agreement, are less than $100,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.11(c);

(d) disposals of obsolete, worn out or surplus property in the ordinary course of business;

(e) Permitted Acquisitions;

(f) Investments made in accordance with Section 6.06; and

(g) Borrower or any Subsidiary may merge with any other Person in order to effect the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.17.

SECTION 6.08 Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.07, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber (except to the extent permitted by Section 6.05) or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber (except to the extent permitted by Section 6.05) or dispose of any Equity Interests of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

SECTION 6.09 Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease.

SECTION 6.10 Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Guarantor Subsidiary; (b) reasonable and customary compensation, reimbursement and other fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation and reimbursement arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) Restricted Junior Payments permitted by Section 6.04(c), 6.04(d), 6.04(e), 6.04(f), 6.04(g), 6.04(h), 6.04(i), 6.04(j) and 6.04(k); (e) Investments permitted by Section 6.06(e); and (f) transactions described in Schedule 6.10.

SECTION 6.11 Conduct of Business. From and after the Effective Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Effective Date and similar or related businesses and (ii) such other lines of business as may be consented to by Required Lenders.

SECTION 6.12 Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Credit Documents and the Related Agreements or with respect to any Permitted Junior/Unsecured Incremental Debt or Refinancing Indebtedness; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Collateral Documents to which it is a party or Permitted Liens; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Equity Interests of Borrower, (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements or with respect to any Permitted Junior/Unsecured Incremental Debt or Refinancing Indebtedness; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of Borrower; (f) create or acquire any Subsidiary or make or own any

Investment in any Person other than Borrower; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

SECTION 6.13 Amendments or Waivers of Organizational Documents. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents in a manner materially adverse to the Lenders after the Effective Date without in each case obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver.

SECTION 6.14 Amendments or Waivers of Terms with respect to Certain Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) in a manner materially adverse to the Lenders except to the extent permitted by the terms of any intercreditor or subordination agreement entered into by the Administrative Agent with respect to such Subordinated Indebtedness.

SECTION 6.15 Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

SECTION 6.16 Minimum Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, determined for any period of four consecutive Fiscal Quarters ending during or immediately before any Fixed Charge Coverage Testing Period to be less than 1.0 to 1.0.

ARTICLE VII

GUARANTY.

SECTION 7.01 Guaranty of the Obligations. Subject to the provisions of Section 7.02, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent, for the ratable benefit of the Beneficiaries, the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”). Notwithstanding anything to the contrary in this Agreement, the Guaranty by any Guarantor hereunder shall not guaranty any Guaranteed Obligation that constitutes an Excluded Swap Obligation with respect to such Guarantor.

SECTION 7.02 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.

SECTION 7.03 Payment by Guarantors. Subject to Section 7.02, the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), the Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

SECTION 7.04 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Designated Hedge Agreement or agreement pursuant to which Banking Services are provided and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Designated Hedge Agreements or agreements pursuant to which Banking Services are provided; and

(f) this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, any Designated Hedge Agreements or any agreements pursuant to which Banking Services are provided, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Designated Hedge Agreements, any of the agreement pursuant to which Banking Services are provided or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Designated Hedge Agreement, such agreement pursuant to which Banking Services are provided or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Designated Hedge Agreements or any of the agreement pursuant to which Banking Services are provided or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

SECTION 7.05 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Designated Hedge Agreements, the agreements pursuant to which Banking Services are provided or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

SECTION 7.06 Guarantor s’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

SECTION 7.07 Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

SECTION 7.08 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

SECTION 7.09 Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

SECTION 7.10 Financial Condition of Borrower. Any Loan may be made to and any Letter of Credit may be issued for the account of Borrower or continued from time to time, and any Designated Hedge Agreements and any agreements pursuant to which Banking Services are provided may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Designated Hedge Agreement or such agreement pursuant to which Banking Services are provided is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents, the Designated Hedge Agreements and the agreements pursuant to which Banking Services are provided, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

SECTION 7.11 Bankruptcy, Etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

SECTION 7.12 Discharge of Guaranty Upon Sale of Guarantor. If (A) all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof or (B) if a Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 5.17, then in the case of each of clauses (A) and (B), the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale or designation, as applicable.

ARTICLE VIII

EVENTS OF DEFAULT.

If any of the following events (“Events of Default”) shall occur:

(a) Failure to Make Payments When Due. Failure by the Borrower to pay (i) any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (i) ) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness with an aggregate principal amount (or Net Mark-to-Market Exposure) of $25,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that clause (ii) shall not apply to secured Indebtedness that becomes due or subject to a mandatory offer to repurchase, prepay, defease or redeem such Indebtedness as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 5.02, 5.12 or 5.18 or in Article VI; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained in (i) Section 5.01(n) applicable during the Weekly Reporting Period and such default shall not have been remedied or waived within ten days after the earlier of (A) an officer of such Credit Party becoming aware of such default or (B) receipt by Borrower of notice from Administrative Agent or any Lender of such default or (ii) herein or any of the other Credit Documents, other than any such term referred to in the foregoing clause (i) or in any other paragraph of this Article VIII, and such default shall not have been remedied or waived within thirty days after the earlier of (A) an officer of such Credit Party becoming aware of such default or (B) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under any Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged, in each case, other than with respect to an Immaterial Subsidiary; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in clause(f) of this Article; or (iii) any material suspension by Holdings or any Subsidiary of operation of its business (other than suspensions in the ordinary course of business, including, without limitation, mill downtime consistent with past practices, including, without limitation, market and maintenance related downtime), in each case, other than with respect to an Immaterial Subsidiary; or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $25,000,000 (in each case, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings or any of its ERISA Affiliates in excess of $25,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement, the Intercreditor Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Administrative Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document or the Intercreditor Agreement in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or

(m) Subordinated Indebtedness. Any Subordinated Indebtedness permitted hereunder or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations of the Credit Parties hereunder, as provided in the indenture or loan agreement governing such Subordinated Indebtedness, or any Credit Party shall so assert;

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article VIII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (f) or (g) of this Article VIII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Credit Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE IX

THE AGENTS.

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent and the Co-Collateral Agents (collectively, the “Agents”) as its agents and authorizes each Agent, in its respective capacity, to take such actions on its behalf, including execution of the other Credit Documents, and to exercise such powers as are delegated to such Agent by the terms of the Credit Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as Agents hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Credit Parties or any Subsidiary of a Credit Party or other Affiliate thereof as if it were not an Agent hereunder.

No Agent shall have any duties or obligations except those expressly set forth in the Credit Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Credit Documents that an Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Credit Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Credit Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the applicable Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article, Section 2.17(d) and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the relevant Agent; (b) no Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Credit Parties’ books and records, as well as on representations of the Credit Parties’ personnel and that no Agent undertakes any obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Credit Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Agents and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by the Agents or such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

The Syndication Agent, the Co-Documentation Agents, the Joint Joint Bookrunners and the Joint Lead Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

Co-Collateral Agents agree (i) to conduct at least one (1) field examination contemplated by Section 5.13 during any period of 12 consecutive months and at least two (2) such field examinations during the 12 consecutive month period following the occurrence of an Exam and Appraisal Trigger and (ii) to request at least one (1) appraisal contemplated by Section 5.14 during any period of 12 consecutive months and at least two (2) such appraisals during the 12 consecutive month period following the occurrence of an Exam and Appraisal Trigger.

ARTICLE X

MISCELLANEOUS.

SECTION 10.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(1) if to any Credit Party, to the Borrower at:

8540 Gander Creek Drive

Miamisburg, Ohio 45342

Attention: Jay Epstein, CFO

Facsimile No: (937) 242-9324

E-mail: jay.epstein@newpagecorp.com

with a copy to:

Proskauer Rose LLP

11 Times Square

New York, NY 10036-8299

Attention : Andrew Bettwy

Facsimile No: (212) 969-2900

E-mail: abettwy@proskauer.com

(2) if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

Newark, DE 19713

Attention: Tesfaye Anteneh

Facsimile No: 302-634-1417

Email: tesfaye.a.anteneh@jpmorgan.com,

ib.cbc@jpmorgan.com, 12012443630@tls.ldsprod.com

with a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Ave, Floor 24

New York, NY 10179

Attention: Peter Predun

Facsimile No: 212-270-7005

Email: peter.predun@jpmorgan.com

(3) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower (on behalf of the Credit Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 10.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Credit Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Credit Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (ii) in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Credit Party or Credit Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) adversely affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) adversely affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (v) increase the advance rates set forth in the definition of “Borrowing Base” without the written consent of each Lender (other than any Defaulting Lender), (vi) change eligibility criteria in the Borrowing Base that would have the effect of increasing credit availability, without the written consent of the Supermajority Lenders, (vii) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Credit Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (viii) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (ix) release any Guarantor from its obligation under its Guaranty (except as otherwise permitted herein or in the other Credit Documents), without the written consent of each Lender (other than any Defaulting Lender), (x) except as provided in clauses (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender) or (xi) subordinate the Obligations to any other Indebtedness (but only to the extent such Obligations are contractually subordinated (other than in respect of debtor-in-possession financings provided in a case under title 11 of the United States Code or similar debtor relief or debt adjustment laws of the United States or other applicable jurisdictions from time to time in effect)) (except as otherwise permitted herein or in the other Credit Documents), without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender). The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 2.09 or Section 10.04.

(c) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Credit Parties on any Collateral (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Credit Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, the Administrative Agent is authorized to release any Guaranty provided by such Subsidiary, (iii) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Secured Parties pursuant to Article VIII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $1,000,000 during any calendar year without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 10.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 10.03 Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions of the Credit Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Credit Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrower under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with (subject to the limitations set forth in Sections 5.06, 5.13 and 5.14 with respect to the Borrower’s obligation to bear the costs of any of the following):

(1) appraisals and insurance reviews;

(2) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Co-Collateral Agents or the internally allocated fees for each Person employed by the Co-Collateral Agent with respect to each field examination, together with the reasonable fees and expenses associated with collateral monitoring services performed by the Co-Collateral Agents;

(3) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(4) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(5) sums paid or incurred to take any action required of any Credit Party under the Credit Documents that such Credit Party fails to pay or take; and

(6) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrower as Revolving Loans or to another Deposit Account, all as described in Section 2.18(c).

(b) The Borrower shall indemnify each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Credit Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, (iv) the failure of the Borrower to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrower for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether it is brought, made or initiated by the Borrower, any other Credit Party or any other Person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than ten (10) Business Day after written demand therefor.

SECTION 10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent (provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund); and

(C) the Issuing Banks (provided that no consent of the Issuing Bank shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(D) no assignment may be made to a Defaulting Lender, Disqualified Lender, Credit Party or Affiliate of a Credit Party; provided, however, that, notwithstanding the foregoing to the contrary, assignments to Goldman Sachs Lending Partners LLC and Goldman Sachs Bank USA (if such Person is not a Defaulting Lender or a Disqualified Lender) will be permitted.

For the purposes of this Section 10.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. It is intended that any Loans issued pursuant to this Agreement or any Credit Document shall be maintained at all times in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code, and Section 5f.103-1(c) of the United States Treasury Regulations, and the provisions of this Agreement shall be construed in accordance with this intention.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and

2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. It is intended that any Loans issued pursuant to this Agreement or any Credit Document shall be maintained at all times in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code, and Section 5f.103-1(c) of the United States Treasury Regulations, and the provisions of this Agreement shall be construed in accordance with this intention.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.05 Survival. All covenants, agreements, representations and warranties made by the Credit Parties in the Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Credit Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07 Severability. Any provision of any Credit Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or such Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Credit Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) The Credit Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

(b) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Credit Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or its properties in the courts of any jurisdiction.

(c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Credit Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 10.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

SECTION 10.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Credit Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Act.

SECTION 10.15 Disclosure. Each Credit Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Credit Parties and their respective Affiliates.

SECTION 10.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 10.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.18 No Fiduciary Duty. Each Lender Party and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

[Remainder of page intentionally left blank;

signatures begin on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NEWPAGE CORPORATION

By	/s/ Jay A. Epstein
Name: Jay A. Epstein
Title:

OTHER CREDIT PARTIES:

NEWPAGE INVESTMENT COMPANY LLC

By	/s/ Jay A. Epstein
Name: Jay A. Epstein
Title: Vice President, Chief Financial
Officer and Assistant Secretary

ESCANABA PAPER COMPANY

By	/s/ Jay A. Epstein
Name: Jay A. Epstein
Title: Vice President, Chief Financial
Officer and Assistant Secretary

LUKE PAPER COMPANY

By	/s/ Jay A. Epstein
Name: Jay A. Epstein
Title: Vice President, Chief Financial
Officer and Assistant Secretary

NEWPAGE CONSOLIDATED PAPERS INC.

By	/s/ Jay A. Epstein
Name: Jay A. Epstein
Title: Vice President, Chief Financial
Officer and Assistant Secretary

NEWPAGE WISCONSIN SYSTEM INC.

By	/s/ Jay A. Epstein
Name: Jay A. Epstein
Title: Vice President, Chief Financial
Officer and Assistant Secretary

Signature Page to Credit Agreement

RUMFORD PAPER COMPANY

By	/s/ Jay A. Epstein
Name: Jay A. Epstein
Title: Vice President, Chief Financial
Officer and Assistant Secretary

WICKLIFFE PAPER COMPANY LLC

By	/s/ Jay A. Epstein
Name: Jay A. Epstein
Title: Vice President, Chief Financial
Officer and Assistant Secretary

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Co-Collateral Agent, Issuing Bank, Swingline Lender and a Lender

By	/s/ Peter S. Predun
Name: Peter S. Predun Title: Executive Director

Signature Page to Credit Agreement

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By	/s/ Robert Ehudin
Name: Robert Ehudin Title: Authorized Signatory

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Collateral Agent, Issuing Bank and a Lender

By	/s/ Peter D. Steffe
Name: Peter D. Steffe Title: Authorized Signatory

Signature Page to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By	/s/ Ronnie Glenn
Name: Ronnie Glenn Title: Vice President

Signature Page to Credit Agreement

UBS AG, Stamford Branch, as a Lender

By	/s/ Lana Gifas

Name: Lana Gifas
Title: Director

Bank of America N.A., as a Lender

By	/s/ Adam Sciden

Name: Adam Sciden
Title: SVP

Regions Bank, as a Lender

By	/s/ Bruce Kasper

Name: Bruce Kasper
Title: Attorney in Fact

Siemens Financial Svs. Inc., as a Lender

By	/s/ Sharon Prusakonski

Name: Sharon Prusakonski
Title:

Siemens Financial Svs. Inc., as a Lender

By	/s/ Paul Ramseur

Name: Paul Ramseur
Title:

Amalgamated Bank, as a Lender

By	/s/ Marissa Bianco Wych

Name: Marissa Bianco Wych
Title: Vice President

City National Bank, a national association, as a Lender

By	/s/ Mia Bolin

Name: Mia Bolin
Title: Vice President

RB International Finance (USA) LLC, as a Lender

By	/s/ Christoph Hoedl
Name: Christoph Hoedl Title: First Vice President

By	/s/ John A. Valiska
Name: John A. Valiska Title: First Vice President

COMMITMENT SCHEDULE

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$40,000,000
Wells Fargo Bank, National Association	$60,000,000
Goldman Sachs Lending Partners LLC	$35,000.000
UBS AG, Stamford Branch	$35,000,000
Bank of America, N.A.	$35,000,000
Regions Bank	$35,000,000
Barclays Bank PLC	$30,000,000
Siemens Financial Services, Inc.	$25,000,000
Amalgamated Bank	$25,000,000
City National Bank	$15,000,000
RB International Finance (USA) LLC	$15,000,000

Total	$350,000,000.00

1

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:

                                 [and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrower:             NewPage Corporation, a Delaware corporation

4. Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[1]	Select as applicable.

Exhibit A

5. Credit Agreement: The Credit Agreement dated as of December 21, 2012 among NewPage Corporation, the other Credit Parties party thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

Exhibit A

6. Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
$	$	%

Effective Date:             , 20            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]4 Accepted:

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Exhibit A

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

[Consented to:]5

[NAME OF RELEVANT PARTY]

By
Title:

[5]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

Exhibit A

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Annex 1

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1

EXHIBIT B

BORROWING BASE CERTIFICATE

For the period ended             (in $000’s)

A. Available Accounts Receivables (page 3 of 4)	$—
B. Available Inventory (page 4 of 4)	—
Less Reserves:[1]
C. Dilution Reserves	—
D. Banking Services Reserves	—
E. Designated Hedging Reserves	—
F. Other Reserves (including Rent Reserves)[2]	—
G. Borrowing Base (lines A + B - C - D - E - F)		$—
H. Lower of:
(1) Borrowing Base (line G)	$—
(2) Revolving Commitments	350,000
$—
I. Total Utilization of Revolving Credit
Revolving Loans	$—
Swingline Loans	—
Letter of Credit Usage	—

$—
J. Revolver Excess Availability (items H - I)		$—

[1]	Administrative Agent to notify Borrower of the implementation of any Reserves at least 5 Business Days prior to the date any Borrowing Base Certificate is due. To the extent Administrative Agent does not notify Borrower in accordance with the foregoing sentence, Borrower may assume that Reserves are consistent with the immediately preceding Borrowing Base Certificate.
[2]	Without duplication of any Rent Reserves previously deducted in calculating Available Inventory.

Exhibit B

EXHIBIT B

Officer’s Certification:

Pursuant to the Credit Agreement dated as of December 21, 2012 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the undersigned officer of NewPage Corporation (the “Borrower”) certifies that the information provided in this certificate to JPMorgan Chase Bank, N.A., as Administrative Agent and a Co-Collateral Agent and Wells Fargo Capital Finance, LLC, as a Co-Collateral Agent, is true, correct and complete, and is based on information contained in Borrower’s own financial accounting records, other than with respect to any calculation of Reserves (which calculation shall be provided by Administrative Agent). The Borrower, by the execution of this certificate, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Credit Agreement, and certifies on this      day of             , 20    , that no Default or Event of Default has occurred and is continuing.

NewPage Corporation

By:
Name:
Title:

Exhibit B

EXHIBIT B

NewPage Corporation

Borrowing Base Certificate – Available Accounts Receivable

For the period ended             (in $000’s)3

Gross Accounts Receivable per aging:	$—
Less ineligibles:
> 60 days past due or not paid > 90 days from original invoice date	$—
Credit reclass / Credits in prior	—
Cross Age @ 50%	—
Affiliate/officer/director/employee receivables	—
Foreign receivables (excess of $20MM limit)	—
Accrued rebates	—
Discounts	—
Customer adjustments	—
Contras	—
Excess of concentration limits	—
Accounts in excess of credit limits	—
A/R due from bankrupt or insolvent customers	—
Non-trade Accounts Receivable	—
Disputed balances or customer chargebacks	—
Prebilled / Progress billing	—
Bill-and-hold / COD / Consignment	—
Government	—
Other (per terms of Credit Agreement)	—

Total ineligibles:	$—
Eligible Accounts Receivable	$—
Advance rate	85.0%
Total Accounts Receivables Availability	$—

[3]	If any Eligible Account Receivable is payable in a currency other than US Dollars or Canadian Dollars:

Aggregate amount of all such Eligible Accounts Receivable payable in [list foreign currency] =             , which is equal to US Dollars $            (calculated on period end date using USD/[list foreign currency] exchange rate of             )

Exhibit B

EXHIBIT B

NewPage Corporation

Borrowing Base Certificate – Available Inventory

For the period ended             (in $000’s)32

Inventory per perpetual (Raw, Semi-Finished, Finished):	$—
Less ineligibles:
Not sold in ordinary course	—
Obsolete / slow moving stock	—
Consigned inventory	—
Outside locations (processors, warehouses)	—
Foreign Locations	—
Inventory classified as “Broke”	—
Display, samples and supplies	—
Lower of cost or market adjustments	—
Not covered by casualty insurance	—
Subject to licensing agreement	—
Offspec Inventory	—
Other (per terms of Credit Agreement)	—

Total Ineligibles	$—
Eligible Inventory	$—
Advance Rate:	75.0%
Available Inventory per 75% calculation	$—
NOLV Cap:
Gross Raw Materials Inventory	$—
Less: Raw Materials Inventory Ineligibles	—

Eligible Raw Materials Inventory	$—
Raw Materials NOLV% per Appraisal * 85%	—
Total Raw Materials Inventory	$—
Gross Semi-Finished Inventory	$—
Less: Semi-Finished Inventory Ineligibles	—

Eligible Semi-Finished Inventory	$—
Semi-Finished NOLV% per Appraisal * 85%	—
Total Semi-Finished Inventory	$—
Gross Finished Goods Inventory	$—
Less: Finished Goods Inventory Ineligibles	—

Eligible Finished Goods Inventory	$—
Finished Goods NOLV% per Appraisal * 85%	—
Total Finished Goods Inventory	$—
Available Inventory per NOLV calculation	$—
Total Inventory Availability	$—

[32]	If any Eligible Inventory is valued in any currency other than US Dollars or Canadian Dollars:

Aggregate amount of all such Eligible valued in [list foreign currency] =             , which is equal to US Dollars $            (calculated on period end date using USD/[list foreign currency] exchange rate of             )

Exhibit B

EXHIBIT C

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of December 21, 2012 (as amended , restated, modified, renewed or extended from time to time, the “Agreement”) among NewPage Corporation (the “Borrower”), the other Credit Parties, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Co-Collateral Agent, and Wells Fargo Bank, National Association, as Co-Collateral Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected [            ] of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its Subsidiaries (including Unrestricted Subsidiaries) during the accounting period covered by the attached financial statements [for quarterly add: and such financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries (including Unrestricted Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3. The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 1.04 of the Agreement;

4. I hereby certify that no Credit Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization as the foregoing is set forth in Schedule 5.1(A), (B) and (C) to the Security Agreement;

5. Schedule I attached hereto sets forth financial data and computations of Fixed Charge Coverage Ratio, all of which data and computations are true, complete and correct; and

6. Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this certificate is delivered.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

Exhibit C

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this             day of             ,     .

By:
Name:
Title:

Exhibit C

SCHEDULE I

Fixed Charge Coverage Ratio: (I)/(II) =	$	[___,___,___	]

(I) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period (from Annex A):	$	[___,___,___	]

(II) Fixed Charges for the four-Fiscal Quarter period (from Annex B)	$	[___,___,___	]

_.__:1.00

Schedule I

ANNEX A TO SCHEDULE I TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

1. Consolidated Net Income: (I)-(II) =			$	[___,___,___	]

(I	)	the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP:	$	[___,___,___	]

(II	)

(a)    the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest or any Person that is an Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period:

			$	[___,___,___	]

(b)    the income (or loss) of any Person or any Unrestricted Subsidiary accrued prior to the date it becomes a Subsidiary of Holdings or is redesignated a Restricted Subsidiary, as applicable, or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries:

			$	[___,___,___	]

(c)    the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary:

			$	[___,___,___	]

		(d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan:	$	[___,___,___	]

		(e) the income (or loss) attributable to the early extinguishment of Indebtedness:	$	[___,___,___	]

Annex A to Schedule I

(f) (1) non-Cash compensation charges and expenses[33]:	$	[___,___,___	]

(2) non-Cash deemed finance charges in respect of any pension liabilities or other provisions:	$	[___,___,___	]

(g)    to the extent otherwise included in net income and to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that (1) such coverage is not denied by the applicable carrier or indemnifying party in writing within 180 days and (2) such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), losses, charges, expenses, accruals and reserves with respect to liability or casualty events or business interruption:

	$	[___,___,___	]

(h)    to the extent otherwise included in net income, losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or asset disposition, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days):

	$	[___,___,___	]

(i)     non-Cash or unrealized gains or losses in respect of obligations under Hedge Agreements or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of obligations under Hedge Agreements:

	$	[___,___,___	]

[33]	Including any such charges and expenses arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights or equity incentive programs.

Annex A to Schedule I

(j)     deferred Tax expenses associated with Tax deductions or net operating losses arising as a result of the transactions contemplated by the Agreement and by the Related Agreements, or the release of any valuation allowance related to such item:

			$	[___,___,___	]

		(k) to the extent not included in clauses (II)(a) through (j) above, any net extraordinary gains or net extraordinary losses:	$	[___,___,___	]

2. Consolidated Adjusted EBITDA: (I)+(II)–(III) =			$	[___,___,___	]

(I	)	Consolidated Net Income:	$	[___,___,___	]

(II	)	the sum of34

		(a) extraordinary losses minus any net gains or plus any net losses realized in connection with asset sales, to the extent such gains or losses were deducted in computing such Consolidated Net Income:	$	[___,___,___	]

		(b) provision for Taxes based on income or profits, to the extent that such provision for Taxes was deducted in computing such Consolidated Net Income:	$	[___,___,___	]

		(c) consolidated interest expense, to the extent such consolidated interest expense was deducted in computing such Consolidated Net Income:	$	[___,___,___	]

		(d) (i) depreciation expense:	$	[___,___,___	]

		(ii) amortization expense[35]:	$	[___,___,___	]

		(iii) other non-Cash expenses[36]:	$	[___,___,___	]

in each case, to the extent that such depreciation, amortization and other non-Cash expenses were deducted in computing such Consolidated Net Income

[34]	Without duplication (including without duplication of any amounts previously adjusted for in determining Consolidated Net Income).
[35]	Including amortization of intangibles but excluding amortization of prepaid Cash expenses that were paid in a prior period.
[36]	Excluding any such non-Cash expense to the extent that it represents an accrual of or reserve for Cash expenses in any future period or amortization of a prepaid Cash expense that was paid in a prior period; provided that this exclusion shall not apply to adjustments for curtailment, settlement or termination benefits in respect of pension or other employee or retiree benefits.

Annex A to Schedule I

(e) (i) non-Cash Restructuring Charges:[37]	$	[___,___,___	]

(ii) Cash Restructuring Charges or extraordinary, unusual or non-recurring fees, charges and expenses (including for any executive severance or workforce reduction severance)[38]:	$	[___,___,___	]

in each case, to the extent deducted in computing such Consolidated Net Income

(f) fees, costs, charges, commissions and expenses in connection with:

(i) the Chapter 11 Cases, the insolvency proceedings under the Companies’ Creditors Arrangement Act (Canada), the Reorganization Plan and the transactions contemplated by the foregoing, including, without limitation, the Existing Credit Agreement[39]:

	$	[___,___,___	]

(ii) the Credit Documents or the Credit Documents (as defined in the Term Credit Agreement) or any amendment thereto:	$	[___,___,___	]

[37]	“Restructuring Charges” means (x) for executive severance or workforce reduction severance or (y) made or incurred in connection with any integration or restructuring, including in connection with plant closings, or the permanent shutdown or transfer of machinery and equipment (including any production continuation, remediation, relocation, severance and benefits continuation costs, lease termination costs, contract termination costs, materials buy-out costs, and reduction charges).
[38]	Not to exceed in any period of twelve consecutive months the greater of (x) $25,000,000 or (y) 15% of Consolidated Adjusted EBITDA (without giving effect to this clause (e)) in such period.
[39]	Not to exceed in any period of twelve consecutive months $110,000,000.

Annex A to Schedule I

(iii) permitted Investments, Permitted Acquisitions and permitted dispositions, whether or not consummated[40]:	$	[___,___,___	]

(iv) customary and reasonable transaction costs incurred in connection with an initial public offering or other registration of securities:	$	[___,___,___	]

(g) all goodwill impairment charges, to the extent such charges were deducted in computing such Consolidated Net Income:	$	[___,___,___	]

(h)    the non-Cash effects of adjustments[41] in any line item in Holdings’ financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the transactions contemplated by the Credit Agreement and by the Related Agreements, any acquisition or any joint venture investments or the amortization or write off of any amounts thereof, net of Taxes:

	$	[___,___,___	]

(i)     non-Cash impairment charges, asset write offs and write downs, including impairment charges, asset write offs and write downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP:

	$	[___,___,___	]

(j)     accruals and reserves that are established or adjusted, in each case within 12 months of any subject transaction, as a result of the transactions contemplated by the Credit Agreement and by the Related Agreements, or any acquisition, Investment, asset disposition, write down or write off (including the related Tax benefit) in accordance with GAAP, including any adjustment of estimated payouts on earn-outs, or charges as a result of the adoption or modification of accounting policies, so long as such policies are in accordance with GAAP:

	$	[___,___,___	]

[40]	With respect to unsuccessful Investments, acquisitions and dispositions, not to exceed in any period of twelve consecutive months $5,000,000.
[41]	Including the effects of such adjustments relating to the Borrower or its Subsidiaries.

Annex A to Schedule I

(k) non-Cash compensation charges or other non-Cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards to directors, officers or employees, to the extent such charges and expenses were deducted in computing such Consolidated Net Income:

		$	[___,___,___	]

(III)	non-Cash items increasing Consolidated Net Income[42]:	$	[___,___,___	]

[42]	Excluding accrual of revenue in the ordinary course of business.

Annex A to Schedule I

ANNEX B TO SCHEDULE I TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

2. Fixed Charges: (I)+(II)+(III)+(IV)+(V)+ (VI)+(VII) =	$	[___,___,___	]

(I) cash total interest expense[43] of the Borrower and its Subsidiaries with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries[44]::	$	[___,___,___	]

(II) scheduled principal payments on Indebtedness[45]:	$	[___,___,___	]

(III) mandatory prepayments from excess cash flow in respect of Indebtedness	$	[___,___,___	]

(IV) dividends, distributions, buy-back redemptions and similar payments made in cash[46]:	$	[___,___,___	]

(V) mandatory cash contributions to any Pension Plan (to the extent not deducted in calculating Consolidated Adjusted EBITDA):	$	[___,___,___	]

(VI) cash payments of Earn Out Indebtedness:	$	[___,___,___	]

(VII) expense for taxes paid in cash (to the extent not deducted in calculating Consolidated Adjusted EBITDA):	$	[___,___,___	]

[43]	Including that attributable to Capital Lease obligations.
[44]	Including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP.
[45]	Including scheduled Capital Lease payments.
[46]	In any event including, without duplication, distributions made by Holdings to Parent in cash pursuant to the last proviso of Section 6.04 of the Agreement.

Annex B to Schedule I

ANNEX C TO SCHEDULE I TO

COMPLIANCE CERTIFICATE

Consolidated Total Net Debt: (I)-(II) =	$	[___,___,___	]

(I)     the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)) determined on a consolidated basis in accordance with GAAP:

	$	[___,___,___	]

(II) the lesser of (i) the aggregate amount of Unrestricted Cash included in the consolidated balance sheet of Holdings and its Subsidiaries as of such date and (ii) $40,000,000	$	[___,___,___	]

10. Net Leverage Ratio: (I)/(II)

(I) Consolidated Total Net Debt:	$	[___,___,___	]

(II) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period (from Annex A):	$	[___,___,___	]

Actual:		_.__:1.00

Required:		_.__:1.00

Annex C to Schedule I

Compliance as of             ,             with

Section 6.16 of the Agreement

Fixed Charge Coverage Ratio:

Actual (from Schedule I):	_.__:1.0

Required:	1.0:1.0

In compliance:	Yes/No

Annex C to Schedule I

SCHEDULE II

Borrower’s Applicable Rate Calculation

Exhibit E-1

EXHIBIT F-1

EFFECTIVE DATE CERTIFICATE

December 21, 2012

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1. We are, respectively, the chief executive officer and the chief financial officer of NewPage Investment Company LLC (“Holdings”) and NewPage Corporation (“Borrower”).

2. We have reviewed the terms of Article III of the Credit Agreement, dated as of December 21, 2012 (as it may be amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the other Credit Parties party thereto, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Co-Collateral Agent, and Wells Fargo Bank, National Association, as Co-Collateral Agent, and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

3. Based upon our review and examination described in paragraph 2 above, we certify, on behalf of Borrower, that as of the date hereof:

(i) the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of the Effective Date (both immediately prior to and after giving effect to the funding of the initial Loans and Letters of Credit that are issued and/or that are to be outstanding as of the Effective Date) to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(ii) no event has occurred and is continuing or would result from the consummation of the Transactions to be consummated on the Effective Date that would constitute an Event of Default or a Default.

4. Attached as Annex A hereto are true and complete (and, where applicable, executed and/or conformed) copies of each of the Related Agreements and the Confirmation Order, and we have reviewed the terms of each of such documents and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to in paragraph 3.

Exhibit F-1

5. Each Credit Party has requested Proskauer and Foley & Lardner LLP to deliver to Administrative Agent, on behalf of the Lender Parties, on the Effective Date favorable written opinions, as to such matters as Administrative Agent may reasonably request

6. Attached hereto as Annex B are true and complete copies of (a) the Historical Financial Statements and (b) customary pro forma financial statements of Borrower and its Subsidiaries.

[Remainder of page intentionally left blank]

Exhibit F-1

The foregoing certifications are made and delivered as of date first written above.

NEWPAGE INVESTMENT COMPANY LLC
NEWPAGE CORPORATION

Name: Title: Chief Executive Officer

Exhibit F-1

Annex A to Closing Date Certificate

Related Agreements and the Confirmation Order

Exhibit F-1

Annex B to Closing Date Certificate

Historical Financial Statements and Customary Pro Forma Financial Statements of Borrower and its Subsidiaries

Exhibit F-1

EXHIBIT F-2

SOLVENCY CERTIFICATE

December 21, 2012

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the chief financial officer of NewPage Corporation, a Delaware corporation (“Borrower”).

2. Reference is made to that certain Credit Agreement, dated as of December 21, 2012 (as it may be amended, restated, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the other Credit Parties party thereto, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Co-Collateral Agent, and Wells Fargo Bank, National Association, as Co-Collateral Agent.

3. I have reviewed the terms of Articles III and IV of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, together with each of the Related Agreements, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4. Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the Related Agreements on the Effective Date and any rights of contribution, the Credit Parties and their Subsidiaries are and will be, on a consolidated basis, Solvent.

[Remainder of page intentionally left blank]

Exhibit F-2

The foregoing certifications are made and delivered as of the date first written above.

Name: Title: Chief Financial Officer

Exhibit F-2

EXHIBIT G

EXISTING LETTERS OF CREDIT

Alias	Pricing Option	Status	Borrower	Current Amount	CCY	Effective Date	Actual Expiry	Adjusted Expiry
S-251661	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$5,000,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S- 636956	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$1,000,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S- 636957	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$7,541,412.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S- 636962	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$2,000,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S- 636964	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$1,625,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S- 638260	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$69,637.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S- 639981	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$190,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13

Exhibit G

S-639982	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$186,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S- 639983	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$332,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S- 639984	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$590,800.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S- 639989	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$158,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S- 643564	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$844,000.00	USD	9-Sep-11	30-Jun-13	1-Jul-13
S- 649634	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$50,000.00	USD	9-Sep-11	31-Aug-13	3-Sep-13
S-705647	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$500,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S-871320	Standby Letter of Credit	Active	NEWPAGE CORPORATION – DIP	$5,049,754.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
S-951874	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$160,000.00	USD	14-Oct-11	21-Sep-13	23-Sep-13

Exhibit G

S-968866	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$2,500,000.00	USD	30-Sep-11	28-Feb-13	28-Feb-13
WF IS0001159HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$2,500,000.00	USD	9-Sep-11	31-Jan-13	31-Jan-13
WF IS0001351HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$1,157,470.96	USD	9-Sep-11	31-Dec-12	31-Dec-12
WF IS0001357HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$25,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF IS0001635HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$494,751.04	USD	9-Sep-11	21-Dec-12	21-Dec-12
WF IS0010036	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$1,500,000.00	USD	15-Mar-12	15-Mar-13	15-Mar-13
WF IS0012010	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$5,600,000.00	USD	17-May-12	28-Feb-13	28-Feb-13
WF SM229291HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$368,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM229297HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$350,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13

Exhibit G

WF SM230177HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$310,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM230183HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$41,380.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM230190HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$28,966.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM232530HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$4,107,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM232547HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$3,126,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM232548HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$2,638,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM232550HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION – DIP	$1,596,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM232551	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$1,827,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM232552HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$348,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13

Exhibit G

WF SM232553HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$321,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM234578HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$175,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM234704HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$10,475,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM236596HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$400,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM237827HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$580,000.00	USD	9-Sep-11	28-Feb-13	28-Feb-13
WF SM238507HA	Standby Letter of Credit	Active	NEWPAGE CORPORATION - DIP	$62,078.00	USD	9-Sep-11	21-Dec-13	23-Dec-13

Exhibit G

EXHIBIT H

PLEDGE AND SECURITY AGREEMENT

[Separately Attached]

Exhibit H

EXHIBIT I

MORTGAGE

[Separately Attached]

Exhibit I

EXHIBIT J

LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT

This LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT (this “Agreement”) is dated as of [mm/dd/yy] and entered into by [NAME OF LANDLORD] (“Landlord”), to and for the benefit of JPMORGAN CHASE BANK, N.A., as administrative agent under the Revolving Credit Agreement (as defined below) (including its successors and assigns from time to time, the “Revolving Loan Agent”), and BARCLAYS BANK PLC (“Barclays”), as collateral agent under the Term Loan Agreement (as defined below) (including its successors and assigns from time to time, the “Term Loan Agent” and, together with the Revolving Loan Agent, collectively the “Agents” and each an “Agent”).

RECITALS:

WHEREAS, [NAME OF GRANTOR], a [Type of Person] (“Tenant”), has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the “Premises”);

WHEREAS, Tenant’s interest in the Premises arises under the lease agreement (the “Lease”) more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

WHEREAS, reference is made to that certain Credit Agreement, dated as of December 21, 2012 (as it may be amended, restated, supplemented, or otherwise modified, the “Revolving Credit Agreement”), among NEWPAGE CORPORATION, a Delaware corporation (“Borrower”), the other credit parties party thereto, the lenders party thereto, the Revolving Loan Agent and the other parties thereto, pursuant to which Tenant has executed a security agreement and other collateral documents in relation to the Revolving Credit Agreement;

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of December 21, 2012 (as it may be amended, restated, supplemented or otherwise modified, the “Term Loan Credit Agreement”; each capitalized term used but not defined herein, unless otherwise noted, having the meaning given to it in the Term Loan Credit Agreement), by and among Borrower, NEWPAGE INVESTMENT COMPANY LLC, a Delaware limited liability company, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, Term Loan Agent, and the other parties thereto, pursuant to which Tenant has executed a security agreement and other collateral documents in relation to the Term Loan Credit Agreement;

WHEREAS, Tenant’s repayment of the extensions of credit made by Lenders (as respectively defined under the Term Loan Credit Agreement and the Revolving Credit Agreement (collectively, the “Credit Agreements”)) under the Credit Agreements will be secured, in part, by all Inventory of Tenant (including all Inventory of Tenant now or hereafter located on the Premises (the “Subject Inventory”)) and all Equipment used in Tenant’s business (including all Equipment of Tenant now or hereafter located on the Premises (the “Subject Equipment”; and, together with the Subject Inventory, the “Collateral”));

EXHIBIT J-1

WHEREAS, the relative rights and obligations of the Agents are set forth in that certain Intercreditor Agreement, dated as of December 21, 2012, by and between Revolving Loan Agent and Barclays, as Term Loan Agent (as defined therein), all as more fully provided therein; and

WHEREAS, the Agents have requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the Credit Agreements.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents and warrants to, and covenants and agrees with, the Agents as follows:

1. Landlord hereby (a) waives and releases unto the Agents and their respective successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of the Agents in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

2. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, restated, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to the Agents, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to each Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, each Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by such Agent’s entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by such Agent in severing and/or removing the Collateral therefrom.

4. Landlord agrees that it will not prevent an Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the “Landlord’s Notice”) to each Agent to that effect. Within the 45 day

EXHIBIT J-2

period after Agents receive the Landlord’s Notice, each Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises, subject to the payment to Landlord by the applicable Agent or Agents of the basic rent due under the Lease for such period, pro-rated on a per diem basis determined on a 30 day month. During such 45 day period, Landlord will not remove the Collateral from the Premises nor interfere with any Agent’s actions in removing the Collateral from the Premises or any Agent’s actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Agents shall at no time have any obligation to remove the Collateral from the Premises.

5. Landlord shall use good faith efforts to send each Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. In addition, Landlord shall send to each Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord’s rights in, or possession of, the Premises.

6. All notices to Agents under this Agreement shall be in writing and sent to each Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

7. The provisions of this Agreement shall continue in effect until Landlord shall have received each Agent’s written certification that all amounts advanced under each Credit Agreement have been paid in full; provided that either Agent may terminate this Agreement with respect to itself by delivering notice of such termination to each other party hereto.

8. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

EXHIBIT J-3

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[NAME OF LANDLORD]

By:
Name: Title:

Attention: Telecopier:

By its acceptance hereof, as of the day and year first set forth above, each Agent agrees to be bound by the provisions hereof.

BARCLAYS BANK PLC, as Term Loan Agent

By:
Name: Title:

Attention: Telecopier:

EXHIBIT J-4

JPMORGAN CHASE BANK, N.A. , as a Revolving Loan Agent

By:
Name: Title:

Attention: Telecopier

EXHIBIT J-5

EXHIBIT A TO

LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT

Legal Description of Premises:

EXHIBIT J A-1

EXHIBIT B TO

LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT

Description of Lease:

Exhibit J

EXHIBIT K

INTERCOMPANY NOTE

Note Number:	Dated: , 201__

FOR VALUE RECEIVED, NEWPAGE CORPORATION, a Delaware corporation (“Borrower”), NEWPAGE INVESTMENT COMPANY LLC, a Delaware limited liability company (“Holdings”), and each subsidiary of Borrower party to the Credit Agreements (as defined below) (collectively, the “Group Members” and each, a “Group Member”) which is a party to this subordinated intercompany note (this “Promissory Note”) promises to pay to the order of such other Group Member as it makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), (i) on such dates as may be agreed upon in writing from time to time by the Payor and Payee and (ii) after the occurrence of and during the continuation of an Event of Default, on demand, in lawful money as may be agreed upon from time to time by the relevant Payor and Payee, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other Indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder.

This Promissory Note is executed in connection with (i) the Credit and Guaranty Agreement dated as of [            ], 2012 (as it may be amended, restated, supplemented or otherwise modified, the “Term Loan Credit Agreement”), by and among Borrower, Holdings, certain subsidiaries of Borrower, the lenders party thereto from time to time, BARCLAYS BANK PLC, as administrative agent and collateral agent (together with its successors and assigns in such capacity, the “Term Loan Agent”), and the other parties thereto, and (ii) the Credit Agreement, dated as of [            ], 2012 (as it may be amended, restated, supplemented or otherwise modified, the “Revolving Credit Agreement”, and together with the Term Loan Credit Agreement each a “Credit Agreement” and collectively, the “Credit Agreements”) among Borrower, Holdings, certain subsidiaries of Borrower, the lenders party thereto, JPMORGAN CHASE BANK, N.A., as administrative agent (together with its successors and assigns in such capacity, the “Revolving Loan Agent”), and the other parties thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings, unless otherwise noted, given such terms in the Term Loan Credit Agreement.

Each Payee hereby acknowledges and agrees that (a) the Term Loan Agent may exercise all rights provided in the Term Loan Credit Agreement and other Credit Documents and (b) the Revolving Loan Agent may exercise all rights provided in the Revolving Credit Agreement and the other Credit Documents (as defined in the Revolving Credit Agreement), in each case, with respect to this Promissory Note and subject to and in accordance with the provisions of the Intercreditor Agreement.

EXHIBIT K-1

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee. Interest shall be due and payable at such times as may be agreed upon from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof then payable hereunder, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in any lawful currency as may be agreed upon by the relevant Payor and Payee and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged (a) to the Term Loan Agent, for the benefit of the Secured Parties, by each Payee that is a Credit Party, as security for such Payee’s obligations, if any, under the Credit Documents to which such Payee is a party and (b) to the Revolving Loan Agent, for the benefit of the Secured Parties (as defined in the Revolving Credit Agreement, the “Revolving Secured Parties”), by each Payee that is a Credit Party (as defined in the Revolving Credit Agreement, the “Revolving Credit Parties”), as security for such Payee’s obligations, if any, under the Credit Documents (as defined in the Revolving Credit Agreement, the “Revolving Credit Documents”) to which such Payee is a party. Each Payor acknowledges and agrees that after the occurrence of and during the continuation of (a) an Event of Default, the Term Loan Agent and the other Secured Parties may exercise all the rights of each Payee that is a Credit Party under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor and (b) an Event of Default (as defined in the Revolving Credit Agreement, a “Revolving Event of Default”), the Revolving Loan Agent and the other Revolving Secured Parties may exercise all the rights of each Payee that is a Revolving Credit Party under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Each Payee agrees that any and all claims of such Payee against any Payor that is a Credit Party or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Secured Obligations (as defined in the Pledge and Security Agreement) until all of the Secured Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under any Credit Document have been terminated; provided, that each Payor that is a Credit Party may make payments to the applicable Payee so long as no Event of Default shall have occurred and be continuing; and provided, further, that all loans and advances made by a Payee pursuant to this Promissory Note shall be received by the applicable Payor subject to the provisions of the Credit Documents. Each Payee agrees that any and all claims of such Payee against any Payor that is a Revolving Credit Party or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Secured Obligations (as defined in the Pledge and Security Agreement (as defined in the Revolving Credit Agreement), the “Revolving Secured Obligations”) until all of the Revolving Secured Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under any Revolving Credit Document have been terminated; provided, that each Payor

EXHIBIT K-2

that is a Revolving Credit Party may make payments to the applicable Payee so long as no Revolving Event of Default shall have occurred and be continuing; and provided, further, that all loans and advances made by a Payee pursuant to this Promissory Note shall be received by the applicable Payor subject to the provisions of the Revolving Credit Documents.

Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor (whether or not constituting part of the security or collateral given to any Secured Party to secure payment of all or any part of the Secured Obligations to any Revolving Secured Party to secure payment of all or any part of the Revolving Secured Obligations) shall be and hereby are subordinated to the rights of the Secured Parties and the Revolving Secured Parties in such assets. Except as expressly permitted by the Credit Documents and the Revolving Credit Documents, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations and the Revolving Secured Obligations shall have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments have been expired or terminated.

If all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if (except as permitted by the Credit Documents and the Revolving Credit Documents) all or substantially all of the assets of any Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of such Payor to any Payee (“Payor Indebtedness”) shall be paid or delivered directly to (a) after the occurrence and during the continuation of an Event of Default, upon written demand by the Term Loan Agent or automatically if the obligations under the Term Loan Credit Agreement have been accelerated in accordance with the terms thereof, Term Loan Agent for application to any of the Secured Obligations, due or to become due, until the date on which the Secured Obligations shall have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under any Credit Document shall have expired or been terminated and (b) after the occurrence and during the continuation of a Revolving Event of Default (but if an Event of Default has occurred, only after application in accordance with clause (a) and subject to the Intercreditor Agreement), upon written demand by the Revolving Loan Agent or automatically if the obligations under the Revolving Loan Credit Agreement have been accelerated in accordance with the terms thereof, the Revolving Loan Agent for application to any of the Revolving Secured Obligations, due or to become due, until the date on which the Revolving Secured Obligations shall have been performed and paid in full (other than contingent indemnification obligations not due and payable), no letters of credit shall be outstanding under any Revolving Credit Documents (unless backstopped or cash collateralized in an amount equal to 102% of the stated amount thereof) and all commitments to extend credit under any Revolving Credit Document shall have expired or been terminated.

EXHIBIT K-3

After the occurrence of and during the continuation of an Event of Default, each Payee that is a Credit Party irrevocably authorizes, empowers and appoints the Term Loan Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Term Loan Agent’s own name or in the name of such Payee or otherwise, as the Term Loan Agent may deem necessary or advisable for the enforcement of this Promissory Note. After the occurrence of and during the continuation of an Event of Default, each Payee that is a Credit Party also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by the Term Loan Agent. After the occurrence of and during the continuation of an Event of Default, the Term Loan Agent may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Secured Obligations in accordance with the Term Loan Credit Agreement. After the occurrence of and during the continuation of an Event of Default, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee that is a Credit Party upon or with respect to Payor Indebtedness owing to such Payee prior to such time as the Secured Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under any Credit Document have expired or been terminated, such Payee that is a Credit Party shall receive and hold the same for the benefit of the Secured Parties, and shall forthwith deliver the same to the Term Loan Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Term Loan Agent’s judgment), for application to any of the Secured Obligations in accordance with the Term Loan Credit Agreement, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee for the benefit of the Secured Parties. After the occurrence of and during the continuation of an Event of Default, if such Payee fails to make any such endorsement or assignment to the Term Loan Agent, the Term Loan Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same.

After the occurrence of and during the continuation of a Revolving Event of Default, each Payee that is a Revolving Credit Party irrevocably authorizes, empowers and appoints the Revolving Loan Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Revolving Loan Agent’s own name or in the name of such Payee or otherwise, as the Revolving Loan Agent may deem necessary or advisable for the enforcement of this Promissory Note. After the occurrence of and during the continuation of a Revolving Event of Default, each Payee that is a Revolving Credit Party also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by the Revolving Loan Agent. After the occurrence of and during the continuation of a Revolving Event of Default, the Revolving Loan Agent may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on

EXHIBIT K-4

account of any of the Revolving Secured Obligations in accordance with the Revolving Loan Credit Agreement. After the occurrence of and during the continuation of a Revolving Event of Default, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee that is a Revolving Credit Party upon or with respect to Payor Indebtedness owing to such Payee prior to such time as the Revolving Secured Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable), no letters of credit are outstanding under any Revolving Credit Documents (unless backstopped or cash collateralized in an amount equal to 102% of the stated amount thereof) and all commitments to extend credit under any Revolving Credit Document have expired or been terminated, such Payee that is a Revolving Credit Party shall receive and hold the same for the benefit of the Revolving Secured Parties, and shall forthwith deliver the same to the Revolving Loan Agent, for the benefit of the Revolving Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Revolving Loan Agent’s judgment), for application to any of the Revolving Secured Obligations in accordance with the Revolving Credit Agreement, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee for the benefit of the Revolving Secured Parties. After the occurrence of and during the continuation of a Revolving Event of Default, if such Payee fails to make any such endorsement or assignment to the Revolving Loan Agent, the Revolving Loan Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, the rights of the Revolving Loan Agent under this paragraph shall be subject to the rights of the Term Loan Agent under the immediately preceding paragraph and the Intercreditor Agreement.

Each Payee that is a Credit Party agrees that until the Secured Obligations and the Revolving Secured Obligations have been performed and paid in full (other than contingent indemnification obligations not due and payable) and all commitments to extend credit under any Credit Document or any Revolving Credit Document have expired or been terminated, such Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than (a) in favor of the Term Loan Agent for the benefit of the Secured Parties pursuant to the Pledge and Security Agreement or otherwise or (b) in favor of the Revolving Loan Agent for the benefit of the Revolving Secured Parties pursuant to the Pledge and Security Agreement (as defined in the Revolving Credit Agreement) or otherwise) any claim such Payee has or may have against any Payor, (ii) upon the occurrence and during the continuance of an Event of Default or a Revolving Event of Default, discount or extend the time for payment of any Payor Indebtedness, or (iii) otherwise amend, modify, supplement, waive or fails to enforce any provision of this Promissory Note.

The Term Loan Agent, for the benefit of the Secured Parties, and the Revolving Loan Agent, for the benefit of the Revolving Secured Parties, shall be third party beneficiaries hereof and shall be entitled to enforce the subordination and other provisions hereof.

Notwithstanding anything to the contrary contained herein, in any other Credit Document or Revolving Credit Document or in any such promissory note or other instrument, this Promissory Note shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

EXHIBIT K-5

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

EXHIBIT K-6

IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

NEWPAGE CORPORATION

By:
Name: Title:

NEWPAGE INVESTMENT COMPANY LLC

By:
Name: Title:

ESCANABA PAPER COMPANY

By:
Name: Title:

LUKE PAPER COMPANY

By:
Name: Title:

NEWPAGE CONSOLIDATED PAPERS INC.

By:
Name: Title:

NEWPAGE WISCONSIN SYSTEM INC.

By:
Name: Title:

EXHIBIT K-7

RUMFORD PAPER COMPANY

By:
Name: Title:

WICKLIFFE PAPER COMPANY LLC

By:
Name: Title:

EXHIBIT K-8

Schedule A

TRANSACTIONS UNDER PROMISSORY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By

EXHIBIT K A-1

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to             all of its right, title and interest in and to the Intercompany Note, dated [            ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Promissory Note”; the terms defined therein and not otherwise defined herein being used herein as therein defined), made by NEWPAGE CORPORATION (“Borrower”), NEWPAGE INVESTMENT COMPANY LLC and certain subsidiaries of the Borrower party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

The initial undersigned shall be the Group Members party to the Credit Documents and the Credit Documents (as defined in the Revolving Credit Agreement) on the date of the Promissory Note. From time to time after the date thereof, additional guarantors may become parties to the Promissory Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.

Dated:

NEWPAGE CORPORATION

By:
Name: Title:

NEWPAGE INVESTMENT COMPANY LLC

By:
Name: Title:

EXHIBIT K A-2

ESCANABA PAPER COMPANY

By:
Name: Title:

LUKE PAPER COMPANY

By:
Name: Title:

NEWPAGE CONSOLIDATED PAPERS INC.

By:
Name: Title:

NEWPAGE WISCONSIN SYSTEM INC.

By:
Name: Title:

RUMFORD PAPER COMPANY

By:
Name: Title:

WICKLIFFE PAPER COMPANY LLC

By:
Name: Title:

EXHIBIT K A-3

EXHIBIT L

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             ,             , 20    , is entered into between             , a             (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement dated as of [            ], 20[    ] (as the same may be amended, restated, modified, extended or restated from time to time, the “Credit Agreement”) among NewPage Corporation (the “Borrower”), the other Credit Parties party thereto, the Lenders party thereto, the Administrative Agent, JPMorgan Chase Bank, N.A., in its capacity as co-collateral agent, and Wells Fargo Bank, National Association, in its capacity as co-collateral agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Credit Party under the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Credit Party and a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Article IV of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article VII of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 7.02 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Administrative Agent, for the ratable benefit of the Beneficiares, as provided in Article VII of the Credit Agreement, the due and punctual payment in full of all Guaranteed Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by required prepayment, declaration, acceleration, demand or otherwise) in accordance with the terms of such extension or renewal.

2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3. The address of the New Subsidiary for purposes of Section 10.01 of the Credit Agreement is as follows:

4. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit L

EXHIBIT L

(Intentionally Omitted)

EXHIBIT N

INTERCREDITOR AGREEMENT

[Form Attached]

INTERCREDITOR AGREEMENT

dated as of [            ], 2012

by and between

JPMORGAN CHASE BANK, N.A.,

as Revolving Loan Agent,

and

BARCLAYS BANK PLC,

as Term Loan Agent

i

Section 7. Term Loan Lenders’ Purchase Option	39

7.1 Exercise of Option	39
7.2 Pro Rata Offer	39
7.3 Purchase and Sale	39
7.4 Payment of Purchase Price	40
7.5 Representations Upon Purchase and Sale	41
7.6 Notice from Revolving Loan Agent Prior to Enforcement Action	41

Section 8. Revolving Loan Lenders’ Purchase Option	41

8.1 Exercise of Option	41
8.2 Pro Rata Offer	41
8.3 Purchase and Sale	42
8.4 Payment of Purchase Price	42
8.5 Representations Upon Purchase and Sale	43
8.6 Notice from Revolving Loan Agent Prior to Enforcement Action	43

Section 9. Access and Use of Term Loan Priority Collateral	44

9.1 Access and Use Rights of Revolving Loan Agent	44
9.2 Responsibilities of Revolving Loan Secured Parties	45
9.3 Intellectual Property	45

Section 10. Reliance; Waivers; Etc.	45

10.1 Reliance	45
10.2 No Warranties or Liability	46
10.3 No Waiver of Lien Priorities	47
10.4 Amendments to Revolving Loan Documents	47
10.5 Amendments to Term Loan Documents	48

Section 11. Miscellaneous	49

11.1 Conflicts	49
11.2 Continuing Nature of this Agreement; Severability	49
11.3 Refinancing	49
11.4 Amendments; Waivers	51
11.5 Subrogation	51
11.6 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; OTHER WAIVERS	51
11.7 Notices	52
11.8 Further Assurances	53
11.9 Governing Law	53
11.10 Binding on Successors and Assigns	53
11.11 Specific Performance	53
11.12 Section Titles; Time Periods	54
11.13 Counterparts	54

ii

11.14 Authorization	54
11.15 No Third Party Beneficiaries	54
11.16 Additional Grantors	54

Annex A Revolving Loan Priority Collateral
Annex B Form of Grantor Joinder

iii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of [            ], 2012 is entered into by and between JPMorgan Chase Bank, N.A., in its capacity as Revolving Loan Agent (as hereinafter defined), and Barclays Bank PLC (“Barclays”), in its capacity as Term Loan Agent (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof, by and among NewPage Corporation, a Delaware corporation (“NewPageCo”), NewPage Investment Company LLC, a Delaware limited liability company (“Holdings”), certain of NewPageCo’s subsidiaries, the Revolving Loan Lenders (as hereinafter defined) party thereto and the Revolving Loan Agent (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, exchanged, refinanced, restated, restructured or replaced (in whole or in part and including any agreements with, to or in favor of any other agent, lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt (as hereinafter defined) or that adds any new or additional Subsidiaries or Affiliates of a Grantor, and whether or not increasing the amount of indebtedness that can be incurred thereunder), in each case, in accordance with the terms of this Agreement, the “Revolving Loan Agreement”), the Revolving Loan Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of NewPageCo, subject to the terms and conditions set forth therein;

WHEREAS, pursuant to that certain Credit and Guaranty Agreement, dated as of the date hereof, by and among, NewPageCo, Holdings, certain of NewPageCo’s subsidiaries, the Term Loan Lenders (as hereinafter defined) party thereto, the Term Loan Agent and the other agents party thereto (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, exchanged, refinanced, restated, restructured or replaced (in whole or in part and including any agreements with, to or in favor of any other agent, lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt (as hereinafter defined) or that adds any new or additional Subsidiaries or Affiliates of a Grantor, and whether or not increasing the amount of indebtedness that can be incurred thereunder), in each case, in accordance with the terms of this Agreement, the “Term Loan Agreement”), the Term Loan Lenders have agreed to make certain loans to NewPageCo, subject to the terms and conditions set forth therein;

WHEREAS, each of the Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, and Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, and, by their acknowledgment hereof, the Grantors, desire to (i) agree to the relative priority of the security interests of Revolving Loan Agent and Term Loan Agent in the Shared Collateral (as hereinafter defined), (ii) provide for the orderly sharing among the Revolving Loan Secured Parties and the Term Loan Secured Parties, in accordance with such priorities, of proceeds of such Shared Collateral upon any foreclosure thereon or other disposition thereof and (iii) address related matters.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Interpretation

1.1 Definitions. As used in this Agreement, including in the preamble and recitals hereto and the annexes hereto, the following terms have the meanings specified below:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Affiliate Obligations” shall mean all Revolving Loan Bank Product Obligations and all Term Loan Bank Product Obligations of the Grantors.

“Agents” shall mean, collectively, Revolving Loan Agent and Term Loan Agent, and “Agent” shall mean each of them.

“Agreement” shall mean this Intercreditor Agreement, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Barclays” shall have the meaning set forth in the recitals hereto.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Cash Management Obligations” shall mean with respect to any Person, the obligations of such Person in connection with all: (a) credit cards, debit cards or stored value cards or the processing of payments and other administrative services with respect to credit cards, debit cards or stored value cards and/or (b) cash management or related services, including (i) the automated clearinghouse transfer of funds for the account of such Person pursuant to agreement or overdraft for any accounts of such Person, or (ii) controlled disbursement services, and without limiting the foregoing, shall include obligations of the type described in the definitions of “Cash Management Obligations” in the Term Loan Agreement as in effect on the date hereof and “Banking Services Obligations” in the Revolving Loan Agreement as in effect on the date hereof.

2

“Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which any Revolving Loan Secured Party or Term Loan Secured Party at any time has or purports to have a Lien, and including, without limitation, all Proceeds of such property and interests in property.

“Discharge of Revolving Loan Debt” shall mean, subject to Sections 6.9 and 11.3 hereof:

(a) the payment in full in cash of the principal and interest (including any interest which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such Insolvency Proceeding) constituting Revolving Loan Debt;

(b) the payment in full in cash of all other Revolving Loan Debt that is due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such Insolvency Proceeding), other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time;

(c) (i) the delivery to Revolving Loan Agent of cash collateral, or at Revolving Loan Agent’s option, the delivery to Revolving Loan Agent of a letter of credit issued by a bank acceptable to Revolving Loan Agent and in form and substance satisfactory to Revolving Loan Agent, in either case in respect of letters of credit, banker’s acceptances or similar instruments issued under the Revolving Loan Documents (in an amount equal to one hundred five (105%) percent of the amount of such letters of credit, banker’s acceptance or similar instruments), Revolving Loan Bank Product Obligations (or, at the option of the Revolving Loan Secured Party with respect to such Revolving Loan Bank Product Obligations, the termination of the applicable Revolving Loan Bank Product Obligations and the payment in full in cash of Revolving Loan Debt due and payable in connection with such termination), and (ii) the delivery to Revolving Loan Agent of cash collateral, or at Revolving Loan Agent’s option, the delivery to Revolving Loan Agent of a letter of credit issued by a bank acceptable to Revolving Loan Agent and in form and substance satisfactory to Revolving Loan Agent, in either case in respect of continuing obligations of Revolving Loan Agent and Revolving Loan Lenders under control agreements and other contingent Revolving Loan Debt for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to a Revolving Loan Secured Party at the time which are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses) to any Revolving Loan Secured Party for which such Revolving Loan Secured Party is entitled to indemnification by any Grantor; and

(d) the termination of the commitments of the Revolving Loan Lenders and the financing arrangements provided by Revolving Loan Agent and the Revolving Loan Lenders to Grantors under the Revolving Loan Documents.

3

“Discharge of Term Loan Debt” shall mean, subject to Sections 6.9 and 11.3 hereof:

(a) the payment in full in cash of the principal and interest (including any interest which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such Insolvency Proceeding) constituting Term Loan Debt;

(b) the payment in full in cash of all other Term Loan Debt that is due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case), other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time; and

(c) the delivery to Term Loan Agent of cash collateral in respect of Term Loan Bank Product Obligations (or, at the option of the Term Loan Secured Party with respect to such Term Loan Bank Product Obligations, the termination of the applicable Term Loan Bank Product Obligations and the payment in full in cash of Term Loan Debt due and payable in connection with such termination), continuing obligations of Term Loan Agent and Term Loan Lenders under control agreements and other contingent Term Loan Debt for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to a Term Loan Secured Party at the time which are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses) to any Term Loan Secured Party for which such Term Loan Secured Party is entitled to indemnification by any Grantor.

“Disposition” shall mean any sale, lease, license, assignment, exchange, transfer or other disposition and including any casualty or condemnation.

“Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of Revolving Loan Agent to realize upon all or a material portion of the Revolving Loan Priority Collateral or the ability of Term Loan Agent to realize upon all or a material portion of the Term Loan Priority Collateral, as the case may be, such as, without limitation, fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof.

“Grantors” shall mean, collectively, NewPageCo, Holdings, Guarantors and each Subsidiary of any of the foregoing that shall have granted a Lien on any of its assets to secure any Revolving Loan Debt or Term Loan Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor”.

“Guarantors” shall mean, collectively, (a) Holdings, (b) any other Person (other than NewPageCo) that as of the date hereof is, or at any time hereafter becomes, a party to a guarantee in favor of Revolving Loan Agent or the Revolving Loan Secured Parties in respect of any of the Revolving Loan Debt or in favor of Term Loan Agent or the Term Loan Secured Parties in respect of any of the Term Loan Debt, and (c) their respective successors and assigns, and “Guarantor” shall mean each of them.

4

“Hedging Obligations” shall mean (a) with respect to any Person, the obligations under hedge agreements of such Person of the type described in the definition of “Hedge Agreement” in the Term Loan Agreement as in effect on the date hereof and (b) obligations of the type described in the definition of “Designated Hedge Obligations” in the Revolving Loan Agreement as in effect on the date hereof.

“Holdings” has the meaning given in the recitals hereto.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any or all of its assets or properties, (d) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (e) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Junior Agent” shall have the meaning set forth in Section 3.2(a) hereof.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other), security interest, encumbrance (including, but not limited to, easements, rights of way and the like), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“NewPageCo” shall have the meaning set forth in the recitals hereto.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Pledged Collateral” shall have the meaning set forth in Section 5.1 hereof.

“Proceeds” or “proceeds” shall mean all “proceeds” as defined in Article 9 of the UCC, and in any event, shall include, without limitation whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Purchasing Revolving Loan Secured Parties” shall have the meaning set forth in Section 8.1 hereof.

5

“Purchasing Term Loan Secured Parties” shall have the meaning set forth in Section 7.1 hereof.

“Refinance” or “refinance” shall mean, in respect of any of indebtedness, to refinance, replace, refund or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for, such indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated, in each case, excluding “Refinancing Indebtedness” (as defined in the Term Loan Agreement on the Closing Date). “Refinanced”, “refinanced”, “Refinancing” and “refinancing” shall have correlative meanings.

“Revolving Loan Agent” shall mean JPMorgan Chase Bank, N.A., and its successors and assigns in its capacity as administrative agent pursuant to the Revolving Loan Documents acting for and on behalf of the other Revolving Loan Secured Parties or any other person appointed as agent under any replacement or refinancing arrangement with respect to the Revolving Loan Agreement.

“Revolving Loan Agreement” shall have the meaning set forth in the recitals hereto.

“Revolving Loan Bank Product Obligations” shall mean Revolving Loan Cash Management Obligations and Revolving Loan Hedging Obligations.

“Revolving Loan Cash Collateral” shall have the meaning set forth in Section 6.2 hereof.

“Revolving Loan Cash Management Obligations” shall mean all Cash Management Obligations (other than any Term Loan Cash Management Obligations) that are secured under the Revolving Loan Documents.

“Revolving Loan Debt” shall mean all “Obligations” and “Secured Obligations” as such terms are defined in the Revolving Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Revolving Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Revolving Loan Documents and Revolving Loan Bank Product Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or the commencement of any other Insolvency Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Revolving Loan DIP Financing” shall have the meaning set forth in Section 6.2 hereof.

6

“Revolving Loan Documents” shall mean, collectively, the Revolving Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Revolving Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced, exchanged or restructured (in whole or in part and including any agreements with, to or in favor of any other agent, lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt or which add any new or additional Subsidiaries or Affiliates of a Grantor, and whether or not increasing the amount of indebtedness that can be incurred thereunder), in each case, in accordance with the terms of this Agreement.

“Revolving Loan Event of Default” shall mean any “Event of Default” as defined in the Revolving Loan Agreement.

“Revolving Loan Hedging Obligations” shall mean Hedging Obligations (other than any Term Loan Hedging Obligations) that are secured under the Revolving Loan Documents.

“Revolving Loan Lenders” shall mean, collectively, any person party to the Revolving Loan Documents as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt or is otherwise party to the Revolving Loan Documents as a lender), and “Revolving Loan Lender” shall mean each of them.

“Revolving Loan Priority Collateral” shall mean all Collateral described on Annex A annexed hereto.

“Revolving Loan Purchase Event” shall have the meaning set forth in Section 8.1 hereof.

“Revolving Loan Recovery” shall have the meaning set forth in Section 6.9 hereof.

“Revolving Loan Secured Parties” shall mean the “Secured Parties” as such defined term is defined in the Revolving Loan Agreement as in effect on the date hereof, and “Revolving Loan Secured Party” shall mean each of them.

“Revolving Loan Standstill Period” shall have the meaning set forth in Section 3.1(b)(i) hereof.

“Secured Parties” shall mean, collectively, the Revolving Loan Secured Parties and the Term Loan Secured Parties, and “Secured Party” shall mean each of them.

“Senior Agent” shall have the meaning set forth in Section 3.2(a) hereof.

“Shared Collateral” means, at any time, Collateral in which both (a) one or more of the Revolving Loan Secured Parties at any time has a Lien and (b) one or more of the Term Loan Secured Parties at any time has a Lien.

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“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Term Loan Agent” shall mean Barclays Bank PLC, and its successors and assigns in its capacity as collateral agent pursuant to the Term Loan Documents acting for and on behalf of the other Term Loan Secured Parties or any other person appointed as agent under any replacement or refinancing arrangement with respect to the Term Loan Agreement.

“Term Loan Agreement” shall have the meaning set forth in the recitals hereto.

“Term Loan Asset Proceeds Account” shall have the meaning set forth in Annex A hereof.

“Term Loan Bank Product Obligations” shall mean Term Loan Cash Management Obligations and Term Loan Hedging Obligations.

“Term Loan Cash Collateral” shall have the meaning set forth in Section 6.2 hereof.

“Term Loan Cash Management Obligations” shall mean all Cash Management Obligations (other than any Revolving Loan Cash Management Obligations) that are secured under the Term Loan Documents.

“Term Loan Debt” shall mean all “Obligations” as such term is defined in the Term Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Term Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Term Loan Documents and Term Loan Bank Product Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Term Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or the commencement of any other Insolvency Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Term Loan DIP Financing” shall have the meaning set forth in Section 6.2 hereof.

“Term Loan Documents” shall mean, collectively, the Term Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Term Loan Secured Party in connection therewith or

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related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced, exchanged or restructured (in whole or in part and including any agreements with, to or in favor of any other agent, lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt or which add any new or additional Subsidiaries or Affiliates of a Grantor, and whether or not increasing the amount of indebtedness that can be incurred thereunder), in each case, in accordance with the terms of this Agreement.

“Term Loan Event of Default” shall mean any “Event of Default” as defined in the Term Loan Agreement.

“Term Loan Hedging Obligations” shall mean Hedging Obligations (other than any Revolving Loan Hedging Obligations) that are secured under the Term Loan Documents.

“Term Loan Lenders” shall mean, collectively, any person party to the Term Loan Documents as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt or is otherwise party to the Term Loan Documents as a lender), and “Term Loan Lender” shall mean each of them.

“Term Loan Priority Collateral” shall mean all Shared Collateral other than the Revolving Loan Priority Collateral, which, for the avoidance of doubt, shall include all identifiable proceeds of Term Loan Priority Collateral (it being understood and agreed, however, all cash and funds, securities entitlements and securities and other property held in or credited to any deposit or securities account other than the Term Loan Asset Proceeds Account shall be deemed, unless the Revolving Loan Agent has actual knowledge to the contrary, to be the proceeds of Revolving Loan Priority Collateral rather than Term Loan Priority Collateral).

“Term Loan Purchase Event” shall have the meaning set forth in Section 7.1 hereof.

“Term Loan Recovery” shall have the meaning set forth in Section 6.9 hereof.

“Term Loan Secured Parties” shall mean the “Secured Parties” as such defined term is defined in the Term Loan Agreement as in effect on the date hereof, and “Term Loan Secured Party” shall mean each of them.

“Term Loan Standstill Period” shall have the meaning set forth in Section 3.1(a)(i) hereof.

“Third Party Purchaser” shall have the meaning set forth in Section 9.1 hereof.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word

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“shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to NewPageCo, Holdings, any other Guarantor or any other Grantor shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Lien Priorities

2.1 Acknowledgment of Liens.

(a) Revolving Loan Agent, on behalf of itself and each Revolving Loan Secured Party, hereby acknowledges that Term Loan Agent, acting for and on behalf of itself and the Term Loan Secured Parties, has been granted Liens upon all of the Shared Collateral pursuant to the Term Loan Documents to secure the Term Loan Debt.

(b) Term Loan Agent, on behalf of itself and each Term Loan Secured Party, hereby acknowledges that Revolving Loan Agent, acting for and on behalf of itself and the Revolving Loan Secured Parties, has been granted Liens upon all of the Shared Collateral pursuant to the Revolving Loan Documents to secure the Revolving Loan Debt.

2.2 Relative Priorities.

(a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to Revolving Loan Agent or the Revolving Loan Secured Parties or Term Loan Agent or the Term Loan Secured Parties and notwithstanding any provision of the UCC, any similar law of any other jurisdiction outside of the United States, or any applicable law or any provisions of the Revolving Loan Documents or the Term Loan Documents or any defect or deficiencies in, or failure to perfect, any Liens or any other circumstance whatsoever, the Term Loan Agent, on behalf of itself and the Term Loan Secured Parties, and the Revolving Loan Agent, on behalf of itself and the Revolving Loan Secured Parties, hereby agree that:

(i) any Lien on the Revolving Loan Priority Collateral securing the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Loan Priority Collateral securing the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor, and any Lien on the Revolving Loan Priority Collateral securing any of the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Loan Priority Collateral securing any Revolving Loan Debt; and

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(ii) any Lien on the Term Loan Priority Collateral securing the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor and any Lien on the Term Loan Priority Collateral securing any of the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Debt.

(b) As between Revolving Loan Secured Parties and Term Loan Secured Parties, the terms of this Agreement, including the priorities set forth above, shall govern, even if part or all of the Revolving Loan Debt or Term Loan Debt or the Liens securing payment and performance thereof are not perfected or are subordinated, avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.3 Prohibition on Contesting Liens. Each of Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, and Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including in respect of any Insolvency Proceeding), the perfection, priority, validity or enforceability of a Lien held, or purported to be held, by or for the benefit or on behalf of any Revolving Loan Secured Party in any Collateral or by or on behalf of any Term Loan Secured Party in any Collateral, as the case may be; provided, that, nothing in this Agreement shall be construed to prevent or impair the rights of any Revolving Loan Secured Party or Term Loan Secured Party to enforce this Agreement, and provided, further, that nothing in this Agreement shall be construed to prevent any Revolving Loan Secured Party or Term Loan Secured Party from challenging the characterization of any item of Shared Collateral as Term Loan Priority Collateral or Revolving Loan Priority Collateral.

2.4 Similar Liens and Agreements Regarding Shared Collateral. The parties hereto agree that it is their intention that the Collateral securing the Term Loan Debt and the Revolving Loan Debt be identical. In furtherance of the foregoing and of Section 11.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the Revolving Loan Agent or the Term Loan Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Loan Priority Collateral and the Term Loan Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Term Loan Documents and the Revolving Loan Documents.

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2.5 Affiliate Obligations. The parties hereto acknowledge and agree that the Shared Collateral may secure Revolving Loan Bank Product Obligations on a pari passu basis with the Liens on the Shared Collateral securing other Revolving Loan Debt and that the Shared Collateral may secure Term Loan Bank Product Obligations on a pari passu basis with the Liens on the Shared Collateral securing other Term Loan Debt but that the applicable Affiliate Obligations may only be secured by a first priority Lien on either the Revolving Loan Priority Collateral or the Term Loan Priority Collateral (but not both). Revolving Loan Agent agrees to provide the Term Loan Agent a copy of a notice or designation whereby an obligation is designated as a Revolving Loan Bank Product Obligation under the Revolving Loan Agreement reasonably promptly upon Revolving Loan Agent’s receipt thereof, and the Term Loan Agent agrees to provide the Revolving Loan Agent a copy of a notice or designation whereby an obligation is designated as a Term Loan Bank Product Obligation under the Term Loan Agreement reasonably promptly upon Term Loan Agent’s receipt thereof. If an obligation is designated as both a Revolving Loan Bank Product Obligation and a Term Loan Bank Product Obligation, such obligation shall constitute that Affiliate Obligation which it was designated first in time.

Section 3. Enforcement

3.1 Exercise of Rights and Remedies.

(a) So long as the Discharge of Revolving Loan Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties:

(i) will not enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Revolving Loan Priority Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Term Loan Agent or any other Term Loan Secured Party is a party) or commence or join with any Person (other than Revolving Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action), except, that, Term Loan Agent or any other Term Loan Secured Party may commence or join with any Person in commencing, or filing a petition to commence, an Insolvency Proceeding; and except, that, subject at all times to the provisions of Section 4 of this Agreement and to Section 3.1(a)(ii) of this Agreement, Term Loan Agent may enforce or exercise any or all such rights and remedies as to any Revolving Loan Priority Collateral commencing one hundred eighty (180) days after the date of the receipt by Revolving Loan Agent of written notice from Term Loan Agent of the declaration by Term Loan Secured Parties of a Term Loan Event of Default in accordance with the terms of the Term Loan Documents (as in effect on the date hereof) that is continuing and the written demand by Term Loan Secured Parties of the immediate payment in full of all of the Term Loan Debt under the Term Loan Documents so long as such Term Loan Event of Default has not been cured or waived (such period being referred to herein as the “Term Loan Standstill Period”); provided, that,

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(A) in the event that at any time after the Term Loan Agent has sent a notice to Revolving Loan Agent to commence the Term Loan Standstill Period in respect of any Revolving Loan Priority Collateral, the Term Loan Event of Default that was the basis for such notice is cured or waived or otherwise ceases to exist and no other Term Loan Events of Default have occurred and are then continuing, then the notice shall automatically and without further action of the parties be deemed rescinded and no Term Loan Standstill Period shall be deemed to have been commenced;

(B) the Term Loan Standstill Period shall be tolled for any period during which Revolving Loan Agent is stayed from exercising rights or remedies in respect of any Revolving Loan Priority Collateral during the pendency of any Insolvency Proceeding or pursuant to any court order so long as the Revolving Loan Agent has used its commercially reasonable efforts to have such stay lifted;

(C) prior to taking any action to enforce or exercise any or all such rights and remedies in respect of any Revolving Loan Priority Collateral, or commence or petition for any such action or proceeding, after the end of the Term Loan Standstill Period, Term Loan Agent shall give Revolving Loan Agent not more than ten (10) Business Days’ and not less than five (5) Business Days’ prior written notice of the intention of Term Loan Agent or any other Term Loan Secured Party to exercise its rights and remedies in respect of any Revolving Loan Priority Collateral, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Term Loan Standstill Period and in the event that Term Loan Agent shall not take any action to enforce or exercise any or all of such rights in respect of any Revolving Loan Priority Collateral within ninety (90) days after the end of the Term Loan Standstill Period, then the notice to commence such Term Loan Standstill Period shall automatically and without further action of the parties be deemed rescinded and no Term Loan Standstill Period shall be deemed to have been commenced;

(D) notwithstanding anything to the contrary contained in Section 3.1(a)(i) above, Term Loan Agent and the other Term Loan Secured Parties may exercise any rights or remedies against any specific item or items of the Revolving Loan Priority Collateral or commence or petition for any action or proceeding with respect to such rights or remedies after the end of the Term Loan Standstill Period, unless Revolving Loan Agent or any other Revolving Loan Secured Party is diligently pursuing in good faith the exercise of its enforcement rights or remedies against all or any material portion of the Revolving Loan Priority Collateral or such item or items of Revolving Loan Priority Collateral, including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Revolving Loan Priority Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Revolving Loan Priority Collateral, the notification of account debtors that

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owe all or a material portion of the accounts to make payments to the Revolving Loan Agent or its agents, the initiation of any action to take possession of all or any material portion of the Revolving Loan Priority Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Revolving Loan Priority Collateral);

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by Revolving Loan Agent or any other Revolving Loan Secured Party, or any other enforcement or exercise by any Revolving Loan Secured Party of any rights or remedies relating solely to any Revolving Loan Priority Collateral, so long as the Liens of Term Loan Agent in such Revolving Loan Priority Collateral attach to the Proceeds thereof subject to the relative priorities set forth in Section 2.1 and such actions or proceedings are being pursued in good faith;

(iii) will not object to the forbearance by Revolving Loan Agent or the other Revolving Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Revolving Loan Priority Collateral;

(iv) will not, so long as the Discharge of Revolving Loan Debt has not occurred and except for actions otherwise permitted (x) in accordance with Section 3.1(a)(i)(D) (but subject to the provisions of Sections 4.1 and 4.2) or, (y) in accordance with Section 6.4 but not in violation of any provision of this Agreement, take or receive any Revolving Loan Priority Collateral, or any Proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Revolving Loan Priority Collateral (it being understood and agreed that payments made by any Grantor in respect of the Term Loan Debt with proceeds of loans or advances under the Revolving Loan Documents or, so long as the Revolving Loan Secured Parties or Term Loan Secured Parties have not commenced enforcement of their liens, payments made by any Grantor in respect of the Term Loan Debt in the ordinary course of business with proceeds of Revolving Loan Priority Collateral shall not constitute a breach of this Section 3.1(a)(iv));

(v) agrees that no covenant, agreement or restriction contained in any Term Loan Document shall be deemed to restrict in any way the rights and remedies of Revolving Loan Agent or the other Revolving Loan Secured Parties with respect to the Revolving Loan Priority Collateral as set forth in this Agreement and the Revolving Loan Documents;

(vi) will not object to the manner in which Revolving Loan Agent or any other Revolving Loan Secured Party may seek to enforce or collect the Revolving Loan Debt or the Liens of such Revolving Loan Secured Party on any Revolving Loan Priority Collateral to the extent not in violation of this Agreement, regardless of whether any action or failure to act by or on behalf of Revolving Loan Agent or any other Revolving Loan Secured Party is, or could be, adverse to the interests of the Term Loan Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any

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marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Revolving Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Revolving Loan Debt or any Lien of Revolving Loan Agent or this Agreement (other than the challenging the characterization of any item of Collateral as Term Loan Priority Collateral or Revolving Loan Priority Collateral or whether an asset constitutes Shared Collateral), or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(b) So long as the Discharge of Term Loan Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties:

(i) will not enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Term Loan Priority Collateral or commence or join with any Person (other than Term Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action), except, that, Revolving Loan Agent or any other Revolving Loan Secured Party may commence or join with any Person in commencing, or filing a petition to commence, an Insolvency Proceeding; and except, that, subject at all times to the provisions of Section 4 of this Agreement and to Section 3.1(b)(ii) of this Agreement, Revolving Loan Agent may enforce or exercise any or all such rights and remedies as to any Term Loan Priority Collateral commencing one hundred eighty (180) days after the date of the receipt by Term Loan Agent of written notice from Revolving Loan Agent of the declaration by Revolving Loan Secured Parties of a Revolving Loan Event of Default in accordance with the terms of the Revolving Loan Documents (as in effect on the date hereof) that is continuing and the written demand by Revolving Loan Secured Parties of the immediate payment in full of all of the Revolving Loan Debt under the Revolving Loan Documents so long as such Revolving Loan Event of Default has not been cured or waived (such period being referred to herein as the “Revolving Loan Standstill Period”); provided, that,

(A) in the event that at any time after the Revolving Loan Agent has sent a notice to Term Loan Agent to commence the Revolving Loan Standstill Period in respect of any Term Loan Priority Collateral, the Revolving Loan Event of Default that was the basis for such notice is cured or waived or otherwise ceases to exist and no other Revolving Loan Events of Default have occurred and are then continuing, then the notice shall automatically and without further action of the parties be deemed rescinded and no Revolving Loan Standstill Period shall be deemed to have been commenced;

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(B) the Revolving Loan Standstill Period shall be tolled for any period during which Term Loan Agent is stayed from exercising rights or remedies in respect of any Term Loan Priority Collateral during the pendency of any Insolvency Proceeding or pursuant to any court order so long as the Term Loan Agent has used its commercially reasonable efforts to have such stay lifted;

(C) prior to taking any action to enforce or exercise any or all such rights and remedies in respect of any Term Loan Priority Collateral, or commence or petition for any such action or proceeding, after the end of the Revolving Loan Standstill Period, Revolving Loan Agent shall give Term Loan Agent not more than ten (10) Business Days’ and not less than five (5) Business Days’ prior written notice of the intention of Revolving Loan Agent or any other Revolving Loan Secured Party to exercise its rights and remedies in respect of any Term Loan Priority Collateral, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Revolving Loan Standstill Period and in the event that Revolving Loan Agent shall not take any action to enforce or exercise any or all of such rights in respect of any Term Loan Priority Collateral within ninety (90) days after the end of the Revolving Loan Standstill Period, then the notice to commence such Revolving Loan Standstill Period shall automatically and without further action of the parties be deemed rescinded and no Revolving Loan Standstill Period shall be deemed to have been commenced;

(D) notwithstanding anything to the contrary contained in Section 3.1(b)(i) above, Revolving Loan Agent and the other Revolving Loan Secured Parties may exercise any rights or remedies against any specific item or items of the Term Loan Priority Collateral or commence or petition for any action or proceeding with respect to such rights or remedies after the end of the Revolving Loan Standstill Period, unless Term Loan Agent or any other Term Loan Secured Party is diligently pursuing in good faith the exercise of its enforcement rights or remedies against all or any material portion of the Term Loan Priority Collateral or such item or items of Term Loan Priority Collateral, including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Term Loan Priority Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Term Loan Priority Collateral, the initiation of any action to take possession of all or any material portion of the Term Loan Priority Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Term Loan Priority Collateral);

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by Term Loan Agent or any other Term Loan Secured Party, or any other enforcement or exercise by any Term Loan Secured Party of any rights or remedies relating solely to any Term Loan Priority Collateral so long as the Liens of Revolving Loan Agent in such Term Loan Priority Collateral attach to the Proceeds thereof subject to the relative priorities set forth in Section 2.1 and such actions or proceedings are being pursued in good faith;

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(iii) will not object to the forbearance by Term Loan Agent or the other Term Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Term Loan Priority Collateral;

(iv) will not, so long as the Discharge of Term Loan Debt has not occurred and except for actions otherwise permitted (x) in accordance with Section 3.1(b)(i)(D) (but subject to the provisions of Sections 4.1 and 4.2) or, (y) in accordance with Section 6.4 but not in violation of any provision of this Agreement, take or receive any Term Loan Priority Collateral, or any Proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Term Loan Priority Collateral (it being understood and agreed that payments made by any Grantor in respect of the Revolving Loan Debt with proceeds of loans or advances under the Term Loan Documents or, so long as the Revolving Loan Secured Parties or Term Loan Secured Parties have not commenced enforcement of their liens, payments made by any Grantor in respect of the Revolving Loan Debt in the ordinary course of business with proceeds of Revolving Loan Priority Collateral shall not constitute a breach of this Section 3.1(a)(iv));

(v) agrees that no covenant, agreement or restriction contained in any Revolving Loan Document shall be deemed to restrict in any way the rights and remedies of Term Loan Agent or the other Term Loan Secured Parties with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents;

(vi) will not object to the manner in which Term Loan Agent or any other Term Loan Secured Party may seek to enforce or collect the Term Loan Debt or the Liens of such Term Loan Secured Party on any Term Loan Priority Collateral to the extent not in violation of this Agreement, regardless of whether any action or failure to act by or on behalf of Term Loan Agent or any other Term Loan Secured Party is, or could be, adverse to the interests of the Revolving Loan Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Term Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi) in respect of Term Loan Priority Collateral; and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Term Loan Debt or any Lien of Term Loan Agent or this Agreement (other than the challenging the characterization of any item of Collateral as Term Loan Priority Collateral or Revolving Loan Priority Collateral or whether an asset constitutes Shared Collateral), or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

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(c) Until the Discharge of Revolving Loan Debt has occurred, whether or not any Insolvency Proceeding has commenced with respect to any Grantor, subject to Section 3.1(a)(i) hereof, the Revolving Loan Secured Parties shall have the exclusive right to commence, and if applicable, maintain the exercise of its rights and remedies with respect to the Revolving Loan Priority Collateral, including, without limitation, the exclusive right, to the extent provided for in the Revolving Loan Documents or under applicable law, to appoint an administrator or a receiver in respect of the Revolving Loan Priority Collateral, to take or retake control or possession of such Collateral and to hold, prepare for sale, process, and subject to Section 3.1(a) hereof, sell, lease, dispose of, or liquidate such Revolving Loan Priority Collateral, without any consultation with or the consent of any Term Loan Secured Party; provided that, the Lien securing the Term Loan Debt shall continue as to the Proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2 hereof. In exercising enforcement rights and remedies with respect to the Revolving Loan Priority Collateral, the Revolving Loan Secured Parties may enforce the provisions of the Revolving Loan Documents with respect to the Revolving Loan Priority Collateral and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise realize on or dispose of any Revolving Loan Priority Collateral upon foreclosure, to incur expenses in connection with such sale or other realization or disposition, and to exercise all of the rights and remedies of a secured creditor under the UCC or any similar law of any other jurisdiction outside of the United States and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. Term Loan Secured Parties shall not have any right to direct any Revolving Loan Secured Party to exercise any right, remedy or power with respect to the Revolving Loan Priority Collateral, and each Term Loan Secured Party shall have no right to consent to any exercise of remedies under the Revolving Loan Documents or applicable law in respect of any of the Revolving Loan Priority Collateral. No Term Loan Secured Party shall institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Revolving Loan Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to the Shared Collateral.

(d) Until the Discharge of Term Loan Debt has occurred, whether or not any Insolvency Proceeding has commenced with respect to any Grantor, subject to Section 3.1(b)(i) hereof, the Term Loan Secured Parties shall have the exclusive right to commence, and if applicable, maintain the exercise of its rights and remedies with respect to the Term Loan Priority Collateral, including, without limitation, the exclusive right, to the extent provided for in the Term Loan Documents or under applicable law, to appoint an administrator or a receiver in respect of the Term Loan Priority Collateral, to take or retake control or possession of such Collateral and to hold, prepare for sale, process, and subject to Section 3.1(b) hereof, sell, lease, dispose of, or liquidate such Term Loan Priority Collateral, without any consultation with or the consent of any Revolving Loan Secured Party; provided that, the Lien securing the Revolving Loan Debt shall continue as to the Proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2 hereof. In exercising enforcement rights and remedies with respect to the Term Loan Priority Collateral, the Term Loan Secured Parties may enforce the provisions of the Term Loan Documents with respect to the Term Loan Priority

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Collateral and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise realize on or dispose of any Term Loan Priority Collateral upon foreclosure, to incur expenses in connection with such sale or other realization or disposition, and to exercise all of the rights and remedies of a secured creditor under the UCC or any similar law of any other jurisdiction outside of the United States and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. Revolving Loan Secured Parties shall not have any right to direct any Term Loan Secured Party to exercise any right, remedy or power with respect to the Term Loan Priority Collateral and each Revolving Loan Secured Party shall have no right to consent to any exercise of remedies under the Revolving Loan Documents or applicable law in respect of any of the Term Loan Priority Collateral. No Revolving Loan Secured Party shall institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Term Loan Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to the Shared Collateral.

(e) Notwithstanding the foregoing, each of the Term Loan Agent and the Revolving Loan Agent may:

(i) file a claim or statement of interest with respect to the Revolving Loan Debt or Term Loan Debt, as the case may be; provided, that, an Insolvency Proceeding has commenced with respect to any Grantor;

(ii) in the case of the Term Loan Agent, take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Revolving Loan Priority Collateral, and in the case of the Revolving Loan Agent, take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Term Loan Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Revolving Loan Secured Parties or Term Loan Secured Parties represented by it, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims or Liens of such Secured Parties, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors including, without limitation, the commencement of an Insolvency Proceeding with respect to any Grantor, in each case, in accordance with applicable law and in a manner not inconsistent with the terms of this Agreement;

(v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement; and

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(vi) exercise all other rights and remedies as unsecured creditors against Grantor so long as such exercise does not contravene any provision of this Agreement (it being understood that any provision of this Agreement that requires any party hereto to act or to refrain from acting shall be applicable to such party in its respective capacities as a secured and an unsecured creditor).

3.2 Release of Second Priority Liens.

(a) If the Agent with the senior Lien on any Shared Collateral (the “Senior Agent”) releases its Liens on any part of such Shared Collateral in connection with (i) any Disposition of such Shared Collateral permitted under the terms of the Revolving Loan Documents and the terms of the Term Loan Documents, (ii) the Disposition by an Agent (but not by a Grantor) of such Shared Collateral in connection with the exercise of such Agent’s enforcement remedies in respect of such Shared Collateral or (iii) the Disposition by any Grantor of such Shared Collateral with the consent of the Senior Agent so long as, in the case of any Disposition of such Shared Collateral pursuant to this clause (iii), (A) a Revolving Loan Event of Default (in the case of a Disposition of Revolving Loan Priority Collateral) or Term Loan Event of Default (in the case of a Disposition of Term Loan Priority Collateral) has occurred and is continuing, (B) the net cash proceeds received from such Disposition shall be applied to repay the Revolving Loan Debt (in the case of a Disposition of Revolving Loan Priority Collateral) or the Term Loan Debt (in the case of a Disposition of Term Loan Priority Collateral) and, in the case of a Disposition of Revolving Loan Priority Collateral, the commitments under the Revolving Loan Agreement shall be permanently reduced by an amount equal to the amount of such net cash proceeds, (C) such Disposition shall be conducted in a commercially reasonable manner, (D) the Agent with the junior Lien on such Shared Collateral shall have received not less than five (5) Business Days’ prior written notice of such Disposition and (E) the consideration paid for such Shared Collateral shall consist of all cash paid at the closing of the Disposition of such Shared Collateral (unless all or any of such consideration is required to be paid in cash within thirty (30) days after the closing of such Disposition), then (in each case) effective upon the consummation of any such Disposition or exercise of enforcement remedies, the Agent with the junior Lien on any such Collateral (the “Junior Agent”) shall:

(i) be deemed to have automatically and without further action consented to such Disposition, waived any conflicting provision in the Revolving Loan Documents or the Term Loan Documents, as the case may be, and released and terminated any Liens it may have on such Shared Collateral; provided, that, (A) the Liens of the Senior Agent on the Shared Collateral so sold or disposed of are released at the same time, and (B) such junior Lien shall remain in place with respect to any Proceeds of such sale, transfer or other disposition under this clause (a)(i) that remain after the Discharge of Revolving Loan Debt (in the case of Revolving Loan Priority Collateral) or the Discharge of Term Loan Debt (in the case of Term Loan Priority Collateral);

(ii) be deemed to have authorized the Senior Agent to file UCC amendments and terminations covering the Shared Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any Grantor and the Junior Agent to evidence such release and termination; and

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(iii) promptly upon the request of the Senior Agent, execute and deliver (x) such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, and (y) such consent and waiver documents and instruments, in each case as the Senior Agent may require in connection with such sale or other Disposition, to evidence and effectuate such termination and release, the consent of the Junior Agent (on behalf of itself and the Secured Parties for whom such Agent is acting) to such Disposition, and the waiver of any conflicting provisions in the Revolving Loan Documents or the Term Loan Documents, as the case may be; provided, that, any such release or UCC amendment or termination or consent or waiver by or on behalf of the Junior Agent shall not extend to or otherwise affect any of the rights, if any, of such Junior Agent to the Proceeds from any such sale or other disposition of Shared Collateral upon the payment and satisfaction in full of the Revolving Loan Debt or the Term Loan Debt, as the case may be, whichever is secured by the senior Lien on such Shared Collateral.

(b) Each Agent, for itself and on behalf of the other Secured Parties for whom such Agent is acting, in its capacity as Junior Agent, hereby irrevocably constitutes and appoints the other Agent, in its capacity as Senior Agent, and any officer or agent of such Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Agent or such holder or in the Junior Agent’s own name, from time to time in such Senior Agent’s discretion, for the purpose of carrying out the terms of this Section 3.2, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.2, including any waivers or consents or termination statements, endorsements, or other instruments of transfer or release. Nothing contained in this Agreement shall be construed to modify the obligation of the Senior Agent to act in a commercially reasonable manner in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Collateral.

(c) In the event that Proceeds of Shared Collateral are received in connection with a Disposition of Shared Collateral that directly or indirectly involves both some or all of the Revolving Loan Priority Collateral and some or all of the Term Loan Priority Collateral, the Revolving Loan Agent and the Term Loan Agent shall use commercially reasonable efforts in good faith to allocate the Proceeds received in connection with such Disposition of such Shared Collateral to the Revolving Loan Priority Collateral and the Term Loan Priority Collateral. If the Revolving Loan Agent and Term Loan Agent are unable to agree on such allocation within ten (10) Business Days (or such other period of time as Revolving Loan Agent and Term Loan Agent agree) of the consummation of such Disposition, the portion of such Proceeds that shall be allocated as Proceeds of Revolving Loan Priority Collateral for purposes of this Agreement shall be an amount equal to the sum of the book value of the Accounts, Inventory and cash included in the Shared Collateral subject to such Disposition (determined at the time of such Disposition) with the balance of the Proceeds to be allocated to the Term Loan Priority Collateral; provided, that, to the extent that the Revolving Loan Priority Collateral subject to such Disposition may include assets other than Accounts, Inventory and cash, at the option of Revolving Loan Agent, the appraised value of such other assets may be used for the purposes of the allocation of such Proceeds to the Revolving Loan Priority Collateral based on the then most current satisfactory third party appraisal received by Revolving

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Loan Agent with respect thereto. It is understood and agreed that Proceeds of Equity Interests and the Term Loan Assets Proceeds Account and the proceeds thereof shall not be subject to this Section 3.2(c) and shall constitute Term Loan Priority Collateral. Notwithstanding anything in the Revolving Loan Documents or Term Loan Documents to the contrary, no Revolving Loan Event of Default or Term Loan Event of Default shall occur as a result of any delay in paying over any such Proceeds of Shared Collateral, if such delay is caused by the failure of the Revolving Loan Agent and the Term Loan Agent to agree on the allocation of such Proceeds.

3.3 Insurance and Condemnation Awards.

(a) So long as the Discharge of Revolving Loan Debt has not occurred, Revolving Loan Agent and the other Revolving Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Revolving Loan Documents, to settle and adjust claims in respect of the Revolving Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Revolving Loan Priority Collateral. So long as the Discharge of Revolving Loan Debt has not occurred, all Proceeds of any such policy in respect of the Revolving Loan Priority Collateral and any such award, or any payments in respect of the Revolving Loan Priority Collateral with respect to a deed in lieu of condemnation, shall, subject to the rights of the Grantors under the Revolving Loan Documents, (i) first, be paid to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties to the extent required under the Revolving Loan Documents, (ii) second, be paid to Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under the applicable Term Loan Documents, and (iii) third, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of Revolving Loan Debt, if Term Loan Agent or any other Term Loan Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment, it shall pay such Proceeds over to Revolving Loan Agent in accordance with the terms of Section 4.2.

(b) So long as the Discharge of Term Loan Debt has not occurred, Term Loan Agent and the other Term Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Term Loan Documents, to settle and adjust claims in respect of the Term Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Term Loan Priority Collateral. So long as the Discharge of Term Loan Debt has not occurred, all Proceeds of any such policy in respect of the Term Loan Priority Collateral and any such award, or any payments in respect of the Term Loan Priority Collateral with respect to a deed in lieu of condemnation, shall, subject to the rights of the Grantors under the Term Loan Documents, (i) first, be paid to Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under the applicable Term Loan Documents, (ii) second, be paid to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties to the extent required under the Revolving Loan Documents, and (iii) third, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of Term Loan Debt, if Revolving Loan Agent or any other Revolving Loan Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment, it shall pay such Proceeds over to Term Loan Agent in accordance with the terms of Section 4.2.

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(c) If any insurance claim includes both Revolving Loan Priority Collateral and Term Loan Priority Collateral and the insurer will not settle such claim separately with respect to Revolving Loan Priority Collateral and Term Loan Priority Collateral, if the Agents are unable after negotiating in good faith to agree on the settlement for such claim, either Agent may apply to a court of competent jurisdiction to make a determination as to the control of the settlement of such claim, and the court’s determination shall be binding upon the Agents. All proceeds of such insurance shall be remitted to the Revolving Loan Agent or Term Loan Agent, as the case may be, and each of the Term Loan Agent and Revolving Loan Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof. For the avoidance of doubt, Proceeds of Collateral constituting the proceeds of business interruption insurance shall (i) unless a Revolving Loan Event of Default or Term Loan Event of Default has occurred and is continuing, be returned to the applicable Grantor, (ii) (1) if a Revolving Loan Event of Default, but no Term Loan Event of Default, has occurred and is continuing, be applied to the Revolving Loan Debt then outstanding and (2) if a Term Loan Event of Default, but no Revolving Loan Event of Default, has occurred and is continuing, be applied to the Term Loan Debt then outstanding, and (iii) if a Revolving Loan Event of Default and a Term Loan Event of Default have occurred and are continuing, be applied to the Revolving Loan Debt and the Term Loan Debt on a pari passu basis based upon the Revolving Loan Debt and the Term Loan Debt then outstanding.

Section 4. Payments

4.1 Application of Proceeds.

(a) So long as the Discharge of Revolving Loan Debt has not occurred, the Revolving Loan Priority Collateral or Proceeds thereof received in connection with any Disposition of, or collection on, such Revolving Loan Priority Collateral (including, without limitation, any Proceeds of Revolving Loan Priority Collateral taken or received by the Term Loan Agent or other Term Loan Secured Parties pursuant to Section 3.1(a)(i)(D)), shall, subject to the rights of Grantors under the Revolving Loan Documents, be applied in the following order of priority:

(i) first, to the Revolving Loan Debt and for cash collateral as required under the Revolving Loan Documents, and in such order as specified in the applicable Revolving Loan Documents until the Discharge of Revolving Loan Debt has occurred;

(ii) second, to the Term Loan Debt in such order as specified in the applicable Term Loan Documents until the Discharge of Term Loan Debt has occurred.

(b) So long as the Discharge of Term Loan Debt has not occurred, the Term Loan Priority Collateral or Proceeds thereof received in connection with the Disposition of, or collection on, such Term Loan Priority Collateral (including, without limitation, any Proceeds of Term Loan Priority Collateral taken or received by the Revolving Loan Agent or other Revolving Loan Secured Parties pursuant to Section 3.1(b)(i)(D)), shall, subject to the rights of Grantors under the Term Loan Documents, be applied in the following order of priority:

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(i) first, to the Term Loan Debt and for cash collateral as required under the Term Loan Documents, and in such order as specified in the applicable Term Loan Documents until the Discharge of Term Loan Debt has occurred;

(ii) second, to the Revolving Loan Debt in such order as specified in the applicable Revolving Loan Documents until the Discharge of Revolving Loan Debt has occurred.

(c) Upon the Discharge of Revolving Loan Debt, to the extent permitted under applicable law and without risk of legal liability to Revolving Loan Agent or any other Revolving Loan Secured Party and until the Discharge of the Term Loan Debt, Revolving Loan Agent shall, subject to the rights of Grantors under the Term Loan Documents, deliver to Term Loan Agent, without representation or recourse, any Proceeds of Shared Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by Term Loan Agent to the Term Loan Debt in such order as specified in the relevant Term Loan Documents. Upon the Discharge of Term Loan Debt, to the extent permitted under applicable law and without risk of legal liability to Term Loan Agent or any other Term Loan Secured Party and until the Discharge of the Revolving Loan Debt, Term Loan Agent shall, subject to the rights of Grantors under the Revolving Loan Documents, deliver to Revolving Loan Agent, without representation or recourse, any Proceeds of Shared Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by Revolving Loan Agent to the Revolving Loan Debt in such order as specified in the relevant Revolving Loan Documents. The provisions of this Section 4.1 are intended solely to govern the respective Lien priorities as between Term Loan Agent and Revolving Loan Agent and shall not impose on any Agent or any other Secured Party any obligations in respect of the disposition of Proceeds of foreclosure on any Shared Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

4.2 Payments Over.

(a) So long as the Discharge of Revolving Loan Debt has not occurred, whether or not any Insolvency Proceeding has commenced with respect to any Grantor, Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that any Revolving Loan Priority Collateral or Proceeds thereof or payment with respect thereto received by Term Loan Agent or any other Term Loan Secured Party (including any right of set-off), and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), in each case, in violation of this Agreement, shall be segregated and held in trust and promptly transferred or paid over to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Revolving Loan Agent is hereby authorized to make any such endorsements or assignments as agent for Term Loan Agent. This authorization is coupled with an interest and is irrevocable. Neither payments made by Grantors in respect of the Term Loan Debt with proceeds of loans or advances under the Revolving Loan Documents nor, so long as the Revolving Loan Secured Parties or the Term Loan Secured Parties have not commenced

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enforcement of their liens, payments of Term Loan Debt in the ordinary course of business made with proceeds of the Revolving Loan Priority Collateral, shall be required to be transferred or paid over to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties.

(b) So long as the Discharge of Term Loan Debt has not occurred, whether or not any Insolvency Proceeding has commenced with respect to any Grantor, Revolving Loan Agent agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that any Term Loan Priority Collateral or Proceeds thereof or payment with respect thereto received by Revolving Loan Agent or any other Revolving Loan Secured Party (including any right of set-off), and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), in each case, in violation of this Agreement, shall be segregated and held in trust and promptly transferred or paid over to Term Loan Agent for the benefit of the Term Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Term Loan Agent is hereby authorized to make any such endorsements or assignments as agent for Revolving Loan Agent. This authorization is coupled with an interest and is irrevocable. Neither payments made by Grantors in respect of the Revolving Loan Debt with proceeds of loans or advances under the Term Loan Documents nor, so long as the Revolving Loan Secured Parties or the Term Loan Secured Parties have not commenced enforcement of their liens, payments of Revolving Loan Debt in the ordinary course of business made with proceeds of the Term Loan Priority Collateral, shall be required to be transferred or paid over to Term Loan Agent for the benefit of the Term Loan Secured Parties.

(c) If any Grantor or any Subsidiary of any Grantor proposes to remit proceeds of Shared Collateral to an Agent (the “Payee Agent”) in connection with a Disposition and the other Agent (the “Disputing Agent”) asserts in writing to such Grantor or such Subsidiary, as applicable, and the Payee Agent that such proceeds should be remitted to the Disputing Agent instead of the Payee Agent, such Grantor or such Subsidiary, as applicable, shall be permitted to deposit the applicable funds in an escrow account pursuant to the terms of an escrow agreement reasonably satisfactory to both Agents, and such escrowed funds shall only be released either pursuant to the terms of such escrow agreement or pursuant to an order of a court of competent jurisdiction. Once any such funds are deposited in such escrow account in accordance with the terms of such escrow agreement, such funds shall no longer constitute property of such Grantor or such Subsidiary, as applicable, and shall, upon resolution of the dispute as contemplated in the immediately preceding sentence, become the property of the applicable Agent (on behalf of the Secured Parties for whom such Agent is acting) in accordance with the terms of this Agreement. Notwithstanding anything in the Revolving Loan Documents or Term Loan Documents to the contrary, (i) to the extent such Grantor or such Subsidiary, as applicable, pays any amounts to an escrow account in accordance with this Section 4.2(c), such Grantor or such Subsidiary, as applicable, shall for all purposes under the Revolving Loan Documents or the Term Loan Documents, as the case may be, be deemed to have satisfied their obligation to pay such amounts thereunder (but without in any way reducing the outstanding amount of Revolving Loan Debt or Term Loan Debt (or any accrued and unpaid interest thereon (which, for avoidance of doubt, would, pursuant to the terms thereof, continue to accrue in accordance with the applicable loan documents) until the escrowed amount is applied to the Revolving Loan Debt or the Term Loan Debt, as the case may be) and, upon final determination of the application of the escrowed amounts to the Revolving Loan Debt or the Term Loan Debt,

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as the case may be, such amount applied shall reduce the Revolving Loan Debt or the Term Loan Debt, as the case may be, in accordance with the terms of the Revolving Loan Agreement or the Term Loan Agreement, as applicable and (ii) no Revolving Loan Event of Default or Term Loan Event of Default shall occur as a result of any delay in paying any such amounts to an escrow account, if such delay is caused by the failure of the Disputing Agent and the Payee Agent to agree on the terms of the applicable escrow agreement.

Section 5. Bailee for Perfection

5.1 Each Agent as Bailee.

(a) Each Agent agrees to hold any Shared Collateral that is in the possession or control of such Agent (or its agents or bailees), to the extent that possession or control thereof is effective to perfect a Lien thereon under the Uniform Commercial Code (such Shared Collateral being referred to herein as the “Pledged Collateral”), as bailee and agent for and on behalf of the other Agent solely for the purpose of perfecting the Lien granted to the other Agent in such Pledged Collateral (including as to any securities or any deposit accounts or securities accounts, if any, for purposes of satisfying the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) pursuant to the Revolving Loan Documents or Term Loan Documents, as applicable, subject to the terms and conditions of this Section 5.

(b) Until the Discharge of Revolving Loan Debt has occurred, Revolving Loan Agent shall be entitled to deal with the Pledged Collateral constituting Revolving Loan Priority Collateral in accordance with the terms of the Revolving Loan Documents. The rights of Term Loan Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to Revolving Loan Agent’s rights under the Revolving Loan Documents. Until the Discharge of Term Loan Debt has occurred, Term Loan Agent shall be entitled to deal with the Pledged Collateral constituting Term Loan Priority Collateral in accordance with the terms of the Term Loan Documents. The rights of Revolving Loan Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to Term Loan Agent’s rights under the Term Loan Documents.

(c) Each Agent shall have no obligation whatsoever to the other Agent or any other Secured Party to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of each Agent under this Section 5 shall be limited solely to holding the Pledged Collateral as bailee and agent for and on behalf of the other Agent for purposes of perfecting the Lien held by the other Agent.

(d) Each Agent shall not have by reason of the Revolving Loan Documents, the Term Loan Documents or this Agreement or any other document a fiduciary relationship in respect of the other Agent or any of the other Secured Parties and shall not have any liability to the other Agent or any other Secured Party in connection with its holding the Pledged Collateral, other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

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5.2 Transfer of Pledged Collateral.

(a) Upon the Discharge of Revolving Loan Debt, to the extent permitted under applicable law, upon the request of Term Loan Agent, Revolving Loan Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Term Loan Agent, except in the event and to the extent (i) Revolving Loan Agent or any other Revolving Loan Secured Party has retained or otherwise acquired such Pledged Collateral in full or partial satisfaction of any of the Revolving Loan Debt, (ii) such Pledged Collateral is sold or otherwise disposed of by Revolving Loan Agent or any other Revolving Loan Secured Party or by a Grantor as provided herein or (iii) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Revolving Loan Secured Party to any third party. In connection with any transfer described in the immediately preceding sentence to Term Loan Agent, Revolving Loan Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of Term Loan Agent and to be paid by the Grantors) as shall be reasonably requested by Term Loan Agent to permit Term Loan Agent to obtain, for the benefit of the Term Loan Secured Parties, a first priority security interest in the Pledged Collateral, including in connection with the terms of any Landlord Personal Property Collateral Access Agreement (as defined in the Revolving Loan Agreement), whether with a landlord, processor, warehouse or other third party or any Deposit Account Control Agreements (as defined in the Revolving Loan Agreement), with respect to any such agreement delivered on or after the date hereof, Revolving Loan Agent shall notify the other parties thereto that it is no longer the “Secured Party Representative”, “Agent Representative”, “Lender Representative” or otherwise entitled to act under such agreement and shall confirm to such parties that Term Loan Agent is thereafter the “Secured Party Representative”, “Agent Representative”, “Lender Representative” as any of such terms are used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement. The foregoing provision shall not impose on Revolving Loan Agent or any other Revolving Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

(b) Upon the Discharge of Term Loan Debt, to the extent permitted under applicable law, upon the request of Revolving Loan Agent, Term Loan Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Revolving Loan Agent, except in the event and to the extent (i) Term Loan Agent or any other Term Loan Secured Party has retained or otherwise acquired such Pledged Collateral in full or partial satisfaction of any of the Term Loan Debt, (ii) such Pledged Collateral is sold or otherwise disposed of by Term Loan Agent or any other Term Loan Secured Party or by a Grantor as provided herein or (iii) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Term Loan Secured Party to any third party. In connection with any transfer described in the immediately preceding sentence to Revolving Loan Agent, Term Loan Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of Revolving Loan Agent and to be paid by Grantors) as shall be reasonably requested by Revolving Loan Agent to permit Revolving Loan Agent to obtain, for the benefit of the Revolving Loan Secured Parties, a first priority security interest in the Pledged Collateral. The foregoing provision shall not impose on Term Loan Agent or any other Term Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

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(c) Each Grantor acknowledges and agrees to the delivery or transfer of control by Revolving Loan Agent to Term Loan Agent, and by Term Loan Agent to Revolving Loan Agent of any such Pledged Collateral and waives and releases Revolving Loan Agent and the other Revolving Secured Parties, and Term Loan Agent and the other Term Loan Secured Parties, from any liability as a result of such action.

Section 6. Insolvency Proceedings

6.1 General Applicability. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding involving any Grantor, including, without limitation, the filing of any petition by or against any Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to any Grantor shall be, to the extent required, deemed to apply to the trustee for such Grantor and such Grantor as debtor-in-possession. The relative rights of the Revolving Loan Secured Parties and the Term Loan Secured Parties in or to any distributions from or in respect of any Shared Collateral or Proceeds therefrom shall continue after the commencement of any Insolvency Proceeding involving any Grantor, including, without limitation, the filing of any petition by or against any Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such commencement, subject to any court order approving the financing of, or use of Revolving Loan Cash Collateral or Term Loan Cash Collateral by, any Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

6.2 Use of Cash Collateral; Bankruptcy Financing.

(a) If any Insolvency Proceeding commences with respect to any Grantor, until the Discharge of Revolving Loan Debt has occurred, Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that each Term Loan Secured Party will (A) raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Revolving Loan Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (“Revolving Loan Cash Collateral”), or any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, whether provided by any Revolving Loan Secured Party or other Person, but in each case to the extent approved for such purpose by Revolving Loan Agent (a “Revolving Loan DIP Financing”), (B) will not request or accept adequate protection or any other relief in connection with the use of such Revolving Loan Cash Collateral or such Revolving Loan DIP Financing except as set forth in Section 6.4 below, and (C) will subordinate (and will be deemed hereunder to have subordinated), and, except as otherwise permitted hereunder, will refrain from taking any action pursuant to or in respect of, the Liens of Term Loan Agent or any other Term Loan Secured Parties on the Revolving Loan Priority Collateral (but not the Term Loan Priority

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Collateral) to (x) the Liens on the Revolving Loan Priority Collateral pursuant to such Revolving Loan DIP Financing, (y) any adequate protection provided to the Revolving Loan Secured Parties and (z) any professional fee and U.S. trustee fee “carve-out” consented to in writing by Revolving Loan Agent to be paid prior to the Discharge of Revolving Loan Debt, in each case, on the same terms as the Liens of the Term Loan Secured Parties are subordinated to the Liens of the Revolving Loan Secured Parties with respect to the Revolving Loan Priority Collateral (and such subordination will not alter in any manner the terms of this Agreement); provided, that:

(i) Revolving Loan Agent does not oppose or object to such use of cash collateral or Revolving Loan DIP Financing,

(ii) the aggregate principal amount of the Revolving Loan DIP Financing plus the aggregate outstanding principal amount of loans and letters of credit included in the Revolving Loan Debt shall not at any time exceed an amount equal to 110% of the stated aggregate commitments under the Revolving Loan Documents as in effect immediately before the commencement of such Insolvency Proceeding,

(iii) the Term Loan Secured Parties retain a Lien on the Shared Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority relative to the Liens on such Shared Collateral of Revolving Loan Agent as existed prior to the commencement of the case under the Bankruptcy Code or other Bankruptcy Law (junior in priority to the Liens securing such Revolving Loan DIP Financing and the existing Liens in favor of the Revolving Loan Agent on the Revolving Loan Priority Collateral but senior to the Liens of the Revolving Loan Agent (and the Liens securing the Revolving Loan DIP Financing) on the Term Loan Priority Collateral to the same extent as provided under Section 2.2),

(iv) Term Loan Agent receives, as security for the Term Loan Debt, additional or replacement Liens on all post-petition assets of any Grantor which are subject to an additional or replacement Lien to secure the Revolving Loan DIP Financing with same priority relative to the Liens of Revolving Loan Agent as existed prior to the commencement of such Insolvency Proceeding to the extent Term Loan Agent seeks such Liens and is entitled to such additional or replacement Liens under the Bankruptcy Code or other applicable Bankruptcy Law,

(v) such Revolving Loan DIP Financing or use of Revolving Loan Cash Collateral is subject to the terms of this Agreement,

(vi) the Term Loan Agent retains the right to object to any ancillary agreements or arrangements regarding the use of Revolving Loan Cash Collateral or the Revolving Loan DIP Financing that require a specific treatment of a claim in respect of the Term Loan Debt for purposes of a plan of reorganization or are materially adverse to the Term Loan Agent and the other Term Loan Secured Parties or contravene the terms of this Agreement in any material respect (provided, that, in no event shall the foregoing be construed to give rise to the right to object to any of the rights and remedies that are customary for Revolving Loan Agent to receive as part of any order with respect to the use of Revolving Loan Cash Collateral or any such Revolving Loan DIP Financing), and

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(vii) such Revolving Loan DIP Financing or use of Revolving Loan Cash Collateral is on commercially reasonable terms, taken as a whole, based on then prevailing market conditions for such financings.

(b) If any Insolvency Proceeding commences with respect to any Grantor, until the Discharge of Term Loan Debt has occurred, Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that each Revolving Loan Secured Party will (A) raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Term Loan Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (“Term Loan Cash Collateral”), or any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, whether provided by any Term Loan Secured Party or other Person, but in each case to the extent approved for such purpose by Term Loan Agent (a “Term Loan DIP Financing”), (B) will not request or accept adequate protection or any other relief in connection with the use of such Term Loan Cash Collateral or such Term Loan DIP Financing except as set forth in Section 6.4 below, and (C) will subordinate (and will be deemed hereunder to have subordinated), and, except as otherwise permitted hereunder, will refrain from taking any action pursuant to or in respect of, the Liens of Revolving Loan Agent or any other Revolving Loan Secured Parties on the Term Loan Priority Collateral (but not the Revolving Loan Priority Collateral) to (x) the Liens on the Term Loan Priority Collateral pursuant to such Term Loan DIP Financing, (y) any adequate protection provided to the Term Loan Secured Parties and (z) any professional fee and U.S. trustee fee “carve-out” consented to in writing by Term Loan Agent to be paid prior to the Discharge of Term Loan Debt, in each case, on the same terms as the Liens of the Revolving Loan Secured Parties are subordinated to the Liens of the Term Loan Secured Parties with respect to the Term Loan Priority Collateral (and such subordination will not alter in any manner the terms of this Agreement); provided, that:

(i) Term Loan Agent does not oppose or object to such use of cash collateral or Term Loan DIP Financing,

(ii) the aggregate principal amount of the Term Loan DIP Financing plus the aggregate outstanding principal amount of Term Loan Debt shall not at any time exceed 110% of the aggregate principal amount of loans included in the Term Loan Debt outstanding immediately before the commencement of such Insolvency Proceeding,

(iii) the Revolving Loan Secured Parties retain a Lien on the Shared Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority relative to the Liens on such Shared Collateral of Term Loan Agent as existed prior to the commencement of the case under the Bankruptcy Code or other Bankruptcy Law (junior in priority to the Liens securing such Term Loan DIP Financing and the existing Liens in favor of the Term Loan Agent on the Term Loan Priority Collateral but senior to the Liens of the Term Loan Agent (and the Liens securing the Term Loan DIP Financing) on the Revolving Loan Priority Collateral to the same extent as provided under Section 2.2),

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(iv) Revolving Loan Agent receives, as security for the Revolving Loan Debt, additional or replacement Liens on all post-petition assets of any Grantor which are subject to an additional or replacement Lien to secure the Term Loan DIP Financing with same priority relative to the Liens of Term Loan Agent as existed prior to the commencement of such Insolvency Proceeding to the extent Revolving Loan Agent seeks such Liens and is entitled to such additional or replacement Liens under the Bankruptcy Code or other applicable Bankruptcy Law,

(v) such Term Loan DIP Financing or use of Term Loan Cash Collateral is subject to the terms of this Agreement,

(vi) the Revolving Loan Agent retains the right to object to any ancillary agreements or arrangements regarding the use of Term Loan Cash Collateral or the Term Loan DIP Financing that require a specific treatment of a claim in respect of the Revolving Loan Debt for purposes of a plan of reorganization or are materially adverse to the Revolving Loan Agent and the other Revolving Loan Secured Parties or contravene the terms of this Agreement in any material respect (provided that, in no event shall the foregoing be construed to give rise to the right to object to any of the rights and remedies that are customary for Term Loan Agent to receive as part of any order with respect to the use of Term Loan Cash Collateral or any such Term Loan DIP Financing),

(vii) such Term Loan DIP Financing or use of Term Loan Cash Collateral is on commercially reasonable terms, taken as a whole, based on then prevailing market conditions for such financings.

(c) Neither the Revolving Loan Agent nor any Revolving Loan Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other person providing or seeking to provide, the use of Revolving Loan Cash Collateral or Revolving Loan DIP Financing secured by Liens equal or senior in priority to the Liens on the Term Loan Priority Collateral (including any assets or property arising after the commencement of an Insolvency Proceeding) of the Term Loan Agent, and neither the Term Loan Agent nor any Term Loan Secured Party, shall, directly or indirectly, provide, or seek to provide, or support any other person providing or seeking to provide, the use of Term Loan Cash Collateral or Term Loan DIP Financing secured by Liens equal or senior in priority to the Liens on the Revolving Loan Priority Collateral (including any assets or property arising after the commencement of any Insolvency Proceeding) of the Revolving Loan Agent.

6.3 Relief from the Automatic Stay.

(a) So long as the Discharge of Revolving Loan Debt has not occurred, neither the Term Loan Agent nor any of the Term Loan Secured Parties will seek relief from the automatic stay in any Insolvency Proceeding in respect of any part of the Revolving Loan Priority Collateral, any Proceeds thereof or any Lien thereon securing any of the Term Loan Debt; provided, however, that in the event that any or all of the Revolving Loan Agent and

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the Revolving Loan Secured Parties are seeking or have obtained relief from the automatic stay with respect to any Revolving Loan Priority Collateral, any or all of the Term Loan Agent and Term Loan Secured Parties may seek corresponding relief from the automatic stay with respect to such Revolving Loan Priority Collateral and, upon obtaining such relief, may join in any foreclosure or other enforcement action commenced by any of the Revolving Loan Secured Parties against any Revolving Loan Priority Collateral (even if the Term Loan Standstill Period has not expired) so long as the Term Loan Agent and/or Term Loan Secured Parties do not hinder, delay or interfere with either the efforts by the Revolving Loan Agent and/or Revolving Loan Secured Parties to obtain relief from the automatic stay with respect to such Revolving Loan Priority Collateral or to exercise any rights or remedies against such Revolving Loan Priority Collateral.

(b) So long as the Discharge of Term Loan Debt has not occurred, neither the Revolving Loan Agent nor any of the Revolving Loan Secured Parties will seek any relief from the automatic stay in any Insolvency Proceeding in respect of any part of the Term Loan Priority Collateral, any Proceeds thereof or any Lien thereon securing any of the Revolving Loan Debt; provided, however, that in the event that any or all of the Term Loan Agent and the Term Loan Secured Parties are seeking or have obtained relief from the automatic stay with respect to any Term Loan Priority Collateral, any or all of the Revolving Loan Agent and Revolving Loan Secured Parties may seek corresponding relief from the automatic stay with respect to such Term Loan Priority Collateral and, upon obtaining such relief, may join in any foreclosure or other enforcement action commenced by any of the Term Loan Secured Parties against any Term Loan Priority Collateral (even if the Revolving Loan Standstill Period has not expired) so long as the Revolving Loan Agent and/or Revolving Loan Secured Parties do not hinder, delay or interfere with either the efforts by the Term Loan Agent and/or Term Secured Parties to obtain relief from the automatic stay with respect to such Term Loan Priority Collateral or to exercise any rights or remedies against such Term Loan Priority Collateral.

6.4 Adequate Protection.

(a) (i) The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting):

(A) any request by the Revolving Loan Agent or the other Revolving Loan Secured Parties for adequate protection in accordance with Section 6.4(e); or

(B) any objection by the Revolving Loan Agent or the other Revolving Loan Secured Parties to any motion, relief, action or proceeding based on the Revolving Loan Agent or the other Revolving Loan Secured Parties claiming a lack of adequate protection with respect to Liens in Revolving Loan Priority Collateral to the extent not inconsistent with the other terms of this Agreement.

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(ii) The Revolving Loan Agent, on behalf of itself and the other Revolving Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting):

(A) any request by the Term Loan Agent or the other Term Loan Secured Parties for adequate protection in accordance with Section 6.4(d); or

(B) any objection by the Term Loan Agent or the other Term Loan Secured Parties to any motion, relief, action or proceeding based on the Term Loan Agent or the other Term Loan Secured Parties claiming a lack of adequate protection with respect to Liens in Term Loan Priority Collateral to the extent not inconsistent with the other terms of this Agreement.

(b) Notwithstanding anything to the contrary in Section 6.3(a), in any Insolvency Proceeding:

(i) if any or all of the Revolving Loan Secured Parties are granted adequate protection in the form of additional collateral in connection with any use of Revolving Loan Cash Collateral or other Revolving Loan Priority Collateral or a Revolving Loan DIP Financing and such additional collateral is the type of asset or property that would constitute Revolving Loan Priority Collateral, then (A) the Term Loan Agent, on behalf of itself or any of the Term Loan Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Revolving Loan Debt and any Revolving Loan DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Revolving Loan Priority Collateral securing the Term Loan Debt are so subordinated to the Liens on Revolving Loan Priority Collateral securing the Revolving Loan Debt under this Agreement and (B) subject to clause (ii) below, the Revolving Loan Agent, on behalf of itself and the other Revolving Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (1) any request by the Term Loan Agent or any other Term Loan Secured Party for adequate protection pursuant to the preceding clause (A) or (2) any objection to any motion, relief, action or proceeding, which objection is in support of a request for adequate protection pursuant to the preceding clause (A); and

(ii) in the event the Term Loan Agent, on behalf of itself or any other Term Loan Secured Parties, seeks or requests adequate protection in respect of Term Loan Debt and such adequate protection is granted in the form of additional collateral of a type of asset or property that would constitute Revolving Loan Priority Collateral, then the Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that the Revolving Loan Agent shall also be granted a Lien on such additional collateral as security for the Revolving Loan Debt and any Revolving Loan DIP Financing and that any Lien on such additional collateral securing the applicable Term Loan Debt shall be subordinated to the Lien on such collateral securing the Revolving Loan Debt or any Revolving Loan DIP Financing (and all obligations relating thereto) and to any other Liens granted to the Revolving Loan Secured Parties as

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adequate protection on the same basis as the other Liens on Revolving Priority Collateral securing the Term Loan Debt are so subordinated to the Liens on Revolving Loan Priority Collateral securing the Revolving Loan Debt under this Agreement.

(iii) if any or all of the Term Loan Secured Parties are granted adequate protection in the form of additional collateral in connection with any use of Term Loan Cash Collateral or other Term Loan Priority Collateral or a Term Loan DIP Financing and such additional collateral is the type of asset or property that would constitute Term Loan Priority Collateral, then (A) the Revolving Loan Agent, on behalf of itself or any of the Revolving Loan Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Term Loan Debt and any Term Loan DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Term Loan Priority Collateral securing the Revolving Loan Debt are so subordinated to the Liens on Term Loan Priority Collateral securing the Term Loan Debt under this Agreement and (B) subject to clause (iv) below, the Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (1) any request by the Revolving Loan Agent or any other Revolving Loan Secured Party for adequate protection pursuant to the preceding clause (A) or (2) any objection to any motion, relief, action or proceeding, which objection is in support of a request for adequate protection pursuant to the preceding clause (A); and

(iv) in the event the Revolving Loan Agent, on behalf of itself or any other Revolving Loan Secured Parties, seeks or requests adequate protection in respect of Revolving Loan Debt and such adequate protection is granted in the form of additional collateral of a type of asset or property that would constitute Term Loan Priority Collateral, then the Revolving Loan Agent, on behalf of itself and the other Revolving Loan Secured Parties, agrees that the Term Loan Agent shall also be granted a Lien on such additional collateral as security for the Term Loan Debt and any Term Loan DIP Financing and that any Lien on such additional collateral securing the applicable Revolving Loan Debt shall be subordinated to the Lien on such collateral securing the Term Loan Debt or any Term Loan DIP Financing (and all obligations relating thereto) and to any other Liens granted to the Term Loan Secured Parties as adequate protection on the same basis as the other Liens on Term Priority Collateral securing the Revolving Loan Debt are so subordinated to the Liens on Term Loan Priority Collateral securing the Term Loan Debt under this Agreement.

(c) Except as otherwise provided in this Section 6.4, (A) no Revolving Loan Secured Party may seek or assert any right it may have for adequate protection of its interest in the Term Loan Priority Collateral without the prior written consent of the requisite Term Loan Lenders under the Term Loan Agreement, and (B) no Term Loan Secured Party may seek or assert any right it may have for adequate protection of its interest in the Revolving Loan Priority Collateral without the written consent of the requisite Revolving Loan Lenders under the Revolving Loan Agreement.

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(d) Term Loan Agent and the other Term Loan Secured Parties may seek any form of adequate protection, and the Revolving Loan Agent or any other Revolving Loan Secured Party may contest the seeking or granting of any such adequate protection, except that neither Revolving Loan Agent nor any other Revolving Loan Secured Party shall contest (or support any other Person in contesting) any request by the Term Loan Agent or any other Term Loan Secured Party:

(i) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the Shared Collateral (including Proceeds thereof arising after the commencement of any Insolvency Proceeding), or additional or replacement collateral to secure the Term Loan Debt, in connection with any use of Term Loan Cash Collateral or any other Term Loan Priority Collateral or any Term Loan DIP Financing or use of Revolving Loan Cash Collateral or any other Revolving Loan Priority Collateral or any Revolving Loan DIP Financing as provided for in Section 6.2 above,

(ii) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the Shared Collateral (including Proceeds thereof arising after the commencement of any Insolvency Proceeding), or additional or replacement collateral to secure the Term Loan Debt, in connection with any such protection obtained by Revolving Loan Agent and the other Revolving Loan Secured Parties, so long as in each case, Revolving Loan Agent is also granted such additional or replacement Liens or additional or replacement collateral and such Liens of Term Loan Agent or any other Term Loan Secured Party are subordinated to the Liens securing the Revolving Loan Debt to the same extent as the Liens of Term Loan Agent and the other Term Loan Secured Parties on the Shared Collateral are subordinated to the Liens of Revolving Loan Agent and the other Revolving Loan Secured Parties hereunder,

(iii) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to Revolving Loan Agent, and

(iv) to obtain an administrative expense claim and/or a superpriority administrative expense claim so long as the Revolving Loan Secured Parties are also granted as adequate protection an administrative expense claim and/or a superpriority administrative expense claim; provided that the administrative expense claims and/or a superpriority administrative expense claims granted to the Term Loan Secured Parties and the Revolving Loan Secured Parties shall be pari passu.

(e) Revolving Loan Agent and the other Revolving Loan Secured Parties may seek any form of adequate protection, and the Term Loan Agent or any other Term Loan Secured Party may contest the seeking or granting of any such adequate protection, except that neither Term Loan Agent nor any other Term Loan Secured Party shall contest (or support any other Person in contesting) any request by the Revolving Loan Agent or any other Revolving Loan Secured Party:

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(i) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the Shared Collateral (including Proceeds thereof arising after the commencement of any Insolvency Proceeding), or additional or replacement collateral to secure the Revolving Loan Debt, in connection with any use of Revolving Loan Cash Collateral or any other Revolving Loan Priority Collateral or any Revolving Loan DIP Financing or use of Term Loan Cash Collateral or any other Term Loan Priority Collateral or any Term Loan DIP Financing as provided for in Section 6.2 above,

(ii) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the Shared Collateral (including Proceeds thereof arising after the commencement of any Insolvency Proceeding), or additional or replacement collateral to secure the Revolving Loan Debt, in connection with any such protection obtained by Term Loan Agent and the other Term Loan Secured Parties, so long as in each case, Term Loan Agent is also granted such additional or replacement Liens or additional or replacement collateral and such Liens of Revolving Loan Agent or any other Revolving Loan Secured Party are subordinated to the Liens securing the Term Loan Debt to the same extent as the Liens of Revolving Loan Agent and the other Revolving Loan Secured Parties on the Shared Collateral are subordinated to the Liens of Term Loan Agent and the other Term Loan Secured Parties hereunder,

(iii) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to Term Loan Agent, and

(iv) to obtain an administrative expense claim and/or a superpriority administrative expense claim so long as the Term Loan Secured Parties are also granted as adequate protection an administrative expense claim and/or a superpriority administrative expense claim; provided that the administrative expense claims and/or a superpriority administrative expense claims granted to the Term Loan Secured Parties and the Revolving Loan Secured Parties shall be pari passu.

6.5 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of both the Revolving Loan Debt and the Term Loan Debt, then, to the extent the debt obligations distributed on account of the Revolving Loan Debt and on account of the Term Loan Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6 Separate Grants of Security and Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the Revolving Loan Secured Parties and the Term Loan Secured Parties are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the Revolving Loan Debt and the grants of the Liens to secure the Term Loan Debt constitute two separate and distinct grants of Liens, (c)

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the Revolving Loan Secured Parties’ rights in the Shared Collateral are fundamentally different from the Term Loan Secured Parties’ rights in the Shared Collateral and (d) as a result of the foregoing, among other things, the Revolving Loan Debt and the Term Loan Debt must be separately classified in any plan of reorganization proposed or adopted in any Insolvency Proceeding.

6.7 Asset Dispositions.

(a) Until the Discharge of Revolving Loan Debt has occurred, the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Term Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) other than in its capacity as an unsecured creditor any motion for any Disposition of any Revolving Loan Priority Collateral free and clear of the Liens of Term Loan Agent and the other Term Loan Secured Parties or other claims under Sections 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law, and shall be deemed to have consented to any such Disposition of any Revolving Loan Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Revolving Loan Agent; provided, that, the Proceeds of such Disposition of any Shared Collateral to be applied to the Revolving Loan Debt or the Term Loan Debt are applied in accordance with Sections 4.1 and 4.2.

(b) Until the Discharge of Term Loan Debt has occurred, the Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Revolving Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) other than in its capacity as an unsecured creditor any motion for any Disposition of any Term Loan Priority Collateral free and clear of the Liens of Revolving Loan Agent and the other Revolving Loan Secured Parties or other claims under Sections 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law, and shall be deemed to have consented to any such Disposition of any Term Loan Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Term Loan Agent; provided, that, the Proceeds of such Disposition of any Shared Collateral to be applied to the Revolving Loan Debt or the Term Loan Debt are applied in accordance with Sections 4.1 and 4.2.

(c) If such sale of Collateral includes both Revolving Loan Priority Collateral and Term Loan Priority Collateral, and if the Agents are unable after negotiating in good faith to agree on the allocation of the purchase price between the Revolving Loan Priority Collateral and Term Loan Priority Collateral, either Agent may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Agents.

(d) The Term Loan Secured Parties agree that the Revolving Loan Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to, or otherwise object to any Disposition of, the Revolving Loan Priority Collateral, and the Revolving Loan Secured Parties agree that the Term Loan Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to, or otherwise object to any Disposition of, the Term Loan Priority Collateral; provided, that, the Secured

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Parties shall not be deemed to have agreed to any credit bid by other Secured Parties in connection with the Disposition of Shared Collateral consisting of both Term Loan Priority Collateral and Revolving Loan Priority Collateral. The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, so long as the Discharge of Revolving Loan Debt has not occurred or will not occur concurrently with the consummation of such credit bid, no Term Loan Secured Party shall, without the prior written consent of the Revolving Loan Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the Revolving Loan Priority Collateral. The Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that, so long as the Discharge of Term Loan Debt has not occurred or will not occur concurrently with the consummation of such credit bid, no Revolving Loan Secured Party shall, without the prior written consent of the Term Loan Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the Term Loan Priority Collateral.

6.8 Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code. Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, waives any claim any Term Loan Secured Party may hereafter have against any Revolving Loan Secured Party arising out of the election by any Revolving Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law. The Revolving Loan Secured Parties waive any claim they may hereafter have against any Term Loan Secured Party arising out of the election by any Term Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.

6.9 Avoidance Issues. If any Revolving Loan Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any amount (any such amount, a “Revolving Loan Recovery”), then the Revolving Loan Debt shall be reinstated to the extent of such Revolving Loan Recovery and the Revolving Loan Secured Parties shall be entitled to a Discharge of Revolving Loan Debt with respect to all such recovered amounts. If any Term Loan Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any amount (any such amount, a “Term Loan Recovery”), then the Term Loan Debt shall be reinstated to the extent of such Term Loan Recovery and the Term Loan Secured Parties shall be entitled to a Discharge of Term Loan Debt with respect to all such recovered amounts. If this Agreement shall have been terminated prior to any Revolving Loan Recovery or Term Loan Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.10 Other Bankruptcy Laws. In the event that an Insolvency Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency Proceeding, or, in the absence of any specific similar or corresponding provision of Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

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Section 7. Term Loan Lenders’ Purchase Option

7.1 Exercise of Option. On or after the occurrence and during the continuance of Revolving Loan Event of Default and the acceleration of all of the Revolving Loan Debt or the commencement of an Insolvency Proceeding as to Grantors (each a “Term Loan Purchase Event”), one or more of the Term Loan Secured Parties (the “Purchasing Term Loan Secured Parties”) shall have the option for a period of ten (10) Business Days after a Term Loan Purchase Event, upon five (5) Business Days’ prior written notice by Term Loan Agent to Revolving Loan Agent in accordance with Section 7.3, to purchase all (but not less than all) of the Revolving Loan Debt from the Revolving Loan Secured Parties and to assume all of the commitments and duties of the Revolving Loan Secured Parties. Such notice from Term Loan Agent to Revolving Loan Agent shall be irrevocable. The obligations of Revolving Loan Secured Parties hereunder to sell the Revolving Loan Debt owing to them are several and not joint and several. Each Grantor irrevocably consents to such sale.

7.2 Pro Rata Offer. The Term Loan Secured Parties agree, solely as among themselves, that upon the occurrence of any Term Loan Purchase Event, the Term Loan Agent shall send a notice to all Term Loan Secured Parties giving each Term Loan Secured Party the option to purchase at least its pro rata share of the Revolving Loan Debt. No Term Loan Secured Party shall be required to participate in any purchase offer hereunder, and each Term Loan Secured Party acknowledges and agrees that a purchase offer may be made by any or all of the Term Loan Secured Parties, subject to the requirements of the preceding sentence. The provisions of this Section 7.2 are intended solely for the benefit of the Term Loan Secured Parties and may be modified, amended or waived by them without the approval of any Grantor, any Revolving Loan Secured Party, or otherwise.

7.3 Purchase and Sale. On the date specified by Term Loan Agent in such notice (which shall not be less than five (5) Business Days, nor more than twenty (20) days, after the receipt by Revolving Loan Agent of the notice from Term Loan Agent of its election to exercise such option), Revolving Loan Secured Parties shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, sell to such of the Purchasing Term Loan Secured Parties as are specified in the notice from Term Loan Agent of its election to exercise such option, and such Purchasing Term Loan Secured Parties shall purchase from Revolving Loan Secured Parties, all of the Revolving Loan Debt. Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, Revolving Loan Secured Parties shall retain all rights under the Revolving Loan Documents to be indemnified or held harmless by Grantors in accordance with the terms thereof. In connection with any such purchase and sale, each Revolving Loan Lender and each Purchasing Term Loan Secured Party shall execute and deliver an assignment and acceptance agreement, in form reasonably acceptable to all parties thereto, pursuant to which, among other things, each Revolving Loan Lender shall assign to the Purchasing Term Loan Secured Parties such Revolving Loan Lender’s pro rata share of the commitments and Revolving Loan Debt. Upon the consummation of such purchase and sale, Revolving Loan Agent shall resign as the “Administrative Agent” under the Revolving Loan Documents and upon the written request of Term Loan Agent, and at the expense of Term Loan Secured Parties, shall execute and deliver all such documents and instruments reasonably requested by Term Loan Agent and/or Purchasing Term Loan Secured Parties to assign and transfer any Shared Collateral, together with any and all rights under deposit account control agreements and collateral access agreements related to Shared Collateral, to the applicable successor Agent under the Revolving Loan Documents.

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7.4 Payment of Purchase Price.

(a) Upon the date of such purchase and sale, the Purchasing Term Loan Secured Parties shall (i) pay to Revolving Loan Agent for the account of the Revolving Loan Secured Parties as the purchase price therefor the full amount of all of the Revolving Loan Debt then outstanding and unpaid (including principal, interest, fees and expenses, and including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to Revolving Loan Agent in such amounts as Revolving Loan Agent determines is reasonably necessary to secure Revolving Loan Secured Parties in connection with any issued and outstanding letters of credit, banker’s acceptances or similar instruments issued under the Revolving Loan Documents (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such letters of credit, banker’s acceptances and similar instruments) and Revolving Loan Bank Product Obligations (or at the option of the Revolving Loan Secured Party with respect to such Revolving Loan Bank Product Obligations, terminate the applicable Revolving Loan Hedging Obligations or cash management arrangements and make all payments pursuant thereto, as applicable) and in respect of indemnification obligations of Grantors under the Revolving Loan Documents as to matters or circumstances known to Revolving Loan Secured Parties and disclosed in writing to Term Loan Agent (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Revolving Loan Secured Parties, (iii) agree to reimburse Revolving Loan Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit, banker’s acceptances and similar instruments as described above and any checks or other payments provisionally credited to the Revolving Loan Debt, and/or as to which Revolving Loan Secured Parties have not yet received final payment and (iv) agree to indemnify and hold harmless the Revolving Loan Secured Parties from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Revolving Loan Debt as a direct result of any acts by Term Loan Agent or any other Term Loan Secured Party occurring after the date of the purchase and sale of the Revolving Loan Debt, to the extent found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Term Loan Secured Party.

(b) Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Revolving Loan Agent as Revolving Loan Agent may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Term Loan Secured Parties to the bank account designated by Revolving Loan Agent are received in such bank account prior to 12:00 noon, New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Term Loan Secured Parties to the bank account designated by Revolving Loan Agent are received in such bank account later than 12:00 noon, New York City time.

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7.5 Representations Upon Purchase and Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by Revolving Loan Agent or any Revolving Loan Secured Party as to the Revolving Loan Debt or otherwise and without recourse to the Revolving Loan Secured Parties; except, that, each Revolving Loan Secured Party that is transferring such Revolving Loan Debt shall represent and warrant, severally as to it: (a) the amount of the Revolving Loan Debt being purchased from it is as reflected in the books and records of such Revolving Loan Secured Party (but without representation or warranty as to the collectibility, validity or enforceability thereof), (b) that such Revolving Loan Secured Party owns the Revolving Loan Debt being sold by it free and clear of any liens or encumbrances and (c) such Revolving Loan Secured Party has the right to assign the Revolving Loan Debt being sold by it and the assignment is duly authorized.

7.6 Notice from Revolving Loan Agent Prior to Enforcement Action. In the absence of Exigent Circumstances, during the period commencing on the date on which the Term Loan Purchase Event occurs and ending on the tenth (10th) Business Day thereafter, Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, agrees that it will give Term Loan Agent five (5) Business Days’ prior written notice of its intention to commence any foreclosure or other action to sell or otherwise realize upon the Revolving Loan Priority Collateral. In the event that during such five (5) Business Day period, Term Loan Agent shall send to Revolving Loan Agent the irrevocable notice of the Term Loan Secured Parties’ intention to exercise the purchase option given by the Term Loan Secured Parties to the Revolving Loan Secured Parties under this Section 7, the Revolving Loan Secured Parties shall not commence any foreclosure or other action to sell or otherwise realize upon the Shared Collateral; provided, that the purchase and sale with respect to the Revolving Loan Debt provided for herein shall have closed within five (5) Business Days after the receipt by Revolving Loan Agent of the irrevocable notice from Term Loan Agent.

Section 8. Revolving Loan Lenders’ Purchase Option

8.1 Exercise of Option. On or after the occurrence and during the continuance of Term Loan Event of Default and the acceleration of all of the Term Loan Debt or the commencement of an Insolvency Proceeding as to Grantors (each a “Revolving Loan Purchase Event”), one or more of the Revolving Loan Secured Parties (the “Purchasing Revolving Loan Secured Parties”) shall have the option for a period of ten (10) Business Days after a Revolving Loan Purchase Event, upon five (5) Business Days’ prior written notice by Revolving Loan Agent to Term Loan Agent in accordance with Section 8.3, to purchase all (but not less than all) of the Term Loan Debt from the Term Loan Secured Parties and to assume all of the commitments and duties of the Term Loan Secured Parties. Such notice from Revolving Loan Agent to Term Loan Agent shall be irrevocable. The obligations of Term Loan Secured Parties hereunder to sell the Term Loan Debt owing to them are several and not joint and several. Each Grantor irrevocably consents to such sale.

8.2 Pro Rata Offer. The Revolving Loan Secured Parties agree, solely as among themselves, that upon the occurrence of any Revolving Loan Purchase Event, the Revolving Loan Agent shall send a notice to all Revolving Loan Secured Parties giving each Revolving Loan Secured Party the option to purchase at least its pro rata share of the Term Loan Debt. No Revolving Loan Secured Party shall be required to participate in any purchase offer

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hereunder, and each Revolving Loan Secured Party acknowledges and agrees that a purchase offer may be made by any or all of the Revolving Loan Secured Parties, subject to the requirements of the preceding sentence. The provisions of this Section 8.2 are intended solely for the benefit of the Revolving Loan Secured Parties and may be modified, amended or waived by them without the approval of any Grantor, any Term Loan Secured Party, or otherwise.

8.3 Purchase and Sale. On the date specified by Revolving Loan Agent in such notice (which shall not be less than five (5) Business Days, nor more than twenty (20) days, after the receipt by Term Loan Agent of the notice from Revolving Loan Agent of its election to exercise such option), Term Loan Secured Parties shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, sell to such of the Purchasing Revolving Loan Secured Parties as are specified in the notice from Revolving Loan Agent of its election to exercise such option, and such Purchasing Revolving Loan Secured Parties shall purchase from Term Loan Secured Parties, all of the Term Loan Debt. Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, Term Loan Secured Parties shall retain all rights under the Term Loan Documents to be indemnified or held harmless by Grantors in accordance with the terms thereof. In connection with any such purchase and sale, each Term Loan Lender and each Purchasing Revolving Loan Secured Party shall execute and deliver an assignment and acceptance agreement, in form reasonably acceptable to all parties thereto, pursuant to which, among other things, each such Term Loan Lender shall assign to the Purchasing Revolving Loan Secured Parties such Term Loan Lender’s pro rata share of the commitments and Term Loan Debt. Upon the consummation of such purchase and sale, Term Loan Agent shall resign as the “Collateral Agent” and the “Administrative Agent” under the Term Loan Documents and upon the written request of Revolving Loan Agent, and at the expense of Revolving Loan Secured Parties, shall execute and deliver all such documents and instruments reasonably requested by Revolving Loan Agent and/or Purchasing Revolving Loan Secured Parties to assign and transfer any Shared Collateral, together with any and all rights under deposit account control agreements and collateral access agreements related to Shared Collateral, to the applicable successor Agent under the Term Loan Documents.

8.4 Payment of Purchase Price.

(a) Upon the date of such purchase and sale, the Purchasing Revolving Loan Secured Parties shall (i) pay to Term Loan Agent for the account of the Term Loan Secured Parties as the purchase price therefor the full amount of all of the Term Loan Debt then outstanding and unpaid (including principal, interest, fees and expenses, and including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to Term Loan Agent in such amounts as Term Loan Agent determines is reasonably necessary to secure Term Loan Secured Parties in connection with any Term Loan Bank Product Obligations (or at the option of the Term Loan Secured Party with respect to such Term Loan Bank Product Obligations, terminate the applicable Term Loan Hedging Obligations or cash management arrangements and make all payments pursuant thereto, as applicable) and in respect of indemnification obligations of Grantors under the Term Loan Documents as to matters or circumstances known to Term Loan Secured Parties and disclosed in writing to Term Loan Agent (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and

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legal expenses) to Term Loan Secured Parties, (iii) agree to reimburse Term Loan Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit, banker’s acceptances and similar instruments issued under the Term Loan Documents and any checks or other payments provisionally credited to the Term Loan Debt, and/or as to which Term Loan Secured Parties have not yet received final payment and (iv) agree to indemnify and hold harmless the Term Loan Secured Parties from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Term Loan Debt as a direct result of any acts by Revolving Loan Agent or any other Revolving Loan Secured Party occurring after the date of the purchase and sale of the Term Loan Debt, to the extent found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Revolving Loan Secured Party.

(b) Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Term Loan Agent as Term Loan Agent may designate in writing to Revolving Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Revolving Loan Secured Parties to the bank account designated by Term Loan Agent are received in such bank account prior to 12:00 noon, New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Revolving Loan Secured Parties to the bank account designated by Term Loan Agent are received in such bank account later than 12:00 noon, New York City time.

8.5 Representations Upon Purchase and Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by Term Loan Agent or any Term Loan Secured Party as to the Term Loan Debt or otherwise and without recourse to the Term Loan Secured Parties; except, that, each Term Loan Secured Party that is transferring such Term Loan Debt shall represent and warrant, severally as to it: (a) the amount of the Term Loan Debt being purchased from it is as reflected in the books and records of such Term Loan Secured Party (but without representation or warranty as to the collectibility, validity or enforceability thereof), (b) that such Term Loan Secured Party owns the Term Loan Debt being sold by it free and clear of any liens or encumbrances and (c) such Term Loan Secured Party has the right to assign the Term Loan Debt being sold by it and the assignment is duly authorized.

8.6 Notice from Revolving Loan Agent Prior to Enforcement Action. In the absence of Exigent Circumstances, during the period commencing on the date on which the Revolving Loan Purchase Event occurs and ending on the tenth (10th) Business Day thereafter, Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, agrees that it will give Revolving Loan Agent five (5) Business Days’ prior written notice of its intention to commence any foreclosure or other action to sell or otherwise realize upon the Term Loan Priority Collateral. In the event that during such five (5) Business Day period, Revolving Loan Agent shall send to Term Loan Agent the irrevocable notice of the Revolving Loan Secured Parties’ intention to exercise the purchase option given by the Revolving Loan Secured Parties to the Term Loan Secured Parties under this Section 8, the Term Loan Secured Parties shall not commence any foreclosure or other action to sell or otherwise realize upon the Shared Collateral; provided, that, the purchase and sale with respect to the Term Loan Debt provided for herein shall have closed within five (5) Business Days after the receipt by Term Loan Agent of the irrevocable notice from the Revolving Loan Agent.

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Section 9. Access and Use of Term Loan Priority Collateral

9.1 Access and Use Rights of Revolving Loan Agent.

(a) In the event that Term Loan Agent shall acquire control or possession of any of the Term Loan Priority Collateral or shall, through the exercise of remedies under the Term Loan Documents or otherwise, sell any of the Term Loan Priority Collateral to any third party (a “Third Party Purchaser”), Term Loan Agent shall permit Revolving Loan Agent (or require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit the Revolving Loan Agent), at Revolving Loan Agent’s option and in accordance with applicable law, and at the expense of the Revolving Loan Secured Parties: (i) to enter and use any or all of the Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of real property and the improvements, structures, buildings thereon and all related rights during normal business hours or in order to inspect, remove or take any action with respect to the Revolving Loan Priority Collateral or to enforce Revolving Loan Agent’s rights with respect thereto, including, but not limited to, the examination and removal of Revolving Loan Priority Collateral and the examination and duplication of the books and records of any Grantor related to the Revolving Loan Priority Collateral, or to otherwise handle, deliver, ship, transport, deal with or dispose of any Revolving Loan Priority Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions thereon and (ii) use any of the Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of equipment (including computers or other data processing equipment) to handle, deal with or dispose of any Revolving Loan Priority Collateral pursuant to the rights of Revolving Loan Agent and the other Revolving Loan Secured Parties as set forth in the Revolving Loan Documents, the UCC of any applicable jurisdiction and other applicable law.

(b) The rights of Revolving Loan Agent set forth in clause (a) above as to the Term Loan Priority Collateral shall be irrevocable and without charge and shall continue at Revolving Loan Agent’s option for a period of one hundred eighty (180) days as to any such Term Loan Priority Collateral from the date on which Term Loan Agent has notified Revolving Loan Agent that Term Loan Agent or a Third Party Purchaser has acquired possession or control of such Term Loan Priority Collateral. The time periods set forth herein shall be tolled during the pendency of any proceeding of a Grantor under the Bankruptcy Code or any other Bankruptcy Law or other proceedings pursuant to which Revolving Loan Agent is effectively stayed from enforcing its rights against the Revolving Loan Priority Collateral; provided that the Revolving Loan Agent shall have used its commercially reasonable efforts to have such stay lifted. In no event shall Term Loan Agent or any of the Term Loan Secured Parties take any action to interfere, limit or restrict the rights of Revolving Loan Agent set forth above or the exercise of such rights by Revolving Loan Agent pursuant to this Section 9.1 prior to the expiration of such periods.

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9.2 Responsibilities of Revolving Loan Secured Parties. The Revolving Loan Agent shall reimburse the Term Loan Agent for all reasonable, documented, out-of-pocket costs and expenses (including for any physical damage to any Term Loan Priority Collateral) incurred by Term Loan Agent or any other Term Loan Secured Party in connection with or as a direct result of the actions of the Revolving Loan Agent (or its representatives) in exercising its access and use rights as provided in Section 9.1 above (but not any diminution in value of the Term Loan Priority Collateral resulting from the Revolving Loan Agent so dealing with any Revolving Loan Priority Collateral), and the Revolving Loan Agent and Revolving Loan Lenders shall indemnify and hold harmless the Term Loan Agent and the Term Loan Secured Parties from any claim, loss, damage, cost or liability arising from any claim by a third party against Term Loan Agent and the other Term Loan Secured Parties as a direct result of any action by Revolving Loan Agent (or its representatives) to the extent not covered by insurance. Term Loan Agent shall not have any responsibility or liability for the acts or omissions of Revolving Loan Agent or any of the other Revolving Loan Secured Parties, and Revolving Loan Agent and the other Revolving Loan Secured Parties shall not have any responsibility or liability for the acts or omissions of Term Loan Agent, in each case arising in connection with such other Person’s use and/or occupancy of any of the Term Loan Priority Collateral.

9.3 Intellectual Property. In addition to and not in limitation of Section 9.1, in connection with any enforcement action by Revolving Loan Agent, Term Loan Agent hereby grants to Revolving Loan Agent a non-exclusive, royalty free license with respect to any Term Loan Priority Collateral consisting of trademarks, copyrights, patents, know-how or other intellectual property and pertaining to the Revolving Loan Priority Collateral solely for purposes of disposing, collecting, or otherwise realizing on any of the Revolving Loan Priority Collateral pursuant to the rights of the Revolving Loan Agent and the other Revolving Loan Secured Parties as set forth in the Revolving Loan Documents, the UCC or the equivalent laws of any applicable jurisdiction and other applicable law. Notwithstanding anything to the contrary contained herein, any purchaser or assignee of Revolving Loan Priority Collateral pursuant to the exercise by Revolving Loan Agent of any of its rights or remedies with respect thereto (including, without limitation, any purchaser or assignee of Revolving Loan Priority Collateral that is sold or otherwise disposed of pursuant to Sections 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law) shall have the right to sell or otherwise dispose of any such Revolving Loan Priority Collateral to which any such Intellectual Property is affixed.

Section 10. Reliance; Waivers; Etc.

10.1 Reliance.

(a) The consent by the Revolving Loan Secured Parties to the execution and delivery of the Term Loan Documents and the grant to Term Loan Agent on behalf of the Term Loan Secured Parties of a Lien on the Shared Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Revolving Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

(b) The consent by the Term Loan Secured Parties to the execution and delivery of the Revolving Loan Documents and the grant to Revolving Loan Agent on behalf of the Revolving Loan Secured Parties of a Lien on the Shared Collateral and all loans and other extensions of credit made or deemed made on the date hereof by the Term Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

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10.2 No Warranties or Liability.

(a) Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, acknowledges and agrees that each of Revolving Loan Agent and the other Revolving Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Loan Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that the Revolving Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Revolving Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that Term Loan Agent or any of the other Term Loan Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither Revolving Loan Agent nor any of the other Revolving Loan Secured Parties shall have any duty to Term Loan Agent or any of the other Term Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Term Loan Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

(b) Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, acknowledges and agrees that each of Term Loan Agent and the other Term Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. Revolving Loan Agent agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that the Term Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Term Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that Revolving Loan Agent or any of the other Revolving Loan Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither Term Loan Agent nor any of the other Term Loan Secured Parties shall have any duty to Revolving Loan Agent or any of the other Revolving Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Loan Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

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10.3 No Waiver of Lien Priorities.

(a) No right of Revolving Loan Agent or any of the other Revolving Loan Secured Parties to enforce any provision of this Agreement or any of the Revolving Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Revolving Loan Agent or any other Revolving Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which Revolving Loan Agent or any of the other Revolving Loan Secured Parties may have or be otherwise charged with.

(b) No right of Term Loan Agent or any of the other Term Loan Secured Parties to enforce any provision of this Agreement or any of the Term Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Term Loan Agent or any other Term Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Term Loan Documents or any of the Revolving Loan Documents, regardless of any knowledge thereof which Term Loan Agent or any of the other Term Loan Secured Parties may have or be otherwise charged with.

(c) Term Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d) Revolving Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

10.4 Amendments to Revolving Loan Documents. The Revolving Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Revolving Loan Agreement may be refinanced, in each case, without notice to, or the consent of the Term Loan Agent or the other Term Loan Secured Parties, all without affecting the lien subordination or other provisions set forth in this Agreement (even if any right of subrogation or other right or remedy of Term Loan Agent or any other Term Loan Secured Party is affected, impaired or extinguished thereby); provided, that:

(a) in the case of a refinancing of the Revolving Loan Debt, the Revolving Loan Agent on behalf of the Revolving Loan Secured Parties binds itself in a writing addressed to the Term Loan Agent to the terms of this Agreement, and

(b) without the prior written consent of the Term Loan Agent, any such amendment, supplement, modification or refinancing shall not:

(i) increase the maximum principal amount of the aggregate commitments, loans or letters of credit included in the Revolving Loan Debt to an amount greater than $350,000,000;

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(ii) increase the “Applicable Margin” or similar component of the interest rate by more than three percent (3.00%) per annum (excluding increases resulting from the accrual of interest at the default rate or changes in the underlying rate) or increase the amount, or frequency of payment, of any recurring fees provided for in the Revolving Loan Agreement;

(iii) shorten the scheduled maturity of the Revolving Loan Debt or any refinancing thereof;

(iv) modify (or have the effect of a modification of) the terms of payment, including the mandatory prepayment provisions of the Revolving Loan Agreement in a manner that increases the amount or frequency of any of such payments, or requires additional mandatory prepayments or limits the rights of Grantors with respect thereto; or

(v) contravene the provisions of this Agreement.

For the avoidance of doubt, the provisions of this Section 10.4 shall not apply to any Revolving Loan DIP Financing, which shall be exclusively governed by Section 6.

10.5 Amendments to Term Loan Documents. The Term Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Term Loan Agreement may be refinanced, in each case, without notice to, or the consent of the Revolving Loan Agent, all without affecting the lien subordination or other provisions set forth in this Agreement (even if any right of subrogation or other right or remedy of Revolving Loan Agent or any other Revolving Loan Secured Party is affected, impaired or extinguished thereby); provided, that,

(a) in the case of a refinancing of the Term Loan Debt, the Term Loan Agent on behalf of the Term Loan Secured Parties binds itself in a writing addressed to the Revolving Loan Agent to the terms of this Agreement, and

(b) without the prior written consent of the Revolving Loan Agent, any such amendment, supplement, modification or refinancing shall not:

(i) increase the maximum principal amount of the aggregate commitments or aggregate outstanding principal amount of loans or letters of credit included in the Term Loan Debt to an amount greater than the amount thereof permitted under the Revolving Loan Documents as in effect on the Closing Date;

(ii) increase the “Applicable Margin” or similar component of the interest rate by more than three percent (3.00%) per annum (excluding increases resulting from the accrual of interest at the default rate or changes in the underlying rate) or increase the amount, or frequency of payment, of any recurring fees provided for in the Term Loan Agreement;

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(iii) shorten the scheduled maturity of the Term Loan Agreement to a date prior to the scheduled maturity date of the Revolving Loan Agreement or any refinancing thereof;

(iv) modify (or have the effect of a modification of) the terms of payment, including the regularly scheduled payments of principal or mandatory prepayment provisions of the Term Loan Agreement in a manner that increases the amount or frequency of any of such payments, or requires additional mandatory prepayments or limits the rights of Grantors with respect thereto; or

(v) contravene the provisions of this Agreement.

For the avoidance of doubt, the provisions of this Section 10.5 shall not apply to any Term Loan DIP Financing, which shall be exclusively governed by Section 6.

Section 11. Miscellaneous

11.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Revolving Loan Documents or the Term Loan Documents, the provisions of this Agreement shall govern.

11.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the first to occur of the Discharge of Revolving Loan Debt and the Discharge of the Term Loan Debt. This is a continuing agreement of lien subordination and the Secured Parties may continue, at any time and without notice to the other Secured Parties, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting Revolving Loan Debt and/or Term Loan Debt (as applicable) in reliance hereof. Each of Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, and Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.3 Refinancing.

(a) Refinancing Permitted. As an agreement among the Secured Parties only and without prejudice to any rights of the Secured Parties under the Revolving Loan Documents and Term Loan Documents, as applicable, the Revolving Loan Debt and/or Term Loan Debt may be refinanced in their entirety if (i) the terms and provisions of any such refinancing debt, if instead implemented as modifications to the debt being refinanced, could be effected without the consent of the Agent to the debt not being refinanced, in accordance with the provisions of Section 10.4 or Section 10.5, as applicable, and (ii) the holders of such indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement. Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, and Term Loan Agent, for itself and on behalf of the Term Loan Secured

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Parties, agree, in connection with any refinancing of the Revolving Loan Debt and/or the Term Loan Debt permitted by this Section 11.3(a), promptly to enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors may reasonably request to reflect such refinancing; provided, that, the rights and powers of the Secured Parties contemplated hereby shall not be affected thereby.

(b) Effect of Refinancing.

(i) If substantially contemporaneously with the Discharge of Revolving Loan Debt, NewPageCo or any of the other Grantors refinances all or any portion of indebtedness outstanding under the Revolving Loan Documents in accordance with the provisions of Section 11.3(a), then after written notice to Term Loan Agent, (A) the indebtedness and other obligations arising pursuant to such refinancing of all or any portion of the then outstanding indebtedness under the Revolving Loan Documents shall automatically be treated as Revolving Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (B) the credit agreement and all loan documents evidencing such new indebtedness shall automatically be treated as a Revolving Loan Agreement and as Revolving Loan Documents, respectively, for all purposes of this Agreement and (C) the agent under the new Revolving Loan Agreement shall be deemed to be a Revolving Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Revolving Loan Agent), Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as NewPageCo or the new Revolving Loan Agent may reasonably request in order to provide to the new Revolving Loan Agent the rights of Revolving Loan Agent contemplated hereby.

(ii) If substantially contemporaneously with the Discharge of Term Loan Debt, NewPageCo or any of the other Grantors refinances all or any portion of indebtedness outstanding under the Term Loan Documents in accordance with the provisions of Section 11.3(a), then after written notice to Revolving Loan Agent, (A) the indebtedness and other obligations arising pursuant to such refinancing of all or any portion of the then outstanding indebtedness under the Term Loan Documents shall automatically be treated as Term Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (B) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as a Term Loan Agreement and as Term Loan Documents, respectively, for all purposes of this Agreement and (C) the agent under the new Term Loan Agreement shall be deemed to be a Term Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Term Loan Agent), Revolving Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as NewPageCo or the new Term Loan Agent may reasonably request in order to provide to the new Term Loan Agent the rights of Term Loan Agent contemplated hereby.

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11.4 Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement by Term Loan Agent or Revolving Loan Agent shall be deemed to be made unless the same shall be in writing signed on behalf of both of the Term Loan Agent and the Revolving Loan Agent (as directed pursuant to the applicable Term Loan Documents or Revolving Loan Documents, as the case may be). No waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights or obligations are directly adversely affected.

11.5 Subrogation.

(a) Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby waives the right to exercise any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Loan Debt has occurred. Following the Discharge of Revolving Loan Debt, the Revolving Loan Agent agrees to execute such documents, agreements, and instruments as the Term Loan Agent or any Term Loan Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Revolving Loan Debt resulting from payments to the Revolving Loan Agent by such Person (whether made before or after the occurrence of the Discharge of Revolving Loan Debt), so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Revolving Loan Agent are paid by such Person upon request for payment thereof.

(b) Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby waives the right to exercise any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Debt has occurred. Following the Discharge of Term Loan Debt, the Term Loan Agent agrees to execute such documents, agreements, and instruments as the Revolving Loan Agent or any Revolving Loan Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Debt resulting from payments to the Term Loan Agent by such Person (whether made before or after the occurrence of the Discharge of Term Loan Debt), so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Loan Agent are paid by such Person upon request for payment thereof.

11.6 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; OTHER WAIVERS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND CONSENT THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AS PROVIDED IN SECTION 11.7 BELOW FOR SUCH PARTY. SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL BE POSTED AS AFORESAID. THE PARTIES HERETO WAIVE ANY OBJECTION TO ANY ACTION INSTITUTED HEREUNDER BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO THE VENUE OF ANY ACTION INSTITUTED HEREUNDER. EACH

51

OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

11.7 Notices. All notices to the Term Loan Secured Parties and the Revolving Loan Secured Parties permitted or required under this Agreement may be sent to Term Loan Agent and Revolving Loan Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service, facsimile transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Revolving Loan Agent:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

Newark, DE 19713

Attention: Tesfaye Anteneh

Facsimile No: 302-634-1417

Email: tesfaye.a.anteneh@jpmorgan.com,

ib.cbc@jpmorgan.com,

12012443630@tls.ldsprod.com

with a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Ave, Floor 24

New York, NY 10179

Attention: Peter Predun

Facsimile No: 212-270-7005

Email: peter.predun@jpmorgan.com

With a copy to (which shall not constitute notice):	Latham & Watkins LLP 233 S. Wacker Drive, Suite 5800 Chicago, IL 60606 Attention: Jim Doran Facsimile: 312.993.9767 Email: James.Doran@lw.com

Term Loan Agent:	Barclays Bank PLC 745 7th Avenue, 27th floor New York, NY 10019 Attention: Patrick Kerner Email: Patrick.kerner@barclays.com

52

With a copy to (which shall not constitute notice):	Latham & Watkins LLP 233 S. Wacker Drive, Suite 5800 Chicago, IL 60606 Attention: Brad Kotler Facsimile: 312.993.9767 Email: Bradley.Kotler@lw.com

11.8 Further Assurances.

(a) Term Loan Agent agrees that it shall, for itself and on behalf of the Term Loan Secured Parties, take such further action and shall execute and deliver to Revolving Loan Agent such additional documents and instruments (in recordable form, if requested) as Revolving Loan Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

(b) Revolving Loan Agent agrees that it shall, for itself and on behalf of the Revolving Loan Secured Parties, take such further action and shall execute and deliver to Term Loan Agent such additional documents and instruments (in recordable form, if requested) as Term Loan Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

11.9 Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

11.10 Binding on Successors and Assigns. This Agreement shall be binding upon Revolving Loan Agent, the other Revolving Loan Secured Parties, Term Loan Agent, the other Term Loan Secured Parties, Grantors and their respective permitted successors and assigns.

11.11 Specific Performance.

(a) Revolving Loan Agent may demand specific performance of this Agreement. Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Revolving Loan Agent.

(b) Term Loan Agent may demand specific performance of this Agreement. Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Term Loan Agent.

53

11.12 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

11.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

11.15 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Revolving Loan Debt and Term Loan Debt. No other Person shall have or be entitled to assert rights or benefits hereunder.

11.16 Additional Grantors. NewPageCo, Holdings and the other Guarantors shall cause each of their Subsidiaries that becomes a Grantor in respect of any Shared Collateral to acknowledge and consent to the terms of this Agreement by causing such Subsidiary to execute and deliver to the parties hereto a Grantor Joinder, substantially in the form of Annex B hereto, pursuant to which such Subsidiary shall agree to be bound by the terms of the attached Acknowledgment and Agreement to the same extent as if it had executed and delivered same as of the date hereof.

[signature pages follow]

54

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REVOLVING LOAN AGENT	TERM LOAN AGENT

JPMORGAN CHASE BANK, N.A., as Revolving Loan Agent	BARCLAYS BANK PLC, as Term Loan Agent

By:	By:
Name:	Name:
Title:	Title:

Intercreditor Agreement

ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned hereby acknowledges and agrees to the representations, terms and provisions of the Intercreditor Agreement between JPMorgan Chase Bank, N.A., in its capacity as agent for the Revolving Loan Secured Parties (in such capacity, the “Revolving Loan Agent”) and Barclays Bank PLC, in its capacity as collateral agent for the Term Loan Secured Parties (in such capacity, “Term Loan Agent”), of which this Acknowledgment and Agreement is a part. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that (a) if either the Revolving Loan Agent or the Term Loan Agent holds Shared Collateral it does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Secured Party upon request therefor any such Shared Collateral, after all obligations and indebtedness of the undersigned to the bailee Secured Party have been fully paid and performed, or as otherwise provided in the Intercreditor Agreement, and (b) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Secured Party to effectuate the provisions and purposes of the foregoing Agreement. Each of the undersigned agrees to provide to the Term Loan Agent and the Revolving Loan Agent a copy of each Grantor Joinder hereto executed and delivered pursuant to Section 11.16 of the Intercreditor Agreement.

Each of the undersigned acknowledges and agrees that, although it may sign this Agreement, it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Agreement.

[SIGNATURE PAGE FOLLOWS]

NEWPAGE INVESTMENT COMPANY LLC

By:
Name: Title:

NEWPAGE CORPORATION

By:
Name: Title:

ESCANABA PAPER COMPANY

By:
Name: Title:

LUKE PAPER COMPANY

By:
Name: Title:

NEWPAGE CONSOLIDATED PAPERS INC.

By:
Name: Title:

NEWPAGE WISCONSIN SYSTEM INC.

By:
Name: Title:

RUMFORD PAPER COMPANY

By:
Name: Title:

WICKLIFFE PAPER COMPANY LLC

By:
Name: Title:

Annex A

to

Intercreditor Agreement

Revolving Loan Priority Collateral

Revolving Loan Priority Collateral consists of any and all of the assets of NewPageCo and any Guarantor of the Revolving Loan Debt, whether now owned or hereafter acquired, consisting of:

(i) “accounts,” “chattel paper” and “payment intangibles,” other than “accounts”, “chattel paper” and “payment intangibles” (in each case, as defined in Article 9 of the UCC) which constitute identifiable proceeds of Term Loan Priority Collateral;

(ii) (A) “deposit accounts” and “money” (in each case, as defined in Article 9 of the UCC) and all cash, checks, other “negotiable instruments” (as defined in Article 9 of the UCC), funds and other evidences of payments held therein and (B) “securities accounts”, “security entitlements” and “securities” (in each case, as defined in Article 8 of the UCC), and, in each case, all cash, checks and other property held therein or credited thereto, provided however that the foregoing clauses (ii)(A) and (B) shall exclude (I) deposit accounts and securities accounts specifically designated by NewPageCo and the Term Loan Agent to receive sale or other disposition of the Term Loan Priority Collateral (and all cash and funds, securities entitlements and securities and other property held therein or credited thereto) (the “Term Loan Asset Proceeds Account”) and (II) subject to the last sentence of this paragraph, identifiable proceeds of Term Loan Priority Collateral;

(iii) general intangibles (other than intellectual property), “documents”, “instruments” (including promissory notes) and “commercial tort claims” (in each case, as defined in Article 9 of the UCC) relating to, evidencing or governing any of the items referred to in the foregoing clauses (i) and (ii) and clauses (iv), including, without limitation, all contingent rights with respect to warranties on accounts which are not yet “payment intangibles” (as defined in Article 9 of the UCC) and (v) but excluding intercompany indebtedness;

(iv) all books and “records” (as defined in Article 9 of the UCC) relating to the items referred to in the preceding clauses (i) through (iii) and clause (v) below constituting Revolving Loan Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (i) through (iii) and clause (v) below and related “letters of credit” (as defined in Article 5 of the UCC)), letter of credit rights, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing and clause (v) below;

(v) all “inventory” (as defined in Article 9 of the UCC) and all documents, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of inventory; and

(vi) “supporting obligations” (as defined in Article 9 of the UCC) relating to the items referred to in the preceding clauses (i) through (v) and all cash, money, insurance proceeds, instruments, securities, financial assets and deposit accounts received as proceeds of any of the foregoing and substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

Notwithstanding anything to the contrary in the foregoing, Revolving Loan Priority Collateral shall not consist of any identifiable proceeds of Term Loan Priority Collateral (it being understood and agreed, however, all cash and funds, securities entitlements and securities and other property held in or credited to any deposit or securities account other than the Term Loan Asset Proceeds Account shall be deemed, unless the Revolving Loan Agent has actual knowledge to the contrary, to be the proceeds of Revolving Loan Priority Collateral rather than Term Loan Priority Collateral).

Annex B

to

Intercreditor Agreement

Form of Grantor Joinder

Reference is made to that certain Intercreditor Agreement, dated as of [            ], 2012 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), between JPMorgan Chase Bank, N.A., in its capacity as agent for the Revolving Loan Secured Parties (in such capacity, the “Revolving Loan Agent”) and Barclays Bank PLC, in its capacity as agent for the Term Loan Secured Parties (in such capacity, “Term Loan Agent”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Grantor Joinder, dated as of             , 20            (this “Grantor Joinder”), is being delivered pursuant to Section 11.16 of the Intercreditor Agreement.

The undersigned,             , a             (the “Additional Grantor”), hereby agrees to become a party to the Intercreditor Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the Additional Grantor had executed and delivered the Intercreditor Agreement as of the date thereof.

This Grantor Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

THIS GRANTOR JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The provisions of Section 11 of the Intercreditor Agreement shall apply with like effect to this Grantor Joinder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Grantor has caused this Grantor Joinder to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name: Title:

2

SCHEDULE 3.01(g)

EFFECTIVE DATE MORTGAGED PROPERTIES

The Real Estate Assets set forth on Annex A to this Schedule 3.01(g), together with all other fee-owned Real Estate Assets of the Credit Parties located at, adjacent to or within the vicinity of each Mill, other than Excluded Real Estate Assets (as defined below). “Mill” means the Real Estate Assets (together with any related machinery, equipment and other fixtures and personal property) of the Credit Parties used in connection with their paper manufacturing or converting operations and primarily located at (i) 1724 Fort Jefferson Hill Road, Wickliffe, Kentucky, (ii) 35 Hartford Street, Rumford, Maine, (iii) 300 Pratt Street, Luke, Maryland, (iv) 7100 County 426 M.5 Road, Escanaba, Michigan, (v) 100 North Central Avenue, Duluth, Minnesota, (vi) 621 North Biron Drive, Wisconsin Rapids, Wisconsin, (vii) 707 Arlington Place, Stevens Point, Wisconsin and (viii) 310 3rd Avenue North, Wisconsin Rapids, Wisconsin. “Excluded Real Estate Assets” means any fee-owned Real Estate Asset that is not used in any material respect for the Credit Parties’ paper manufacturing or converting operations conducted at any Mill; provided, that together with all other Excluded Real Estate Assets, the Excluded Real Estate Assets have a fair market value, in the reasonable good faith determination of the Borrower, of less than $150,000,000 as of the Effective Date.

NewPage Corporation	Edit Date
Real Property list with acreage	18-Dec-12

ID #/ SL #	Mill contact	Mill name	Property Name / Type	Address	City	State/ Province	Land Area (acres)	Owner	Parcel numbers/ Comments
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	4.04	NewPage Wisconsin System Inc.	010-4490-00010
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.37	NewPage Wisconsin System Inc.	010-4490-03920
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.78	NewPage Wisconsin System Inc.	010-0130-00050
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.09	NewPage Wisconsin System Inc.	010-0130-00082
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	3.68	NewPage Wisconsin System Inc.	010-0130-00100
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	3.20	NewPage Wisconsin System Inc.	010-0130-00110
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.43	NewPage Wisconsin System Inc.	010-0130-00130
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.36	NewPage Wisconsin System Inc.	010-0130-00170
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	5.32	NewPage Wisconsin System Inc.	010-2700-00512
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.51	NewPage Wisconsin System Inc.	010-2700-00514
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.59	NewPage Wisconsin System Inc.	010-4470-04365

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.81	NewPage Wisconsin System Inc.	010-4470-04532
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.96	NewPage Wisconsin System Inc.	010-4470-04665
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.11	NewPage Wisconsin System Inc.	010-4470-04865
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4470-05010
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.88	NewPage Wisconsin System Inc.	010-4470-05160
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.88	NewPage Wisconsin System Inc.	010-4470-05330
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.44	NewPage Wisconsin System Inc.	010-4470-05480
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.44	NewPage Wisconsin System Inc.	010-4470-07100
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.88	NewPage Wisconsin System Inc.	010-4470-07260
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.88	NewPage Wisconsin System Inc.	010-4470-07420
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4470-07610
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.65	NewPage Wisconsin System Inc.	010-4470-07790
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.72	NewPage Wisconsin System Inc.	010-4470-07950
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.27	NewPage Wisconsin System Inc.	010-4490-00040

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4490-00050
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4490-00060
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4490-00070
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4490-00080
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.18	NewPage Wisconsin System Inc.	010-4490-00090
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.08	NewPage Wisconsin System Inc.	010-4490-00100
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.08	NewPage Wisconsin System Inc.	010-4490-00110
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.08	NewPage Wisconsin System Inc.	010-4490-00120
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.08	NewPage Wisconsin System Inc.	010-4490-00130
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.34	NewPage Wisconsin System Inc.	010-4490-00135
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.23	NewPage Wisconsin System Inc.	010-4490-00215
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.11	NewPage Wisconsin System Inc.	010-4490-00285
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.10	NewPage Wisconsin System Inc.	010-4490-00505
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.63	NewPage Wisconsin System Inc.	010-4490-02735

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.20	NewPage Wisconsin System Inc.	010-4490-02862
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	7.99	NewPage Wisconsin System Inc.	010-4490-03030
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.74	NewPage Wisconsin System Inc.	010-4490-03230
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.77	NewPage Wisconsin System Inc.	010-4490-03380
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.77	NewPage Wisconsin System Inc.	010-4490-03560
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.72	NewPage Wisconsin System Inc.	010-4490-03740
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-04310
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-04650
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-04840
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-05020
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.65	NewPage Wisconsin System Inc.	010-4490-05200
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.65	NewPage Wisconsin System Inc.	010-4490-05380
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.44	NewPage Wisconsin System Inc.	010-4490-05560
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-05720

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-05900
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-06120
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-06410
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-06680
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-06860
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.71	NewPage Wisconsin System Inc.	010-4490-07040
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.47	NewPage Wisconsin System Inc.	010-4490-07220
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.63	NewPage Wisconsin System Inc.	010-4490-07400
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.05	NewPage Wisconsin System Inc.	010-4490-07435
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.30	NewPage Wisconsin System Inc.	010-4490-07560
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.33	NewPage Wisconsin System Inc.	010-4490-07780
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.67	NewPage Wisconsin System Inc.	010-4490-07970
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.16	NewPage Wisconsin System Inc.	010-4490-08410
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.54	NewPage Wisconsin System Inc.	010-4490-08320

B1	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494 - Map B - Main Biron Mill Facility	Biron	WI	75.00	NewPage Wisconsin System Inc.	2400029
B1	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494 - Map F - Biron Mill Log Storage	Biron	WI	18.07	NewPage Wisconsin System Inc.	2400088
B1	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494 - Map G - Biron Mill Log Storage	Biron	WI	7.68	NewPage Wisconsin System Inc.	2400091D
B2	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494 - Map D - Main R&D Facility	Biron	WI	45.29	NewPage Wisconsin System Inc.	2400033
B2	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494 - Map E - Additional R&D Property	Biron	WI	1.00	NewPage Wisconsin System Inc.	2400034
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	17.63	NewPage Wisconsin System Inc.	2400028
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	3.73	NewPage Wisconsin System Inc.	2400032A
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	3.87	NewPage Wisconsin System Inc.	2400120
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	1.16	NewPage Wisconsin System Inc.	2400184
B3	Christenson	Biron	Biron, Wisconsin	300 N. Biron Dr.; Wisconsin Rapids, WI 54494	Biron	WI	2.1	NewPage Wisconsin System Inc.	2400197

B3	Christenson	Biron	Biron, Wisconsin	Biron	Biron	WI	1.14	NewPage Wisconsin System Inc.	2400210
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	7.51	Escanaba Paper Company	21-014-006-015-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	19.96	Escanaba Paper Company	21-014-006-040-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	22.06	Escanaba Paper Company	21-014-006-043-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	97.28	Escanaba Paper Company	21-014-006-044-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	8.66	Escanaba Paper Company	21-014-006-045-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	13.61	Escanaba Paper Company	21-014-006-046-10
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	0.84	Escanaba Paper Company	21-014-006-051-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	0.95	Escanaba Paper Company	21-014-007-004-10
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	326.77	Escanaba Paper Company	21-014-051-001-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	4.50	Escanaba Paper Company	21-014-051-021-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	6.32	Escanaba Paper Company	21-014-051-022-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	10.15	Escanaba Paper Company	21-014-051-023-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	1.03	Escanaba Paper Company	21-014-051-026-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	1.03	Escanaba Paper Company	21-014-051-026-10
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	0.43	Escanaba Paper Company	21-014-051-027-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	12.48	Escanaba Paper Company	21-014-051-039-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	9.59	Escanaba Paper Company	21-014-051-041-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	21.00	Escanaba Paper Company	21-007-030-012-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-030-013-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-030-019-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-030-020-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	80.00	Escanaba Paper Company	21-007-030-022-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	24.25	Escanaba Paper Company	21-007-030-024-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	7.00	Escanaba Paper Company	21-007-030-025-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	35.00	Escanaba Paper Company	21-007-031-003-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-031-004-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	70.00	Escanaba Paper Company	21-007-031-005-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	12.50	Escanaba Paper Company	21-007-031-006-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	79.20	Escanaba Paper Company	21-007-031-008-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	0.33	Escanaba Paper Company	21-007-124-052-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	39.79	Escanaba Paper Company	21-007-125-008-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-125-009-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-125-010-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	34.20	Escanaba Paper Company	21-007-125-011-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	26.20	Escanaba Paper Company	21-007-125-013-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	31.21	Escanaba Paper Company	21-007-125-021-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	12.06	Escanaba Paper Company	21-007-125-022-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	43.15	Escanaba Paper Company	21-007-125-026-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	15.00	Escanaba Paper Company	21-007-135-040-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	100.96	Escanaba Paper Company	21-007-135-076-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-001-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-002-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-003-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-004-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	80.00	Escanaba Paper Company	21-007-136-005-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-006-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-007-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	20.00	Escanaba Paper Company	21-007-136-008-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	20.00	Escanaba Paper Company	21-007-136-009-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-010-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	57.30	Escanaba Paper Company	21-007-136-011-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	23.68	Escanaba Paper Company	21-007-136-012-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	63.40	Escanaba Paper Company	21-007-136-013-00
E25	Wulf	Escanaba	Escanaba Finished Products Warehouse	Route 2, Mead Road, Bovine, MI	Lanse Township	MI	20	Escanaba Paper Company	07-004-366-006-00
E25	Wulf	Escanaba	Escanaba Finished Products Warehouse	Route 2, Mead Road, Bovine, MI	Lanse Township	MI	20	Escanaba Paper Company	07-004366-010-00

E26	Wulf	Escanaba	Escanaba Finished Products Warehouse	3204 County Road H-40, Trout Lake, Chippewa County, MI	Trout Lake Township	MI	28.33	Escanaba Paper Company	17-015-222-001-00
E26	Wulf	Escanaba	Escanaba Finished Products Warehouse	3204 County Road H-40, Trout Lake, Chippewa County, MI	Trout Lake Township	MI	0.92	Escanaba Paper Company	17-015-223-031-00
E26	Wulf	Escanaba	Escanaba Finished Products Warehouse	3204 County Road H-40, Trout Lake, Chippewa County, MI	Trout Lake Township	MI	10	Escanaba Paper Company	17-015-223-032-00
W5	Scourick	Wickliffe	Wickliffe Landfills and Solid Waste Facilities	Wickliffe Mill Landfill (Active), Ballard County, KY	Wickliffe	KY	84.57	Wickliffe Paper Company LLC	20-02-04
W9	Scourick	Wickliffe	Wickliffe Landfills and Solid Waste Facilities	Mill-Carlisle County Landfill (Pending Closure), Wickliffe, Ballard County, KY	Wickliffe	KY	275	Wickliffe Paper Company LLC	012-00-00-010.00
W11	Scourick	Wickliffe	Wickliffe Mill and Associated Real Property	1724 Westvaco Road, Wickliffe, Ballard County, KY	Wickliffe	KY	1174	Wickliffe Paper Company LLC	20-01BO
W12	Scourick	Wickliffe	Wickliffe Mill and Associated Real Property	0 Westvaco Road, Wickliffe, Ballard County, KY	Wickliffe	KY	219	Wickliffe Paper Company LLC	20-01-01
W14	Scourick	Wickliffe	Wickliffe Mill and Associated Real Property	Mill-Ballard County Landfill (Pending Closure), Wickliffe, Ballard County, KY	Wickliffe	KY	33	Wickliffe Paper Company LLC	20-06-02
SP1	Kolpacki	Stevens Pt	SP Mill Landfill	2308.05.3000.02	Stevens Point	WI	33.290	NewPage Wisconsin System Inc.	2308.05.3000.02
SP2	Kolpacki	Stevens Pt	Vacant lot across river from mill	2408.31.4015.07	Stevens Point	WI	0.248	NewPage Wisconsin System Inc.	2408.31.4015.07
SP3	Kolpacki	Stevens Pt	Parking lot (upper one)	2408.32.2019.34	Stevens Point	WI	0.406	NewPage Wisconsin System Inc.	2408.32.2019.34

SP4	Kolpacki	Stevens Pt	Parking lot (upper one)	2408.32.2019.36	Stevens Point	WI	0.384	NewPage Wisconsin System Inc.	2408.32.2019.36
SP7	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.24	Stevens Point	WI	0.172	NewPage Wisconsin System Inc.	2408.32.3002.24
SP8	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.26	Stevens Point	WI	0.207	NewPage Wisconsin System Inc.	2408.32.3002.26
SP9	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.27	Stevens Point	WI	0.207	NewPage Wisconsin System Inc.	2408.32.3002.27
SP10	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.29	Stevens Point	WI	0.220	NewPage Wisconsin System Inc.	2408.32.3002.29
SP11	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.34	Stevens Point	WI	0.331	NewPage Wisconsin System Inc.	2408.32.3002.34
SP12	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.36	Stevens Point	WI	0.183	NewPage Wisconsin System Inc.	2408.32.3002.36
SP13	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.37	Stevens Point	WI	0.172	NewPage Wisconsin System Inc.	2408.32.3002.37
SP14	Kolpacki	Stevens Pt	Mill	2408.32.3002.55	Stevens Point	WI	24.565	NewPage Wisconsin System Inc.	2408.32.3002.55
SP15	Kolpacki	Stevens Pt	Mill - Across Wis St	2408.32.3007.07	Stevens Point	WI	2.013	NewPage Wisconsin System Inc.	2408.32.3007.07
SP16	Kolpacki	Stevens Pt	Mill - Across Wis St	2408.32.3008.02	Stevens Point	WI	4.298	NewPage Wisconsin System Inc.	2408.32.3008.02
SP17	Kolpacki	Stevens Pt	Mill - Across Wis St	2408.32.3013.15	Stevens Point	WI	3.794	NewPage Wisconsin System Inc.	2408.32.3013.15
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	35	NewPage Wisconsin System Inc.	2423080811
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	20	NewPage Wisconsin System Inc.	2423080812
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	58.06	NewPage Wisconsin System Inc.	242308080502

SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	40	NewPage Wisconsin System Inc.	024-23-0817-06
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	39.77	NewPage Wisconsin System Inc.	024-23-0817-07.01
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	40	NewPage Wisconsin System Inc.	024-23-0818-04
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	34.4	NewPage Wisconsin System Inc.	024230808:06.10
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	1	NewPage Wisconsin System Inc.	024230808:06.02
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	2.92	NewPage Wisconsin System Inc.	024230808:06.13
34	Rebuck	Luke	Luke Mill	Maryland Avenue, Westernport, Allegany County, MD	Westernport	MD	3.178	Luke Paper Company	08019800
35	Rebuck	Luke	Luke Mill	Grant Street, Luke, Allegany County, MD	Luke	MD	0.8264	Luke Paper Company	08019584
35	Rebuck	Luke	Luke Mill	Grant Street, Luke, Allegany County, MD	Luke	MD	0.5509	Luke Paper Company	08019592
35	Rebuck	Luke	Luke Mill	Grant Street, Luke, Allegany County, MD	Luke	MD	0.5325	Luke Paper Company	08019606

35	Rebuck	Luke	Luke Mill	Grant Street, Luke, Allegany County, MD	Luke	MD	0.5509	Luke Paper Company	08019819
37	Rebuck	Luke	Luke Mill	*Section D Drawing No. P17304, Westvaco Property Located on Green Mountain, dated 7/14/87, prepared by CR. Smith	Mineral County	WV	5307.105	Luke Paper Company	0001 0003 0000
40	Rebuck	Luke	Luke Mill	Warehouse/State Route 135, McCoole, Allegany County, MD	McCoole	MD	31.292	Luke Paper Company	31003539
46	Rebuck	Luke	Luke Mill	Route 135, Tri-Towns Plaza, Westernport, Allegany County, MD	Westernport	MD	1.1	Luke Paper Company	08022054
50	Rebuck	Luke	Luke Warehouse/Distribution Facilities Owned by Acquired Companies	Finished Products Warehouse, Luke, MD	Luke	MD	9	Luke Paper Company	31007747
L60	Rebuck	Luke	Luke	Allong W MD RWY Luke st Cromwell St & Pratt	Allegany	MD	0.44	Luke Paper Company	08001391
L61	Rebuck	Luke	Luke	115 Pratt St Lot 8	Allegany	MD	0.0298	Luke Paper Company	08001677
L75	Rebuck	Luke	Luke	PT Closed Commercrestcest Running N/W Fr RT 135 at Luke	Allegany	MD	0.086	Luke Paper Company	08002088
L77	Rebuck	Luke	Luke	PT Closed Cromwell LL St at Luke	Allegany	MD	0.402	Luke Paper Company	08002118
L78	Rebuck	Luke	Luke	PT Closed Alley at Luke Running N/W Fr Intr With Cromwell St	Allegany	MD	0.072	Luke Paper Company	08002126

L79	Rebuck	Luke	Luke	PT of Closed Alley EY At Luke	Allegany	MD	0.069	Luke Paper Company	08002134
L89	Rebuck	Luke	Luke	408 Pratt St Pt Lot 199 87	Allegany	MD	0.049	Luke Paper Company	08004161
L92	Rebuck	Luke	Luke	113 W/S Pratt St Lot 7	Allegany	MD	0.030	Luke Paper Company	08004404
L93	Rebuck	Luke	Luke	323 Pratt St PT LT 152	Allegany	MD	0.053	Luke Paper Company	08004579
L102	Rebuck	Luke	Luke	420 Pratt St Lot 205	Allegany	MD	0.087	Luke Paper Company	08005680
L103	Rebuck	Luke	Luke	319 E/S Fairview St St Lot 150	Allegany	MD	0.057	Luke Paper Company	08005745
L105	Rebuck	Luke	Luke	325 Pratt St Lot 153 PT 154	Allegany	MD	0.057	Luke Paper Company	08006229
L117	Rebuck	Luke	Luke	418 Prat St Lot 204	Allegany	MD	0.092	Luke Paper Company	08010315
L128	Rebuck	Luke	Luke	402 Pratt St Lot 196 90	Allegany	MD	0.052	Luke Paper Company	08014280
L129	Rebuck	Luke	Luke	426 Pratt St Lot 208 71	Allegany	MD	0.040	Luke Paper Company	08014345
L130	Rebuck	Luke	Luke	317 Pratt St Lot 149	Allegany	MD	0.112	Luke Paper Company	08014388
L132	Rebuck	Luke	Luke	E/S Pratt St PT Lot 200 85	Allegany	MD	0.048	Luke Paper Company	08014469
L133	Rebuck	Luke	Luke	E/S Pratt St Lot 201	Allegany	MD	0.048	Luke Paper Company	08014477
L138	Rebuck	Luke	Luke	Pratt, Commerce, Cromwell & Jefferson STS	Allegany	MD	2.321	Luke Paper Company	08015112
L141	Rebuck	Luke	Luke	199 Pratt St Lot 1	Allegany	MD	0.081	Luke Paper Company	08015929
L147	Rebuck	Luke	Luke	W/S Cromwell St Lot 78 PT 77	Allegany	MD	0.110	Luke Paper Company	08017484
L148	Rebuck	Luke	Luke	W/S Cromwell St PT LTS 72 Thru 76	Allegany	MD	0.138	Luke Paper Company	08017506
L151	Rebuck	Luke	Luke	County Rd at Franklin	Allegany	MD	1.740	Luke Paper Company	08018995
L154	Rebuck	Luke	Luke	Pratt St Lts 192 thru 195	Allegany	MD	0.230	Luke Paper Company	08019460

L156	Rebuck	Luke	Luke	Above Westernport	Allegany	MD	4.060	Luke Paper Company	08019525
L157	Rebuck	Luke	Luke	116 Cromwell St Lots 113-114	Allegany	MD	0.115	Luke Paper Company	08019533
L158	Rebuck	Luke	Luke	Fairview St Pt Lot 635	Allegany	MD	0.052	Luke Paper Company	08019541
L159	Rebuck	Luke	Luke	Fairview St Pt Lot 635	Allegany	MD	0.052	Luke Paper Company	08019568
L160	Rebuck	Luke	Luke	Fairview St Pt Lot 641-642	Allegany	MD	0.103	Luke Paper Company	08019576
L162	Rebuck	Luke	Luke	Adj N/S 69 Nullan Avn Pt Lots 40-41-42 Spangler	Allegany	MD	0.115	Luke Paper Company	08019622
L170	Rebuck	Luke	Luke	N Concrete Steps	Allegany	MD	2.400	Luke Paper Company	08019711
L173	Rebuck	Luke	Luke	S. Mullan Ave W of Spangler Ave	Allegany	MD	1.500	Luke Paper Company	08019762
L174	Rebuck	Luke	Luke	County Rd	Allegany	MD	0.450	Luke Paper Company	08019770
L175	Rebuck	Luke	Luke	Pt W MD Rwy	Allegany	MD	0.210	Luke Paper Company	08019797
L177	Rebuck	Luke	Luke	E/S Pratt St PT Lot 203	Allegany	MD	0.057	Luke Paper Company	08019851
L178	Rebuck	Luke	Luke	430 Pratt St Pt Lot 210	Allegany	MD	0.037	Luke Paper Company	08019924
L181	Rebuck	Luke	Luke	Horse Rock Hill Lot 9	Allegany	MD	0.845	Luke Paper Company	08019959
L183	Rebuck	Luke	Luke	Land along back Lineline of LTS 60 to 68 inc H/R Hill S/D	Allegany	MD	1.030	Luke Paper Company	08020159
L184	Rebuck	Luke	Luke	W MD Rwy Lot Tri & 4th	Allegany	MD	1.953	Luke Paper Company	08020175
L185	Rebuck	Luke	Luke	130 Mullan Ave	Allegany	MD	0.133	Luke Paper Company	08020310
L190	Rebuck	Luke	Luke	303 Fairview St Pt Lot 282	Allegany	MD	0.052	Luke Paper Company	08020817
L201	Rebuck	Luke	Luke	Luke W/S Peach Alleylley PT LT 707-708-709	Allegany	MD	0.055	Luke Paper Company	08022682
L202	Rebuck	Luke	Luke	Pratt St Lots 29-30-31	Allegany	MD	0.172	Luke Paper Company	08023441
L204	Rebuck	Luke	Luke	Portion of Potomac St	Allegany	MD	0.021	Luke Paper Company	08024251
L205	Rebuck	Luke	Luke	Route 135	Allegany	MD	2.740	Luke Paper Company	31004977

L207	Rebuck	Luke	Luke	RR RT 335	Allegany	MD	0.187	Luke Paper Company	31006368
L208	Rebuck	Luke	Luke	N/S Route 135 LTS S 7-8-9-10-11 Lamberts 1st	Allegany	MD	0.689	Luke Paper Company	31006376
L209	Rebuck	Luke	Luke	23306 Westernport RDT Rd	Allegany	MD	0.430	Luke Paper Company	31006384
L211	Rebuck	Luke	Luke	Lamberts 1st Addn Lots 3-4	Allegany	MD	0.587	Luke Paper Company	31007437
L212	Rebuck	Luke	Luke	Lamberts 1st Addn ton to McCoole LT 12-13	Allegany	MD	0.275	Luke Paper Company	31007453
L213	Rebuck	Luke	Luke	Route 135 Lot 2 Lamberts Addn	Allegany	MD	0.296	Luke Paper Company	31007461
L214	Rebuck	Luke	Luke	N/S Route 135 Lots 14-15	Allegany	MD	0.275	Luke Paper Company	31007488
L215	Rebuck	Luke	Luke	Westernport to McCoole Rd S/S Route 135	Allegany	MD	0.405	Luke Paper Company	31007976
L217	Rebuck	Luke	Luke	S/S Rt 156 BET WesternPort & McCoole	Allegany	MD	1.258	Luke Paper Company	31008670
WR7	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Fiber & Energy Mill)	950 Fourth Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	21.86	NewPage Wisconsin System Inc.	3401504
WR8	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Transportation Center)	1300 Fifth Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	5.79	NewPage Wisconsin System Inc.	3401509
WR9	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Support Services)	700 Dura Beauty Ln.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	18.48	NewPage Wisconsin System Inc.	3401451
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	37.62	NewPage Wisconsin System Inc.	3400310
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	40.00	NewPage Wisconsin System Inc.	1700571

WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	8.76	NewPage Wisconsin System Inc.	1700572
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	57.86	NewPage Wisconsin System Inc.	1700575
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	47.42	NewPage Wisconsin System Inc.	1700576
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	10.00	NewPage Wisconsin System Inc.	1700577
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	5.08	NewPage Wisconsin System Inc.	1700578
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	12.00	NewPage Wisconsin System Inc.	3400305
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	40.00	NewPage Wisconsin System Inc.	3400306
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	40.00	NewPage Wisconsin System Inc.	3400307
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	40.00	NewPage Wisconsin System Inc.	3400308
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	40.00	NewPage Wisconsin System Inc.	3400309

WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	39.01	NewPage Wisconsin System Inc.	3400311
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	23.23	NewPage Wisconsin System Inc.	3400312
R1	Lyons	Rumford	Rumford Mill and Associated Real Property	35 Hartford Street (Primary Site), Rumford, Oxford County, ME	Rumford	ME	98.2	Rumford Paper Company	114-001
R9	Lyons	Rumford	Rumford Mill and Associated Real Property	Parking Area on River /River Road, Mexico, Oxford County, ME	Mexico	ME	0.11	Rumford Paper Company	Lot 7/Map 18. Paved parking area. Survey map 07/08/1985
R11	Lyons	Rumford	Rumford Mill and Associated Real Property	Swift River Pumping Station, Rumford, Oxford County, ME	Rumford	ME	3.6	Rumford Paper Company	Met Tower lot. Portion of survey map 10/30/1992; 1st Am Title photo. Tax Map 113-330-TWR
R13	Lyons	Rumford	Rumford Mill and Associated Real Property	Canal Parking Lot (Part of Primary Site) /Railroad Street, Rumford, Oxford County, ME	Rumford	ME	1.82	Rumford Paper Company	Contractor parking lot; Interconnect substation; discontinued town way. Survey maps. Tax Map 118-001-A
R13	Lyons	Rumford	Rumford Mill and Associated Real Property	Canal Parking Lot (Part of Primary Site) /Railroad Street, Rumford, Oxford County, ME	Rumford	ME	3.47	Rumford Paper Company	Contractor parking lot; Interconnect substation; discontinued town way. Survey maps. Tax Map 118-001
R14	Lyons	Rumford	Rumford Mill and Associated Real Property	Offsite Water Wells, Rumford, Oxford County, ME	Rumford	ME	0	Rumford Paper Company	Easement on Town of Rumford property; Portion of survey map 10/30/1992; 1st Am Title photo.

R17	Lyons	Rumford	Rumford Mill and Associated Real Property	4-Seasons Security Parcel/River Road, Mexico, Oxford County, ME	Mexico	ME	2.2	Rumford Paper Company	Book 1509/page 74. Part of access to Farrington Mountain Landfill Site. Survey map by Acme 06/04/1998.
R18	Lyons	Rumford	Rumford Mill and Associated Real Property	Wyman Hill Road (East Hillside), Rumford, Oxford County, ME	Rumford	ME	17.4	Rumford Paper Company	Map/Lot: 138-001. Vacant lot previously used for storage/laydown; 1st Am Title photo
R20	Lyons	Rumford	Rumford Landfills and Solid Waste Facilities	Farrington Mtn Landfill (Active), Mexico, Oxford County, ME	Mexico	ME	682	Rumford Paper Company	Active landfill; 1st Am Title photo. Tax records show 682 acres.
R37	Lyons	Rumford	Rumford Falls Power Company	Dump Road, Rumford, Oxford County, ME	Rumford	ME	19.5	Rumford Paper Company	Parcel containing Mobile Garage, Long Log, Aspen woodyard and Trailer Pool, Tax Map 118-004
R40	Lyons	Rumford	Rumford Paper Company	Rumford Avenue, Rumford, Oxford County, ME	Rumford	ME	4.89	Rumford Paper Company	Rumford footbridge parking lot. Tax Map 113-332
R43	Lyons	Rumford	Rumford Paper Company	County Road, Rumford, Oxford County, ME	Rumford	ME	0.7	Rumford Paper Company	Lower gate parking lot. Tax Map 114-001-001
R44	Lyons	Rumford	Rumford Paper Company	Congress Street, Rumford, Oxford County, ME	Rumford	ME	0.5	Rumford Paper Company	Parking lot behind Legion Hall. Tax Map 117-298
R49	Lyons	Rumford	Rumford Paper Company	Farrington Mth Access Rpad, Mexico, Oxford County, ME	Mexico	ME	0.08	Rumford Paper Company	Farrington Mth Access RD lot abutting 4 Seasons lot. Map 12 Lot 35C

Notwithstanding the foregoing, the following properties are not included in Schedule 3.1(g)

Escanaba, MI Mill

Any parcel, the fee estate of which is owned by American Transmission Company.

The property described as:

Parcel A

That part of Government Lot 8, Section 1, Township 39 North, Range 23 West, Wells Township, Delta County, Michigan lying east of the right of way of the Escanaba & Lake Superior Railroad.

AND ALSO

Those parts of Government Lots 6 and 7, Section 1, Township 39 North, Range 23 West, Wells Township, Delta County, Michigan lying east of the right of way of the Escanaba & Lake Superior Railroad and north of the right of way of the Escanaba & Lake Superior Railroad.

Easement contains approximately 28.99 GIS acres of land, more or less.

Parcel B

All that part of the Grantor’s property described in Liber 271, Page 565, Delta County Records being a part of Government Lot 3, Section 6 and part of Government Lot 1, Section 7, Township 39 North, Range 22 West, Wells Township, Delta County, Michigan, more particularly described as follows.

The part of the Grantor’s property lying southerly of the southeasterly right of way line of the Minneapolis St. Paul & Sault Ste. Marie Railroad and lying westerly of Mead Access Road and westerly of the proposed Project Boundary line of the Escanaba Hydroelectric Project Dam No. 1 Facility.

Said easement contains all that land lying westerly of the intermediate traverse line described in Liber 271, Page 565 and the current easterly bank of the Escanaba River, also including all that part of Government Lot 1, Section 1, Township 39 North, Range 23 West; and that part of Government Lot 3, Section 6 and that part of Government Lot 1, Section 7, Township 39 North Range 22 West, according to the original Government Land Office Surveys dated June 24, 1847 (T39N, R23W) and March 3, 1847 (T39N, R22W), now currently flowed.

Easement contains approximately 5.33 GIS acres of land, more or less.

The property described as:

Parcel C

A PART OF GOVERNMENT LOT 5, SECTION 25, TOWNSHIP 40 NORTH, RANGE 23 WEST, ESCANABA TOWNSHIP, DELTA COUNTY, MICHIGAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 25; THENCE SOUTH 00o18’52” WEST ALONG THE WEST LINE OF SECTION 25, 208.84 FEET; THENCE SOUTH 89o31’34” EAST, 2402.23 FEET TO THE SOUTHERLY BOUNDARY OF UPPCO DAM NUMBER THREE PARCEL “B” (LIBER 409 PAGE 42 OF DELTA COUNTY REGISTER OF DEEDS) AND THE POINT OF THE BEGINNING; THENCE SOUTH 19o10’01” WEST, 875.25 FEET, THENCE SOUTH 45o22’31” WEST, 91.54 FEET; THENCE SOUTH 49o46’56” EAST, 132.50 FEET TO THE NORTH LINE OF A 50 FOOT WIDE GAS TRANSMISSION LINE EASEMENT (LIBER 217 PAGE 63 OF DELTA COUNTY REGISTER OF DEEDS); THENCE ALONG SAID EASEMENT NORTH 80o42’50” WEST, 227.23 FEET TO A POINT ON AN INTERMEDIATE TRAVERSE LINE ALONG THE WATERS EDGE OF THE ESCANABA RIVER; SAID POINT IS SOUTH 80o42’50” EAST, 48 FEET MORE OR LESS FROM SAID WATERS EDGE; THENCE ALONG SAID WATERS EDGE ALONG AN INTERMEDIATE TRAVERSE LINE NORTH 12o43’39” EAST, 831.72 FEET TO THE SOUTHERLY BOUNDARY OF UPPCO DAM NUMBER THREE PARCEL “B” (LIBER 409 PAGE 42 OF DELTA COUNTY REGISTER OF DEEDS); SAID POINT IS SOUTH 76o55’58” EAST, 72 FEET MORE OR LESS FROM THE WATERS EDGE OF THE ESCANABA RIVER; THENCE ALONG SAID SOURTHERLY BOUNDARY SOUTH 76o55’58” EAST, 29.07 FEET; THENCE ALONG SAID SOUTHERLY BOUNDARY NORTH 62o53’00” EAST, 296.64 FEET TO THE POINT OF BEGINNING.

CONTAINING 4.03 ACRES, MORE OR LESS TO THE INTERMEDIATE TRAVERSE LINE.

CONTAINING 4.93 ACRES, MORE OR LESS TO THE EAST WATERS EDGE OF THE ESCANABA RIVER.

PARCEL INCLUDES ALL LAND LYING BETWEEN INTERMEDIATE TRAVERSE LINE AND THE WATERS EDGE OF THE ESCANABA RIVER.

Parcel D

A PART OF GOVERNMENT LOTS 4 AND 5, AND PART OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 40 NORTH RANGE 23 WEST, ESCANABA TOWNSHIP, DELTA COUNTY, MICHIGAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CONER OF SAID SECTION 25; THENCE SOUTH 00o18’52” WEST ALONG THE WEST LINE OF SECTION 25, 208.84 FEET; THENCE SOUTH 89o31’34” EAST, 2402.23 FEET TO THE SOUTHERLY BOUNDARY OF UPPCO DAM NUMBER THREE PARCEL “B” (LIBER 409 PAGE 42 OF DELTA COUNTY REGISTER OF DEEDS) AND THE POINT OF BEGINNING; THENCE ALONG SAID SOUTHERLY BOUNDARY NORTH 62o53’00” EAST, 572.80 FEET; THENCE ALONG SAID SOUTHERLY BOUNDARY NORTH 47o47’08” EAST, 115.17 FEET TO THE WESTERLY EDGE OF A 66.00 FOOT WIDE ACCESS ROAD EASEMENT (LIBER 409 PAGE 43 OF DELTA COUNTY REGISTER OF DEEDS); THENCE SOUTH 88o31’39” EAST, 66.00 FEET TO THE EASTERLY EDGE OF SAID EASEMENT; THENCE SOUTH 19o46’00” EAST, 280.87 FEET; THENCE SOUTH 84o31’36” WEST, 759.57 FEET TO THE POINT OF BEGINNING.

CONTAINING 2.44 ACRES, MORE OR LESS.

Parcel E

A PART OF GOVERNMENT LOTS 1 AND 4, SECTION 25, TOWNSHIP 40 NORTH, RANGE 23 WEST, ESCANABA TOWNSHIP, DELTA COUNTY, MICHIGAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH QUARTER CORNER OF SAID SECTION 25; THENCE NORTH 89o53’30” EAST ALONG THE NORTH LINE OF SAID SECTION 25 A DISTANCE OF 328.43 FEET TO THE EASTERLY HISTORIC RIVER BANK OF THE ESCANABA RIVER AND THE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID NORTH LINE, NORTH 89o53’30” EAST 197.21 FEET; THENCE SOUTH 18o42’21” WEST, 285.86 FEET; THENCE SOUTH 58o03’31” EAST 138.87 FEET TO THE WESTERLY EDGE OF A 66.00 FOOT WIDE ACCESS ROAD EASEMENT (LIBER 409 PAGE 43 OF DELTA COUNTY REGISTER OF DEEDS); THENCE ALONG SAID EASEMENT 172.85 FEET ALONG A CURVE WITH ITS CENTER TO THE SOUTHEAST AND HAVING A RADIUS OF 633.00 FEET, A CHORD OF 172.32 FEET AND A CHORD BEARING OF SOUTH 19o34’28” WEST; THENCE ALONG SAID EASEMENT SOUTH 11o45’05” WEST 25.19 FEET; THENCE ALONG SAID EASEMENT 114.16 FEET ALONG A CURVE WITH ITS CENTER TO THE NORTHWEST AND HAVING A RADIUS OF 367.00 FEET A CHORD OF 113.70 FEET AND A CHORD BEARING OF SOUTH 20o39’46” WEST; THENCE ALONG SAID EASEMENT SOUTH 29o34’27” WEST, 299.58 FEET; THENCE ALONG SAID EASEMENT 219.58 FEET ALONG A CURVE WITH ITS CENTER TO THE SOUTHEAST AND HAVING A RADIUS OF 433.00 FEET, A CHORD OF 217.24 FEET AND A CHORD BEARING OF SOUTH 15o02’47” WEST; THENCE ALONG SAID EASEMENT SOUTH 00o31’07” WEST, 71.23 FEET; THENCE ALONG SAID EASEMENT 71.47 FEET ALONG A CURVE WITH ITS CENTER TO THE WEST HAVING A RADIUS OF 467.00 FEET, A CHORD OF 71.41 FEET AND A CHORD BEARING OF SOUTH 4o54’12” WEST; THENCE ALONG SAID EASEMENT SOUTH 9o17’16” WEST, 81.84 FEET TO THE NORTHERLY BOUNDARY OF UPPCO DAM NUMBER THREE PARCEL “B” (LIBER 409 PAGE 42 OF DELTA COUNTY REGISTER OF DEEDS); THENCE SOUTH 88o14’29” WEST, 439.43 FEET TO THE EASTERLY HISTORIC RIVER

BANK OF THE ESCANABA RIVER; THENCE ALONG SAID HISTORIC RIVER BANK THE NEXT 5 CALLS; THENCE NORTH 15o43’46” EAST, 244.15 FEET; THENCE NORTH 36o35’20” EAST, 543.68 FEET; THENCE NORTH 14o47’34” EAST, 245.06 FEET; THENCE NORTH 4o45’18” EAST 262.86 FEET; THENCE NORTH 21o29’25” EAST, 186.77 FEET TO THE POINT OF BEGINNING.

CONTAINING 8.95 ACRES, MORE OR LESS

Parcel F

GOVERNMENT LOT 2, SECTION 25, TOWNSHIP 40 NORTH, RANGE 23 WEST, ESCANABA TOWNSHIP, DELTA COUNTY, MICHIGAN, EXCEPT THE RIGHT OF WAY OF THE ESCANABA & LAKE SUPERIOR RAILROAD, AND EXCEPT THE NORTH 900 FEET LYING EAST OF SAID RIGHT OF WAY AND WEST OF THE FLOOD WATERS OF THE ESCANABA RIVER. SAID EXCEPTION IS DESCRIBED AS FOLLOWS:

BEGINNING 68 FEET EAST OF THE NORTHWEST CORNER OF SAID GOVERNMENT LOT 2; THENCE SOUTHERLY ALONG THE EAST BOUNDARY OF SAID RIGHT OF WAY, 900 FEET; THENCE EASTERLY PARALLEL TO THE NORTH LINE OF GOVERNEMENT LOT 2, 540 FEET TO THE FLOOD WATERS OF THE ESCANABA RIVER; THENCE NORTHEASTERLY ALONG THE FLOOD WATERS OF THE ESCANABA RIVER TO THE NORTH LINE OF GOVERNMENT LOT 2; THENCE WESTERLY ALONG SAID NORTH LINE, 865 FEET TO THE POINT OF BEGINNING.

AND ALSO

PART OF GOVERNMENT LOT 3, SECTION 25, TOWNSHIP 40 NORTH, RANGE 23 WEST, ESCANABA TOWNSHIP, DELTA COUNTY, MICHIGAN LYING NORTHERLY OF A LINE DESCRIBED AS FOLLOWS.

COMMENCING AT THE NORTHWEST CORNER OF SAID SECTION 25, TOWNSHIP 40 NORTH, RANGE 23 WEST; THENCE S00o55’33” W, 2644.54 FEET ALONG THE WEST LINE OF THE NW  1/4 OF SAID SECTION 25 TO THE WEST  1/4 CORNER OF SAID SECTION 25; THENCE S88o45’00“E, 1297.81 FEET ALONG THE EAST-WEST  1/4 LINE OF SAID SECTION 25; THENCE N13o00’00“E, 306.21 FEET ALONG THE WEST LINE OF LAND DESCRIBED IN LIBER 409, PAGE 36 (L 409 P 36), DELTA COUNTY REGISTRY; THENCE N48o48’00“W, 155.96 FEET ALONG SAID WEST LINE TO THE EASTERLY RIGHT OF WAY OF THE ESCANABA AND LAKE SUPERIOR RAILROAD; THENCE ALONG SAID RIGHT OF WAY 903.15 FEET ALONG THE ARC OF A 3837.22 FOOT CURVE TO THE LEFT, HAVING A LONG CHORD WHICH BEARS N11o55’34” E, 901.06 FEET (RAILROAD DEFINITION) TO A POINT THAT IS N89o03’05” E, 34.27 FEET FROM F.E.R.C. CONCRETE MONUMENT “R-1”, THE POINT OF BEGINNING OF HEREIN DESCRIBED LINE; THENCE N89o03’05” E, 1425.91 FEET ALONG THE NORTH LINE OF L 409, P 36 TO F.E.R.C. CONCRETE MONUMENT “R-2”; THENCE N89o03’05” E, 47.95

FEET ALONG THE NORTH LINE OF L 409, P 36 TO THE NORTHEAST CORNER OF L 409, P 36, THE POINT OF ENDING OF HEREIN DESCRIBED LINE.

CONTAINING 18.02 GIS ACRES, MORE OR LESS.

Rumford, ME Mill

The property described as:

A certain parcel of land situated in the Town of Rumford, County of Oxford, State of Maine lying northwesterly of but not abutting a northwest sideline of State Route 108 and abutting on the northwest a Middle Canal parcel of Rumford Falls Hydro, LLC, more particularly described as follows:

Beginning at a point on the northwest sideline of the discontinued portion of Railroad Street, now of Rumford Paper Company – refer to deed recorded in Book 4224, Page 68 and Plan #4235 of the Oxford County East Registry of Deeds, said starting point being on the southeast line of a Middle Canal parcel conveyed to Rumford Falls Hydro, LLC by deed recorded in Book 3950, Page 35 (pg. 4) of the Registry and said starting point also being located 451.48 feet at N 31° 09’ 00” E along said northwest sideline of Railroad Street from the north corner of the hammerhead turn-around easement conveyed to the Town of Rumford by deed recorded in Book 4224, Page 110 of the Registry, thence;

N 31° 09’ 00” E for 168.24 feet along said northwest sideline of Railroad Street to a point thereon, thence;

S 74° 47’ 02” E for 95.47 feet through land of Rumford Paper Company, passing 1.0 feet southerly of a 218 Transmission Line pole, to a point, thence;

S 15° 26’ 06” E for 14.82 feet through land of Rumford Paper Company to a (1/2) inch rebar, capped and marked “PLS 1254”, thence;

S 15° 26’ 06” E for 111.54 feet through land of Rumford Paper Company to a point on the northwest line of land conveyed to Rumford Falls Hydro, LLC by deed recorded in Book 3950, Page 35 (pg. 39) of the Registry, thence;

Southwesterly for 360.01 feet along line of said Rumford Falls Hydro, LLC land which is a curve to the left with a radius of 676.19 feet to a point of tangency, thence;

S 31° 09’ 00” W for 40.52 feet along the northwest line of said Rumford Falls Hydro, LLC land to a point thereon, thence;

N 60° 08’ 18” W for 60.11 feet through land of Rumford Paper Company to a drill hole within the limits of said Railroad Street, thence;

N 31° 25’ 10” E for 277.82 feet through said Railroad Street to a point therein, thence;

N 59° 25’ 19” W for 31.21 feet through said Railroad Street to the point of beginning.

Bearings are referenced to True North.

Being a parcel of 1.09 acres which is part of land of Rumford Paper Company – refer to Book 3723, Page 307, Book 3257, Page 60, Book 2383, Page 79 and Book 2383, Page 50 of the Registry.

The property described as the portion of the discontinued road being more particularly described as follows:

Beginning at an unmonumented point which is the intersection of the west sideline of Veterans Street with the south sideline of the former Railroad Street now discontinued and is an east corner of land conveyed by said Book 2383, Page 79;

Thence, N 65 degrees 04 minutes 43 seconds W for 303.76 feet along the south line of the former Railroad Street to an angle point;

Thence, N 68 degrees 11 minutes 52 seconds W for 638.94 feet along the south line of the former Railroad Street to a corner;

Thence, S 31 degrees 09 minutes 00 seconds W for 214.43 feet along the east sideline of former Railroad Street to a corner on the north line of the Sub-Station Parcel as shown on “Survey Plan of Rumford Falls Hydro, LLC Sub-Station for Rumford Paper Company” by Acme Land Surveying, LLC, dated June 17, 2011, with a revised date of July 1, 2011, and recorded in said Registry of Deeds in Plan Book             , Page             ;

Thence, N 74 degrees 47 minutes 02 seconds W for 41.60 feet along the north line of said Sub-Station parcel to a point on the west sideline of former Railroad Street which is the north corner of said Sub-Station Parcel;

Thence, N 31 degrees 09 minutes 00 seconds E for 259.80 feet along the west sideline of former Railroad Street to a corner therein;

Thence S 68 degrees 11 minutes 52 seconds E for 673.07 feet along the former northerly line of Railroad Street to an angle point;

Thence S 73 degrees 12 minutes 54 seconds E for 325.98 feet along the former northerly line of Railroad Street to a corner at the west sideline of Veterans Street;

Thence S 36 degrees 03 minutes 27 seconds W for 87.74 feet along the west sideline of Veterans Street to the point of beginning.

Wickliffe, KY Mill

The property described as:

Tract 1:

A parcel of land of variable width along an existing forcemain located on an existing pipe rack and a proposed underground forcemain on the west side of the Canadian National Railroad, south of Wickliffe, Ballard County, Kentucky, and being more particularly described as follows:

Beginning at a point where the southern portion of the herein described permanent easement intersects the western right of way line of the existing Canadian National Railroad, said point being approximately 1,290 feet north of railroad milepost 372 and approximately 65 feet south of an existing pipe rack;

thence, generally paralleling an existing pipe rack, South 64°47’29” West a distance of 522.65 feet to a point;

thence, continuing generally parallel to said pipe rack, North 59°50’36” West a distance of 1078.51 feet to a point;

thence, continuing generally parallel to said pipe rack, North 89°46’10” West a distance of 1086.32 feet to a point where the proposed forcemain leaves the existing pipe rack and goes underground;

thence, North 0°13’50” East, a distance of 4.67 feet to a point;

thence, generally paralleling a proposed underground forcemain, North 89°36’38” West, a distance of 521.95 feet to a point;

thence, continuing generally paralleling said proposed underground forcemain, North 89°36’38” West, a distance of 521.95 feet to a point;

thence, North 0°23’22” East, a distance of 11.68 feet to a point;

thence, North 89°50’57” West, a distance of 317.30 feet to a point;

thence, North 1°50’13” West, a distance of 53.67 feet to a point;

thence, generally paralleling a proposed underground forcemain, North 89°56’30” West, a distance of 798.90 feet to a point;

thence, South 0°57’35” East, a distance of 5.00 feet to a point;

thence, generally paralleling a proposed underground forcemain, South 89°03’37” West, a distance of 436.80 feet to a point;

thence, continuing generally paralleling said proposed underground forcemain, South 48°44’03“West, a distance of 92.48 feet to a point;

thence, continuing generally paralleling said proposed underground forcemain, North 84°11’02” West, a distance of 434.07 feet to a point on the existing west right of way line of U.S. 51;

thence, with the west right of way line of U.S. 51, North 6°17’19” East, a distance of 40.00 feet to a point on the said right of way line;

thence, leaving the west right of way line of U.S. 51 and generally paralleling a proposed underground forcemain, South 84°11’02” East a distance of 401.37 feet to a point;

thence, North 5°48’49” East, a distance of 61.74 feet to a point;

thence, generally paralleling a proposed underground forcemain, North 89°03’37” East, a distance of 527.47 feet to a point;

thence, South 0°57’35” East, a distance of 10.01 feet to a point;

thence, generally paralleling a proposed underground forcemain, South 89°56’30” East, a distance of 878.24 feet to a point;

thence, continuing generally parallel to a said proposed underground forcemain, South 43°49’09” East, a distance of 75.93 feet to a point;

thence, continuing generally paralleling said proposed underground forcemain, South 89°36’38” East, a distance of 676.39 feet to a point;

thence, North 0°13’50” East, a distance of 15.24 feet to a point;

thence, generally paralleling a proposed underground forcemain, South 89°46’10” East, a distance of 32.71 feet to a point where the proposed underground forcemain comes out of the ground and onto an existing pipe rack;

thence, continuing generally parallel to the said existing pipe rack, South 89°46’10” East, a distance of 1102.90 feet to a point;

thence, continuing generally parallel to the said existing pipe rack, South 59°50’36” East, a distance of 1014.45 feet to a point;

thence, continuing generally parallel to the said existing pipe rack, North 64°47’29” East, a distance of 519.33 feet to a point on the western right of way line of the existing Canadian National Railroad;

thence, with the western right of way line of the existing Canadian National Railroad, South 24°54’09” East, a distance of 100.00 feet back to the point of beginning.

The above described parcel of land contains 6.53 acres more or less (284,609 sq.ft.).

Tract 2:

A parcel of land of variable width located along a proposed underground forcemain on the west side of US 51, south of Wickliffe, Ballard County, Kentucky, and being more particularly described as follows:

Beginning at a point where the southern portion of the herein described permanent easement intersects the county right of way line of U.S. 51 as recorded in Cabinet 1, Drawer 3, Card 3488 in the Ballard County Clerk’s office, said point being approximately 46 feet west of a proposed underground forcemain at construction station 44+00.21;

thence, generally paralleling a proposed underground forcemain, North 23°55’26” West, a distance of 14.57 feet to a point;

thence, continuing generally parallel to the said underground forcemain, North 69°53’04” West, a distance of 886.35 feet to a point;

thence, continuing generally parallel to the said underground forcemain along an arc to the left a distance of 227.49 feet to a point, said arc having a radius of 586.18 feet and being subtended by a chord bearing North 60°04’33” West a distance of 226.07 feet;

thence, continuing generally parallel to the said underground forcemain, North 46°15’07” West, a distance of 244.43 feet to a point;

thence, continuing generally parallel to the said underground forcemain along an arc to the left a distance of 229.99 feet to a point, said arc having a radius of 842.48 feet and being subtended by a chord bearing North 38°11’08” West a distance of 229.28 feet;

thence, continuing generally parallel to the said underground forcemain, North 30°21’54” West, a distance of 181.53 feet to a point;

thence, continuing generally parallel to the said underground forcemain, South 89°55’15” West, a distance of 511.56 feet to a point in the Mississippi river;

thence, North 0°04’49” West, a distance of 75 feet to a point in the Mississippi river;

thence, generally paralleling a proposed underground forcemain, North 89°55’15” East, a distance of 554.62 feet to a point;

thence, generally paralleling a proposed underground forcemain, South 30°21’54” East, a distance of 224.59 feet to a point;

thence, continuing generally parallel to the said underground forcemain along an arc to the right a distance of 209.36 feet to a point, said arc having a radius of 767.48 feet and being subtended by a chord bearing South 38°10’47” East a distance of 208.71 feet;

thence, generally paralleling a proposed underground forcemain, South 46°15’07” East, a distance of 244.26 feet to a point;

thence, continuing generally parallel to the said underground forcemain along an arc to the right a distance of 194.86 feet to a point, said arc having a radius of 515.35 feet and being subtended by a chord bearing South 60°18’11” East a distance of 193.70 feet;

thence, generally paralleling a proposed underground forcemain, South 69°53’04” East, a distance of 975.51 feet to a point;

thence, generally paralleling a proposed underground forcemain, South 23°55’26” East, a distance of 73.11 feet to a point where the southern portion of the herein described permanent easement intersects the county right of way line of U.S. 51 as recorded in Cabinet 1, Drawer 3, Card 3488 in the Ballard County Clerk’s office;

thence, with the said county right of way line of U.S. 51, North 84°16’58” West, a distance of 132.31 feet back to the point of beginning.

The above described parcel of land contains 4.15 acres more or less (180,694 sq.ft.).

Tract 3:

A triangular parcel of land located along a proposed underground forcemain on the west side of US 51, south of Wickliffe, Ballard County, Kentucky, and being more particularly described as follows:

Beginning at a point where the northern portion of the herein described permanent easement intersects the county right of way line of U.S. 51 as recorded in Cabinet 1, Drawer 3, Card 3488 in the Ballard County Clerk’s office, said point being approximately 15 feet southwest of a proposed underground forcemain at construction station 42+92.33;

thence, South 13°21’39” West, a distance of 41.77 feet to a point;

thence, North 23°55’43” West, a distance of 47.86 feet to a point;

thence, South 83°53’21” East, a distance of 29.23 feet back to the point of beginning.

The above described parcel of land contains 0.01 acres more or less (605 sq.ft.).

The property described as:

Tract 1:

A parcel of land located along a proposed underground forcemain on the west side of US 51, south of Wickliffe, Ballard County, Kentucky, and being more particularly described as follows:

Beginning at a point where the southern portion of the herein described temporary easement intersects the county right of way line of U.S. 51 as recorded in Cabinet 1, Drawer 3, Card 3488 in the Ballard County Clerk’s office, said point being approximately 40 feet southwest of a proposed underground forcemain at construction station 42+61.82;

thence, leaving the county right of way line of U.S. 51, North 71°58’11” West, a distance of 147.78 feet to a point;

thence, North 5°22’45” East, a distance of 10.91 feet to a corner of the county right of way line of U.S. 51;

thence, along the county right of way line of U.S. 51, South 83°53’21” East, a distance of 120.77 feet to a point on the county right of way line of U.S. 51;

thence, leaving the county right of way line of U.S. 51, South 23°55’43” East, a distance of 47.86 feet back to the point of beginning.

The above described parcel of land contains 0.08 acres more or less (3,289 sq.ft.).

Tract 2:

A parcel of land located along a proposed underground forcemain on the west side of US 51, south of Wickliffe, Ballard County, Kentucky, and being more particularly described as follows:

Beginning at a point where the northern portion of the herein described temporary easement intersects the permanent forcemain easement, said point being approximately 45 feet southwest of a proposed underground forcemain at construction station 56+44.35;

thence, leaving the permanent easement line, South 46°16’07” West, a distance of 35.03 feet to a point;

thence, North 46°15’07” West, a distance of 167.22 feet to a point;

thence, along an arc to the right a distance of 239.62 feet to a point, said arc having a radius of 877.48 feet and being subtended by a chord bearing North 38°11’17” West a distance of 238.88 feet;

thence, North 30°21’54” West, a distance of 44.33 feet to a point;

thence, North 79°40’38” West, a distance of 310.87 feet to a point;

thence, South 89°55’15” West, a distance of 244.77 feet to a point in the Mississippi River;

thence, upstream with the Mississippi River, North 0°04’49” West, a distance of 80.00 feet to a point in the Mississippi River;

thence, North 89°55’15” East, a distance of 511.56 feet to a point;

thence, South 30°21’54” East, a distance of 181.53 feet to a point;

thence, along an arc to the left a distance of 229.99 feet to a point, said arc having a radius of 842.48 feet and being subtended by a chord bearing South 38°11’08” East a distance of 229.28 feet;

thence, South 46°15’07” East, a distance of 168.68 feet back to the point of beginning.

The above described parcel of land contains 1.57 acres more or less (68,023 sq.ft.).

SCHEDULE 4.01

JURISDICTIONS OF ORGANIZATION

A.	Name and type of entity and jurisdiction of organization

Name of Entity	Type of Entity	Jurisdiction of Organization
NewPage Investment Company LLC	Limited Liability Company	Delaware
NewPage Corporation	Corporation	Delaware
Chillicothe Paper Inc.	Corporation	Delaware
Escanaba Paper Company	Corporation	Michigan
Luke Paper Company	Corporation	Delaware
Rumford Paper Company	Corporation	Delaware
Wickliffe Paper Company LLC	Limited Liability Company	Delaware
NewPage Energy Services LLC	Limited Liability Company	Delaware
Upland Resources, Inc	Corporation	West Virginia
NewPage Consolidated Papers Inc.	Corporation	Delaware
NewPage Wisconsin System Inc.	Corporation	Wisconsin
Rumford GIPOP Inc. [1]	Corporation	Delaware
Escanaba Wood Supply Inc. [2]	Corporation	Delaware
NewPage Port Hawkesbury Holding LLC [3]	Limited Liability Company	Delaware
NewPage Canadian Sales LLC [4]	Limited Liability Company	Delaware

B.	Organizational and capital structure post-emergence

As set forth on Schedule 4.02.C.

[1]	Pursuant to Section 6.07(a)(i), to be merged with and into Rumford Paper Company following the Effective Date.
[2]	Pursuant to Section 6.07(a)(i), to be merged with and into Escanaba Paper Company following the Effective Date.
[3]	Pursuant to the Reorganization Plan, to be merged into NewPage Consolidated Papers Inc. on the Effective Date.
[4]	Pursuant to the Reorganization Plan, to be merged into NewPage Wisconsin System Inc. on the Effective Date.

SCHEDULE 4.02

EQUITY INTERESTS AND OWNERSHIP

A.	Existing Options, Warrants, Call Rights, Etc. (after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the Related Agreements to occur on the Effective Date):

None.

B.	Ownership Interests (before giving effect to the consummation of the transactions contemplated by the Credit Agreement and the Related Agreements to occur on the Effective Date)

ISSUER	OWNER / HOLDER	TYPE OF INTEREST	CERT. NO(S).	NUMBER OF SHARES/ INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER
NewPage Corporation	NewPage Holding Corporation	Common Stock	1	100	100
Chillicothe Paper Inc.	NewPage Corporation	Common Stock	1	100	100
Escanaba Paper Company	NewPage Corporation	Common Stock	4	100	100
Escanaba Wood Supply Inc.	Escanaba Paper Company	Common Stock	1	100	100
Luke Paper Company	NewPage Corporation	Common Stock	3	100	100
Rumford Paper Company	NewPage Corporation	Common Stock	4	200	100
Rumford GIPOP Inc	NewPage Corporation	Common Stock	1	100	100
NewPage Energy Services LLC	NewPage Corporation	Membership Interest	N/A	N/A	N/A

4.2-2

ISSUER	OWNER / HOLDER	TYPE OF INTEREST	CERT. NO(S).	NUMBER OF SHARES/ INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER
Upland Resources, Inc	NewPage Corporation	Common Stock	11	1,000,000	100
Wickliffe Paper Company LLC	NewPage Corporation	Membership Interest	1	N/A	100
NewPage Consolidated Papers Inc.	NewPage Corporation	Common Stock	7	2259	100
NewPage Wisconsin System Inc.	NewPage Consolidated Papers Inc.	Common Stock	4	200	100
NewPage Canadian Sales LLC	NewPage Wisconsin System Inc.	Common Stock	3	100	100
		Class A Common Shares Series 1	3	1,060,000
NewPage Port Hawkesbury Holding LLC	NewPage Consolidated Papers Inc.	Common Stock	4	200	100

4.2-2

C.	Ownership Interests (after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the Related Agreements to occur on the Effective Date)[5]

ISSUER	OWNER / HOLDER	TYPE OF INTEREST	CERT. NO(S).	NUMBER OF SHARES/ INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER
NewPage Corporation	NewPage Investment Company LLC	Common Stock	2	100	100
Chillicothe Paper Inc.	NewPage Corporation	Common Stock	2	100	100
Escanaba Paper Company	NewPage Corporation	Common Stock	5	100	100
Escanaba Wood Supply Inc.	Escanaba Paper Company	Common Stock	2	100	100
Luke Paper Company	NewPage Corporation	Common Stock	4	100	100
Rumford Paper Company	NewPage Corporation	Common Stock	5	200	100
Rumford GIPOP Inc	NewPage Corporation	Common Stock	2	100	100
NewPage Energy Services LLC	NewPage Corporation	Membership Interest	1	N/A	100
Upland Resources, Inc	NewPage Corporation	Common Stock	12	1,000,000	100
Wickliffe Paper Company LLC	NewPage Corporation	Membership Interest	2	N/A	100

[5]	After giving effect to the mergers pursuant to the Reorganization Plan on the Effective Date.

4.2-3

ISSUER	OWNER / HOLDER	TYPE OF INTEREST	CERT. NO(S).	NUMBER OF SHARES/ INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER
NewPage Consolidated Papers Inc.	NewPage Corporation	Common Stock	8	2259	100
NewPage Wisconsin System Inc.	NewPage Consolidated Papers Inc.	Common Stock	5	200	100

4.2-4

SCHEDULE 4.07

HISTORICAL FINANCIAL STATEMENTS

The Historical Financial Statements referred to in clause (ii) of the definition thereof (the “Interim Historical Financial Statements”) were prepared in conformity with GAAP, subject to the following exceptions:

1.	In accordance with the Existing Credit Agreement, NewPage Port Hawkesbury Corp., a corporation incorporated under the laws of Nova Scotia, Canada (“NPPH”) and a former subsidiary of the Borrower that was sold prior to the Effective Date, was excluded from all periods presented in the Interim Historical Financial Statements. Under GAAP, and as reflected in the Historical Financial Statements for the fiscal year ended December 31, 2011, NPPH should have been deconsolidated as of September 7, 2011 (the “Deconsolidation Date”). Under the deconsolidation accounting model (primarily supported by ASC 852 Reorganization, ASC 810 Consolidation and ASC 450 Contingencies), NPPH should have been included in the consolidated results for allperiods up until the Deconsolidation Date.

2.	There are certain bankruptcy related items being evaluated under the bankruptcy accounting guidance (ASC 852, Reorganizations) resulting from the Plan of Reorganization. These items could result in additional adjustments not yet recorded or reclassification of adjustments already recorded in 2012 to different periods in 2012

SCHEDULE 4.11

PAYMENT OF TAXES

None.

SCHEDULE 4.12

REAL ESTATE ASSETS

Fee-owned Real Estate Assets

See attached.

NewPage Corporation	Edit Date
Real Property list with acreage	18-Dec-12

ID #/ SL #	Mill contact	Mill name	Property Name / Type	Address	City	State/ Province	Land Area (acres)	Owner	Parcel numbers/Comments
Wood 1	Pezewski	Wood	Fifield, Wisconsin (Wood Supply Source) 1996	N13970 East Central Ave.; Fifield WI 54524	Fifield	WI	0.64	NewPage Wisconsin System Inc.	50-010-4-39-01-07-5 15-004-03400 (section 1E)
Wood 1	Pezewski	Wood	Fifield, Wisconsin (Wood Supply Source) 1965	N13970 East Central Ave.; Fifield WI 54524	Fifield	WI	7.80	NewPage Wisconsin System Inc.	50-010-4-39-01-07-5 15-004-04000 (section 1B)
Wood 1	Pezewski	Wood	Fifield, Wisconsin (Wood Supply Source) 1965	N13970 East Central Ave.; Fifield WI 54524	Fifield	WI	3.29	NewPage Wisconsin System Inc.	50-010-4-39-01-07-5 15-004-04000 (section 1C)
Wood 1	Pezewski	Wood	Fifield, Wisconsin (Wood Supply Source) 1965	N13970 East Central Ave.; Fifield WI 54524	Fifield	WI	1.50	NewPage Wisconsin System Inc.	50-010-4-39-01-07-5 15-004-04000 (section 1D)
Wood 1	Pezewski	Wood	Fifield, Wisconsin (Wood Supply Source) 1965	N13970 East Central Ave.; Fifield WI 54524	Fifield	WI	0.51	NewPage Wisconsin System Inc.	50-010-4-39-01-07-5 15-004-04000 (section 1H)

Wood 2a	Pezewski	Wood	Duncan, Michigan (Wood Supply) 1983	Kenton Landing - 11.38 acres in Section 7, T47N, R37W, Town of Duncan, Houghton County, MI	Duncan	MI	8.98	NewPage Wisconsin System Inc.	31-004-107-009-50 (section 13A)
Wood 2a	Pezewski	Wood	Duncan, Michigan (Wood Supply) 1983	Kenton Landing - 11.38 acres in Section 7, T47N, R37W, Town of Duncan, Houghton County, MI	Duncan	MI	2.52	NewPage Wisconsin System Inc.	31-004-107-009-50 (section 4A)
Wood 2b	Pezewski	Wood	Stambaugh, Michigan (Wood Supply Source) 1984	935 Sheldon Rd.; Iron River Township, Iron County, MI 49935	Iron River	MI	40.00	NewPage Wisconsin System Inc.	36-055-035-042-00 (section 16A)
Wood 2c	Pezewski	Wood	Stambaugh, Michigan (Wood Supply Source) 1948	Elmwood landing, Iron River City, Iron River County, MI	Iron River	MI	18.14	NewPage Wisconsin System Inc.	600726000300 (section 13A)
Wood 2c	Pezewski	Wood	Stambaugh, Michigan (Wood Supply Source) 1948	Elmwood landing, Iron River City, Iron River County, MI	Iron River	MI	4.73	NewPage Wisconsin System Inc.	600726100100 (section 1A)
Wood 2d	Pezewski	Wood	Ashland, WI Wood Supply Source 1980	1015 11th Avenue E, Ashland, WI 54806	Ashland	WI	4.9	NewPage Wisconsin System Inc.	201-05092-0000 (section 11A)
Wood 2e	Pezewski	Wood	Argonne 1951	SEC 28, T 37 N, R 13 E Tract of land in NW SW	Argonne	WI	2	NewPage Wisconsin System Inc.	004-00675-0000 (section 10A)
Wood2f	Pezewski	Wood	OMA 1989	NW-SW 20 44 3E	Hurley	WI	40	NewPage Wisconsin System Inc.	014 0525 0000 (section 10A)
Wood 3a	Pezewski	Wood	Monico, Wisconsin (Wood Supply Source) 1950	Section 30, T 36 N, R 11E, Monico, WI	Monico	WI	58.32	NewPage Wisconsin System Inc.	MO 760 (section 10A)

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	4.04	NewPage Wisconsin System Inc.	010-4490-00010
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.37	NewPage Wisconsin System Inc.	010-4490-03920
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.78	NewPage Wisconsin System Inc.	010-0130-00050
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.09	NewPage Wisconsin System Inc.	010-0130-00082
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	3.68	NewPage Wisconsin System Inc.	010-0130-00100
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	3.20	NewPage Wisconsin System Inc.	010-0130-00110
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.43	NewPage Wisconsin System Inc.	010-0130-00130
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.36	NewPage Wisconsin System Inc.	010-0130-00170
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	5.32	NewPage Wisconsin System Inc.	010-2700-00512
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.51	NewPage Wisconsin System Inc.	010-2700-00514
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.59	NewPage Wisconsin System Inc.	010-4470-04365
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.81	NewPage Wisconsin System Inc.	010-4470-04532
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.96	NewPage Wisconsin System Inc.	010-4470-04665
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.11	NewPage Wisconsin System Inc.	010-4470-04865

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4470-05010
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.88	NewPage Wisconsin System Inc.	010-4470-05160
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.88	NewPage Wisconsin System Inc.	010-4470-05330
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.44	NewPage Wisconsin System Inc.	010-4470-05480
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.44	NewPage Wisconsin System Inc.	010-4470-07100
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.88	NewPage Wisconsin System Inc.	010-4470-07260
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.88	NewPage Wisconsin System Inc.	010-4470-07420
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4470-07610
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.65	NewPage Wisconsin System Inc.	010-4470-07790
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.72	NewPage Wisconsin System Inc.	010-4470-07950
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.27	NewPage Wisconsin System Inc.	010-4490-00040
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4490-00050
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4490-00060
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4490-00070

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4490-00080
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.18	NewPage Wisconsin System Inc.	010-4490-00090
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.08	NewPage Wisconsin System Inc.	010-4490-00100
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.08	NewPage Wisconsin System Inc.	010-4490-00110
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.08	NewPage Wisconsin System Inc.	010-4490-00120
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.08	NewPage Wisconsin System Inc.	010-4490-00130
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.34	NewPage Wisconsin System Inc.	010-4490-00135
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.23	NewPage Wisconsin System Inc.	010-4490-00215
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.11	NewPage Wisconsin System Inc.	010-4490-00285
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.10	NewPage Wisconsin System Inc.	010-4490-00505
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.63	NewPage Wisconsin System Inc.	010-4490-02735
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.20	NewPage Wisconsin System Inc.	010-4490-02862
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	7.99	NewPage Wisconsin System Inc.	010-4490-03030
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.74	NewPage Wisconsin System Inc.	010-4490-03230

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.77	NewPage Wisconsin System Inc.	010-4490-03380
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.77	NewPage Wisconsin System Inc.	010-4490-03560
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.72	NewPage Wisconsin System Inc.	010-4490-03740
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-04310
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-04650
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-04840
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-05020
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.65	NewPage Wisconsin System Inc.	010-4490-05200
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.65	NewPage Wisconsin System Inc.	010-4490-05380
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.44	NewPage Wisconsin System Inc.	010-4490-05560
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-05720
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-05900
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-06120
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-06410

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-06680
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.80	NewPage Wisconsin System Inc.	010-4490-06860
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.71	NewPage Wisconsin System Inc.	010-4490-07040
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.47	NewPage Wisconsin System Inc.	010-4490-07220
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.63	NewPage Wisconsin System Inc.	010-4490-07400
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.05	NewPage Wisconsin System Inc.	010-4490-07435
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.30	NewPage Wisconsin System Inc.	010-4490-07560
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.33	NewPage Wisconsin System Inc.	010-4490-07780
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.67	NewPage Wisconsin System Inc.	010-4490-07970
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.16	NewPage Wisconsin System Inc.	010-4490-08410
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	1.54	NewPage Wisconsin System Inc.	010-4490-08320
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-04220
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-04225
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-04230

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-04240
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-04250
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-05640
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-05650
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-05660
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-05670
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.14	NewPage Wisconsin System Inc.	010-4470-05680
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-05700
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-05710
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-05720
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.11	NewPage Wisconsin System Inc.	010-4470-05730
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.04	NewPage Wisconsin System Inc.	010-4470-05740
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-05750
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-05760

D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.07	NewPage Wisconsin System Inc.	010-4470-05770
D1	Bittinger	Duluth	Duluth, Minnesota (Paper & Recycled Mill)	100 N. Central Ave.; Duluth, MN 55807	Duluth	MN	0.14	NewPage Wisconsin System Inc.	010-4470-05780
B1	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494 - Map B - Main Biron Mill Facility	Biron	WI	75.00	NewPage Wisconsin System Inc.	2400029
B1	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494 - Map F - Biron Mill Log Storage	Biron	WI	18.07	NewPage Wisconsin System Inc.	2400088
B1	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494 - Map G - Biron Mill Log Storage	Biron	WI	7.68	NewPage Wisconsin System Inc.	2400091D
B2	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494 - Map D - Main R&D Facility	Biron	WI	45.29	NewPage Wisconsin System Inc.	2400033
B2	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494 - Map E - Additional R&D Property	Biron	WI	1.00	NewPage Wisconsin System Inc.	2400034
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	17.63	NewPage Wisconsin System Inc.	2400028
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	3.73	NewPage Wisconsin System Inc.	2400032A
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	3.87	NewPage Wisconsin System Inc.	2400120

B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.17	NewPage Wisconsin System Inc.	2400125
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.66	NewPage Wisconsin System Inc.	2400126
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.17	NewPage Wisconsin System Inc.	2400130
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.17	NewPage Wisconsin System Inc.	2400137
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.33	NewPage Wisconsin System Inc.	2400139
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.17	NewPage Wisconsin System Inc.	2400141
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.17	NewPage Wisconsin System Inc.	2400142
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	1.16	NewPage Wisconsin System Inc.	2400184
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.37	NewPage Wisconsin System Inc.	2400191
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.16	NewPage Wisconsin System Inc.	2400193
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.16	NewPage Wisconsin System Inc.	2400194
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.16	NewPage Wisconsin System Inc.	2400195
B3	Christenson	Biron	Biron, Wisconsin	621 N. Biron Dr., Wisconsin Rapids, WI 54494	Biron	WI	0.17	NewPage Wisconsin System Inc.	2400196

B3	Christenson	Biron	Biron, Wisconsin	300 N. Biron Dr.; Wisconsin Rapids, WI 54494	Biron	WI	2.1	NewPage Wisconsin System Inc.	2400197
B3	Christenson	Biron	Biron, Wisconsin	Biron	Biron	WI	1.14	NewPage Wisconsin System Inc.	2400210
WH1	Brewer/ Behrens	Whiting	Whiting, Wisconsin (Mill)	2627 Whiting Rd.; Whiting, WI 54481	Whiting	WI	402.19	NewPage Wisconsin System Inc.	Closed Facility.
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	7.51	Escanaba Paper Company	21-014-006-015-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	19.96	Escanaba Paper Company	21-014-006-040-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	22.06	Escanaba Paper Company	21-014-006-043-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	97.28	Escanaba Paper Company	21-014-006-044-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	8.66	Escanaba Paper Company	21-014-006-045-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	13.61	Escanaba Paper Company	21-014-006-046-10
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	0.84	Escanaba Paper Company	21-014-006-051-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	0.95	Escanaba Paper Company	21-014-007-004-10
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	326.77	Escanaba Paper Company	21-014-051-001-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	4.50	Escanaba Paper Company	21-014-051-021-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	6.32	Escanaba Paper Company	21-014-051-022-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	10.15	Escanaba Paper Company	21-014-051-023-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	1.03	Escanaba Paper Company	21-014-051-026-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	1.03	Escanaba Paper Company	21-014-051-026-10
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	0.43	Escanaba Paper Company	21-014-051-027-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	12.48	Escanaba Paper Company	21-014-051-039-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	9.59	Escanaba Paper Company	21-014-051-041-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	21.00	Escanaba Paper Company	21-007-030-012-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-030-013-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-030-019-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-030-020-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	80.00	Escanaba Paper Company	21-007-030-022-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	24.25	Escanaba Paper Company	21-007-030-024-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	7.00	Escanaba Paper Company	21-007-030-025-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	35.00	Escanaba Paper Company	21-007-031-003-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-031-004-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	70.00	Escanaba Paper Company	21-007-031-005-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	12.50	Escanaba Paper Company	21-007-031-006-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	79.20	Escanaba Paper Company	21-007-031-008-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	0.33	Escanaba Paper Company	21-007-124-052-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	39.79	Escanaba Paper Company	21-007-125-008-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-125-009-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-125-010-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	34.20	Escanaba Paper Company	21-007-125-011-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	26.20	Escanaba Paper Company	21-007-125-013-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	31.21	Escanaba Paper Company	21-007-125-021-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	12.06	Escanaba Paper Company	21-007-125-022-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	43.15	Escanaba Paper Company	21-007-125-026-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	15.00	Escanaba Paper Company	21-007-135-040-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	100.96	Escanaba Paper Company	21-007-135-076-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-001-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-002-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-003-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-004-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	80.00	Escanaba Paper Company	21-007-136-005-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-006-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-007-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	20.00	Escanaba Paper Company	21-007-136-008-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	20.00	Escanaba Paper Company	21-007-136-009-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	40.00	Escanaba Paper Company	21-007-136-010-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	57.30	Escanaba Paper Company	21-007-136-011-00
E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	23.68	Escanaba Paper Company	21-007-136-012-00

E1	Wulf	Escanaba	Escanaba Mill	7100 County 426 M.5 Road, Escanaba, Delta County, MI	Escanaba	MI	63.40	Escanaba Paper Company	21-007-136-013-00
E7	Wulf	Escanaba	Escanaba Mill	W6686 County Road 43, Hermansville, Menominee, MI	Meyer Township	MI	9.09	Escanaba Paper Company	55-011-079-002-00
E7	Wulf	Escanaba	Escanaba Mill	W6686 County Road 43, Hermansville, Menominee, MI	Meyer Township	MI	7.02	Escanaba Paper Company	55-011-079-004-00
E7	Wulf	Escanaba	Escanaba Mill	W6686 County Road 43, Hermansville, Menominee, MI	Meyer Township	MI	9.00	Escanaba Paper Company	55-011-079-018-00
E7	Wulf	Escanaba	Escanaba Mill	W6686 County Road 43, Hermansville, Menominee, MI	Meyer Township	MI	0.54	Escanaba Paper Company	55-011-079-019-00
E7	Wulf	Escanaba	Escanaba Mill	W6686 County Road 43, Hermansville, Menominee, MI	Meyer Township	MI	1.05	Escanaba Paper Company	55-011-079-020-00
E7	Wulf	Escanaba	Escanaba Mill	W6686 County Road 43, Hermansville, Menominee, MI	Meyer Township	MI	0.56	Escanaba Paper Company	55-011-079-021-00
E7	Wulf	Escanaba	Escanaba Mill	W6686 County Road 43, Hermansville, Menominee, MI	Hermansville	MI	10.63	Escanaba Paper Company	55-011-082-008-00
E25	Wulf	Escanaba	Escanaba Finished Products Warehouse	Route 2, Mead Road, Bovine, MI	Lanse Township	MI	20	Escanaba Paper Company	07-004-366-006-00
E25	Wulf	Escanaba	Escanaba Finished Products Warehouse	Route 2, Mead Road, Bovine, MI	Lanse Township	MI	20	Escanaba Paper Company	07-004366-010-00
E26	Wulf	Escanaba	Escanaba Finished Products Warehouse	3204 County Road H-40, Trout Lake, Chippewa County, MI	Trout Lake Township	MI	28.33	Escanaba Paper Company	17-015-222-001-00

E26	Wulf	Escanaba	Escanaba Finished Products Warehouse	3204 County Road H-40, Trout Lake, Chippewa County, MI	Trout Lake Township	MI	0.92	Escanaba Paper Company	17-015-223-031-00
E26	Wulf	Escanaba	Escanaba Finished Products Warehouse	3204 County Road H-40, Trout Lake, Chippewa County, MI	Trout Lake Township	MI	10	Escanaba Paper Company	17-015-223-032-00
W1	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	Dover Woodyard, Dover, Stewart County, TN	Dover	TN	24	Wickliffe Paper Company LLC	00804.000
W1	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	Dover Woodyard, Dover, Stewart County, TN	Dover	TN	4.34	Wickliffe Paper Company LLC	00804.001
W2	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	Big Sandy Woodyard, Big Sandy, Benton County, TN	Big Sandy	TN	46.2	Wickliffe Paper Company LLC	36595
W2	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	Big Sandy Woodyard, Big Sandy, Benton County, TN	Big Sandy	TN	12	Wickliffe Paper Company LLC	36960
W3	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	Route 45, 3 Mi. North of Bethel Springs, Bethel Springs, McNairy County, TN	Bethel Springs	TN	22.43	Wickliffe Paper Company LLC	36688
W3	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	Route 45, 3 Mi. North of Bethel Springs, Bethel Springs, McNairy County, TN	Bethel Springs	TN	36.32	Wickliffe Paper Company LLC	36992

W4	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	Dickson Woodyard, Dickson, Dickson County, TN	Dickson	TN	3	Wickliffe Paper Company LLC	36919
W4	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	Dickson Woodyard, Dickson, Dickson County, TN	Dickson	TN	32	Wickliffe Paper Company LLC	36553
W5	Scourick	Wickliffe	Wickliffe Landfills and Solid Waste Facilities	Wickliffe Mill Landfill (Active), Ballard County, KY	Wickliffe	KY	84.57	Wickliffe Paper Company LLC	20-02-04
W6	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	Waldschmidt Woodyard, Wickliffe, Ballard County, KY	Wickliffe	KY	56.11	Wickliffe Paper Company LLC	19-41
W8	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	3412 US Hwy 62, Beaver Dam, Ohio County, KY	Beaver Dam	KY	38	Wickliffe Paper Company LLC	105-36B
W9	Scourick	Wickliffe	Wickliffe Landfills and Solid Waste Facilities	Mill-Carlisle County Landfill (Pending Closure), Wickliffe, Ballard County, KY	Wickliffe	KY	275	Wickliffe Paper Company LLC	012-00-00-010.00
W9	Scourick	Wickliffe	Wickliffe Landfills and Solid Waste Facilities	Mill-Carlisle County Landfill (Pending Closure), Wickliffe, Ballard County, KY	Wickliffe	KY	15.45	Wickliffe Paper Company LLC	018-00-00-014.00
W9	Scourick	Wickliffe	Wickliffe Landfills and Solid Waste Facilities	Mill-Carlisle County Landfill (Pending Closure), Wickliffe, Ballard County, KY	Wickliffe	KY	61	Wickliffe Paper Company LLC	012-00-00-014.00
W10	Scourick	Wickliffe	Wickliffe Finished Products Warehouse	Eddyville, Eddyville, Lyon County, KY	Eddyville	KY	33.1	Wickliffe Paper Company LLC	51-28
W11	Scourick	Wickliffe	Wickliffe Mill and Associated Real Property	1724 Westvaco Road, Wickliffe, Ballard County, KY	Wickliffe	KY	1174	Wickliffe Paper Company LLC	20-01BO

W12	Scourick	Wickliffe	Wickliffe Mill and Associated Real Property	0 Westvaco Road, Wickliffe, Ballard County, KY	Wickliffe	KY	219	Wickliffe Paper Company LLC	20-01-01
W13	Scourick	Wickliffe	Wickliffe Mill and Associated Real Property	3901 Mayfield, Wickliffe, Ballard County, KY	Wickliffe	KY	358.68	Wickliffe Paper Company LLC	20-02-01
W14	Scourick	Wickliffe	Wickliffe Mill and Associated Real Property	Mill-Ballard County Landfill (Pending Closure), Wickliffe, Ballard County, KY	Wickliffe	KY	33	Wickliffe Paper Company LLC	20-06-02
SP1	Kolpacki	Stevens Pt	SP Mill Landfill	2308.05.3000.02	Stevens Point	WI	33.290	NewPage Wisconsin System Inc.	2308.05.3000.02
SP2	Kolpacki	Stevens Pt	Vacant lot across river from mill	2408.31.4015.07	Stevens Point	WI	0.248	NewPage Wisconsin System Inc.	2408.31.4015.07
SP3	Kolpacki	Stevens Pt	Parking lot (upper one)	2408.32.2019.34	Stevens Point	WI	0.406	NewPage Wisconsin System Inc.	2408.32.2019.34
SP4	Kolpacki	Stevens Pt	Parking lot (upper one)	2408.32.2019.36	Stevens Point	WI	0.384	NewPage Wisconsin System Inc.	2408.32.2019.36
SP5	Kolpacki	Stevens Pt	lot on corner of Wis & Water St	2408.32.3002.18	Stevens Point	WI	0.051	NewPage Wisconsin System Inc.	2408.32.3002.18
SP6	Kolpacki	Stevens Pt	lot on corner of Wis & Water St	2408.32.3002.19	Stevens Point	WI	0.106	NewPage Wisconsin System Inc.	2408.32.3002.19
SP7	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.24	Stevens Point	WI	0.172	NewPage Wisconsin System Inc.	2408.32.3002.24
SP8	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.26	Stevens Point	WI	0.207	NewPage Wisconsin System Inc.	2408.32.3002.26
SP9	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.27	Stevens Point	WI	0.207	NewPage Wisconsin System Inc.	2408.32.3002.27
SP10	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.29	Stevens Point	WI	0.220	NewPage Wisconsin System Inc.	2408.32.3002.29

SP11	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.34	Stevens Point	WI	0.331	NewPage Wisconsin System Inc.	2408.32.3002.34
SP12	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.36	Stevens Point	WI	0.183	NewPage Wisconsin System Inc.	2408.32.3002.36
SP13	Kolpacki	Stevens Pt	lot on Water St - Says Stora Enso, Wis Rapids	2408.32.3002.37	Stevens Point	WI	0.172	NewPage Wisconsin System Inc.	2408.32.3002.37
SP14	Kolpacki	Stevens Pt	Mill	2408.32.3002.55	Stevens Point	WI	24.565	NewPage Wisconsin System Inc.	2408.32.3002.55
SP15	Kolpacki	Stevens Pt	Mill - Across Wis St	2408.32.3007.07	Stevens Point	WI	2.013	NewPage Wisconsin System Inc.	2408.32.3007.07
SP16	Kolpacki	Stevens Pt	Mill - Across Wis St	2408.32.3008.02	Stevens Point	WI	4.298	NewPage Wisconsin System Inc.	2408.32.3008.02
SP17	Kolpacki	Stevens Pt	Mill - Across Wis St	2408.32.3013.15	Stevens Point	WI	3.794	NewPage Wisconsin System Inc.	2408.32.3013.15
SP18	Franz	Stevens Pt	Lot and residential property (Co Hse #47)	900 Sherman Avenue, Stevens Point, WI	Whiting	WI	0.245	NewPage Wisconsin System Inc.	Co Hse 47
SP19	Franz	Stevens Pt	Lot and residential property (Co Hse #48)	914 Jacobson Street, Stevens Point, WI	Whiting	WI	0.61	NewPage Wisconsin System Inc.	Co Hse 48
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	35	NewPage Wisconsin System Inc.	2423080811
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	20	NewPage Wisconsin System Inc.	2423080812
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	58.06	NewPage Wisconsin System Inc.	242308080502
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	40	NewPage Wisconsin System Inc.	024-23-0817-06
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	39.77	NewPage Wisconsin System Inc.	024-23-0817-07.01
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	40	NewPage Wisconsin System Inc.	024-23-0818-04

SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	34.4	NewPage Wisconsin System Inc.	024230808:06.10
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	1	NewPage Wisconsin System Inc.	024230808:06.02
SP20	Winkler	Stevens Pt	Stevens Point, Wisconsin (Water Renewal Center)	2690 W River Dr, Stevens Point, Wisconsin 54481	Stevens Point	WI	2.92	NewPage Wisconsin System Inc.	024230808:06.13
34	Rebuck	Luke	Luke Mill	Maryland Avenue, Westernport, Allegany County, MD	Westernport	MD	3.178	Luke Paper Company	08019800
35	Rebuck	Luke	Luke Mill	Grant Street, Luke, Allegany County, MD	Luke	MD	0.8264	Luke Paper Company	08019584
35	Rebuck	Luke	Luke Mill	Grant Street, Luke, Allegany County, MD	Luke	MD	0.5509	Luke Paper Company	08019592
35	Rebuck	Luke	Luke Mill	Grant Street, Luke, Allegany County, MD	Luke	MD	0.5325	Luke Paper Company	08019606
35	Rebuck	Luke	Luke Mill	Grant Street, Luke, Allegany County, MD	Luke	MD	0.5509	Luke Paper Company	08019819
36	Rebuck	Luke	Luke Mill	*Section E Drawing No. P21817, Stony River Dam and Reservoir, dated 3/10/97, prepared by PJD, Grant County, WV	Grant County	WV	478	Luke Paper Company	284 0002 0000 0000

37	Rebuck	Luke	Luke Mill	*Section D Drawing No. P17304, Westvaco Property Located on Green Mountain, dated 7/14/87, prepared by CR. Smith	Mineral County	WV	5307.105	Luke Paper Company	0001 0003 0000
38	Rebuck	Luke	Luke Mill	*Section D Drawing No. P21421, Westvaco Owned Property in Beryl West Virginia prepared by , updated 7/14/98, prepared by PJD, Mineral County, WV	Mineral County	WV	64.36	Luke Paper Company	1 0001 0001 6001
40	Rebuck	Luke	Luke Mill	Warehouse/State Route 135, McCoole, Allegany County, MD	McCoole	MD	31.292	Luke Paper Company	31003539
42	Rebuck	Luke	Luke Mill	Training Facility/MediCenter (Piedmont School)/22 Orchard Street, Piedmont, Mineral County, WV	Piedmont	WV	4.4	Luke Paper Company	1 0002 0002 0000
43	Rebuck	Luke	Luke Mill	Store Room/Machine Shop/Roll Storage/22 Orchard Street, Piedmont, Mineral County, WV	Piedmont	WV	3.23	Luke Paper Company	1 0001 0001 0000
44	Rebuck	Luke	Luke Mill	Masteller/Piedmont District, Green Mountain, Piedmont, Mineral County, WV	Piedmont	WV	102.2	Luke Paper Company	5 0002 0000 0000
45	Rebuck	Luke	Luke Mill	Coal Lands Tracts A, G, K, L and M, Garrett County, MD	Garrett Co.	MD	0	Luke Paper Company	Coal lease - acreage listed with parcels for Garrett County. See lines L250-261
46	Rebuck	Luke	Luke Mill	Route 135, Tri-Towns Plaza, Westernport, Allegany County, MD	Westernport	MD	1.1	Luke Paper Company	08022054

47	Rebuck	Luke	Luke Mill	Procurement Field Office, Romney, Hampshire County, WV	Romney	WV	1.586	Luke Paper Company	20/00640000
48	Rebuck	Luke	Luke Landfill	Rubble Fill – Demo Material (Active)/Luke, Allegany County, MD	Bloomington	MD	0	Luke Paper Company	Permit on ID #L261 Garrett Co.
49	Rebuck	Luke	Luke Landfill	Hampshire Hills Solid Waste Management Facility, Piedmont, Minderal County, WV	Piedmont	WV	0	Luke Paper Company	Permit on ID #37 - Mineral Co.
50	Rebuck	Luke	Luke Warehouse/Distribution Facilities Owned by Acquired Companies	Finished Products Warehouse, Luke, MD	Luke	MD	9	Luke Paper Company	31007747
51	Rebuck	Luke	Luke Woodyard	Confluence Woodyard (Idle)/Franz Road, Confluence, Somerset County, PA	Confluence	PA	16.805	Luke Paper Company	13-0-004140
52	Rebuck	Luke	Luke Woodyard	PO Box 225, State Route 219/250, Daily, Randolph County, WV	Daily	WV	47.22	Luke Paper Company	109 0037 0000 0000
53	Rebuck	Luke	Luke Woodyard	PO Box 68, 17022 Washington Highway, Doswell, Hanover County, VA	Doswell	VA	21.739	Luke Paper Company	7884-24-5228
54	Rebuck	Luke	Luke Woodyard	107 Williams Street, Berkeley Springs, Morgan County, WV	Berkeley Springs	WV	0.217	Luke Paper Company	3C 0020 0000 0000
55	Rebuck	Luke	Luke Woodyard	Blades Woodyard/21.7 acres along Pennsylvania Railroad right of way and 24,775 square feet on US 13A, Sussex County, DE	Sussex County	DE	22	Luke Paper Company	1320600008000
56	Rebuck	Luke	Luke Woodyard	Lots 1 and 2, of the plat and sub-division of Brown Brothers property at Winston, Culpeper County, VA	Culpeper	VA	3	Luke Paper Company	1320600018900

57	Rebuck	Luke	Luke Woodyard	21.99 acres at the intersection of Woodmont Road and Old US Route 40, Plat 3453, Washington County, MD	Near Hancock	MD	21.99	Luke Paper Company	02636/00354
58	Rebuck	Luke	Luke	Part I - Elk District	Mineral County	WV	145.4	Luke Paper Company	9 0007 0000 0000
L59	Rebuck	Luke	Luke	W/S Peach Alley	Allegany	MD	0.128	Luke Paper Company	08000891
L60	Rebuck	Luke	Luke	Allong W MD RWY Luke st Cromwell St & Pratt	Allegany	MD	0.44	Luke Paper Company	08001391
L61	Rebuck	Luke	Luke	115 Pratt St Lot 8	Allegany	MD	0.0298	Luke Paper Company	08001677
L62	Rebuck	Luke	Luke	Shawnee Rd Lot 24 Sec I Horse Rod Hill	Allegany	MD	0.884	Luke Paper Company	08001707
L63	Rebuck	Luke	Luke	Shawnee Rd Lot 25 Sec I Horse Rod Hill	Allegany	MD	0.933	Luke Paper Company	08001715
L64	Rebuck	Luke	Luke	Shawnee Rd Lot 95 Sec I Horse Rod Hill	Allegany	MD	0.480	Luke Paper Company	08001731
L65	Rebuck	Luke	Luke	Shawnee Rd Lot 102 Sec I Horse Rod Hill	Allegany	MD	0.580	Luke Paper Company	08001782
L66	Rebuck	Luke	Luke	S Minnetonka KA Rd LT 126 Sec III H/R Hill S/D	Allegany	MD	0.770	Luke Paper Company	08001847
L67	Rebuck	Luke	Luke	S Minnetonka KA Rd LT 127 Sec III H/R Hill S/D	Allegany	MD	0.620	Luke Paper Company	08001855
L68	Rebuck	Luke	Luke	S Minnetonka KA Rd LT 128 Sec III H/R Hill S/D	Allegany	MD	0.490	Luke Paper Company	08001863

L69	Rebuck	Luke	Luke	S Minnetonka KA Rd LT 129 Sec III H/R Hill S/D	Allegany	MD	0.440	Luke Paper Company	08001871
L70	Rebuck	Luke	Luke	S Minnetonka KA Rd LT 130 Sec III H/R Hill S/D	Allegany	MD	0.480	Luke Paper Company	08001898
L71	Rebuck	Luke	Luke	Mallard Lane NE Lot 133 SEC III H/R Hill S/D	Allegany	MD	0.390	Luke Paper Company	08001901
L72	Rebuck	Luke	Luke	Mallard Lane NE Lot 134 SEC III H/R Hill S/D	Allegany	MD	0.350	Luke Paper Company	08001928
L73	Rebuck	Luke	Luke	S Minnetonka KA Rd LT 144 Sec III H/R Hill S/D	Allegany	MD	0.410	Luke Paper Company	08001952
L74	Rebuck	Luke	Luke	S Minnetonka KA Rd LT 145 Sec III H/R Hill S/D	Allegany	MD	0.410	Luke Paper Company	08001960
L75	Rebuck	Luke	Luke	PT Closed Commercrestcest Running N/W Fr RT 135 at Luke	Allegany	MD	0.086	Luke Paper Company	08002088
L76	Rebuck	Luke	Luke	PT Closed Fairview EW St Running N Fr INT Potomac St at Luke	Allegany	MD	0.505	Luke Paper Company	08002096
L77	Rebuck	Luke	Luke	PT Closed Cromwell LL St at Luke	Allegany	MD	0.402	Luke Paper Company	08002118
L78	Rebuck	Luke	Luke	PT Closed Alley at Luke Running N/W Fr Intr With Cromwell St	Allegany	MD	0.072	Luke Paper Company	08002126
L79	Rebuck	Luke	Luke	PT of Closed Alley EY At Luke	Allegany	MD	0.069	Luke Paper Company	08002134
L80	Rebuck	Luke	Luke	W/S Horse Rock Rd NR Westernport	Allegany	MD	3.020	Luke Paper Company	08002142

L81	Rebuck	Luke	Luke	406 Pratt St Pt Lots 197-198 88	Allegany	MD	0.053	Luke Paper Company	08002363
L82	Rebuck	Luke	Luke	404 Pratt St Pt Lots 196-197 91	Allegany	MD	0.056	Luke Paper Company	08002398
L83	Rebuck	Luke	Luke	371 Nevision Ave	Allegany	MD	0.073	Luke Paper Company	08002703
L84	Rebuck	Luke	Luke	419 Pratt St Pt Lots 170-171	Allegany	MD	0.115	Luke Paper Company	08002762
L85	Rebuck	Luke	Luke	429 Pratt St Pt Lots 172-175	Allegany	MD	0.230	Luke Paper Company	08002827
L86	Rebuck	Luke	Luke	311 Fairview st Lot 286	Allegany	MD	0.051	Luke Paper Company	08003386
L87	Rebuck	Luke	Luke	309 Fairview st Lot 285	Allegany	MD	0.051	Luke Paper Company	08003394
L88	Rebuck	Luke	Luke	15 Spangler Ave PT Lots 69-70	Allegany	MD	0.078	Luke Paper Company	08003475
L89	Rebuck	Luke	Luke	408 Pratt St Pt Lot 199 87	Allegany	MD	0.049	Luke Paper Company	08004161
L90	Rebuck	Luke	Luke	96 Mullan Ave	Allegany	MD	0.107	Luke Paper Company	08004242
L91	Rebuck	Luke	Luke	102 Mullen Ave	Allegany	MD	0.134	Luke Paper Company	08004250
L92	Rebuck	Luke	Luke	113 W/S Pratt St Lot 7	Allegany	MD	0.030	Luke Paper Company	08004404
L93	Rebuck	Luke	Luke	323 Pratt St PT LT 152	Allegany	MD	0.053	Luke Paper Company	08004579
L94	Rebuck	Luke	Luke	137 Mullen Ave PT Lots 7-8 Luke Hill	Allegany	MD	0.218	Luke Paper Company	08004587
L95	Rebuck	Luke	Luke	113 Mullan Ave PT Lots 16-17 Spangler	Allegany	MD	0.163	Luke Paper Company	08004951
L96	Rebuck	Luke	Luke	E/S Pratt St Lots 23-24	Allegany	MD	0.060	Luke Paper Company	08005087
L97	Rebuck	Luke	Luke	97 Mullan Ave PT Lots 24-25 Spangler	Allegany	MD	0.055	Luke Paper Company	08005117

L98	Rebuck	Luke	Luke	Mullan St	Allegany	MD	0.080	Luke Paper Company	08005125
L99	Rebuck	Luke	Luke	100 Mullan Ave	Allegany	MD	0.113	Luke Paper Company	08005265
L100	Rebuck	Luke	Luke	353 Nevison Ave PT Lots 747-748	Allegany	MD	0.052	Luke Paper Company	08005273
L101	Rebuck	Luke	Luke	337 Fairview St Lot 299	Allegany	MD	0.051	Luke Paper Company	08005311
L102	Rebuck	Luke	Luke	420 Pratt St Lot 205	Allegany	MD	0.087	Luke Paper Company	08005680
L103	Rebuck	Luke	Luke	319 E/S Fairview St St Lot 150	Allegany	MD	0.057	Luke Paper Company	08005745
L104	Rebuck	Luke	Luke	335 Fairview St PT Lot 298	Allegany	MD	0.052	Luke Paper Company	08006172
L105	Rebuck	Luke	Luke	325 Pratt St Lot 153 PT 154	Allegany	MD	0.057	Luke Paper Company	08006229
L106	Rebuck	Luke	Luke	339 Fairview St PT Lot 300	Allegany	MD	0.051	Luke Paper Company	08006291
L107	Rebuck	Luke	Luke	355 Nevison Ave	Allegany	MD	0.052	Luke Paper Company	08006474
L108	Rebuck	Luke	Luke	357 Nevison Ave E/S Spandler Ave	Allegany	MD	0.052	Luke Paper Company	08006776
L109	Rebuck	Luke	Luke	111 Mullan Ave PT Lots 17-18-19 Spangler	Allegany	MD	0.156	Luke Paper Company	08006903
L110	Rebuck	Luke	Luke	132 Mullan Ave Lot 132	Allegany	MD	0.108	Luke Paper Company	08008833
L111	Rebuck	Luke	Luke	122 Mullen Ave	Allegany	MD	0.122	Luke Paper Company	08009201
L112	Rebuck	Luke	Luke	107 Mullan Ave PT Lots 18-19-20 Spangler 98	Allegany	MD	0.065	Luke Paper Company	08009376
L113	Rebuck	Luke	Luke	349 Nevison Ave PT lts 74-749-750	Allegany	MD	0.052	Luke Paper Company	08009384
L114	Rebuck	Luke	Luke	403 Pratt St Lot 162	Allegany	MD	0.055	Luke Paper Company	08009538

L115	Rebuck	Luke	Luke	138 Mullen Ave	Allegany	MD	0.271	Luke Paper Company	08009562
L116	Rebuck	Luke	Luke	319 Fairview Ave Lot 290	Allegany	MD	0.057	Luke Paper Company	08010110
L117	Rebuck	Luke	Luke	418 Prat St Lot 204	Allegany	MD	0.092	Luke Paper Company	08010315
L118	Rebuck	Luke	Luke	106 Mullen Ave	Allegany	MD	0.053	Luke Paper Company	08011451
L119	Rebuck	Luke	Luke	108 Mullen Ave	Allegany	MD	0.053	Luke Paper Company	08011478
L120	Rebuck	Luke	Luke	136 Mullen Ave	Allegany	MD	0.127	Luke Paper Company	08011613
L121	Rebuck	Luke	Luke	118 Mullen Ave	Allegany	MD	0.057	Luke Paper Company	08011621
L122	Rebuck	Luke	Luke	126 Mullen Ave	Allegany	MD	0.098	Luke Paper Company	08011907
L123	Rebuck	Luke	Luke	128 Mullan Ave	Allegany	MD	0.091	Luke Paper Company	08012148
L124	Rebuck	Luke	Luke	Pratt St Lots 32-33	Allegany	MD	0.115	Luke Paper Company	08012601
L125	Rebuck	Luke	Luke	345 Nevison Avw	Allegany	MD	0.052	Luke Paper Company	08013500
L126	Rebuck	Luke	Luke	207-209 Fairview St St Lots 631-632	Allegany	MD	0.115	Luke Paper Company	08013519
L127	Rebuck	Luke	Luke	221 Fairview St Lots 637-638	Allegany	MD	0.115	Luke Paper Company	08013535
L128	Rebuck	Luke	Luke	402 Pratt St Lot 196 90	Allegany	MD	0.052	Luke Paper Company	08014280
L129	Rebuck	Luke	Luke	426 Pratt St Lot 208 71	Allegany	MD	0.040	Luke Paper Company	08014345
L130	Rebuck	Luke	Luke	317 Pratt St Lot 149	Allegany	MD	0.112	Luke Paper Company	08014388
L131	Rebuck	Luke	Luke	99 Mullan Ave PT Lots 22-23-24 Spangler	Allegany	MD	0.151	Luke Paper Company	08014450
L132	Rebuck	Luke	Luke	E/S Pratt St PT Lot 200 85	Allegany	MD	0.048	Luke Paper Company	08014469

L133	Rebuck	Luke	Luke	E/S Pratt St Lot 201	Allegany	MD	0.048	Luke Paper Company	08014477
L134	Rebuck	Luke	Luke	County Rd Off Jefferson Lane	Allegany	MD	41.916	Luke Paper Company	08014523
L135	Rebuck	Luke	Luke	95 Mullan Ave PT Lots 26-27 Spangler Addn	Allegany	MD	0.060	Luke Paper Company	08014787
L136	Rebuck	Luke	Luke	11 Spangler Ave PT Lots 69-70	Allegany	MD	0.252	Luke Paper Company	08014817
L137	Rebuck	Luke	Luke	N/S Grant St & Old LD Bloomington Rd	Allegany	MD	0.524	Luke Paper Company	08015104
L138	Rebuck	Luke	Luke	Pratt, Commerce, Cromwell & Jefferson STS	Allegany	MD	2.321	Luke Paper Company	08015112
L139	Rebuck	Luke	Luke	94 Mullan Ave	Allegany	MD	0.118	Luke Paper Company	08015244
L140	Rebuck	Luke	Luke	213 Pratt Street Lots 19-20-21-22 45	Allegany	MD	0.099	Luke Paper Company	08015406
L141	Rebuck	Luke	Luke	199 Pratt St Lot 1	Allegany	MD	0.081	Luke Paper Company	08015929
L142	Rebuck	Luke	Luke	124 Mullen Ave	Allegany	MD	0.053	Luke Paper Company	08015988
L143	Rebuck	Luke	Luke	E/S Mullan Ave Lots 658-659	Allegany	MD	0.377	Luke Paper Company	08016062
L144	Rebuck	Luke	Luke	Farview St Lots 639-640	Allegany	MD	0.115	Luke Paper Company	08016070
L145	Rebuck	Luke	Luke	347 Nevison Ave	Allegany	MD	0.054	Luke Paper Company	08016429
L146	Rebuck	Luke	Luke	413 Pratt St Lot 167	Allegany	MD	0.057	Luke Paper Company	08017301
L147	Rebuck	Luke	Luke	W/S Cromwell St Lot 78 PT 77	Allegany	MD	0.110	Luke Paper Company	08017484
L148	Rebuck	Luke	Luke	W/S Cromwell St PT LTS 72 Thru 76	Allegany	MD	0.138	Luke Paper Company	08017506
L149	Rebuck	Luke	Luke	114 Mullen Ave	Allegany	MD	0.053	Luke Paper Company	08017549

L150	Rebuck	Luke	Luke	120 Mullen Ave	Allegany	MD	0.130	Luke Paper Company	08018693
L151	Rebuck	Luke	Luke	County Rd at Franklin	Allegany	MD	1.740	Luke Paper Company	08018995
L152	Rebuck	Luke	Luke	301 Fairview St Pt Lot 281	Allegany	MD	0.052	Luke Paper Company	08019126
L153	Rebuck	Luke	Luke	E/S Cromwell St Lts 107 thru 112	Allegany	MD	0.344	Luke Paper Company	08019452
L154	Rebuck	Luke	Luke	Pratt St Lts 192 thru 195	Allegany	MD	0.230	Luke Paper Company	08019460
L155	Rebuck	Luke	Luke	Luke Hill	Allegany	MD	4.400	Luke Paper Company	08019509
L156	Rebuck	Luke	Luke	Above Westernport	Allegany	MD	4.060	Luke Paper Company	08019525
L157	Rebuck	Luke	Luke	116 Cromwell St Lots 113-114	Allegany	MD	0.115	Luke Paper Company	08019533
L158	Rebuck	Luke	Luke	Fairview St Pt Lot 635	Allegany	MD	0.052	Luke Paper Company	08019541
L159	Rebuck	Luke	Luke	Fairview St Pt Lot 635	Allegany	MD	0.052	Luke Paper Company	08019568
L160	Rebuck	Luke	Luke	Fairview St Pt Lot 641-642	Allegany	MD	0.103	Luke Paper Company	08019576
L161	Rebuck	Luke	Luke	Adj RR Mullan Ave E Spangler	Allegany	MD	0.540	Luke Paper Company	08019614
L162	Rebuck	Luke	Luke	Adj N/S 69 Nullan Avn Pt Lots 40-41-42 Spangler	Allegany	MD	0.115	Luke Paper Company	08019622
L163	Rebuck	Luke	Luke	W/S Pratt St Cor N/S Lee st LTS 34-35	Allegany	MD	0.115	Luke Paper Company	08019630
L164	Rebuck	Luke	Luke	Pratt St Pl Lot 154	Allegany	MD	0.046	Luke Paper Company	08019649
L165	Rebuck	Luke	Luke	Adj S?S 333 Pratt St Lot 158	Allegany	MD	0.057	Luke Paper Company	08019657
L166	Rebuck	Luke	Luke	W/S Pratt St Cor N/S Broydon Lts 15-160	Allegany	MD	0.115	Luke Paper Company	08019665
L167	Rebuck	Luke	Luke	E/S Pratt St LTS 176 thru 187	Allegany	MD	0.522	Luke Paper Company	08019673
L168	Rebuck	Luke	Luke	Lot Tri on River Rd & W MD Rwy	Allegany	MD	1.000	Luke Paper Company	08019681
L169	Rebuck	Luke	Luke	Terrace St Off Hanover	Allegany	MD	0.009	Luke Paper Company	08019703
L170	Rebuck	Luke	Luke	N Concrete Steps	Allegany	MD	2.400	Luke Paper Company	08019711

L171	Rebuck	Luke	Luke	N New Co Rd Tod to Bloomington Above School	Allegany	MD	6.850	Luke Paper Company	08019738
L172	Rebuck	Luke	Luke	Luke Hill	Allegany	MD	35.340	Luke Paper Company	08019754
L173	Rebuck	Luke	Luke	S. Mullan Ave W of Spangler Ave	Allegany	MD	1.500	Luke Paper Company	08019762
L174	Rebuck	Luke	Luke	County Rd	Allegany	MD	0.450	Luke Paper Company	08019770
L175	Rebuck	Luke	Luke	Pt W MD Rwy	Allegany	MD	0.210	Luke Paper Company	08019797
L176	Rebuck	Luke	Luke	E/S Pratt St PT Lot 202	Allegany	MD	0.045	Luke Paper Company	08019843
L177	Rebuck	Luke	Luke	E/S Pratt St PT Lot 203	Allegany	MD	0.057	Luke Paper Company	08019851
L178	Rebuck	Luke	Luke	430 Pratt St Pt Lot 210	Allegany	MD	0.037	Luke Paper Company	08019924
L179	Rebuck	Luke	Luke	430 Pratt St Pt Lot 210	Allegany	MD	0.044	Luke Paper Company	08019932
L180	Rebuck	Luke	Luke	W/S Horse Rock Rd D Lot 8 Sec 1 H/R Hill	Allegany	MD	1.152	Luke Paper Company	08019940
L181	Rebuck	Luke	Luke	Horse Rock Hill Lot 9	Allegany	MD	0.845	Luke Paper Company	08019959
L182	Rebuck	Luke	Luke	E/S Horse Rock Rd D Lot 64 Sec 1 H/R Hill	Allegany	MD	1.166	Luke Paper Company	08020027
L183	Rebuck	Luke	Luke	Land along back Lineline of LTS 60 to 68 inc H/R Hill S/D	Allegany	MD	1.030	Luke Paper Company	08020159
L184	Rebuck	Luke	Luke	W MD Rwy Lot Tri & 4th	Allegany	MD	1.953	Luke Paper Company	08020175
L185	Rebuck	Luke	Luke	130 Mullan Ave	Allegany	MD	0.133	Luke Paper Company	08020310
L186	Rebuck	Luke	Luke	W/S Pratt St PT Lots 25-26	Allegany	MD	0.063	Luke Paper Company	08020493
L187	Rebuck	Luke	Luke	W/S Pratt St PT Lots 27-28	Allegany	MD	0.131	Luke Paper Company	08020507
L188	Rebuck	Luke	Luke	351 Nevison St	Allegany	MD	0.052	Luke Paper Company	08020531
L189	Rebuck	Luke	Luke	104 Mullen Ave	Allegany	MD	0.053	Luke Paper Company	08020566
L190	Rebuck	Luke	Luke	303 Fairview St Pt Lot 282	Allegany	MD	0.052	Luke Paper Company	08020817
L191	Rebuck	Luke	Luke	417 Pratt St Lot 169	Allegany	MD	0.057	Luke Paper Company	08021090

L192	Rebuck	Luke	Luke	110 Mullen Ave	Allegany	MD	0.051	Luke Paper Company	08021104
L193	Rebuck	Luke	Luke	112 Mullen Ave	Allegany	MD	0.053	Luke Paper Company	08021376
L194	Rebuck	Luke	Luke	91 Mullen Ave Lot 28 Pt 27-29 Spangler	Allegany	MD	0.117	Luke Paper Company	08021384
L195	Rebuck	Luke	Luke	424 Pratt St Lot 207	Allegany	MD	0.040	Luke Paper Company	08021473
L196	Rebuck	Luke	Luke	422 Pratt St Lot 206	Allegany	MD	0.088	Luke Paper Company	08021503
L197	Rebuck	Luke	Luke	Reeves Lot Vesternport Operating Land	Allegany	MD	5.910	Luke Paper Company	08021740
L198	Rebuck	Luke	Luke	N/S State RT 136 2 1/2 MI W Rt 220 Irreg 60	Allegany	MD	0.501	Luke Paper Company	08022216
L199	Rebuck	Luke	Luke	S/S Whippoorwill Lane LT 32 Sec I Horse Rock Hill	Allegany	MD	0.088	Luke Paper Company	08022267
L200	Rebuck	Luke	Luke	E/S Cromwell St Lots 548 thru 441	Allegany	MD	0.278	Luke Paper Company	08022321
L201	Rebuck	Luke	Luke	Luke W/S Peach Alleylley PT LT 707-708-709	Allegany	MD	0.055	Luke Paper Company	08022682
L202	Rebuck	Luke	Luke	Pratt St Lots 29-30-31	Allegany	MD	0.172	Luke Paper Company	08023441
L203	Rebuck	Luke	Luke	Portion of Railroad & Cromwell St	Allegany	MD	0.048	Luke Paper Company	08024219
L204	Rebuck	Luke	Luke	Portion of Potomac St	Allegany	MD	0.021	Luke Paper Company	08024251
L205	Rebuck	Luke	Luke	Route 135	Allegany	MD	2.740	Luke Paper Company	31004977
L206	Rebuck	Luke	Luke	County Rd S/S Route 135	Allegany	MD	0.410	Luke Paper Company	31006112
L207	Rebuck	Luke	Luke	RR RT 335	Allegany	MD	0.187	Luke Paper Company	31006368
L208	Rebuck	Luke	Luke	N/S Route 135 LTS S 7-8-9-10-11 Lamberts 1st	Allegany	MD	0.689	Luke Paper Company	31006376
L209	Rebuck	Luke	Luke	23306 Westernport RDT Rd	Allegany	MD	0.430	Luke Paper Company	31006384
L210	Rebuck	Luke	Luke	State Rd Lots 5-6 McCoole	Allegany	MD	0.275	Luke Paper Company	31007410

L211	Rebuck	Luke	Luke	Lamberts 1st Addn Lots 3-4	Allegany	MD	0.587	Luke Paper Company	31007437
L212	Rebuck	Luke	Luke	Lamberts 1st Addn ton to McCoole LT 12-13	Allegany	MD	0.275	Luke Paper Company	31007453
L213	Rebuck	Luke	Luke	Route 135 Lot 2 Lamberts Addn	Allegany	MD	0.296	Luke Paper Company	31007461
L214	Rebuck	Luke	Luke	N/S Route 135 Lots 14-15	Allegany	MD	0.275	Luke Paper Company	31007488
L215	Rebuck	Luke	Luke	Westernport to McCoole Rd S/S Route 135	Allegany	MD	0.405	Luke Paper Company	31007976
L216	Rebuck	Luke	Luke	State Rt 135 NR McCoole	Allegany	MD	0.039	Luke Paper Company	31008387
L217	Rebuck	Luke	Luke	S/S Rt 156 BET WesternPort & McCoole	Allegany	MD	1.258	Luke Paper Company	31008670
L218	Rebuck	Luke	Luke	x RT 135 & B & O RR		MD	1.820	Luke Paper Company	4006186
L219	Rebuck	Luke	Luke	Savage River Blmtn		MD	134.440	Luke Paper Company	4004523
L220	Rebuck	Luke	Luke	.23 AC Hans Crevy Ld	Mineral County	WV	0.230	Luke Paper Company	7 0011 0001 0000
L221	Rebuck	Luke	Luke	91.946 AC Houser LD	Mineral County	WV	91.946	Luke Paper Company	11 0004 0000 0000
L222	Rebuck	Luke	Luke	MR 45 AC McDonald LD	Mineral County	WV	45.000	Luke Paper Company	9999 0615 0023 0000
L223	Rebuck	Luke	Luke	014 AC Abandonded R/W	Mineral County	WV	0.140	Luke Paper Company	1 0001 0004 0000
L224	Rebuck	Luke	Luke	Fee 1.004 AC Hamp Hill Pied To EG RD	Mineral County	WV	1.004	Luke Paper Company	3 0011 0002 0000
L225	Rebuck	Luke	Luke	Surf 19.92 AC Hamp/Mary ourts Prop	Mineral County	WV	19.920	Luke Paper Company	3 0012 0000 0000
L226	Rebuck	Luke	Luke	Surf 2.27 AC Hampshire	Mineral County	WV	2.270	Luke Paper Company	3 0014 0000 0000
L227	Rebuck	Luke	Luke	Surf 1.17 AC Hampshire	Mineral County	WV	1.170	Luke Paper Company	3 0014 0001 0000
L228	Rebuck	Luke	Luke	Fee 120AC Pine Swamp Tasker	Mineral County	WV	120.000	Luke Paper Company	5 0001 0000 0000
L229	Rebuck	Luke	Luke	.8 AC Nally Land/Braithwaite Gary LD	Mineral County	WV	0.800	Luke Paper Company	5 0003 0001 0000
L230	Rebuck	Luke	Luke	Surf 1AC Nally LD NR Cross	Mineral County	WV	1.000	Luke Paper Company	6 0007 0000 0000

L231	Rebuck	Luke	Luke	Surf 1.01 AC Nr Cross on Tasker Rd	Mineral County	WV	1.010	Luke Paper Company	6 0008 0000 0000
L232	Rebuck	Luke	Luke	MR PT LT 11 Beryl/.19 AC/Alston Ward	Mineral County	WV	0.190	Luke Paper Company	9999 0603 9020 0000
L233	Rebuck	Luke	Luke	MR 14.75 AC PEA Vine Bottom under 85.12 AC/14.74 Coal @ 324	Mineral County	WV	14.750	Luke Paper Company	9999 0616 8461 0000
L234	Rebuck	Luke	Luke	0.015617 Interest TG&C Coal Co OGM Well #154	Mineral County	WV	0.016	Luke Paper Company	9999 0200 6019 0000
L235	Rebuck	Luke	Luke	0.008494 Interest TG&C Coal Co OGM Well #154	Mineral County	WV	0.008	Luke Paper Company	9999 0200 6020 0000
L236	Rebuck	Luke	Luke	0.000436 Interest TG&C Co OGM Well #154	Mineral County	WV	0.0004360	Luke Paper Company	9999 0200 6021 0000
L237	Rebuck	Luke	Luke	Suf 5.069 AC Nally TR W/Exception of Line Easement	Mineral County	WV	5.069	Luke Paper Company	3 0018 0000 0000
L238	Rebuck	Luke	Luke	LTS 608-609&PT610-640to643 (2-4)679to684 (4-112)NCCM	Mineral County	WV	1.100	Luke Paper Company	2 0004 0000 0000
L239	Rebuck	Luke	Luke	3.582 AC B&O LD ADJ BD OF ED PROP NCCO	Mineral County	WV	3.582	Luke Paper Company	1 0001 0000 0000
L240	Rebuck	Luke	Luke	2.5426 AC B&O LD NCCO	Mineral County	WV	2.543	Luke Paper Company	1 0002 0000 0000
L241	Rebuck	Luke	Luke	Lot 371 Harr St NCCM	Mineral County	WV	0.060	Luke Paper Company	1 0178 0000 0000
L242	Rebuck	Luke	Luke	LTS 533-534-534 NCCM	Mineral County	WV	0.140	Luke Paper Company	1 0193 0000 0000
L243	Rebuck	Luke	Luke	LTS621-628&659-665(1-206)LTS644-658(2-3)685-699(4-113)&LTS602-607(2-10)Frederick St	Mineral County	WV	2.600	Luke Paper Company	1 0206 0000 0000
L244	Rebuck	Luke	Luke	LTS 644 thru 658 Frederick St NCCO	Mineral County	WV	0.000	Luke Paper Company	2 0003 0000 0000 - acreage included in 0206 0000 0000
L245	Rebuck	Luke	Luke	PT LT 28 & ADJ Downeys Parcel 2/3.44 AC Cal	Mineral County	WV	3.440	Luke Paper Company	2 0005 0000 0000

L246	Rebuck	Luke	Luke	LTS 13 to 20 INC & LT 22 Hamp St NCCM	Mineral County	WV	0.520	Luke Paper Company	3 0008 0000 0000
L247	Rebuck	Luke	Luke	2.25AC MCD Surface only	Mineral County	WV	2.250	Luke Paper Company	4 0108 0000 0000
L248	Rebuck	Luke	Luke	4.6AC Bet B&O RR & River MCD at Projection of Westernport 4th st with W VA	Mineral County	WV	4.600	Luke Paper Company	4 0001 0000 0000
L249	Rebuck	Luke	Luke	Improvements 134.44 Savage River at Bloomington	Garrett Co.	MD	134.440	Luke Paper Company	Account 4004523 Deed 961/660
L250	Rebuck	Luke	Luke	N/S PE WE R1 MT E R 38 Kitzmiller	Garrett Co.	MD	285.250	Luke Paper Company	Account 13004889 Deed 961/660
L251	Rebuck	Luke	Luke	S/S Vindex R E Vindex	Garrett Co.	MD	4.650	Luke Paper Company	Account 1003852 Deed 961/660
L252	Rebuck	Luke	Luke	End Vindex R E Vindex	Garrett Co.	MD	50.380	Luke Paper Company	Account 1001663 Deed 961/660
L253	Rebuck	Luke	Luke	0.6 MT S MT ZN R R 135 MT. ZION	Garrett Co.	MD	100.000	Luke Paper Company	Account 1005138 Deed 961/660
L254	Rebuck	Luke	Luke	1.35 A 475 A Coal SE/S RT 135 VINDEX	Garrett Co.	MD	1.350	Luke Paper Company	Account 1004034 Deed 961/660
L255	Rebuck	Luke	Luke	311.59 A. S/S MT ZION R S RT 135, MT ZION	Garrett Co.	MD	311.590	Luke Paper Company	Account 1006819 Deed 961/660
L256	Rebuck	Luke	Luke	90.33 A, N/S MT ZN R E RT 135	Garrett Co.	MD	90.330	Luke Paper Company	Account 1006835 Deed 961/660
L257	Rebuck	Luke	Luke	925.35 A 2299.64 A C, N/S POTOMAC R E MANOR HI, SHAW	Garrett Co.	MD	925.350	Luke Paper Company	Account 1006967 Deed 961/660
L258	Rebuck	Luke	Luke	8.76 A, N/S MT ZION R E R 135, MT ZIION	Garrett Co.	MD	8.760	Luke Paper Company	Account 1008412 Deed 961/660
L259	Rebuck	Luke	Luke	N/A WALNUT BOT R E RT 135, WALNUT BOTTOM	Garrett Co.	MD	25.000	Luke Paper Company	Account 1008420 Deed 961/660
L260	Rebuck	Luke	Luke	1.82 AC, X RT 135 & B&O RR, BLOOMINGTON	Garrett Co.	MD	1.820	Luke Paper Company	Account 4006186 Deed 961/660

L261	Rebuck	Luke	Luke	1287.18 A, N/S SAV RIV & B&O RR, BLOOMINGTON	Garrett Co.	MD	1287.180	Luke Paper Company	Account 4005961 Deed 961/660
WR6	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Mill)	310 3rd Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	4.44	NewPage Wisconsin System Inc.	3401767
WR6	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Mill)	310 3rd Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	29.73	NewPage Wisconsin System Inc.	3402440
WR6	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Mill)	310 3rd Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	28.28	NewPage Wisconsin System Inc.	3402445
WR7	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Fiber & Energy Mill)	950 Fourth Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	32.88	NewPage Wisconsin System Inc.	3400557
WR7	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Fiber & Energy Mill)	950 Fourth Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	37.15	NewPage Wisconsin System Inc.	3400559
WR7	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Fiber & Energy Mill)	950 Fourth Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	2.48	NewPage Wisconsin System Inc.	3401485
WR7	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Fiber & Energy Mill)	950 Fourth Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	21.86	NewPage Wisconsin System Inc.	3401504
WR7	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Fiber & Energy Mill)	950 Fourth Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	181.00	NewPage Wisconsin System Inc.	3402435
WR7a	Hayden-6090	WR	Wisconsin Rapids Rental Property	910 Jefferson St - Rental property	Wisconsin Rapids	WI	0.90	NewPage Wisconsin System Inc.	3401448
WR7b	Hayden-6090	WR	Wisconsin Rapids Rental Property	831 Brown St - Rental property	Wisconsin Rapids	WI	0.23	NewPage Wisconsin System Inc.	3401432
WR8	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Transportation Center)	1300 Fifth Ave. N.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	5.79	NewPage Wisconsin System Inc.	3401509
WR9	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Support Services)	700 Dura Beauty Ln.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	1.59	NewPage Wisconsin System Inc.	3401815
WR9	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Support Services)	700 Dura Beauty Ln.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	18.48	NewPage Wisconsin System Inc.	3401451

WR10	Hayden-1500	WR	Wisconsin Rapids, Wisconsin (Office Services) - this is admin, not WRM	510 High St.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	1.07	NewPage Wisconsin System Inc.	3401752
WR11	Hayden-1500	WR	Wisconsin Rapids, Wisconsin (River Block Office Building) - this is admin, not WRM	111 W. Jackson Street; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	1.38	NewPage Wisconsin System Inc.	3402465
WR11A	Hayden-1500	WR	Wisconsin Rapids, Wisconsin (Baldwin Bldg.) -this is admin, not WRM	300 W. Jackson St.; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	3.31	NewPage Wisconsin System Inc.	3402526
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	37.62	NewPage Wisconsin System Inc.	3400310
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	40.00	NewPage Wisconsin System Inc.	1700571
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	8.76	NewPage Wisconsin System Inc.	1700572
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	57.86	NewPage Wisconsin System Inc.	1700575
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	47.42	NewPage Wisconsin System Inc.	1700576
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	10.00	NewPage Wisconsin System Inc.	1700577
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	5.08	NewPage Wisconsin System Inc.	1700578
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	12.00	NewPage Wisconsin System Inc.	3400305

WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	40.00	NewPage Wisconsin System Inc.	3400306
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	40.00	NewPage Wisconsin System Inc.	3400307
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	40.00	NewPage Wisconsin System Inc.	3400308
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	40.00	NewPage Wisconsin System Inc.	3400309
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	39.01	NewPage Wisconsin System Inc.	3400311
WR12	Hayden-6090	WR	Wisconsin Rapids, Wisconsin (Water Quality Center)	2811 5th Ave. No.; Wisconsin Rapids, Wisconsin 54495	Wisconsin Rapids	WI	23.23	NewPage Wisconsin System Inc.	3400312
WR17	Hayden-6090	WR	Wisconsin Rapids vacant lot	1711 5th Ave; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	0.32	NewPage Wisconsin System Inc.	34-00336
WR18	Hayden-6090	WR	Wisconsin Rapids vacant lot	1831 5th Ave; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	0.32	NewPage Wisconsin System Inc.	34-00343
WR19	Hayden-6090	WR	Wisconsin Rapids vacant lot	1920 6th Ave; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	0.24	NewPage Wisconsin System Inc.	34-00352
WR20	Hayden-6090	WR	Wisconsin Rapids vacant lot	1910 6th Ave; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	0.24	NewPage Wisconsin System Inc.	34-00353

WR21	Hayden-6090	WR	Wisconsin Rapids vacant lot	C-Wis Rapids Walter Krupka Subd Lot 6,Blk 1	Wisconsin Rapids	WI	0.16	NewPage Wisconsin System Inc.	34-00361
WR22	Hayden-6090	WR	Wisconsin Rapids vacant lot	1740 6th Ave; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	0.16	NewPage Wisconsin System Inc.	34-00362
WR23	Hayden-6090	WR	Wisconsin Rapids vacant lot	1730 6th Ave; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	0.16	NewPage Wisconsin System Inc.	34-00363
WR24	Hayden-6090	WR	Wisconsin Rapids vacant lot	1840 6th Ave; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	0.18	NewPage Wisconsin System Inc.	34-00366
WR25	Hayden-6090	WR	Wisconsin Rapids vacant lot	C-Wis Rapids that prt SESE Sec 6-22-6E Com 60’ N of Intersec NLN Pierce & ELN 6th St, N 80’ E 132’, S 80’ W 132’ To POB, BNG Parcel 2 of J Benkowski CSM 1	Wisconsin Rapids	WI	0.24	NewPage Wisconsin System Inc.	34-00367
WR26	Hayden-6090	WR	Wisconsin Rapids vacant lot	540 Pierce St; Wisconsin Rapids, WI 54495	Wisconsin Rapids	WI	0.21	NewPage Wisconsin System Inc.	34-00368
WR27	Hayden-6090	WR	Wisconsin Rapids vacant lot	620 Adams St	Wisconsin Rapids	WI	0.27	NewPage Wisconsin System Inc.	34-01472

WR28	Hayden-6090	WR	Wisconsin Rapids vacant lot	630 Adams St	Wisconsin Rapids	WI	0.4	NewPage Wisconsin System Inc.	34-01473
WR29	Hayden-6090	WR	Wisconsin Rapids vacant lot	640 Adams St	Wisconsin Rapids	WI	0.3	NewPage Wisconsin System Inc.	34-01474
WR30	Hayden-6090	WR	Wisconsin Rapids vacant lot	650 Adams St	Wisconsin Rapids	WI	0.32	NewPage Wisconsin System Inc.	34-01475
WR31	Hayden-6090	WR	Wisconsin Rapids - leased to Specialty Minerals for carbonate plant	C-Wis Rapids (spec. Min. Lease) Wis Rapids Redevelopment Add #1 Prt of Lot 3 & Vac St NKA Outlook 3 of WCCSM 4268	Wisconsin Rapids	WI	0.76	NewPage Wisconsin System Inc.	34-01511
WR32	Hayden-6090	WR	Wisconsin Rapids vacant lot	611 High St	Wisconsin Rapids	WI	0.3	NewPage Wisconsin System Inc.	34-01867
WR33	Hayden-6090	WR	Biron Sulphite Pipeline	C-Wis Rapits (Sulphite Pipeline) Scott & Martin Add the NLY 25’ of Lot 2, All of Lot 3 & SLY 75’ of Lots 5 & 6, Blk 2; & 1/2 vac Alley adj to SD lots	Wisconsin Rapids	WI	0.43	NewPage Wisconsin System Inc.	34-05434
WR34	Hayden-1500	WR		214 1st St	Wisconsin Rapids	WI	7.02	NewPage Wisconsin System Inc.	3400319
WR35	Hayden-1500	WR	Marsh land that is vacant	C-Wis Rapids that Prt of the N 1/2 SW Sec 6-22-6E Located N of RR Row	Wisconsin Rapids	WI	4.44	NewPage Wisconsin System Inc.	3400320

WR36	Hayden-1500	WR	Marsh land that is vacant	C-Wis Rapids Prt N 1/2 SW Sec 6-22-6E Located S & E of RR Row & W of Bownow Ave & Cranmoore Ditch	Wisconsin Rapids	WI	35.37	NewPage Wisconsin System Inc.	34-00325
WR37	Hayden-1500	WR	Marsh land that is vacant	C-Wis Rapids Prt of NWSE & N 1/2 SW 1/4 Sec 6-22-6E located E of Cranmoore Ditch & Sly of Bonow Ave	Wisconsin Rapids	WI	16.75	NewPage Wisconsin System Inc.	34-00326
WR38	Hayden-1500	WR	Vacant Lot of Mixed Woodlands and Marsh	C-Wis Rapids, PRT NESE Sec 6-22-6E NKA Lot 1 WCCSM 4699 & PRT Govt Loc 4 Sec 5-22-6E LYG N of HWY 34 & Vac 5th Ave N Lyg N of HWY 34 Exc W 33’ X 132’ LYG Adj to Cranmoor Ditch Exc OL 2 CSM 5795 Vac Land	Wisconsin Rapids	WI	29.58	NewPage Wisconsin System Inc.	34-00331
WR39	Hayden-1500	WR	Vacant Lot of Mixed Woodlands and Marsh	C-Wis Rapids (Bonow Ave) Prt NWSE Sec 6-22-6E NKA Lot 1 of WCCSM #5615	Wisconsin Rapids	WI	7	NewPage Wisconsin System Inc.	34-00332
WR40	Hayden-1500	WR	Vacant Lot in Residential Area	1710 6th Ave	Wisconsin Rapids	WI	0.16	NewPage Wisconsin System Inc.	34-00335
WR41	Hayden-1500	WR	Vacant Lot in Residential Area	1721 5th Ave.	Wisconsin Rapids	WI	0.16	NewPage Wisconsin System Inc.	34-00338
WR42	Hayden-1500	WR	Vacant Lot in Residential Area	1731 5th Ave	Wisconsin Rapids	WI	0.32	NewPage Wisconsin System Inc.	34-00339

WR43	Hayden-1500	WR	Vacant Lot in Residential Area	1811 5th Ave	Wisconsin Rapids	WI	0.24	NewPage Wisconsin System Inc.	34-00341
WR44	Hayden-1500	WR	Vacant Lot in Residential Area	1821 5th Ave	Wisconsin Rapids	WI	0.24	NewPage Wisconsin System Inc.	34-00342
WR45	Hayden-1500	WR	Vacant Lot in Residential Area	1911 5th Ave	Wisconsin Rapids	WI	0.32	NewPage Wisconsin System Inc.	34-00345
WR46	Hayden-1500	WR	Vacant Lot in Residential Area - West Side Assessor Plat - Lot on 6th Avenue North	C-Wis Rapids WS ASR Plt 12 Lot 9	Wisconsin Rapids	WI	0.16	NewPage Wisconsin System Inc.	34-00347
WR47	Hayden-1500	WR	Vacant Lot in Residential Area	1950 6th Ave	Wisconsin Rapids	WI	0.16	NewPage Wisconsin System Inc.	34-00350
WR48	Hayden-1500	WR	Vacant Lot in Residential Area - West Side Assessor Plat - Lot on 6th Avenue North	C-Wis Rapids WS ASR Plt 12 Lot 12	Wisconsin Rapids	WI	0.16	NewPage Wisconsin System Inc.	34-00351
WR49	Hayden-1500	WR	Vacant Lot in Residential Area	2021 5th Ave	Wisconsin Rapids	WI	0.18	NewPage Wisconsin System Inc.	34-00356
WR50	Hayden-1500	WR	Vacant Lot in Residential Area	1720 6th Ave	Wisconsin Rapids	WI	0.16	NewPage Wisconsin System Inc.	34-00364
WR51	Hayden-1500	WR	Vacant Lot in Residential Area	1850 5th Ave	Wisconsin Rapids	WI	0.16	NewPage Wisconsin System Inc.	34-00365
WR52	Hayden-1500	WR	Vacant Lot in Residential Area	C-Wis Rapids Walter Krupka Subd Lots, 6,7,8,9, and 10 Blk 4	Wisconsin Rapids	WI	0.8	NewPage Wisconsin System Inc.	34-00369
WR53	Hayden-1500	WR	Vacant Lot in Residential Area	C-Wis Rapids Walter Krupka Subd Lots, 1,2,3,4,&5 Blk 5 Exc Hwy Row	Wisconsin Rapids	WI	0.18	NewPage Wisconsin System Inc.	34-00373
WR54	Hayden-1500	WR	Vacant Lot in Residential Area	1911 6th Ave	Wisconsin Rapids	WI	0.53	NewPage Wisconsin System Inc.	34-00375

WR55	Hayden-1500	WR	Vacant Lot in Residential Area	C-Wis Rapids Walter Krupka Subd Lots, 1,2,3,4,&5 Blk 7 Exc Hwy Row	Wisconsin Rapids	WI	0.67	NewPage Wisconsin System Inc.	34-00384
WR56	Hayden-1500	WR	Vacant Lot in Residential Area	1721 6th Ave	Wisconsin Rapids	WI	0.64	NewPage Wisconsin System Inc.	34-00392
WR57	Hayden-1500	WR	Marsh land that is vacant	C-Wis Rapids SWSE Sec 6-22-6E Lot 1 -34.7 Acres-Exc that prt in V.323 P.240 & Ex Hwy	Wisconsin Rapids	WI	32.06	NewPage Wisconsin System Inc.	34-00415
WR58	Hayden-1500	WR	Marsh land that is vacant	C-Wis Rapids S 1/2 SW Sec 6-22-6E COM 150’ E of NW Cor, S 253’, Sely 628.4’, N 767.6’ W 331’ to Pop	Wisconsin Rapids	WI	4.38	NewPage Wisconsin System Inc.	34-00424
WR59	Hayden-1500	WR	Marsh land that is vacant	C-Wis Rapids S 1/2 SW Sec 6-22-6E Lot 1 except W 481’ -35.9 Acres-All Lot 2 -8.2 Acres-Except Cranmoor Ditch, EXC Hwy	Wisconsin Rapids	WI	44.1	NewPage Wisconsin System Inc.	34-00425
WR60	Hayden-1500	WR	Woodland Near Water Quality Center	C-Wis Rapids PRT SWSW Sec 32-23-6E NKA Lot 1 of WCCSM #4020	Wisconsin Rapids	WI	40	NewPage Wisconsin System Inc.	34-00426
WR61	Hayden-1500	WR	Woodland Near Water Quality Center	C-Wis Rapids NWNW Sec 5-22-6E Exc St Vac Land	Wisconsin Rapids	WI	40	NewPage Wisconsin System Inc.	34-00427

WR62	Hayden-1500	WR	Woodland Near Water Quality Center	C-Wis Rapids all that Prt WS ASR PLT#2 & E 1/2 Vac 5th Ave N Lyg N of RR Row exc ST Row Located in the SWNW Sec 5-22-6E Vac Land	Wisconsin Rapids	WI	23.81	NewPage Wisconsin System Inc.	34-00446
WR63	Hayden-1500	WR	Marsh land that is vacant	C-Wis Rapids Lyon Land Co 4th Add.All Blk 3	Wisconsin Rapids	WI	6	NewPage Wisconsin System Inc.	34-01395
WR64	Hayden-1500	WR	Marsh land that is vacant	C-Wis Rapids WS ASR Plt 10 Lot 11	Wisconsin Rapids	WI	6.89	NewPage Wisconsin System Inc.	34-01425
WR65	Hayden-1500	WR	Wood land that is vacant	C-Wis Rapids WS Asr Plt 10 Lot 12	Wisconsin Rapids	WI	4.06	NewPage Wisconsin System Inc.	34-01426
WR66	Hayden-1500	WR	Wood land that is vacant	C-Wis Rapids WS Asr Plt 10 Lot 14	Wisconsin Rapids	WI	1.32	NewPage Wisconsin System Inc.	34-01431
WR67	Hayden-1500	WR	Wood land that is vacant	C-Wis Rapids WS Asr Plt 10 Lot 16	Wisconsin Rapids	WI	0.3	NewPage Wisconsin System Inc.	34-01433
WR68	Hayden-1500	WR	Wood land that is vacant	C-Wis Rapids WS Asr Plt 10 Lot 17	Wisconsin Rapids	WI	1.71	NewPage Wisconsin System Inc.	34-01434
WR69	Hayden-1500	WR	Wood land that is vacant	C-Wis Rapids WS ASR Plt # 10 lot 23	Wisconsin Rapids	WI	1.87	NewPage Wisconsin System Inc.	34-01443
WR70	Hayden-1500	WR	Wood land that is vacant	C-Wis Rapids Wood Co. ADDN All of BLK 6	Wisconsin Rapids	WI	2.46	NewPage Wisconsin System Inc.	34-01455
WR71	Hayden-1500	WR	Wood land that is vacant	C-Wis Rapids Wood CO Addn Blk 7 Except the S 33.7’ of lot 15 & Exc Hwy	Wisconsin Rapids	WI	3.93	NewPage Wisconsin System Inc.	34-01460

WR72	Hayden-1500	WR	Vacant Lot	C-Wis Rapids WS ASR Plt # 13 Lot 2, Exc 448 SQ Ft for St Row and PRT Lots 2 and 4 NKA Lot 1 of WCCSM 6278	Wisconsin Rapids	WI	1.15	NewPage Wisconsin System Inc.	34-01471
WR73	Hayden-1500	WR	Vacant Lot	710 Adams St	Wisconsin Rapids	WI	0.32	NewPage Wisconsin System Inc.	34-01476
WR74	Hayden-1500	WR	Vacant Lot	C-Wis Rapids Daly & Sampson Add Lots 10, 11, & 12 BLK 211	Wisconsin Rapids	WI	0.45	NewPage Wisconsin System Inc.	34-01714
WR75	Hayden-1500	WR	Vacant Lot	C-Wis Rapids Daly & Sampson Add BLK 22	Wisconsin Rapids	WI	0.81	NewPage Wisconsin System Inc.	34-01715
WR76	Hayden-1500	WR	Vacant Lot	550 Fremont St	Wisconsin Rapids	WI	1.46	NewPage Wisconsin System Inc.	34-01775
WR77	Hayden-1500	WR	Parking Lot North of River Block	C-Wis Rapids TID & that part BLK ^ LYG partley in Centralia Plat & Scott & Jackson ADD NKA Lot 2 WCCSM#7893	Wisconsin Rapids	WI	0.71	NewPage Wisconsin System Inc.	34-02450
WR78	Hayden-1500	WR	River Block Parking Lot	111 W Grand Ave	Wisconsin Rapids	WI	0.8	NewPage Wisconsin System Inc.	34-02490
WR79	Hayden-1500	WR	Overflow Parking for River Block	240 1st Ave	Wisconsin Rapids	WI	0.31	NewPage Wisconsin System Inc.	34-02494
WR80	Hayden-1500	WR	Clay Pits for Water Quality Center north of Rudolph	S4 T23 R6E NE FR NE, EXC WCCSM # 7786	Wisconsin Rapids	WI	48.32	NewPage Wisconsin System Inc.	17-00059
WR81	Hayden-1500	WR	Clay Pits for Water Quality Center north of Rudolph	S4 T23 R6E That PRT of NE FR NW LYG E of RR R/W	Wisconsin Rapids	WI	13.14	NewPage Wisconsin System Inc.	17-00063

WR82	Hayden-1500	WR	Clay Pits for Water Quality Center north of Rudolph	S4 T23 R6E That PRT of SE NW LYG E of RR R/W	Wisconsin Rapids	WI	26.52	NewPage Wisconsin System Inc.	17-00069
WR83	Hayden-1500	WR	Clay Pits for Water Quality Center north of Rudolph	S4 T23 R6E NW FR NE, EXC WCCSM #4763	Wisconsin Rapids	WI	40.59	NewPage Wisconsin System Inc.	17-00060A
WR84	Hayden-1500	WR	Clay Pits for Water Quality Center north of Rudolph	S4 T23 R6E SW NE	Wisconsin Rapids	WI	40	NewPage Wisconsin System Inc.	17-00061
WR85	Hayden-1500	WR	Clay Pits for Water Quality Center north of Rudolph	S4 T23 R6E SE NE, Exc Com SE Cor, N 486.78’, W 665.36’, S 474.26’. E 661.1’ to OPB & Exc WCCSM #7786	Wisconsin Rapids	WI	8.66	NewPage Wisconsin System Inc.	17-00062B
WR86	Hayden-1500	WR	Wood and March Land Around Water Quality Center	S.31 T.23 R.6E lot 1 WCCSM #4585, Bgn Prt of SE NE & Prt of NE SE Conservancy Area	Wisconsin Rapids	WI	23.48	NewPage Wisconsin System Inc.	17-00572B
WR87	Hayden-1500	WR	Wood and March Land Around Water Quality Center	S31 T23 R6E The E 330’ of N 220’ of ME SE. EXC Hwy	Wisconsin Rapids	WI	1.66	NewPage Wisconsin System Inc.	17-00578A
WR88	Hayden-1500	WR	Wood and March Land Around Water Quality Center	S31 T23 R6E Prt of NE SE; the W 30 Acres and the S 430’ of E 330’ & exc WCCSM #4585	Wisconsin Rapids	WI	28.96	NewPage Wisconsin System Inc.	17-00578B
WR89	Hayden-1500	WR	Wood and March Land Around Water Quality Center	S31 T23 R6E NW SE	Wisconsin Rapids	WI	40	NewPage Wisconsin System Inc.	17-00579
K1	Bouder	Kimberly		NewPage owns property and leases to Specialty Metals - land not sold with mill.	Kimberly	WI	0.93	NewPage Wisconsin System Inc.	250003400

K2	Bouder	Kimberly		NewPage owns property on E Glendale Avenue	Kimberly	WI	7.918	NewPage Wisconsin System Inc.	311431801
R1	Lyons	Rumford	Rumford Mill and Associated Real Property	35 Hartford Street (Primary Site), Rumford, Oxford County, ME	Rumford	ME	98.2	Rumford Paper Company	114-001
R2	Lyons	Rumford	Rumford Mill and Associated Real Property	Peru Warehouse/Route 108, Peru, Oxford County, ME	Peru	ME	9.7	Rumford Paper Company	Concrete block warehouse; 8,200 sq.ft;Survey map Acme 12/1997;1st Am Title photo.
R3	Lyons	Rumford	Rumford Mill and Associated Real Property	1596 State Route 2, Shelburne, Coos County, NH	Shelburne	NH	1275	Rumford Paper Company	Map 000005/Lot 000006. Large forested parcel that includes to Shelburne chip plant and Wood Procurement office
R4	Lyons	Rumford	Rumford Mill and Associated Real Property	23 Bethel Road, West Paris, Oxford County, ME	West Paris	ME	0	Rumford Paper Company	Same as West Paris Woodyard, R24
R5	Lyons	Rumford	Rumford Mill and Associated Real Property	676 Town Farm Road, Farmington, Franklin County, ME	Farmington	ME	43.6	Rumford Paper Company	Gordon Lot, adjacent to Farmington Lot R23. Tax Map R10-092
R6	Lyons	Rumford	Rumford Mill and Associated Real Property	696 River Road, Route 201A (Zip: 04958), North Anson, Somerset County, ME (Part of North Anson Woodyard)	North Anson	ME	part of larger parcel	Rumford Paper Company	Woodyard scales & office, part of R25
R7	Lyons	Rumford	Rumford Mill and Associated Real Property	Gilead Pile Down Yard, Gilead, Oxford County, ME	Gilead	ME	184	Rumford Paper Company	Map 1, Lot 48,50. Wood piledown area, bisected by railroad and highway; 1st Am Title photo; Acme Survey map 07/30/2003

R8	Lyons	Rumford	Rumford Mill and Associated Real Property	Vacant Lot (Malloy Construction), Route 2, Mexico, Oxford County, ME	Mexico	ME	3.38	Rumford Paper Company	Book 2383/P 79 / Parcel 2. Vacant Lot. Survey map by Acme 8/1998
R9	Lyons	Rumford	Rumford Mill and Associated Real Property	Parking Area on River /River Road, Mexico, Oxford County, ME	Mexico	ME	0.11	Rumford Paper Company	Lot 7/Map 18. Paved parking area. Survey map 07/08/1985
R10	Lyons	Rumford	Rumford Mill and Associated Real Property	4 Everett Road, West Paris, Oxford County, ME	West Paris	ME	1.89	Rumford Paper Company	Map/Lot: 012-007-015. Wood Procurement Office and adjacent lots. Survey map & 1st Am Title photo
R10	Lyons	Rumford	Rumford Mill and Associated Real Property	4 Everett Road, West Paris, Oxford County, ME	West Paris	ME	1.01	Rumford Paper Company	Map/Lot: 012-007-012. Wood Procurement Office and adjacent lots. Survey map & 1st Am Title photo
R10	Lyons	Rumford	Rumford Mill and Associated Real Property	4 Everett Road, West Paris, Oxford County, ME	West Paris	ME	1.12	Rumford Paper Company	Map/Lot: 012-007-013. Wood Procurement Office and adjacent lots. Survey map & 1st Am Title photo
R10	Lyons	Rumford	Rumford Mill and Associated Real Property	4 Everett Road, West Paris, Oxford County, ME	West Paris	ME	1.86	Rumford Paper Company	Map/Lot: 012-007-014. Wood Procurement Office and adjacent lots. Survey map & 1st Am Title photo

R10	Lyons	Rumford	Rumford Mill and Associated Real Property	4 Everett Road, West Paris, Oxford County, ME	West Paris	ME	1.91	Rumford Paper Company	Map/Lot: 012-007-017. Wood Procurement Office and adjacent lots. Survey map & 1st Am Title photo
R10	Lyons	Rumford	Rumford Mill and Associated Real Property	4 Everett Road, West Paris, Oxford County, ME	West Paris	ME	1.86	Rumford Paper Company	Map/Lot: 012-007-016. Wood Procurement Office and adjacent lots. Survey map & 1st Am Title photo
R10	Lyons	Rumford	Rumford Mill and Associated Real Property	4 Everett Road, West Paris, Oxford County, ME	West Paris	ME	1.18	Rumford Paper Company	Map/Lot: 012-007-011. Wood Procurement Office and adjacent lots. Survey map & 1st Am Title photo
R11	Lyons	Rumford	Rumford Mill and Associated Real Property	Swift River Pumping Station, Rumford, Oxford County, ME	Rumford	ME	3.6	Rumford Paper Company	Met Tower lot. Portion of survey map 10/30/1992; 1st Am Title photo. Tax Map 113-330-TWR
R12	Lyons	Rumford	Rumford Mill and Associated Real Property	223 River Road, Mexico, Oxford County, ME	Mexico	ME	8.8	Rumford Paper Company	Riverbank lot; no access.Mexico Tax Map 1, Lot 9
R13	Lyons	Rumford	Rumford Mill and Associated Real Property	Canal Parking Lot (Part of Primary Site) /Railroad Street, Rumford, Oxford County, ME	Rumford	ME	1.82	Rumford Paper Company	Contractor parking lot; Interconnect substation; discontinued town way. Survey maps. Tax Map 118-001-A
R13	Lyons	Rumford	Rumford Mill and Associated Real Property	Canal Parking Lot (Part of Primary Site) /Railroad Street, Rumford, Oxford County, ME	Rumford	ME	3.47	Rumford Paper Company	Contractor parking lot; Interconnect substation; discontinued town way. Survey maps. Tax Map 118-001

R14	Lyons	Rumford	Rumford Mill and Associated Real Property	Offsite Water Wells, Rumford, Oxford County, ME	Rumford	ME	0	Rumford Paper Company	Easement on Town of Rumford property; Portion of survey map 10/30/1992; 1st Am Title photo.
R15	Lyons	Rumford	Rumford Mill and Associated Real Property	279 Main Street, Bingham, Somerset, ME	Bingham	ME	0.25	Rumford Paper Company	Vacant building. 0.25 ac +/-; 1st Am Title Map
R16	Lyons	Rumford	Rumford Mill and Associated Real Property	Highland Terrace, Mexico, Oxford County, ME	Mexico	ME	5.6	Rumford Paper Company	Undeveloped parcel; Survey map & 1st Ame Title photo
R17	Lyons	Rumford	Rumford Mill and Associated Real Property	4-Seasons Security Parcel/River Road, Mexico, Oxford County, ME	Mexico	ME	2.2	Rumford Paper Company	Book 1509/page 74. Part of access to Farrington Mountain Landfill Site. Survey map by Acme 06/04/1998.
R18	Lyons	Rumford	Rumford Mill and Associated Real Property	Wyman Hill Road (East Hillside), Rumford, Oxford County, ME	Rumford	ME	17.4	Rumford Paper Company	Map/Lot: 138-001. Vacant lot previously used for storage/laydown; 1st Am Title photo
R19	Lyons	Rumford	Rumford Mill and Associated Real Property	East Hillside Parcel/Route 108, Rumford, Oxford County, ME	Rumford	ME	327.6	Rumford Paper Company	Forested parcel; 1st Am Title photo;Forest type map; survey maps. Tax Map 122-001
R20	Lyons	Rumford	Rumford Landfills and Solid Waste Facilities	Farrington Mtn Landfill (Active), Mexico, Oxford County, ME	Mexico	ME	682	Rumford Paper Company	Active landfill; 1st Am Title photo. Tax records show 682 acres.

R21	Lyons	Rumford	Rumford Landfills and Solid Waste Facilities	Olsky Landfill (Closed) (same parcel as Ferrington Mtn.), Mexico, Oxford County, ME	Mexico	ME	1.17	Rumford Paper Company	Closed landfill with restrictive covenant. Survey map by Summit 04/05/2004
R22	Lyons	Rumford	Rumford Woodyard Storage	Shelburne Woodyard, Shelburne, Coos County, NH	Shelburne	NH		Rumford Paper Company	Same as R3
R23	Lyons	Rumford	Rumford Woodyard Storage	Farmington Woodyard, Farmington, Franklin County, ME	Farmington	ME	286.3	Rumford Paper Company	Original Farmington Lot, includes leased chip plant. Book 1631, pages 228-230
R24	Lyons	Rumford	Rumford Woodyard Storage	West Paris Woodyard, West Paris, Oxford County, ME	West Paris	ME	49.81	Rumford Paper Company	Map/Lot: 012-065. Site leased to Midwest-Price Company for chip plant; Survey map & 1st Am Title photo
R25	Lyons	Rumford	Rumford Woodyard Storage	North Anson Woodyard, North Anson, Somerset County, ME	North Anson	ME	31	Rumford Paper Company	Map/Lot: 016 015. Woodyard with storage building. Survey map 8/14/84 & 1st Am Title photo. Part of R6.
R26	Lyons	Rumford	Rumford Falls Power Company	Somerset Street, Rumford, Oxford County, ME	Rumford	ME	0.3	Rumford Paper Company	Vacant Lot. Tax Map 109-093. Back Lot
R27	Lyons	Rumford	Rumford Falls Power Company	York/Kennebec Street, Rumford, Oxford County, ME	Rumford	ME	1	Rumford Paper Company	Vacant Lot. Tax Map 113-043
R28	Lyons	Rumford	Rumford Falls Power Company	Kennebec/Somerset Street, Rumford, Oxford County, ME	Rumford	ME	0.4	Rumford Paper Company	Vacant Lot. Tax Map 113-043-001
R29	Lyons	Rumford	Rumford Falls Power Company	Somerset Street, Rumford, Oxford County, ME	Rumford	ME	0.2	Rumford Paper Company	Vacant Lot. Tax Map 109-086. Back Lot

R30	Lyons	Rumford	Rumford Falls Power Company	Route 108, Rumford, Oxford County, ME	Rumford	ME	2.5	Rumford Paper Company	Vacant land, riverfront below Smiths Crossing. Tax Map 126-037
R31	Lyons	Rumford	Rumford Falls Power Company	South Rumford Road, Rumford, Oxford County, ME	Rumford	ME	0.7	Rumford Paper Company	Vacant lot on Sth Rumford Road. Tax Map 129-007
R32	Lyons	Rumford	Rumford Falls Power Company	Route 108, Rumford, Oxford County, ME	Rumford	ME	1.39	Rumford Paper Company	Riverbank parcel near Rt 108 and Wyman Hill Road junction. Tax Map 131-028
R33	Lyons	Rumford	Rumford Falls Power Company	South Rumford Road, Rumford, Oxford County, ME	Rumford	ME	1.4	Rumford Paper Company	Vacant lot on Sth Rumford Road. Tax Map 125-004
R34	Lyons	Rumford	Rumford Falls Power Company	Route 108, Rumford, Oxford County, ME	Rumford	ME	2.8	Rumford Paper Company	Riverbank parcel off Route 108. Tax Map 219-006
R35	Lyons	Rumford	Rumford Falls Power Company	South Rumford Road, Rumford, Oxford County, ME	Rumford	ME	2.35	Rumford Paper Company	Vacant lot on South Rumford Road, contiguous with east Hillside parcel. Tax Map 125-002.
R36	Lyons	Rumford	Rumford Falls Power Company	Prospect Ave, Rumford, Oxford County, ME	Rumford	ME	4.7	Rumford Paper Company	Parcel on Falls Hill. Tax Map 124-113
R37	Lyons	Rumford	Rumford Falls Power Company	Dump Road, Rumford, Oxford County, ME	Rumford	ME	19.5	Rumford Paper Company	Parcel containing Mobile Garage, Long Log, Aspen woodyard and Trailer Pool, Tax Map 118-004
R38	Lyons	Rumford	Rumford Falls Power Company	Vine & Willow Streets, Rumford, Oxford County, ME	Rumford	ME	5.8	Rumford Paper Company	Vacant parcel of RFPC lots that were never developed. Tax Map 116-001
R39	Lyons	Rumford	Rumford Falls Power Company	Canal Street, Rumford, Oxford County, ME	Rumford	ME	0.05	Rumford Paper Company	L shaped parcel next to old CMP garage. Tax Map 117-281-A
R40	Lyons	Rumford	Rumford Paper Company	Rumford Avenue, Rumford, Oxford County, ME	Rumford	ME	4.89	Rumford Paper Company	Rumford footbridge parking lot. Tax Map 113-332
R41	Lyons	Rumford	Rumford Paper Company	Hutchinson Street, Mexico, Oxford County, ME	Mexico	ME	0.03	Rumford Paper Company	Hutchinson St/Osgood Ave vicinity. Map 23 Lot 1A.

R42	Lyons	Rumford	Rumford Paper Company	Rumford Avenue, Rumford, Oxford County, ME	Rumford	ME	0.9	Rumford Paper Company	Rumford footbridge north parcel. Tax Map 106-047
R43	Lyons	Rumford	Rumford Paper Company	County Road, Rumford, Oxford County, ME	Rumford	ME	0.7	Rumford Paper Company	Lower gate parking lot. Tax Map 114-001-001
R44	Lyons	Rumford	Rumford Paper Company	Congress Street, Rumford, Oxford County, ME	Rumford	ME	0.5	Rumford Paper Company	Parking lot behind Legion Hall. Tax Map 117-298
R45	Lyons	Rumford	Rumford Paper Company	Route 108, Rumford, Oxford County, ME	Rumford	ME	7.2	Rumford Paper Company	Pine plantation on Upper Canal bank. Tax Map 121-045
R46	Lyons	Rumford	Rumford Paper Company	Swift River, Rumford, Oxford County, ME	Rumford	ME	0.1	Rumford Paper Company	Hutchinson Purchase parcel on Swift River. Tax Map 110-066
R47	Lyons	Rumford	Rumford Paper Company	Hancock Street, Rumford, Oxford County, ME	Rumford	ME	7.1	Rumford Paper Company	Riverbank parcel between Hancock St and Swift River near High School. Tax Map 106-047
R48	Lyons	Rumford	Rumford Paper Company	Flood Street, Mexico, Oxford County, ME	Mexico	ME	0.64	Rumford Paper Company	Riverbank parcel at Swift & Androscoggin River confluence. Map 20 Lot 32
R49	Lyons	Rumford	Rumford Paper Company	Farrington Mth Access Rpad, Mexico, Oxford County, ME	Mexico	ME	0.08	Rumford Paper Company	Farrington Mth Access RD lot abutting 4 Seasons lot. Map 12 Lot 35C
R50	Lyons	Rumford	Rumford Paper Company	Carlton Ave, Mexico, Oxford County, ME	Mexico	ME	0.14	Rumford Paper Company	Swift River riverbank. Map 22 Lot 1A
R51	Lyons	Rumford	Rumford Paper Company	Hutchinson Street, Mexico, Oxford County, ME	Mexico	ME	0.39	Rumford Paper Company	Swift River riverbank. Map 22 Lot 22A

Leases, subleases or assignments of leases with respect to any material leasehold Real Estate Assets pursuant to which any Credit Party is the tenant

Lease Description	Contract Effective	Contract Expiration	Lease Address	Lease Description/ Comments
Agreement of Lease by and between NewPage Corporation and Bunnell Hill Development Co., Inc. dated November 3, 2006, as amended by the Amendment to the Agreement of Lease by and between NewPage Corporation and Bunnell Hill Development Co., Inc. effective as of the date hereof	11/3/2006	8/31/2019	8540 Gander Creek Drive, Miamisburg, OH 45342	Lease of Real Property, NewPage is the Lessee, Office Space Rental

Lease Agreement made and entered into between 1101 Perimeter L.L.C., a Delaware limited liability company (c/o Hamilton Partners, Inc.), and NewPage Corporation	8/1/2012	12/31/2017	300 Park Boulevard, Suite 500, Itasca, IL 60143	Lease of real property, Lessee (NewPage Corporation) Chicago Sales Office

Leases, subleases or assignments of leases with respect to any Material Real Estate Asset pursuant to which any Credit Party is the landlord

Debtor	Counterparty Name	Contract Expiration Date	Address	Contract Description/ Comments
NewPage Wisconsin System Inc	Corenso North America Corp.		800 Fremont Street, Wisconsin Rapids, WI 54495	Non-residential Real Property Lease Jackson Mills Lease NewPage is Lessor

NewPage Wisconsin System Inc	Corenso North America Corp.		800 Fremont Street, Wisconsin Rapids, WI 54495	Non-residential Real Property Lease 12 13 Paper Maching Area - Lease in Wisconsin Rapids mill NewPage is Lessor

4.12-2

SCHEDULE 4.13

ENVIRONMENTAL MATTERS

1.	Any and all Recognized Environmental Conditions specifically identified in the following documents, to the extent of the knowledge available at the time the document was created, are incorporated herein by reference:

Phase I Environmental Site Assessment and Material Environmental Compliance Evaluation of Escanaba Paper Company, Escanaba, MI, prepared by ENSR Corporation, dated December 2004;

Phase I Environmental Site Assessment and Material Environmental Compliance Evaluation of MeadWestvaco Maryland, Inc., Luke, Maryland, and Beryl, West Virginia, prepared by ENSR Corporation, dated December 2004; Phase I Environmental Site Assessment and Material Environmental Compliance Evaluation of MeadWestvaco Oxford Corporation, Rumford Mill, Rumford, ME, prepared by ENSR Corporation, dated December 2004;

Phase I Environmental Site Assessment and Material Environmental Compliance Evaluation of MeadWestvaco Kentucky, L.P., Wickliffe Mill, Wickliffe, KY, prepared by ENSR Corporation, dated December 2004;

Phase I Environmental Site Assessment and Limited Environmental Compliance Review of Stora Enso North America, 707 Arlington Place, Stevens Point, WI, prepared by Environ International Corporation, dated June 2007;

Phase I Environmental Site Assessment and Limited Environmental Compliance Review of Stora Enso North America, 950 Fourth Avenue North, 310 Third Avenue North, Wisconsin Rapids, WI, prepared by Environ International Corporation, dated June 2007; Phase I Environmental Site Assessment and Limited Environmental Compliance Review of Stora Enso North America, 621 North Biron Drive, Biron, WI, prepared by Environ International Corporation, dated June 2007;

Phase I Environmental Site Assessment and Limited Environmental Compliance Review of Stora Enso North America, 100 North Central Avenue, 4920 Recycle Way, Duluth, MN, prepared by Environ International Corporation, dated June 2007.

2.	In Appleton Papers Inc., et al v. George A. Whiting Paper Co., et al, Appleton Papers and NCR Corporation filed a private contribution action in the United States District Court for the Eastern District of Wisconsin against NewPage Wisconsin System Inc. and approximately 20 other parties to share in the clean-up costs they have or will incur related to polychlorinated biphenyls (PCBs) released into the Fox River. This case was dismissed on summary judgment but is still subject to appeal. The appeal period has not begun to run since some post-trial motions are pending. If overturned on appeal and liability results, this claim will be handled as a general unsecured claim in the bankruptcy.

3.	In the United States of America and State of Wisconsin v. NCR Corporation, et al, the United States and the State of Wisconsin filed a clean up action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) against a number of parties, including NewPage Wisconsin System Inc., which claim also seeks compensation for natural resource damages caused by PCBs released into the Fox River. This action is pending. The United States Department of Justice orally offered, and the company agreed, to settle all components of this claim, including natural resources and cleanup costs, for a $1,157,253 general unsecured proof of claim. The company has not received a draft settlement from the United States Department of Justice. This matter will be handled through the bankruptcy process but may be pending post-emergence.

4.	Luke Paper Company is an Intervener in United States of America v. Westvaco Corporation; Civil Action No. MJF-00-2602, in the United States District Court for the District of Maryland, in connection with potential liability for increased operational costs related to the potential remedies to be imposed by the court for Westvaco’s (predecessor of Luke Paper Company) construction of the Digester and Expansion Project between 1981 and 1985, which triggered compliance obligations under the Clean Air Act Prevention of Significant Deterioration program. This case may be impacted by the potential rejection of the MeadWestvaco Equity and Asset Purchase Agreement in the bankruptcy case. Litigation in this matter is pending.

4.13-2

SCHEDULE 4.15

MATERIAL CONTRACTS

1.	Credit and Guaranty Agreement dated as of December 21, 2012 among NewPage Corporation, the other Credit Parties party thereto, the Lenders parties thereto, Barclays Bank PLC , as Administrative Agent, and the other agents parties thereto.

SCHEDULE 4.20

CERTAIN FEES

1.	Fees provided to Lazard Freres & Co. pursuant to that certain Engagement Letter dated April 1, 2011, as amended September 2, 2011, in connection with services provided with respect to the Reorganization Plan.

SCHEDULE 4.26

INSURANCE

See attached.

NewPage Corporation

Schedule of Insurance

as of 9/30/12

LINE OF COVERAGE	LIMIT	RETENTION	CARRIER	POLICY #	AM BEST
PROPERTY April 30, 2012-13	• $2,500,000,000 Per Occurrence Flood, Earthquake, and other sublimits apply	• $4,000,000 Mills • $1,000,000 All Other	FM Global	XH 009	A+ XV

WORKERS’ COMPENSATION April 30, 2012-13	Part I-Workers Compensation • Statutory Part II-Employer’s Liability • $1,000,000 per accident • $1,000,000 policy limit disease • $1,000,000 ea. Employee disease	• $1,000,000 Deductible • $1,000,000 SIR MI & OH • $750,000 SIR WI	QBE Safety National	CWC3967360 SP4046071	A XII A XI

GENERAL/PRODUCTS LIABILITY April 30, 2012-13

•   $4,000,000 General Aggregate

•   $4,000,000 Products Comp Ops Agg

•   $2,000,000 Personal & Advertising

•   $2,000,000 Each Occurrence

•   $1,000,000 Fire Damage Limit

•   $1,000,000 Medical Expense

•   $1,000,000 Employee Benefits

		• $2,000,000 Per Occ • $1,000,000 Per Occ	QBE	CGA3967359	A XII

AUTOMOBILE LIABILITY
April 30, 2012-13
	• $5,000,000 CSL	• $500,000 Per Occ	QBE	CBA3967361 (MA)	A XII
	• Statutory UM/UIM			CBA3967840 (AOS)
• $10,000 Med Pay

FOREIGN LIABILITY	• $2,000,000 General Aggregate
April 30, 2012-13	• $1,000,000 GL/Prod - Each Occ	• Nil	Chartis	WS11000795	A XV
	• $1,000,000 Auto - CSL	• Local Cover
	• Statutory Foreign Vol WC	• Nil
	• $1,000,000 Employer’s Liab	• Nil

UMBRELLA LIABILITY
April 30, 2012-13
	• $25,000,000	• $10,000 SIR	Chartis	13273167	A XV
	• $25,000,000		ACE	XCQG25915963	A+ XV
	• $25,000,000		XL	US00057374LI12A	A XV
	• $25,000,000		Great American	EXC2106626	A XIII
$100,000,000 occurrence/agg

UNDERGROUND STORAGE
April 30, 2012-13	• $1,000,000 Per Incident/Aggregate	• $10,000 Per Occ	ACE	UST G27059661 001	A+ XV

MARINE CARGO
April 30, 2012-13
	• $3,000,000 Any 1 vessel/aircraft	• $20,000 Per Occ	Allianz	OC95296400	A+ XV
	• $2,200,000 Warehouse	• $20,000 Per Occ
	• $500,000 Domestic Inland	• $10,000 Per Occ

NewPage Corporation

Schedule of Insurance

as of 9/30/12

LINE OF COVERAGE	LIMIT	RETENTION	CARRIER	POLICY #	AM BEST
DIRECTORS & OFFICERS
September 30, 2011-January 30, 2013 (w/6-yr Run-Off)
	• $10,000,000 Each Claim / Agg	• $500,000 Each Claim	XL	ELU122726-11	A XV
	• $15,000,000 Each Claim / Agg		Chartis	01-146-54-48	A XV
	• $10,000,000 Each Claim / Agg		HCC	14-MGU-10-A22229	A+ XIV
	• $10,000,000 Each Claim / Agg		Ironshore	688,602	X- XIII
	• $10,000,000 Each Claim / Agg		CV Starr	SISIXFL21066311	A X
	• $10,000,000 Side A Excess DIC		Chartis	01-104-26-09	A XV
	• $10,000,000 Side A Excess DIC		Everest	SC5EA00022-111	A+ XV
	• $10,000,000 Side A Excess DIC		Axis	MNN755015/01/2011	A XV
	$10,000,000 Side A Excess DIC		CNA	425,254,646	A XV
	$10,000,000 Side A Excess DIC (IDL)		Berkley	425,254,646	A+ XV
	• $10,000,000 Side A Excess DIC (IDL)		Chartis	18,004,168	A XV
$115,000,000

EMPLOYMENT PRACTICES
September 30, 2012-13	• $10,000,000 Each Claim / Agg	$250,000 Each Claim	Chartis	01-284-52-14	A XV

FIDUCIARY LIABILITY
September 30, 2012-13	• $10,000,000 Each Claim / Agg	$50,000 Each Claim	Chartis	01-284-52-14	A XV

EMPLOYED LAWYERS
September 30, 2012-13	• $5,000,000 Each Claim / Agg	$50,000 Each Claim	Chartis	01-284-52-14	A XV

COMMERCIAL CRIME
September 30, 2012-13	• $10,000,000 Each Claim	$100,000 Each Claim	Chartis	01-284-52-14	A XV

SPECIAL CRIME
September 30, 2012-13	• $10,000,000 Each Claim	Nil Each Claim	Chartis	21-135-777	A XV

NON-OWNED AVIATION
January 23, 2012-13	• $100,000,000 Combined Single Limit	Nil Each Claim	Chubb	9958-6845-02	A++ XV
• $10,000 Each Person - Med Pmts

NewPage Corporation

Schedule of Insurance

as of 9/30/12

LINE OF COVERAGE	LIMIT	RETENTION	CARRIER	POLICY #	AM BEST
POLLUTION & REMEDIATION
LEGAL LIABILITY - ALL MILLS
December 21, 2010-13
• 3-Year Pre-Paid Premium - Lead	$25,000,000 Each Loss /Aggregate	• $250,000 Each Loss	ACE	GPI 24893017 001	A+ XV
• 3-Year Pre-Paid Premium - Excess (US policies sit XS/DIC over local Canadian)	$25,000,000 Each Loss /Aggregate $50,000,000 Each Loss Aggregate		Ironshore	000878100	X- XIII

• 3-Year Pre-Paid Premium - Local Canadian	C $5,000,000 Each Loss / Aggregate	• C$ 250,000 Each Loss	ACE	EIL 333733	A+ XV

POLLUTION & REMEDIATION
LEGAL LIABILITY
December 21, 2007-17	• $50,000,000 Each Loss	• $5,000,000 Each Loss	XL	PEC0025103	A XV
• 10-Year Pre-Paid Premium (US North Mills Legacy Conditions)	• $50,000,000 Aggregate
• 7-Year Pre-Paid Premium (12/21/07-17) (Maple Mills & Kim/Niagara Hydro Reset)

POLLUTION & REMEDIATION
LEGAL LIABILITY
December 21, 2007-17
• 10-Year Pre-Paid Premium (Pt. Hawkesbury Legacy Conditions)	• C $50,000,000 CND$ Each Loss • C $50,000,000 CND$ Aggregate	• C $5,000,000 CND$ Each Loss	XL	PCN0025105	A XV

SCHEDULE 6.01

EXISTING INDEBTEDNESS

None.

SCHEDULE 6.02

EXISTING LIENS

1.	The Liens existing pursuant to paragraph 74 of the Confirmation Order, representing Junior Replacement Liens (as defined in the Confirmation Order) on account of and in lieu of the prepetition liens asserted by the Mechanics Lien Claimants (as defined in the Confirmation Order).

SCHEDULE 6.03

CERTAIN NEGATIVE PLEDGES

None.

SCHEDULE 6.05

CERTAIN RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS

None.

SCHEDULE 6.06

CERTAIN INVESTMENTS

1.	Rumford GIPOP Inc. (which will be merged with and into Rumford Paper Company following the Effective Date) owns a 30.5% interest in the Gulf Island Pond Oxygenation Project.

2.	Rumford Paper Company owns a 25.5% interest in Androscoggin Reservoir Company which, in accordance with the Reorganization Plan, will be sold after the Effective Date

SCHEDULE 6.10

CERTAIN AFFILIATE TRANSACTIONS

1.	Affiliated Interest Agreement dated June 21, 1988 by and between NewPage Wisconsin System Inc. (as successor in interest) and Consolidated Water Power Company.

2.	The transactions contemplated by the Reorganization Plan.